Exhibit 10.3

20 DECEMBER 2017

PI UK HOLDCO II LIMITED

(as the Parent)

PI UK HOLDCO III LIMITED

(as the Company)

CREDIT SUISSE AG, LONDON BRANCH

CREDIT SUISSE SECURITIES (USA) LLC

JEFFERIES FINANCE LLC

MORGAN STANLEY BANK INTERNATIONAL LIMITED

BMO CAPITAL MARKETS CORP.

DEUTSCHE BANK AG, LONDON BRANCH

(as Arrangers and Bookrunners)

BLACKSTONE HOLDINGS FINANCE CO. L.L.C.

THE BLACKSTONE GROUP INTERNATIONAL PARTNERS LLP

(as Co-Managers)

CREDIT SUISSE AG, LONDON BRANCH

(as Agent)

CREDIT SUISSE AG, LONDON BRANCH

(as Security Agent)

SENIOR FACILITIES AGREEMENT

99 Bishopsgate

London EC2M 3XF

United Kingdom

Tel: +44.20.7710.1000

www.lw.com

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36.	CALCULATIONS AND CERTIFICATES	202

37.	PARTIAL INVALIDITY	203

38.	REMEDIES AND WAIVERS	203

39.	AMENDMENTS AND WAIVERS	203

40.	CONFIDENTIAL INFORMATION	217

41.	CONFIDENTIALITY OF FUNDING RATES	221

42.	COUNTERPARTS	223

43.	GOVERNING LAW	223

44.	ENFORCEMENT	223

45.	WAIVER OF RIGHT TO TRIAL BY JURY	224

46.	USA PATRIOT ACT	224

47.	CANADIAN AML LEGISLATION	224

SCHEDULE 1		225

	THE ORIGINAL PARTIES

SCHEDULE 2		227

	CONDITIONS PRECEDENT

SCHEDULE 3		233

	REQUESTS AND NOTICES

SCHEDULE 4		238

	FORM OF ASSIGNMENT AGREEMENT

SCHEDULE 5		244

	FORM OF ACCESSION DEED

SCHEDULE 6		247

	FORM OF COMPLIANCE CERTIFICATE

SCHEDULE 7		249

	FORM OF LETTER OF CREDIT

SCHEDULE 8		252

	TIMETABLES

SCHEDULE 9		255

	AGREED SECURITY PRINCIPLES

SCHEDULE 10		263

	FORM OF INCREASE CONFIRMATION

SCHEDULE 11		267

	INCREMENTAL FACILITY INCREASE NOTICE

SCHEDULE 12		273

	GENERAL UNDERTAKINGS

SCHEDULE 13		353

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FORMS OF NOTIFIABLE DEBT PURCHASE TRANSACTION NOTICE

SCHEDULE 14	355

FORM OF RESIGNATION LETTER

SCHEDULE 15	356

FORM OF SUBSTITUTE AFFILIATE LENDER DESIGNATION NOTICE

SCHEDULE 16	358

EXISTING LIENS

SCHEDULE 17	359

DISPOSITIONS

iii

THIS AGREEMENT (this “Agreement”) is dated ____ December 2017

BETWEEN:

(1)	PI UK HOLDCO II LIMITED, a company incorporated under the laws of England with registered office at 75 King William Street, London, UK, EC4N 7BE and registered number 10880277 (the “Parent”).

(2)	PI UK HOLDCO III LIMITED, a company incorporated under the laws of England with registered office at 75 King William Street, London, UK, EC4N 7BE and registered number 10869332 (the “Company”).

(3)	THE ENTITIES listed in Part 1 (Conditions Precedent to Initial Utilisation) of Schedule 1 (The Original Parties) as original TLB borrowers (the “Original TLB Borrowers”).

(4)	THE ENTITIES listed in Part 2 (The Original RCF Borrowers) of Schedule 1 (The Original Parties) as original RCF borrowers (the “Original RCF Borrowers”).

(5)	THE ENTITIES listed in Part 3 (The Original Guarantors) of Schedule 1 (The Original Parties) as original guarantors (the “Original Guarantors”).

(6)

CREDIT SUISSE AG, LONDON BRANCH, CREDIT SUISSE SECURITIES (USA) LLC, JEFFERIES FINANCE LLC, MORGAN STANLEY BANK INTERNATIONAL LIMITED, BMO CAPITAL MARKETS CORP. and DEUTSCHE BANK AG, LONDON BRANCH as mandated lead arrangers (the “Arrangers”).

(7)

CREDIT SUISSE AG, LONDON BRANCH, CREDIT SUISSE SECURITIES (USA) LLC, JEFFERIES FINANCE LLC, MORGAN STANLEY BANK INTERNATIONAL LIMITED, BMO CAPITAL MARKETS CORP. and DEUTSCHE BANK AG, LONDON BRANCH as bookrunners (the “Bookrunners”).

(8)	BLACKSTONE HOLDINGS FINANCE CO. L.L.C. and THE BLACKSTONE GROUP INTERNATIONAL PARTNERS LLP as co-managers (the “Co-Managers”).

(9)	THE FINANCIAL INSTITUTIONS listed in the Part 4 (The Original Lenders) (The Original Lenders) of Schedule 1 (The Original Parties) as lenders (the “Original Lenders”).

(10)	CREDIT SUISSE AG, LONDON BRANCH as agent of the other Finance Parties (the “Agent”).

(11)	CREDIT SUISSE AG, LONDON BRANCH as security agent for the Secured Parties (the “Security Agent”).

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

In this Agreement:

“Acceptable Bank” means:

(a)

a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of BBB or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or Baa2 or higher by Moody’s Investors Service Limited or a rating for its short-term unsecured and non credit-enhanced debt obligations of A-2 or higher by Standard & Poor’s Rating Services or F-3 or higher by Fitch Ratings Ltd or P-3 or higher by Moody’s Investors Service Limited, or in each case a comparable rating from an internationally recognised credit rating agency; or

(b)	a Lender, an Affiliate of a Lender, a Second Lien Lender, an Affiliate of a Second Lien Lender and any Substitute Affiliate Lender; or

(c)	a Finance Party or Second Lien Finance Party or any other bank or financial institution approved by the Agent from time to time.

“Accession Certificate” means a certificate in the form set out in Part 1 of Schedule 11 (Incremental Facility Increase Notice).

“Accession Deed” means a document substantially in the form set out in Schedule 5 (Form of Accession Deed) or in such other form agreed between the Agent and the Parent.

“Accounting Principles” means:

(a)

in relation to the consolidated financial statements of the Group, IFRS as applied in the Original Financial Statements (provided that the Group’s financial statements will be consolidated at the level of the Parent); and

(b)	in relation to any member of the Group, generally accepted accounting principles in the jurisdiction of incorporation of the relevant member of the Group,

in each case, to the extent applicable to the relevant financial statements.

“Accounting Reference Date” means 31 December or such other date arising from an alteration permitted under this Agreement.

“Acquisition” means the acquisition (beneficial or otherwise) by BidCo of the Target to be consummated by way of Scheme or Offer in accordance with and on the terms of the Acquisition Documents.

“Acquisition Costs” means all fees, costs and expenses, stamp, registration and other Taxes incurred by the Parent, the Company or any other member of the Group in connection with the Acquisition or the Transaction Documents.

“Acquisition Documents” means:

(a)	if the Acquisition is to be effected by means of the Scheme, the Scheme Documents; or

(b)	if the Acquisition is to be effected by means of the Offer, the Offer Documents,

and any other document designated as an “Acquisition Document” by the Agent and the Parent.

“Act” means the Isle of Man Companies Act 1931, as may be amended from time to time.

“Additional Borrower” means an entity which becomes a Borrower in accordance with Clause 29 (Changes to the Obligors).

“Additional Guarantor” means an entity which becomes an Additional Guarantor in accordance with Clause 29 (Changes to the Obligors).

“Additional Obligor” means an Additional Borrower or an Additional Guarantor.

“Additional Refinancing Lender” has the meaning given to that term in paragraph (a) of Clause 39.4 (Refinancing Amendments).

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Affiliated Debt Fund” means any Affiliate of the Parent (other than the Company and its Subsidiaries and other than any portfolio companies which are excluded in the definition of “Sponsor”) that is a bona fide debt fund or an investment vehicle that is engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course (including, for the avoidance of doubt (x) CVC Credit Partners Group Holding Foundation and its direct or indirect Subsidiaries and any funds or entities managed or advised by them from time to time and (y) (A) any fund managed by, or under common management with GSO Capital Partners LP and Blackstone Tactical Opportunities Fund L.P., and (B) any fund managed by GSO Debt Funds Management LLC, Blackstone Debt Advisors L.P., Blackstone Distressed Securities Advisors L.P., Blackstone Mezzanine Advisors L.P. or Blackstone Mezzanine Advisors II L.P.) and with respect to which (i) any such Affiliated Debt Fund has in place customary information screens between it and the relevant Sponsor and any Affiliate of the relevant Sponsor that is not primarily engaged in the investing activities described above and (ii) the Sponsors and investment vehicles managed or advised by the Sponsors that are not engaged primarily in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course do not make investment decisions for such entity.

“Affiliated Lender” means, at any time, any Lender that is a Sponsor or any of their respective Affiliates at such time, but excluding (in each case) the Parent, the Company or any of its Subsidiaries, a natural person and any Affiliated Debt Fund.

“Agent’s Spot Rate of Exchange” means the Agent’s spot rate of exchange for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11:00am on a particular day.

“Agreed Security Principles” means the principles set out in Schedule 9 (Agreed Security Principles).

“Allocation Date” means the date of allocation of commitments under Facility B to investors in connection with the primary syndication of Facility B, being 1 December 2017.

“Ancillary Commencement Date” means, in relation to an Ancillary Facility, the date on which that Ancillary Facility is first made available, which date shall be a Business Day within the Availability Period for the Revolving Facility from which that Ancillary Facility has been established.

“Ancillary Commitment” means, in relation to an Ancillary Lender and an Ancillary Facility, the maximum Base Currency Amount which that Ancillary Lender has agreed (whether or not subject to satisfaction of conditions precedent) to make available from time to time under an Ancillary Facility and which has been authorised as such under Clause 9 (Ancillary Facilities), in each case as notified by the Ancillary Lender to the Agent pursuant to Clause 9.2 (Availability) to the extent that amount is not cancelled or reduced under this Agreement or the Ancillary Documents relating to that Ancillary Facility.

“Ancillary Document” means each document relating to or evidencing the terms of an Ancillary Facility.

“Ancillary Facility” means any ancillary facility made available by an Ancillary Lender in accordance with Clause 9 (Ancillary Facilities).

“Ancillary Lender” means each Lender (or Affiliate of a Lender) which makes available an Ancillary Facility in accordance with Clause 9 (Ancillary Facilities).

“Ancillary Outstandings” means, at any time, in relation to an Ancillary Lender and an Ancillary Facility then in force, the aggregate of the equivalents (as calculated by that Ancillary Lender) in the Base Currency of the following amounts outstanding under that Ancillary Facility:

(a)

the principal amount under each overdraft facility and on-demand short term loan facility (provided that, for the purposes of this definition, any amount of any outstanding utilisation under any BACS facility (or similar) made available by an Ancillary Lender shall, with the prior written consent of that Ancillary Lender, be excluded);

(b)

the face amount of each guarantee, bond and letter of credit under that Ancillary Facility (net of any cash cover provided in respect of that guarantee, bond or letter of credit and excluding any liability in respect of amounts of interest or fees); and

(c)	the amount fairly representing the aggregate exposure (excluding interest and similar charges) of that Ancillary Lender under each other type of accommodation provided under that Ancillary Facility, in each case net of any Available Credit Balance.

For the purposes of this definition:

(i)	in relation to any Ancillary Outstandings denominated in the Base Currency, the amount of those Ancillary Outstandings (determined as described in paragraphs (a) to (c) above) shall be used; and

(ii)

in relation to any Ancillary Outstandings not denominated in the Base Currency, the equivalent in the Base Currency (calculated as specified in the relevant Ancillary Document or, if not so specified, as the relevant Ancillary Lender may specify, in each case in accordance with its usual practice at that time for calculating that equivalent in the Base Currency (acting reasonably)) of those Ancillary Outstandings (determined as described in paragraphs (a) to (c) above) shall be used.

“Annual Financial Statements” has the meaning given to that term in Clause 25.2 (Financial Statements).

“Arrangement Fee Letter” means the letter from the Arrangers and the Co-Managers to BidCo dated 11 September 2017 in respect of fees payable in relation to the Facilities.

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 4 (Form of assignment agreement) or any other form agreed between the relevant assignor and assignee provided that if that other form does not contain the undertaking set out in the form set out in Schedule 4 (Form of assignment agreement) it shall not be a Creditor/Agent Accession Undertaking as defined in, and for the purposes of, the Intercreditor Agreement.

“Audit Laws” means the EU Regulation (537/2014) on specific requirements regarding statutory audit of public-interest entities and repealing Commission Decision 2005/909/EC and the EU Directive (2014/56/EU) amending Directive 2006/43/EC on statutory audits of annual accounts and consolidated accounts and any law or regulation which implements that EU Directive (2014/56/EU).

“Auditors” means any firm appointed by the Parent to act as its statutory auditors.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Availability Period” means:

(a)	in relation to Facility B, the period from and including the date of this Agreement to and including the last day of the Certain Funds Period;

(b)	in relation to the Initial Revolving Facility, the period from and including the date of this Agreement to the Termination Date in relation to the Initial Revolving Facility; and

(c)

in relation to each Incremental Facility, the period agreed between the Parent and the relevant Incremental Facility Lender(s) and specified in the relevant notice delivered by the Parent in accordance with Clause 2.3 (Incremental Facility) for that Incremental Facility.

“Available Ancillary Commitment” means in relation to an Ancillary Facility, an Ancillary Lender’s Ancillary Commitment less the Ancillary Outstandings in relation to that Ancillary Facility.

“Available Commitment” means, in relation to a Facility, a Lender’s Commitment under that Facility minus (subject to Clause 9.9 (Affiliates of Lenders as Ancillary Lenders) and as set out below):

(a)

the Base Currency Amount of its participation in any outstanding Utilisations under that Facility and, in the case of a Revolving Facility only, the Base Currency Amount of the aggregate of its and its Affiliates’ Ancillary Commitments; and

(b)

in relation to any proposed Utilisation, the Base Currency Amount of its participation in any other Utilisations that are due to be made under that Facility on or before the proposed Utilisation Date and, in the case of a Revolving Facility only, the Base Currency Amount of its and its Affiliates’ Ancillary Commitment in relation to any new Ancillary Facility that is due to be made available from that Revolving Facility on or before the proposed Utilisation Date.

For the purposes of calculating a Lender’s Available Commitment in relation to any proposed Utilisation under a Revolving Facility only, the following amounts shall not be deducted from a Lender’s Commitment under that Revolving Facility:

(i)	that Lender’s participation in any Revolving Facility Utilisations under that Revolving Facility that are due to be repaid or prepaid on or before the proposed Utilisation Date; and

(ii)

that Lender’s (or its Affiliates’) Ancillary Commitments in connection with that Revolving Facility to the extent that they are due to be reduced or cancelled on or before the proposed Utilisation Date.

“Available Credit Balance” means, in relation to an Ancillary Facility, credit balances on any account of any Revolving Facility Borrower of that Ancillary Facility with the Ancillary Lender making available that Ancillary Facility to the extent that those credit balances are freely available to be set off by that Ancillary Lender against liabilities owed to it by that Revolving Facility Borrower under that Ancillary Facility and in each case as determined by such Ancillary Lender, acting reasonably in accordance with its normal banking practice and in accordance with the relevant Ancillary Document.

“Available Facility” means, in relation to a Facility, the aggregate for the time being of each Lender’s Available Commitment in respect of that Facility.

“Bail-In Action” means the exercise of any Write-down and Conversion Powers.

“Bail-In Legislation” means:

(a)

in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

(b)	in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

“Base Case Model” means the base case model relating to the Group (assuming that the Final Closing Date has occurred).

“Base Currency” means USD.

“Base Currency Amount” means:

(a)

in relation to a Utilisation for an amount in the Base Currency, the amount specified in the Utilisation Request delivered by a Borrower for that Utilisation (or, if the amount requested is not denominated in the Base Currency:

(i)	in respect of Facility B2, that amount converted into the Base Currency at the Facility B2 EUR/USD Rate on the Facility B2 Conversion Date; or

(ii)

otherwise that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request in accordance with the terms of this Agreement, and, in the case of a Letter of Credit, as adjusted under Clause 6.8 (Revaluation of Letters of Credit)); and

(b)

in relation to an Ancillary Commitment, the amount specified as such in the notice delivered to the Agent by the Parent pursuant to Clause 9.2 (Availability) (or, if the amount specified is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is three Business Days before the Ancillary Commencement Date for that Ancillary Facility or, if later, the date the Agent receives the notice of the Ancillary Commitment in accordance with the terms of this Agreement), as adjusted to reflect any repayment, prepayment, consolidation or division of an Utilisation, or (as the case may be) cancellation or reduction of an Ancillary Facility.

“Base Reference Bank Rate” means:

(a)	in relation to LIBOR, the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Base Reference Banks:

(i)

(other than where paragraph (ii) below applies) as the rate at which the relevant Base Reference Bank could borrow funds in the London interbank market in the relevant currency and for the relevant period were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that period; or

(ii)

if different, as the rate (if any and applied to the relevant Base Reference Bank and the relevant currency and period) which contributors to the applicable Screen Rate are asked to submit to the relevant administrator;

(b)	in relation to EURIBOR, the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Base Reference Banks:

(i)

(other than where paragraph (ii) below applies) as the rate at which the relevant Base Reference Bank believes one prime bank is quoting to another prime bank for interbank term deposits in euro within the Participating Member States for the relevant period; or

(ii)

if different, as the rate (if any and applied to the relevant Base Reference Bank and the relevant period) which contributors to the applicable Screen Rate are asked to submit to the relevant administrator; or

(c)	in relation to CDOR, the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Base Reference Banks:

(i)

(other than where paragraph (ii) below applies) as the relevant Base Reference Bank’s bid rate for the purchase of CAD denominated Canadian bankers’ acceptances with a term to maturity equal in length to the relevant period (disregarding any inconsistency arising from the last day of that period being determined pursuant to the terms of this Agreement); or

(ii)

if different, as the rate (if any and applied to the relevant Base Reference Bank and the relevant period (disregarding any inconsistency arising from the last day of that period being determined pursuant to the terms of this Agreement)) which contributors to the applicable Screen Rate are asked to submit to the relevant administrator.

“Base Reference Banks” means such entities as may be appointed (and which have accepted such appointment) from time to time by the Agent in consultation with the Parent.

“BidCo” means PI UK Bidco Limited, a company incorporated under the laws of England with registered number 10869730.

“Blackstone” means Blackstone Capital Partners (Cayman) VII L.P., Blackstone Family Investment Partnership (Cayman) VI-ESC L.P. and funds, partnerships and other entities owned, managed, controlled or advised by The Blackstone Group L.P. and/or any of its affiliates.

“Borrower” means an Incremental Facility Borrower, a Revolving Facility Borrower or a TLB Borrower.

“Break Costs” means the amount (if any) by which:

(a)

the interest (excluding the Margin and the effects of any interest rate floor) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)

the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Budget” means:

(a)	in relation to the period ending on 31 December 2017, the Base Case Model; and

(b)

in relation to any Financial Year commencing on or after 1 January 2018, any budget delivered to the Agent in respect of that period pursuant to paragraph (a)(iii) of Clause 25.2 (Financial Statements)).

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London and:

(a)	(in relation to any date for payment or purchase of, or the fixing of an interest rate in relation to, a currency other than euro) the principal financial centre of the country of that currency; or

(b)	(in relation to any date for payment or purchase of euro) any TARGET Day.

“Canadian Defined Benefit Plan” means a “registered pension plan”, as that term is defined in subsection 248(1) of the Income Tax Act (Canada), which is or was sponsored, administered or contributed to, or required to be contributed to by, any Obligor or under which any Obligor has any actual or potential liability, and which contains a “defined benefit provision”, as defined in subsection 147.1(1) of the Income Tax Act (Canada).

“Canadian Obligor” means any Obligor incorporated, formed or otherwise organised under the laws of Canada or any province or territory thereof.

“Canadian Pension Event” means:

(a)	the termination or partial termination of a Canadian Defined Benefit Plan; or

(b)

the institution of proceedings by any Governmental Authority to terminate a Canadian Defined Benefit Plan in whole or in part or have a replacement administrator appointed to administer a Canadian Defined Benefit Plan.

“Capital Expenditure” has the meaning given to that term in Schedule 12 (General Undertakings).

“Capital Requirement” means the minimum amount of regulatory capital (however described) each Regulated Entity is required to maintain pursuant to any applicable law, licensing condition or regulation (including, without limitation, pursuant to or in connection with the Isle of Man Financial Services Rule Book 2016, the Payment Services Regulations 2009, the Payment Services Regulations 2017, the Swiss Financial Market Infrastructure Act and/or the Mauritius Financial Services Act 2007), as amended and/or replaced from time to time, or the views, guidance or interpretation of any such laws, licensing condition or regulation of any Relevant Regulator.

“Card Scheme” means any credit, debit, charge card or other similar scheme.

“Cash Equivalent Investments” means at any time:

(a)	certificates of deposit maturing within one year after the relevant date of calculation and issued by an Acceptable Bank;

(b)

any investment in marketable debt obligations issued or guaranteed by any government of a country which has a rating for its short-term unsecured and non credit-enhanced debt obligations of A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investors Service Limited or by an instrumentality or agency of any such government having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security;

(c)	commercial paper not convertible or exchangeable to any other security:

(i)	for which a recognised trading market exists;

(ii)

issued by an issuer incorporated in a country, the government of which has a rating for its short-term unsecured and non credit-enhanced debt obligations of A-1 or higher by Standard & Poor’s Rating Services or P-1 or higher by Moody’s Investors Service Limited or by an instrumentality or agency of any such government having an equivalent credit rating;

(iii)	which matures within one year after the relevant date of calculation; and

(iv)

which has a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investors Service Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its short-term unsecured and non credit-enhanced debt obligations, an equivalent rating;

(d)

Indebtedness or preferred stock issued by persons (other than the Investors or any Affiliated Lender) with a rating of A or higher from S&P or A-2 or higher from Moody’s in each case with maturities not exceeding two years from the date of acquisition;

(e)	sterling bills of exchange eligible for rediscount at the Bank of England and accepted by an Acceptable Bank (or their dematerialised equivalent);

(f)

bills of exchange issued in the US or a member state of the European Economic Area eligible for rediscount at the relevant central bank and in each case accepted by an Acceptable Bank (or their dematerialised equivalent);

(g)

any investment in money market funds which (i) have a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investors Service Limited, (ii) which invest substantially all their assets in securities of the types described in paragraphs (a) to (f) (inclusive) above and (iii) can be turned into cash on not more than 30 days’ notice;

(h)

instruments equivalent to those referred to in paragraphs (a) to (f) (inclusive) above denominated in euro, US dollars or sterling or any other currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction to the extent reasonably required in connection with (i) any business conducted by any member of the Group incorporated in such jurisdiction or (ii) any investment in the jurisdiction where such investment is made; and

(i)	any other debt security approved by the Majority Lenders.

“Casualty Event” has the meaning given to that term in Schedule 12 (General Undertakings).

“CDOR” means, in relation to any Loan in CAD:

(a)	the applicable Screen Rate as of the Specified Time for CAD and for a period equal in length to the Interest Period of that Loan; or

(b)	as otherwise determined pursuant to Clause 16.1 (Unavailability of Screen Rate),

provided that, if in either case that rate is less than zero, CDOR shall be deemed to be zero.

“CEO” means the chief executive officer of the Group or, if no chief executive officer is appointed, such other person fulfilling the functions of chief executive officer of the Group.

“Certain Funds Period” means:

(a)	in respect of Facility B and the Initial Revolving Facility, the period from (and including) the date of this Agreement to (and including) the earliest of:

(i)	where the Acquisition proceeds by way of a Scheme:

(A)

the date on which the Scheme lapses or it is withdrawn with the consent of the Takeover Panel or by order of the Court (unless, on or prior to that date, BidCo has notified the Arrangers that it intends to launch an Offer and an announcement regarding such Offer has been released in accordance with the requirements of the Takeover Code); and

(B)

the date on which Target has become a wholly owned subsidiary of BidCo and all of the consideration payable under the Acquisition in respect of the Target Shares or proposals made or to be made under Rule 15 of the Takeover Code in connection with the Acquisition, has in each case been paid in full including in respect of: (A) the acquisition of any Target Shares to be acquired after the Initial Closing Date (including pursuant to the Target’s amended articles of association); and (B) any Rule 15 proposals made or to be made in connection with the Acquisition;

(ii)	where the Acquisition is to be consummated pursuant to an Offer:

(A)

the date on which the Offer lapses, terminates or is withdrawn (unless, on or prior to that date, BidCo has notified the Arrangers that the Target intends to launch a Scheme and an announcement regarding such Offer has been released in accordance with the requirements of the Takeover Code); and

(B)

the date on which the Target has become a wholly owned subsidiary of BidCo and all of the consideration payable under the Acquisition in respect of the Target Shares or proposals made or to be made under Rule 15 of the Takeover Code in connection with the Acquisition, has in each case been paid in full including in respect of: (A) the acquisition of any Target Shares to be acquired after the Initial Closing Date (including pursuant to a Squeeze-Out Procedure) and (B) any Rule 15 proposals made or to be made in connection with the Acquisition; and

(iii)	the Longstop Date,

provided that, for the avoidance of doubt, a switch from a Scheme to an Offer or from an Offer to a Scheme (or, for the avoidance of doubt, any amendments to the terms or conditions of a Scheme or an Offer) shall not constitute a lapse, termination or withdrawal for the purposes of this definition; and

(b)

in respect of any Incremental Facility, such period for certain funds agreed with the relevant Incremental Facility Lender(s) in accordance with paragraph (c) of Clause 4.5 (Utilisations during the Certain Funds Period).

“Certain Funds Utilisation” means:

(a)	a Utilisation made or to be made under Facility B and/or the Initial Revolving Facility during the Certain Funds Period; and

(b)

a Utilisation made or to be made under an Incremental Facility during the Certain Funds Period referred to in paragraph (b) of the definition thereof where such Utilisation is to be made for the purposes of financing an acquisition (including any related costs and expenses and refinancing of any existing indebtedness) and the relevant Lenders of that Incremental Facility have agreed that such Utilisation is to be made on a certain funds basis.

“CFO” means the chief financial officer of the Group or, if no chief financial officer is appointed, such other person fulfilling the functions of chief financial officer of the Group.

“Change of Control” means:

(a)	at any time prior to a Listing:

(i)

the Relevant Holders, taken together, cease (directly or indirectly) to have the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to appoint directors or other equivalent officers of the Parent which control the majority of the votes which may be cast at a meeting of the board of directors of the Parent;

(ii)

the Relevant Holders, taken together, cease (directly or indirectly) to beneficially own and control at least 50 per cent. of the issued voting share capital of the Parent (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital); or

(iii)	the Parent ceases to directly own legally and beneficially 100 per cent. of the issued share capital of the Company; or

(b)	upon and at any time after a Listing:

(i)

the Relevant Holders, taken together, cease (directly or indirectly) to beneficially own and control more than 30 per cent. of the issued voting share capital of the Parent (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital);

(ii)

any person or group of persons acting in concert (other than with the Relevant Holders and any person directly or indirectly controlled by any of them) acquires directly or indirectly beneficially more of the issued voting share capital of the Parent than is held (directly or indirectly) in aggregate by the Relevant Holders; or

(iii)	the Parent ceases to directly own legally and beneficially 100 per cent. of the issued share capital of the Company.

where:

(A)

“acting in concert” means a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition and/or ownership of voting shares in the Parent, to obtain or consolidate control (directly or indirectly) of the Parent provided that the persons voting in the same or consistent manner at any general meeting of the Parent will not be considered to be acting in concert by virtue only of exercising their votes in such manner; and

(B)

“Relevant Holders” means (1) Sponsors, (2) any other person investing directly or indirectly in the Parent no later than the date falling 90 days after the Final Closing Date and (3) the Management Equityholders.

“Charged Property” means all of the assets of the Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security.

“Code” means the US Internal Revenue Code of 1986, as amended.

“Commitment” means a Facility B Commitment, Incremental Facility Commitment or Revolving Facility Commitment.

“Completion” means the date on which BidCo acquires all of the shares in the Target and payment to all the shareholders of the Target has been made as required by the Offer or Scheme (as applicable) in accordance with the Takeover Code; provided that Completion shall, for the purposes of this Agreement, be deemed not to have occurred unless the Initial Closing Date has occurred on or prior to such date.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 6 (Form of Compliance Certificate) and delivered by the Parent to the Agent under Clause 25.3 (Compliance Certificates).

“Confidential Information” means all information relating to the Group, the Parent, the Investors, the Finance Documents or a Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of, becoming a Finance Party under the Finance Documents or a Facility from either:

(a)	any Investor, any Affiliate of any Investor, any member of the Group or any of their respective advisers; or

(b)

another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any Investor, any Affiliate of any Investor, any member of the Group or any of their respective advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)	information that:

(A)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party or its Affiliates of Clause 40 (Confidential Information); or

(B)	is identified in writing at the time of delivery as non-confidential by any Investor, any Affiliate of any Investor, any member of the Group or any of their respective advisers; or

(C)

is known by that Finance Party before the date the information is disclosed to it in accordance with paragraph (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group or any Investor and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(ii)	any Funding Rate.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the LMA on the date of this Agreement or in any other form agreed between the Parent and the Agent, and in any case capable of being relied upon by, and not capable of being materially amended without the consent of, the Parent.

“Consolidated EBITDA” has the meaning given to that term in Schedule 12 (General Undertakings).

“Constitutional Documents” means the constitutional documents of the Parent.

“Court” means the High Court of Justice of the Isle of Man.

“CTA” means the Corporation Tax Act 2009.

“Customary Bridge Loans” has the meaning given to that term in Schedule 12 (General Undertakings).

“CVC” means CVC Capital Partners Limited (together with its Affiliates and CVC Capital Partners SICAV-FIS S.A. and its Subsidiaries), any funds or limited partnerships advised by Affiliates of CVC Capital Partners Limited or any investors in such funds or limited partnerships investing directly or indirectly in the Parent as at the date of this Agreement (but excluding, in each case, any portfolio companies in which such funds or limited partnerships hold an investment and excluding CVC Credit Partners Group Holding Foundation and its direct or indirect Subsidiaries and any funds or entities managed or advised by them from time to time).

“Debt Purchase Transaction” means, in relation to a person, a transaction where such person:

(a)	purchases by way of assignment or transfer;

(b)	enters into any sub-participation in respect of; or

(c)	enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of,

any Commitment or amount outstanding under this Agreement.

“Debt Pushdown” has the meaning given to that term in paragraph (a) of Clause 2.6 (Debt Pushdown).

“Debt Pushdown Borrower” means Paysafe Holdings (US) Corp.

“Declared Default” means the giving of notice by the Agent under paragraphs (a)(ii) and/or (b)(ii) of Clause 27.16 (Acceleration).

“Default” means an Event of Default or any event or circumstance specified in Clause 27 (Events of Default) which would (with the expiry of a grace period, the giving of notice or the making of any determination, in each case, provided for in Clause 27 (Events of Default) or any combination of the foregoing) be an Event of Default, provided that any such event or circumstance which requires any determination as to materiality before it may become an Event of Default shall not be a Default until such determination is made.

“Defaulting Lender” means any Lender (other than a Lender which is an Affiliated Lender):

(a)

which has failed to make its participation in a Loan available or has notified the Agent that it will not make its participation in a Loan available by the Utilisation Date of that Loan in accordance with Clause 5.4 (Lenders’ participation) or which has failed to provide cash collateral (or has notified the Issuing Bank or the Parent (which is notified the Agent) that it will not provide cash collateral) in accordance with Clause 7.4 (Cash collateral by Non-Acceptable L/C Lender and Borrower’s option to provide cash cover);

(b)	which has otherwise rescinded or repudiated a Finance Document;

(c)

which is an Issuing Bank which has failed to issue a Letter of Credit (or has notified the Agent or the Parent (which has notified the Agent) that it will not issue a Letter of Credit) in accordance with Clause 6.5 (Issue of Letters of Credit) or which has failed to pay a claim (or has notified the Agent or the Parent (which has notified the Agent) that it will not pay a claim) in accordance with (and as defined in) Clause 7.2 (Claims under a Letter of Credit);

(d)	with respect to which an Insolvency Event has occurred and is continuing; or

(e)	which became a Lender in breach of the provisions of Clause 28 (Changes to the Lenders); or

(f)

which purports to assign or transfer any of its rights and obligations under this Agreement or enter into any sub-participation or sub-contract in respect thereof, in each case, in breach of the provisions of Clause 28 (Changes to the Lenders), unless, in the case of paragraph (a) above:

(i)	its failure to pay, or to issue a Letter of Credit, is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

(ii)	payment is made within three Business Days of its due date; or

(iii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Security Agent or the Agent.

“Designated Gross Amount” means the amount notified by the Parent to the Agent upon the establishment of a Multi-account Overdraft as being the maximum amount of Gross Outstandings that will, at any time, be outstanding under that Multi-account Overdraft.

“Designated Net Amount” means the amount notified by the Parent to the Agent upon the establishment of a Multi-account Overdraft as being the maximum amount of Net Outstandings that will, at any time, be outstanding under that Multi-account Overdraft.

“Disqualified Lender” means:

(a)	any person as designated in writing by the Parent or the Sponsors from time to time;

(b)

the Parent’s or the Target’s or the Parent’s or the Target’s respective subsidiaries’ competitors that have been specified to the Agent or the Arrangers by the Parent in writing from time to time (a “Primary Competitor”);

(c)

any person that owns or controls (in either case, directly or indirectly) a Primary Competitor or any of its affiliates (a “Competitor Shareholder”) or any person that is otherwise under common control, ownership or management of a Competitor Shareholder; and

(d)

as to any person referenced in paragraph (a), (b) or (c) above (each, a “Primary Disqualified Lender”), any of such Primary Disqualified Lender’s known Affiliates or Affiliates identified in writing to the Agent or the Arrangers or otherwise readily identifiable by name, in each case, other than deposit-taking banks.

“Disruption Event” means either or both of:

(a)

a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“E-Money Directive” means Directive 2009/110/EC of the European Parliament and of the Council of 16 September 2009 on the taking up, pursuit and prudential supervision of the business of electronic money institutions amending Directives 2005/60/EC and 2006/48/EC and repealing Directive 2000/46/EC.

“End User” means any person holding or otherwise beneficially entitled to the proceeds of any e-wallet or other account provided or otherwise made available by any member of the Group (including, without limitation, any customer which has accepted the terms and conditions, from time to time, in respect of such account), but excluding any merchant selling any product and/or service which utilises the payment processing services provided by any member of the Group.

“Equity Documents” means:

(a)	the Constitutional Documents; and

(b)	any document evidencing Shareholder Indebtedness owed by, or equity investment in, the Parent.

“EU Bail-In Legislation Schedule” means the document described as such and published by the LMA (or any successor person) from time to time.

“EURIBOR” means, in relation to any Loan in euro:

(a)	the applicable Screen Rate as of the Specified Time for euro and for a period equal in length to the Interest Period of that Loan; or

(b)	as otherwise determined pursuant to Clause 16.1 (Unavailability of Screen Rate),

provided that, if in either case that rate is less than zero, EURIBOR shall be deemed to be zero.

“Event of Default” means any event or circumstance specified as such in Clause 27 (Events of Default) (save for Clause 27.16 (Acceleration), Clause 27.17 (Clean Up Period) and Clause 27.18 (Excluded Matters)).

“Excess Cash Flow” has the meaning given to that term in Schedule 12 (General Undertakings).

“Excluded Disposition” has the meaning given to that term in Schedule 12 (General Undertakings).

“Existing Debt” means:

(a)

any indebtedness incurred under the facilities agreement dated 23 March 2015 (as amended and amended and restated from time to time) between, amongst others, Optimal Payments plc as parent, NetInvest Limited as bidco and original borrower, BMO Capital Markets, Barclays Bank PLC and Deutsche Bank Luxembourg S.A. as arrangers and Barclays Bank PLC as agent and security agent (the “Existing Facility Agreement”);

(b)	any indebtedness incurred under any Ancillary Facility (as defined in the Existing Facility Agreement); and

(c)	associated hedging in respect of (a) or (b) above.

“Expiry Date” means, for a Letter of Credit, the last day of its Term.

“Extended Revolving Facility” has the meaning given to that term in paragraph (b)(iii) of Clause 39.3 (Loan Modifications).

“Extended Revolving Facility Commitment” has the meaning given to that term in paragraph (b)(i) of Clause 39.3 (Loan Modifications).

“Extended Revolving Facility Loan” means a loan made under an Extended Revolving Facility Commitment.

“Extended Term Facility” has the meaning given to that term in paragraph (a)(iii) of Clause 39.3 (Loan Modifications).

“Extended Term Loan” has the meaning given to that term in paragraph (a)(i) of Clause 39.3 (Loan Modifications).

“Extension” means the establishment of an Extended Term Loan or Extended Revolving Facility Loan by amending a Loan pursuant to Clause 39.3 (Loan Modifications) and the applicable Extension Amendment.

“Extension Amendment” has the meaning given to that term in paragraph (d)(i) of Clause 39.3 (Loan Modifications).

“Extension Request” means any Term Loan Extension Request or a Revolver Extension Request, as the case may be.

“Facility” means Facility B, any Revolving Facility or, following its establishment, any Incremental Facility, any Extended Term Facility or any Extended Revolving Facility and “Facilities” means Facility B, any Revolving Facility, any Incremental Facility, any Extended Term Facility and any Extended Revolving Facility together.

“Facility B” means Facility B1 and Facility B2.

“Facility B Commitment” means a Facility B1 Commitment, a Facility B2 Commitment and/or a Refinancing Term Commitment.

“Facility B Lender” means any Lender who makes available a Facility B Commitment or a Facility B Loan.

“Facility B Loan” means a loan made or to be made under Facility B, an Extended Term Loan, a Refinancing Term Loan or, in each case, the principal amount outstanding for the time being of that loan.

“Facility B1” means the term loan facility made available under this Agreement as described in paragraph (a)(i) of Clause 2.1 (The Facilities).

“Facility B1 Commitment” means:

(a)

in relation to an Original Lender, the amount in the Base Currency set out opposite its name under the heading ‘Facility B1 Commitment’ in Part 4 (The Original Lenders) of Schedule 1 (The Original Parties) and the amount of any other Facility B1 Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase) or Clause 2.3 (Incremental Facility); and

(b)

in relation to any other Lender, the amount in the Base Currency of any Facility B1 Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase) or Clause 2.3 (Incremental Facility),

(in each case, including any Extended Term Facility Commitments with respect to Facility B1), to the extent not:

(i)	cancelled, reduced or transferred by it under this Agreement; or

(ii)	deemed to be zero pursuant to paragraph (l) of Clause 28.3 (Conditions of assignment) or Clause 28.15 (Notifiable Debt Purchase Transactions).

“Facility B1 Lender” means any Lender who makes available a Facility B1 Commitment or a Facility B1 Loan.

“Facility B1 Loan” means a loan made or to be made under Facility B1 or the principal amount outstanding for the time being of that loan.

“Facility B2” means the term loan facility made available under this Agreement as described in paragraph (a)(ii) of Clause 2.1 (The Facilities).

“Facility B2 Commitment” means:

(a)

in relation to an Original Lender, the amount in EUR set out opposite its name under the heading ‘Facility B2 Commitment’ in Part 4 (The Original Lenders) of Schedule 1 (The Original Parties) and the amount of any other Facility B2 Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase) or Clause 2.3 (Incremental Facility); and

(b)

in relation to any other Lender, the amount in EUR of any Facility B2 Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase) or Clause 2.3 (Incremental Facility),

(in each case, including any Extended Term Facility Commitments with respect to Facility B2), to the extent not:

(i)	cancelled, reduced or transferred by it under this Agreement; or

(ii)	deemed to be zero pursuant to paragraph (l) of Clause 28.3 (Conditions of assignment) or Clause 28.15 (Notifiable Debt Purchase Transactions).

“Facility B2 Conversion Date” means the Allocation Date.

“Facility B2 Lender” means any Lender who makes available a Facility B2 Commitment or a Facility B2 Loan.

“Facility B2 Loan” means a loan made or to be made under Facility B2 or the principal amount outstanding for the time being of that loan.

“Facility B2 EUR/USD Rate” has the meaning given to that term in paragraph (g)(i) of Clause 1.6 (Calculations).

“Facility Office” means:

(a)

in respect of a Lender or Issuing Bank, the office or offices notified by that Lender or Issuing Bank to the Agent in writing on or before the date it becomes a Lender or Issuing Bank (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement;

(b)	any Substitute Facility Office; or

(c)	in respect of any other Finance Party, the office in the jurisdiction in which it is incorporated.

“Factoring Disposition” has the meaning given to that term in Schedule 12 (General Undertakings).

“Factoring Financing” has the meaning given to that term in Schedule 12 (General Undertakings).

“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)

any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)

any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraph (a) or (b) above with the IRS, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)	in relation to a withholdable payment described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)

in relation to a withholdable payment described in section 1473(1)(A)(ii) of the Code (which relates to gross proceeds from the disposition of property of a type that can produce interest from sources within the US), 1 January 2019; or

(c)	in relation to a passthru payment described in section 1471(d)(7) of the Code not falling within paragraph (a) or (b) above, 1 January 2019,

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change to FATCA after the date of this Agreement.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Fee Letter” means (i) any letter or letters dated on or prior to the date of this Agreement (in each case, to the extent such letter is still in effect or has not been replaced) between (A) all of the Arrangers and the Co-Managers and the Parent and/or the Company, (B) the Agent and the Parent and/or the Company or (C) the Security Agent and the Parent and/or the Company, setting out any of the fees referred to in Clause 17 (Fees); and (ii) any agreement setting out fees payable to a Finance Party, including, but not limited to, those referred to in paragraph (e) of Clause 2.2 (Increase), paragraph (b) of Clause 2.3 (Incremental Facility), Clause 17.2 (Agent and Security Agent fees), Clause 17.4 (Issuing Bank fees) or Clause 17.3 (Interest, commission and fees on Ancillary Facilities) of this Agreement or under any other Finance Document.

“Final Closing Date” means the date on which Completion occurs.

“Finance Document” means this Agreement, any Incremental Facility Increase Notice, any Accession Deed, any Resignation Letter, any Ancillary Document, any Compliance Certificate, any Fee Letter, the Intercreditor Agreement, any Selection Notice, any Transaction Security Document, any Utilisation Request, any Extension Request, any Extension Amendment, any Refinancing Amendment and any other document designated as a Finance Document by the Agent and the Parent.

“Finance Party” means the Agent, each Arranger, each Bookrunner, each Co-Manager, each Issuing Bank, the Security Agent, a Lender or any Ancillary Lender.

“Financial Statements” means Annual Financial Statements and Quarterly Financial Statements.

“Financial Year” means the annual accounting period of the Parent and the Group ending on the relevant Accounting Reference Date in each year.

“Funding Rate” means any individual rate notified by a Lender to the Agent pursuant to paragraph (a)(ii) of Clause 16.4 (Cost of funds).

“German Resident” means an Obligor (and any of its directors, managers, officers, agents and employees) which qualifies as a resident party domiciled in Germany (Inländer) within the meaning of Section 2 paragraph 15 of the German Foreign Trade Act (Außenwirtschaftsgesetz).

“Governmental Authority” has the meaning given to that term in Schedule 12 (General Undertakings).

“Gross Outstandings” means, in relation to a Multi-account Overdraft, the Ancillary Outstandings of that Multi-account Overdraft but calculated on the basis that the words (net of any Available Credit Balance) in the definition of Ancillary Outstandings were deleted.

“Group” means the Parent and each of its Restricted Subsidiaries from time to time.

“Group Structure Chart” means the structure chart of the Group assuming the Final Closing Date has occurred.

“Guarantor” means an Original Guarantor or an Additional Guarantor, in each case, unless it has ceased to be a Guarantor in accordance with Clause 29 (Changes to the Obligors).

“Guarantor and Security Coverage Requirement” means that, subject to the Agreed Security Principles, the aggregate (without double counting) earnings before interest, tax, depreciation and amortisation (“EBITDA”) (calculated on the same basis as Consolidated EBITDA, taking each entity on an unconsolidated basis and excluding all intra-Group items) of the Guarantors represents not less than 80% of the Consolidated EBITDA of the Group (disregarding (i) in the calculation of the EBITDA of the Guarantors, the EBITDA of any

Guarantor generating negative EBITDA (which shall be deemed to have zero EBITDA) and (ii) in the calculation of the Consolidated EBITDA of the Group, the EBITDA of (x) any Regulated Entity (unless such Regulated Entity is a Guarantor) and (y) any other entity which, in each case, is not required to become a Guarantor in accordance with the Agreed Security Principles).

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Impaired Agent” means the Agent at any time when:

(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)	the Agent otherwise rescinds or repudiates a Finance Document;

(c)	(if the Agent is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of Defaulting Lender; or

(d)	an Insolvency Event has occurred and is continuing with respect to the Agent,

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

(ii)	payment is made within three Business Days of its due date; or

(iii)	the Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

“Increase Confirmation” means a confirmation substantially in the form set out in Schedule 10 (Form of Increase Confirmation).

“Increase Lender” has the meaning given to that term in Clause 2.2 (Increase).

“Incremental Equivalent Debt” has the meaning given to that term in Schedule 12 (General Undertakings).

“Incremental Facility” means following its establishment pursuant to Clause 2.3 (Incremental Facility), any Incremental Term Facility or Incremental Revolving Facility (as the context requires).

“Incremental Facility Borrower” means any TLB Borrower and any member of the Group which is specified as a Borrower under the relevant Incremental Facility in an Incremental Facility Increase Notice or which accedes as an Additional Borrower under the relevant Incremental Facility in accordance with Clause 29 (Changes to the Obligors), unless it has ceased to be an Incremental Facility Borrower in accordance with Clause 29 (Changes to the Obligors).

“Incremental Facility Commitment” means an Incremental Revolving Facility Commitment or an Incremental Term Facility Commitment.

“Incremental Facility Increase Notice” means a notice substantially in the form set out in Part 2 (Form of Incremental Facility Increase Notice) of Schedule 11 (Incremental Facility Increase Notice) delivered by the Parent to the Agent in accordance with Clause 2.3 (Incremental Facility).

“Incremental Facility Lender” means:

(a)	any Original Incremental Facility Lender; and

(b)	any bank or financial institution, trust, fund or other person which has become an Incremental Facility Lender in accordance with Clause 2.2 (Increase) or Clause 28 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

“Incremental Facility Loan” means an Incremental Term Facility Loan or an Incremental Revolving Facility Loan.

“Incremental Revolving Facility” has the meaning given to that term in Clause 2.3 (Incremental Facility).

“Incremental Revolving Facility Commitments” means, in relation to an Incremental Revolving Facility:

(a)

in relation to an Original Incremental Facility Lender under such Incremental Revolving Facility, the aggregate amount of any commitments made available by it pursuant to paragraph (a)(ii) of Clause 2.3 (Incremental Facility) and identified in the relevant Incremental Facility Increase Notice and attributable to that Original Incremental Facility Lender and the amount of any other Incremental Revolving Facility Commitment under that Incremental Revolving Facility transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and

(b)

in relation to any other Lender, the aggregate amount of any Incremental Revolving Facility Commitments under such Incremental Revolving Facility transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase),

(in each case, including any Extended Revolving Facility Commitments with respect to such Incremental Revolving Facility), to the extent not:

(i)	cancelled, reduced or transferred by it under this Agreement; or

(ii)	deemed to be zero pursuant to Clause 28.15 (Notifiable Debt Purchase Transactions).

“Incremental Revolving Facility Loan” means a loan made or to be made under an Incremental Revolving Facility or the principal amount outstanding for the time being of that loan.

“Incremental Second Lien Facility” means any incremental second lien facility established pursuant to the clause under the Second Lien Facility Agreement which is the equivalent of Clause 2.3 (Incremental Facility).

“Incremental Second Lien Facility Commitment” means the aggregate of any commitments in respect of an Incremental Second Lien Facility made available by a lender pursuant to the clause under the Second Lien Facility Agreement which is the equivalent of Clause 2.3 (Incremental Facility), or assumed by a lender pursuant to the clause under the Second Lien Facility Agreement which is the equivalent of Clause 2.2 (Increase).

“Incremental Second Lien Facility Loan” means a loan made or to be made under an Incremental Second Lien Facility or the principal amount outstanding for the time being of that loan.

“Incremental Term Facility” has the meaning given to that term in Clause 2.3 (Incremental Facility).

“Incremental Term Facility Commitment” means, in relation to an Incremental Term Facility:

(a)

in relation to an Original Incremental Facility Lender under such Incremental Term Facility, the aggregate amount of any commitments made available by it pursuant to paragraph (a)(i) of Clause 2.3 (Incremental Facility) and identified in the relevant Incremental Facility Increase Notice and attributable to that Original Incremental Facility Lender and the amount of any other Incremental Term Facility Commitment under that Incremental Term Facility transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and

(b)

in relation to any other Lender, the aggregate amount of any Incremental Term Facility Commitments under such Incremental Term Facility transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase),

(in each case, including any Extended Term Facility Commitments with respect to such Incremental Term Facility), to the extent not:

(i)	cancelled, reduced or transferred by it under this Agreement; or

(ii)	deemed to be zero pursuant to Clause 28.15 (Notifiable Debt Purchase Transactions).

“Incremental Term Facility Loan” means a loan made or to be made under an Incremental Term Facility or the principal amount outstanding for the time being of that loan.

“Information Memorandum” means the private information memorandum or the public information memorandum, in each case, in the form approved by the Parent concerning the Parent, the Company and the Group in relation to the Term Facilities and distributed by the Arrangers, the Bookrunners and the Co-Managers on a confidential basis in connection with primary syndication of the Facilities.

“Initial Closing Date” means the date on which first payment is made to the shareholders of the Target as required by the Offer or Scheme (as applicable) in accordance with the Takeover Code; provided that the Initial Closing Date shall, for the purposes of this Agreement, be deemed not to have occurred unless first drawdown under Facility B under this Agreement has occurred on or prior to such date.

“Initial Revolving Facility” means the revolving credit facility made available under this Agreement as described in paragraph (a)(iii) of Clause 2.1 (The Facilities).

“Initial Revolving Facility Commitment” means:

(a)

in relation to an Original Lender, the amount in the Base Currency set out opposite its name under the heading ‘Revolving Facility Commitment’ in Part 4 (The Original Lenders) of Schedule 1 (The Original Parties) and the amount of any other Initial Revolving Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase) or Clause 2.3 (Incremental Facility); and

(b)

in relation to any other Lender, the amount in the Base Currency of any Initial Revolving Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase) or Clause 2.3 (Incremental Facility),

(in each case, including any Extended Revolving Facility Commitments with respect to the Initial Revolving Facility Commitments), to the extent not:

(i)	cancelled, reduced or transferred by it under this Agreement; or

(ii)	deemed to be zero pursuant to paragraph (l) of Clause 28.3 (Conditions of assignment) or Clause 28.15 (Notifiable Debt Purchase Transactions).

“Initial Revolving Facility Lender” means a Lender under the Initial Revolving Facility.

“Initial Revolving Facility Loan” means a loan made or to be made under the Initial Revolving Facility or the principal amount outstanding for the time being of that loan.

“Insolvency Event” in relation to a Finance Party means the appointment of a liquidator, receiver, administrative receiver, receiver and manager, interim receiver, manager, monitor, trustee, administrator, compulsory manager or other similar officer in respect of that Finance Party or all or substantially all of that Finance Party’s assets or any analogous procedure or step is taken in any jurisdiction (all other than by way of an Undisclosed Administration) with respect to that Finance Party or that Finance Party becomes the subject of any Bail-In Action by a Resolution Authority.

“Intellectual Property” means:

(a)

any patents, utility models, trademarks, service marks, business names, copyrights, database rights, registered designs, knowhow and all other intellectual property rights throughout the world and interests (which may now or in the future subsist), whether registered or unregistered; and

(b)

the benefit of all applications (and all goodwill associated with such applications) and rights to use such assets of each member of the Group, including all rights under any agreements relating to the use or exploitation of any such rights, which may now or in the future subsist.

“Intercreditor Agreement” means the intercreditor agreement dated on or about the date of this Agreement and made between, amongst others, the Parent, the Company, the Agent and the Security Agent.

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 15 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 14.3 (Default Interest).

“Interpolated Screen Rate” means, in relation to any Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan,

each as of the Specified Time for the currency of that Loan.

“Investment Instruments” means, in respect of any entity or person, the shares (whether giving access to the share capital of any entity or person or not and including any type of preferred equity certificate or similar instrument) issued by such entity or person and/or any shareholder loans issued by or owed by such entity or person.

“Investments” has the meaning given to that term in Schedule 12 (General Undertakings).

“Investors” means the Sponsors and any other person holding (directly or indirectly) any issued share capital of the Parent from time to time.

“IRS” means the US Internal Revenue Service.

“Issuing Bank” means any Lender which has notified the Agent that it has agreed to the Parent’s request to be an Issuing Bank pursuant to the terms of this Agreement (and if more than one Lender has so agreed, such Lenders shall be referred to, whether acting individually or together, as the Issuing Bank) provided that, in respect of a Letter of Credit issued or to be issued pursuant to the terms of this Agreement, the Issuing Bank shall be the Issuing Bank which has issued or agreed to issue that Letter of Credit.

“ITA” means the Income Tax Act 2007.

“L/C Proportion” means in relation to a Lender in respect of any Letter of Credit, the proportion (expressed as a percentage) borne by that Lender’s Available Commitment to the relevant Available Facility immediately prior to the issue of that Letter of Credit, adjusted to reflect any assignment under this Agreement to or by that Lender.

“Legal Opinion” means any legal opinion delivered to the Agent under or in connection with this Agreement (including pursuant to Clause 29 (Changes to the Obligors)).

“Legal Reservations” means:

(a)

the principle that certain remedies may be granted or refused at the discretion of the court, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors and secured creditors;

(b)

the time barring of claims under applicable limitation laws (including the Limitation Acts) and defences of acquiescence, set-off or counterclaim and the possibility that an undertaking to assume liability for or to indemnify a person against non-payment of stamp duty may be void;

(c)

the principle that in certain circumstances Security granted by way of fixed charge may be recharacterised as a floating charge or that Security purported to be constituted as an assignment may be recharacterised as a charge;

(d)	the principle that additional interest imposed pursuant to any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void;

(e)	the principle that a court may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant;

(f)

the principle that the creation or purported creation of Security over any contract or agreement which is subject to a prohibition on transfer, assignment or charging may be void, ineffective or invalid and may give rise to a breach of the contract or agreement over which Security has purportedly been created;

(g)	similar principles, rights and defences under the laws of any relevant jurisdiction; and

(h)	any other matters which are set out as qualifications or reservations (however described) as to matters of law in the Legal Opinions.

“Lender” means:

(a)	any Original Lender;

(b)

any bank, financial institution, trust, fund or other entity which has become a Party as a Lender in accordance with Clause 2.2 (Increase), 2.3 (Incremental Facility)) or Clause 28 (Changes to the Lenders); and

(c)	any Additional Refinancing Lender,

which, in each case, has not ceased to be a Lender in accordance with the terms of this Agreement.

“Letter of Credit” means:

(a)

a letter of credit, substantially in the form set out in Schedule 7 (Form of Letter of Credit) or in any other form requested by a Revolving Facility Borrower (or the Parent on its behalf) and agreed by the Issuing Bank; or

(b)	any guarantee, indemnity or other instrument in a form requested by a Revolving Facility Borrower (or the Parent on its behalf) and agreed by the Agent and the Issuing Bank.

“LIBOR” means, in relation to any Loan other than a Loan in euro:

(a)	the applicable Screen Rate as of the Specified Time for the currency of that Loan and for a period equal in length to the Interest Period of that Loan; or

(b)	as otherwise determined pursuant to Clause 16.1 (Unavailability of Screen Rate),

and if, in either case, that rate (i) in the case of the Revolving Facility, is less than zero, LIBOR shall be deemed to be zero and (ii) in the case of Facility B1, is less than 1.00% per annum, LIBOR shall be deemed to be 1.00% per annum.

“Limitation Acts” means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984.

“Listing” means the listing or the admission to trading of all or any part of the share capital of the Parent or any Parent Entity on any recognised investment exchange (as that term is used in the Financial Services and Markets Act 2000) or in or on any other exchange (as that term is used in the Financial Services and Markets Act 2000) or in or on any other exchange or market in any jurisdiction or country or any other sale or issue by way of listing, flotation or public offering or any equivalent circumstances in relation to the Parent or any Holding Company of the Parent in any jurisdiction or country.

“LMA” means the Loan Market Association.

“Loan” means a Term Loan, a Revolving Facility Loan or an Incremental Facility Loan.

“Longstop Date” means the date falling 21 days following 4 April 2018.

“LTM Consolidated EBITDA” has the meaning given to that term in Schedule 12 (General Undertakings).

“Luxembourg” means the Grand Duchy of Luxembourg.

“Lux FinCo” means Pi Lux Finco S.à r.l., a société à responsabilité limitée incorporated under the laws of Luxembourg, having its registered office at 20, avenue Monterey, L-2163 Luxembourg and being registered with the Luxembourg Trade and Companies’ Register under number B 215.135.

“Major Event of Default” means (with respect to any NewCo only and, for the avoidance of doubt, excluding any member of the Target Group and any other member of the Group and excluding any procurement obligation on the part of any NewCo in respect of the Target Group or any other member of the Group) any event or circumstance constituting an Event of Default under any of Clause 27.1 (Payment default) (in so far as it relates to payment of principal and/or interest and/or fees specified in the Arrangement Fee Letter), Clause 27.3 (Other obligations) insofar as it relates to a breach of any Major Undertaking in a material respect, Clause 27.4 (Misrepresentation) insofar as it relates to a breach of any Major Representation in a material respect and Clauses 27.7 (Insolvency), 27.8 (Insolvency proceedings) (other than paragraph (a)(iv) of Clause 27.8 (Insolvency proceedings)) and 27.10 (Similar events elsewhere).

“Major Representation” means a representation or warranty (with respect to any NewCo only and, for the avoidance of doubt, excluding any member of the Target Group and any other member of the Group and excluding any procurement obligation on the part of any NewCo in respect of the Target Group or any other member of the Group) under any of Clause 24.1 (Status), Clause 24.2 (Binding obligations), Clause 24.3 (Non-conflict with other obligations) (other than paragraph (c) therein), Clause 24.4 (Power and authority) and Clause 24.20 (Holding companies).

“Major Undertaking” means (with respect to any NewCo only (to the extent applicable to such NewCo) and, for the avoidance of doubt, excluding any member of the Target Group and any other member of the Group and excluding any procurement obligation on the part of any NewCo in respect of the Target Group or any other member of the Group) any of Clause 2 (Liens), Clause 3 (Investments), Clause 4 (Indebtedness), Clause 5 (Fundamental Changes), Clause 6 (Dispositions), Clause 7 (Restricted Payments), Clause 25 (Holding Companies) and Clause 27 (Conduct of Offer and/or Scheme) (other than paragraphs (a), (e) and (g) therein) of Schedule 12 (General Undertakings).

“Majority Facility B Lenders” means Facility B Lenders whose Facility B Commitments aggregate more than 50% of the Total Facility B Commitments (or, if the Total Facility B Commitments have been reduced to zero, aggregated more than 50% of the Total Facility B Commitments immediately prior to that reduction), provided that the Commitments of any Defaulting Lenders shall in each case be excluded for the purposes of making any determination of Majority Facility B Lenders.

“Majority Incremental Term Facility Lenders” has the meaning given to that term in paragraph (d) of the definition of “Majority Lenders”.

“Majority Lenders” means:

(a)

in the context of a proposed amendment or waiver in relation to a proposed Utilisation of Facility B of any of the conditions in Clause 4.2 (Further conditions precedent), the Majority Facility B Lenders;

(b)

in the context of a proposed amendment or waiver in relation to a proposed Utilisation of the Initial Revolving Facility of any of the conditions in Clause 4.2 (Further conditions precedent), a Lender or Lenders whose Initial Revolving Facility Commitments aggregate more than 50% of the Total Initial Revolving Facility Commitments;

(c)

in the context of a proposed amendment or waiver in relation to a proposed Utilisation of an Incremental Revolving Facility of any of the conditions in Clause 4.2 (Further conditions precedent), a Lender or Lenders whose Incremental Revolving Facility Commitments in respect of that Incremental Revolving Facility aggregate more than 50% of the Total Incremental Revolving Facility Commitments in respect of that Incremental Revolving Facility;

(d)

in the context of a proposed amendment or waiver in relation to a proposed Utilisation of an Incremental Term Facility of any of the conditions in Clause 4.2 (Further conditions precedent), a Lender or Lenders whose Incremental Term Facility Commitments in respect of that Incremental Term Facility aggregate more than 50% of the Total Incremental Term Facility Commitments in respect of that Incremental Term Facility (in relation to each such Incremental Term Facility, the “Majority Incremental Term Facility Lenders”); and

(e)

otherwise a Lender or Lenders whose Commitments aggregate more than 50% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 50% of the Total Commitments immediately prior to that reduction) (and for this purpose the amount of an Ancillary Lender’s Revolving Facility Commitment shall not be reduced by the amount of its Ancillary Commitment), provided that the Commitments of any Defaulting Lenders shall in each case be excluded for the purposes of making any determination of Majority Lenders.

“Majority Revolving Facility Lenders” means Lenders whose Revolving Facility Commitments aggregate more than 50% of the Total Revolving Facility Commitments (and for this purpose the amount of an Ancillary Lender’s Revolving Facility Commitment shall not be reduced by the amount of its Ancillary Commitment) provided that the Commitments of any Defaulting Lenders shall in each case be excluded for the purposes of making any determination of Majority Revolving Facility Lenders and provided further that for the avoidance of doubt any Revolving Facility Commitments established pursuant to Clause 2.3 (Incremental Facility) shall be included as Revolving Facility Commitments for the purposes of this definition.

“Management Equityholders” means:

(a)

any current or former director, officer, employee or member of management of the Parent or any of its Subsidiaries or any Parent Entity who, at any time, is an investor in the Parent or any Parent Entity;

(b)

any trust, partnership, limited liability company, corporate body or other entity established by any such director, officer, employee or member of management of the Parent or any of its Subsidiaries to hold an investment in the Parent or any Parent Entity in connection with such Person’s estate or tax planning;

(c)

any spouse, parents, grandparents of any such director, officer, employee or member of management of the Parent or any of its Subsidiaries and any and all descendants of the foregoing, together with any spouse of any of the foregoing Persons, who are transferred an investment in the Parent or any Parent Entity by any such director, officer, employee or member of management of the Parent or any of its Subsidiaries in connection with such Person’s estate or tax planning; and

(d)

any Person who acquires an investment in the Parent or any Parent Entity by will or by the laws of intestate succession as a result of the death of an employee of the Parent or any of its Subsidiaries.

“Margin” means:

(a)	in relation to any Facility B1 Loan, 3.50% per annum;

(b)	in relation to any Facility B2 Loan, 3.25% per annum;

(c)	in relation to any Initial Revolving Facility Loan, 3.00% per annum;

(d)	in relation to any Incremental Facility Loan, the percentage rate per annum specified by the Parent in the relevant Incremental Facility Increase Notice;

(e)

in relation to any Refinancing Term Loan or Other Revolving Facility Loan, the percentage rate per annum specified in the relevant Refinancing Amendment relating to such Refinancing Term Loan or Other Revolving Facility Loan, as applicable;

(f)	in relation to any Unpaid Sum relating or referable to a Facility, the rate per annum specified above for that Facility; and

(g)	in relation to any other Unpaid Sum, the highest rate specified above,

but if:

(i)	no Event of Default under any of Clause 27.1 (Payment default) or Clauses 27.7 (Insolvency) to 27.10 (Similar events elsewhere) (inclusive) has occurred and is continuing;

(ii)	a period of at least 6 Months has elapsed since the Initial Closing Date; and

(iii)	the First Lien Net Leverage Ratio in respect of the most recently completed Relevant Period is within a range set out below,

then the Margin for each Loan under an Incremental Facility will be the percentage per annum agreed with the relevant Incremental Facility Lenders and as indicated for that range in the relevant Incremental Facility Increase Notice for those Incremental Facility Commitments, the Margin for each relevant Refinancing Term Loan or Other Revolving Facility Loan will be the percentage per annum agreed with the relevant Lenders and/or Additional Refinancing Lenders and as indicated for that range in the relevant Refinancing Amendment for those Refinancing Term Loans or Other Revolving Facility Loans, and the Margin for each Loan under Facility B and the Initial Revolving Facility will be the percentage per annum set out below in the column for the relevant Facility opposite that range (with no limit on the reduction to be effected on any date of determination):

First Lien Net Leverage Ratio	Facility B1 Margin % p.a.	Facility B2 Margin % p.a.	Initial Revolving Facility Margin % p.a.
Greater than 5.00:1	3.50%	3.25%	3.00%
Equal to or less than 5.00:1 but greater than 4.50:1	3.25%	3.00%	2.75%
Equal to or less than 4.50:1 but greater than 4.00:1	3.00%	2.75%	2.50%
Equal to or less than 4.00:1 but greater than 3.50:1	3.00%	2.75%	2.25%
Equal to or less than 3.50:1	3.00%	2.75%	2.00%

However:

(A)	any increase or decrease in the Margin for a Loan shall take effect on:

(I)	the Business Day after receipt by the Agent of the Compliance Certificate for that Relevant Period pursuant to Clause 25.3 (Compliance Certificates); or

(II)

with respect to any Relevant Period ending with the fourth Financial Quarter of a Financial Year for which the Parent elects (in its sole and absolute discretion) to provide quarterly financial statements for such Financial Quarter (notwithstanding that it is not required to do so pursuant to Clause 25.2 (Financial Statements) and Clause 25.3 (Compliance Certificates)), the Business Day after receipt by the Agent of a Compliance Certificate (in a form consistent with the form required for a Compliance Certificate delivered with Quarterly Financial Statements (and, for the avoidance of doubt, without prejudice to the requirement to deliver a Compliance Certificate with the Annual Financial Statements in the form required by paragraph (b) of Clause 25.3 (Compliance Certificates))) for that Relevant Period;

(B)

if, following receipt by the Agent of the annual audited financial statements of the Group and related Compliance Certificate, those statements and Compliance Certificate demonstrate that (I) the Margin should have been reduced in accordance with the above table or (II) the Margin should not have been reduced in accordance with the above table, the next payment of interest under the relevant Facility following receipt of the relevant Annual Financial Statements by the Agent shall be increased or reduced (as the case may be) by such amount as is necessary to put the Agent, the Lenders and the Group (but with respect to payments to Lenders, only to Lenders who were participating in the Facilities both at the time to which the adjustments relate and the time when the adjustments are actually made) in the position they should have been in had the appropriate rate of Margin been applied at the time. The Agent’s determination of the adjustments payable shall be prima facie evidence of such adjustments and the Agent shall if so requested by the Parent provide the Parent with reasonable details of the calculation of such adjustments;

(C)

while an Event of Default under any of Clause 27.1 (Payment default) or Clauses 27.7 (Insolvency) to 27.10 (Similar events elsewhere) (inclusive) is continuing, the Margin for each Loan under Facility B and the Initial Revolving Facility shall be the highest percentage per annum set out above for a Loan under that Facility (or, in respect of any Incremental Facility Loan, the highest percentage rate per annum set out in the Incremental Facility Increase Notice in respect of the relevant Incremental Facility Commitments) provided that, once such Event of Default is remedied or waived, the applicable Margin shall be recalculated on the basis of the then most recently delivered Compliance Certificate and any variation of the Margin will apply with effect from the first day after that Event of Default ceased to be continuing; and

(D)

for the purpose of determining the Margin, the First Lien Net Leverage Ratio and Relevant Period shall be determined in accordance with Schedule 12 (General Undertakings) and paragraph (d) of Clause 1.6 (Calculations).

“Material Adverse Effect” means any event or circumstance which, in each case after taking into account all mitigating factors or circumstances, including any warranty, indemnity or other resources available to the Group or right of recourse against any third party with respect to the relevant event or circumstance and any obligation of any person in force to provide any additional equity investment, has a material adverse effect on:

(a)	the consolidated business, assets or financial condition of the Group (taken as a whole); or

(b)	the ability of the Group (taken as a whole) to perform its payment obligations under the Finance Documents.

“Material Subsidiary” means:

(a)

until the first set of Annual Financial Statements and accompanying Compliance Certificate are delivered, each wholly-owned Restricted Subsidiary of the Parent which has unconsolidated earnings before interest, tax, depreciation and amortisation (calculated on the same basis as Consolidated EBITDA taking each entity on an unconsolidated basis and excluding all intra-Group items) representing more than 5% of the Consolidated EBITDA of the Target Group (as determined by reference to the Target Group’s most recently available annual audited financial statements);

(b)

following delivery of the first set of Annual Financial Statements and accompanying Compliance Certificate, each wholly-owned Restricted Subsidiary of the Parent which has unconsolidated earnings before interest, tax, depreciation and amortisation (calculated on the same basis as Consolidated EBITDA taking each entity on an unconsolidated basis and excluding all intra-Group items) representing more than 5% of the Consolidated EBITDA of the Group (as determined by reference to the most recent Compliance Certificate supplied by the Company or the Parent with the Annual Financial Statements in each Financial Year ending after the Final Closing Date, and a report by the Auditors that a Subsidiary is or is not a Material Subsidiary shall, in the absence of manifest error, be conclusive and binding on all Parties); and

(c)

any direct Holding Company of a Restricted Subsidiary which itself is a Material Subsidiary pursuant to paragraph (a) or (b) above, provided such Holding Company is also a wholly-owned member of the Group.

“MFN Threshold” means USD 285,000,000 (or its equivalent in other currencies) (or such other amount as agreed between the Parent and the Majority Lenders).

“Minimum Acceptance Threshold” has the meaning given to that term in the definition of “Offer”.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)

(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last month of any period.

“Multi-account Overdraft” means an Ancillary Facility which is an overdraft facility comprising more than one account.

“Net Cash Proceeds” has the meaning given to that term in Schedule 12 (General Undertakings).

“Net Outstandings” means, in relation to a Multi-account Overdraft, the Ancillary Outstandings of that Multi-account Overdraft.

“NewCo” means each of the Company, BidCo, Lux FinCo and US Mergerco.

“New Lender” has the meaning given to that term in Clause 28.2 (Assignments by Lenders).

“Non-Acceptable L/C Lender” means a Lender under a Revolving Facility which:

(a)

other than any Original Lender and their Affiliates, is not an Acceptable Bank within the meaning of paragraph (a) of the definition of Acceptable Bank (other than a Lender which each Issuing Bank has agreed is acceptable to it notwithstanding that fact);

(b)	is a Defaulting Lender; or

(c)

has failed to make (or has notified the Agent and the Parent that it will not make) a payment to be made by it under Clause 7.3 (Indemnities) or Clause 30.11 (Lenders’ indemnity to the Agent) or any other payment to be made by it under the Finance Documents to or for the account of any other Finance Party in its capacity as Lender by the due date for payment unless the failure to pay falls within the description of any of those items set out at paragraphs (i) and (ii) of the definition of Defaulting Lender.

“Non-Consenting Lender” has the meaning given to that term in Clause 39.7 (Replacement of Lender).

“Obligor” means a Borrower or a Guarantor.

“Obligors’ Agent” means the Parent as appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to Clause 2.5 (Obligors’ Agent).

“Offer” means a takeover offer (within the meaning of section 974 of the United Kingdom Companies Act 2006) to the holders of the Target Shares with a minimum acceptance threshold of initially not less than 75% of the Target Shares or such lower acceptance threshold agreed by the Super Majority Lenders (the “Minimum Acceptance Threshold”) to be made by BidCo pursuant to the terms of the Offer Documents. For the avoidance of doubt, the Parties acknowledge and agree that no provision of this Agreement or any other Finance Document shall operate to prevent a takeover offer (within the meaning of section 974 of the United Kingdom Companies Act 2006) being made by BidCo to the holders of the Target Shares with an initial minimum acceptance threshold greater than 75%.

“Offer Documents” means the Rule 2.7 Announcement and the offer documents to be sent by BidCo to the Target’s shareholders, and otherwise made available to such persons and in the manner required by Rule 24.1 of the Takeover Code.

“Optional Currency” means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions relating to Optional Currencies).

“Original Borrower” means each Original RCF Borrower and each Original TLB Borrower.

“Original Financial Statements” means the audited consolidated financial statements of the Target and its Subsidiaries for the financial year ended 31 December 2016.

“Original Guarantor” means each entity listed in Part 3 (The Original Guarantors) of Schedule 1 (The Original Parties).

“Original Incremental Facility Lender” has the meaning given to that term in Clause 2.3 (Incremental Facility).

“Original Obligor” means the Original Borrowers and the Original Guarantors.

“Original RCF Borrower” means each entity listed in Part 2 (The Original RCF Borrowers) of Schedule 1 (The Original Parties).

“Original TLB Borrower” means each entity listed in Part 1 (The Original TLB Borrowers) of Schedule 1 (The Original Parties).

“Other Applicable Indebtedness” has the meaning given to that term in Clause 12.2 (Net Cash Proceeds of Dispositions).

“Other Revolving Facility Commitments” means:

(a)

in relation to an Additional Refinancing Lender, the aggregate amount of any revolving facility commitments made available pursuant to Clause 39.4 (Refinancing Amendments) and identified in the relevant Refinancing Amendment relating to such Other Revolving Facility Commitments and attributable to that Additional Refinancing Lender and the amount of any other Other Revolving Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase) or Clause 2.3 (Incremental Facility); and

(b)

in relation to any other Lender, the aggregate amount of any Other Revolving Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase) or Clause 2.3 (Incremental Facility),

to the extent not:

(i)	cancelled, reduced or transferred by it under this Agreement; or

(ii)	deemed to be zero pursuant to paragraph (l) of Clause 28.3 (Conditions of assignment) or Clause 28.15 (Notifiable Debt Purchase Transactions).

“Other Revolving Facility Loan” means a loan made or to be made pursuant to any Other Revolving Facility Commitments or the principal amount outstanding for the time being of that loan.

“Parent Entity” means any Holding Company of the Parent that directly or indirectly owns 100% of the equity of the Parent.

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Party” means a party to this Agreement.

“Perfection Requirements” means the making or the procuring of the appropriate registrations, filing, endorsements, notarisation, stampings and/or notifications of the Transaction Security Documents and/or the Security created thereunder.

“Permitted Acquisition” has the meaning given to that term in Schedule 12 (General Undertakings).

“Permitted Earlier Maturity Indebtedness Exception” has the meaning given to that term in Schedule 12 (General Undertakings).

“Permitted Holder” means any of the Investors and the Management Equityholders.

“Permitted Incremental Available Amount” means at any time an amount equal to the sum of:

(a)	the greater of USD 350,000,000 (or its equivalent in another currency) and 100% of LTM Consolidated EBITDA; plus

(b)	an unlimited additional amount:

(i)

in respect of any Incremental Facility Commitments and/or any Incremental Equivalent Debt established substantially simultaneously therewith, secured on a pari passu lien basis with Facility B and which would be included in the calculation of the First Lien Net Leverage Ratio, provided that:

(A)

the First Lien Net Leverage Ratio as of the last day of the most recently ended Relevant Period for which internal consolidated financial statements are available is less than or equal to 5.30:1.00 (calculated on a Pro Forma Basis for the incurrence and use of such Incremental Facility and/or Incremental Equivalent Debt and as if such Incremental Facility Commitments and/or Incremental Equivalent Debt were outstanding and fully drawn or utilised on the last day of such Relevant Period); or

(B)

if incurred or assumed in connection with any Permitted Acquisition or other Investment (in each case, as defined in Schedule 12 (General Undertakings)), the First Lien Net Leverage Ratio as of the last day of the most recently ended Relevant Period for which internal consolidated financial statements are available after giving effect to such Permitted Acquisition or Investment is equal to or less than the greater of:

(1)	5.30:1.00; and

(2)	the First Lien Net Leverage Ratio immediately prior thereto,

(in each case calculated on a Pro Forma Basis for the drawing in full of such Incremental Facility Commitments and/or any Incremental Equivalent Debt and such Permitted Acquisition or Investment); or

(C)

the proceeds of such Incremental Facility Commitments and/or Incremental Equivalent Debt are to be applied to refinance (in whole or in part) any Indebtedness of the Group secured on a pari passu lien basis with the Facilities and which are Senior Creditor Liabilities, Senior Notes Liabilities or Permitted Senior Financing Liabilities (each as defined in the Intercreditor Agreement) (plus an amount equal to all related fees, commissions, costs and expenses incurred by the Group with respect to such Incremental Facility and/or Incremental Equivalent Debt);

(ii)

in respect of any Incremental Second Lien Facility Commitments and/or any Incremental Equivalent Debt established substantially simultaneously therewith, secured on a pari passu lien basis or junior lien basis to the Second Lien Facility and which would be included in the calculation of the Total Secured Net Leverage Ratio, provided that:

(A)

the Total Secured Net Leverage Ratio as of the last day of the most recently ended Relevant Period for which internal consolidated financial statements are available is less than or equal to 6.75:1.00 (calculated on a Pro Forma Basis for the incurrence and use of such Incremental Second Lien Facility Commitments and/or Incremental Equivalent Debt and as if such Incremental Second Lien Facility Commitments and/or Incremental Equivalent Debt were outstanding and fully drawn or utilised on the last day of such Relevant Period); or

(B)

if incurred or assumed in connection with any Permitted Acquisition or other Investment (in each case, as defined in Schedule 12 (General Undertakings)), the Total Secured Net Leverage Ratio as of the last day of the most recently ended Relevant Period for which internal consolidated financial statements are available after giving effect to such Permitted Acquisition or Investment is equal to or less than the greater of:

(1)	6.75:1.00; and

(2)	the Total Secured Net Leverage Ratio immediately prior thereto,

(in each case calculated on a Pro Forma Basis for the drawing in full of such Incremental Second Lien Facility Commitments and/or any Incremental Equivalent Debt and such Permitted Acquisition or Investment); or

(C)

the proceeds of such Incremental Second Lien Facility Commitments and/or Incremental Equivalent Debt are to be applied to refinance (in whole or in part) any Indebtedness of the Group ranking pari passu with or on a junior lien basis to the Second Lien Facility and which are Second Lien Liabilities (as defined in the Intercreditor Agreement) (plus an amount equal to all related fees, commissions, costs and expenses incurred by the Group with respect to such Incremental Facility and/or Incremental Equivalent Debt); and

(iii)

in respect of any other Incremental Equivalent Debt which is unsecured or not secured by the Charged Property and would not be included in the calculation of the First Lien Net Leverage Ratio or the Total Secured Net Leverage Ratio, provided that:

(A)	at the option of the Parent (in its sole and absolute discretion), either:

(1)

the Total Net Leverage Ratio as of the last day of the most recently ended Relevant Period for which internal consolidated financial statements are available is less than or equal to 6.75:1.00 (calculated on a Pro Forma Basis for the incurrence and use of such Incremental Equivalent Debt and as if such Incremental Equivalent Debt was outstanding and fully drawn or utilised on the last day of such Relevant Period); or

(2)

the Fixed Charge Coverage Ratio as of the last day of the most recently ended Relevant Period for which internal consolidated financial statements are available is equal to or greater than 2.00:1.00 (calculated on a Pro Forma Basis for the incurrence and use of such Incremental Equivalent Debt and as if such Incremental Equivalent Debt was outstanding and fully drawn or utilised on the last day of such Relevant Period); or

(B)

if incurred or assumed in connection with any Permitted Acquisition or other Investment (in each case, as defined in Schedule 12 (General Undertakings)), at the option of the Parent (in its sole and absolute discretion), either:

(1)

the greater of (x) the Total Net Leverage Ratio as of the last day of the most recently ended Relevant Period for which internal consolidated financial statements are available after giving effect to such Permitted Acquisition or other Investment is equal to or less than 6.75:1.00, or (y) the Total Net Leverage Ratio immediately prior thereto (in each case, calculated on a Pro Forma Basis for the incurrence of such Incremental Equivalent Debt and such Permitted Acquisition or Investment); or

(2)

the lower of (x) the Fixed Charge Coverage Ratio as of the last day of the most recently ended Relevant Period for which internal consolidated financial statements are available after giving effect to such Permitted Acquisition or other Investment is equal to or greater than 2.00:1.00, or (y) the Fixed Charge Coverage Ratio immediately prior thereto (in each case calculated on a Pro Forma Basis for the drawing in full of such Incremental Equivalent Debt and such Permitted Acquisition or Investment); or

(C)

the proceeds of such Incremental Equivalent Debt are to be applied to refinance (in whole or in part) any Indebtedness of the Group which is unsecured or not secured by the Charged Property (plus an amount equal to all related fees, commissions, costs and expenses incurred by the Group with respect to such Incremental Equivalent Debt), plus

(c)	an additional amount:

(i)

in respect of any Incremental Facility Commitments and/or any Incremental Equivalent Debt secured on a pari passu lien basis with Facility B, unless already utilised pursuant to sub-paragraph (ii) or (iii) below, equal to the aggregate of: (x) all voluntary prepayments, repurchases, redemptions and other retirements of Facility B, any Incremental Facility Commitments and/or any Incremental Equivalent Debt secured on a pari passu lien basis with Facility B, and (y) all permanent reductions of the Initial Revolving Facility and/or any Incremental Revolving Facility made prior to such date of incurrence (in each case, including Debt Purchase Transactions, which shall be credited to the extent of the actual purchase price paid in cash) (other than voluntary prepayments, repurchases, redemptions and other retirements and voluntary commitment reductions to the extent funded by a contemporaneous refinancing with long-term funded indebtedness (other than revolving loans)) (the “First Lien Incremental Prepayment Amount”); and

(ii)

in respect of any Incremental Second Lien Facility Commitments and/or any Incremental Equivalent Debt secured on a pari passu lien basis with the Second Lien Facility, equal to the aggregate of: (x) the First Lien Incremental Prepayment Amount (unless already utilised pursuant to sub-paragraph (i) above), and (y) unless already utilised pursuant to sub-paragraph (iii) below, all voluntary prepayments, repurchases, redemptions and other retirements of the Second Lien Facility, any Incremental Second Lien Facility and any Incremental Equivalent Debt secured on a pari passu lien basis with the Second Lien Facility (including Debt Purchase Transactions (as such term is defined in the Second Lien Facility Agreement), which shall be credited to the extent of the actual purchase price paid in cash) (other than voluntary prepayments, repurchases, redemptions and other retirements and voluntary commitment reductions to the extent funded by a contemporaneous refinancing with long-term funded indebtedness (other than revolving loans)) (the “Second Lien Incremental Prepayment Amount”); and

(iii)

in respect of any Incremental Equivalent Debt which is unsecured or not secured by the Charged Property or is secured by the Charged Property on a junior lien basis to the Second Lien Facility, equal to the aggregate of: (x) the First Lien Incremental Prepayment Amount (unless already utilised pursuant to sub-paragraph (i) or (ii) above, without duplication), (y) the Second Lien Incremental Prepayment Amount (unless already utilised pursuant to sub-paragraph (ii) above), and (z) all voluntary prepayments, repurchases, redemptions and other retirements of any Incremental Equivalent Debt which is unsecured or not secured by the Charged Property or is secured by the Charged Property on a junior lien basis to the Second Lien Facility (other than voluntary prepayments, repurchases, redemptions and other retirements and voluntary commitment reductions to the extent funded by a contemporaneous refinancing with long-term funded indebtedness (other than revolving loans)), it being understood that the applicable Borrower shall be deemed to have utilised amounts under paragraph (b) above (to the extent compliant therewith) prior to utilising amounts under paragraph (a) or (c) above, and the applicable Borrower shall be deemed to have utilised amounts under paragraph (c) above (to the extent applicable) prior to utilising amounts under paragraph (a) above.

“Permitted Refinancing” has the meaning given to that term in Schedule 12 (General Undertakings).

“Permitted Transaction” has the meaning given to that term in Schedule 12 (General Undertakings).

“PMSL Disposal” has the meaning given to that term in the Rule 2.7 Announcement.

“Press Release” has the meaning given to that term in the definition of “Scheme Documents”.

“Pro Rata Share” means, in relation to a Lender and a Facility, the proportion which a Lender’s Commitment under that Facility bears to the aggregate of all of the Commitments under that Facility.

“Qualified Equity Interest” has the meaning given to that term in Schedule 12 (General Undertakings).

“Quarter Date” has the meaning given to that term in Schedule 12 (General Undertakings).

“Quarterly Financial Statements” has the meaning given to that term in Clause 25.2 (Financial Statements).

“Quotation Day” means, in relation to any period for which an interest rate is to be determined:

(a)	(if the currency is euro) two TARGET Days before the first day of that period;

(b)	(if the currency is sterling) the first day of that period; or

(c)	(for any other currency) two Business Days before the first day of that period,

unless market practice differs in the Relevant Market for that currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days).

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

“Reference Bank Quotation” means any quotation supplied to the Agent by a Base Reference Bank.

“Refinancing Amendment” means an amendment to this Agreement executed by each of (a) the Parent, (b) the Agent, (c) each Additional Refinancing Lender and (d) each Lender that agrees to provide any portion of Refinancing Term Loans, Other Revolving Facility Commitments or Other Revolving Facility Loans incurred pursuant thereto, in accordance with Clause 39.4 (Refinancing Amendments).

“Refinancing Term Commitments” means:

(a)

in relation to an Additional Refinancing Lender, the aggregate amount of any term facility commitments made available pursuant to Clause 39.4 (Refinancing Amendments) and identified in the relevant Refinancing Amendment relating to such Refinancing Term Commitments and attributable to that Additional Refinancing Lender and the amount of any other Refinancing Term Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase) or Clause 2.3 (Incremental Facility); and

(b)

in relation to any other Lender, the aggregate amount of any Refinancing Term Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase) or Clause 2.3 (Incremental Facility),

to the extent not:

(i)	cancelled, reduced or transferred by it under this Agreement; or

(ii)	deemed to be zero pursuant to paragraph (l) of Clause 28.3 (Conditions of assignment) or Clause 28.15 (Notifiable Debt Purchase Transactions).

“Refinancing Term Loan” means a loan made or to be made pursuant to any Refinancing Term Commitments or the principal amount outstanding for the time being of that loan.

“Register” has the meaning given to that term in Clause 28.9 (The Register).

“Regulated Entity” means each member of the Group whose business activities are subject to licence, supervised or regulated by a Relevant Regulator.

“Regulation” has the meaning given to that term in Clause 24.22 (Centre of main interests).

“Related Fund” in relation to a fund (a “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Relevant Jurisdiction” means, in relation to an Obligor:

(a)	its jurisdiction of incorporation; and

(b)	the jurisdiction whose laws govern any of the Transaction Security Documents entered into by it.

“Relevant Market” means:

(a)	in relation to euro, the European interbank market;

(b)	in relation to CAD, the market for Canadian bankers’ acceptances; and

(c)	in relation to any other currency, the London interbank market.

“Relevant Period” has the meaning given to that term in Schedule 12 (General Undertakings).

“Relevant Regulator” means the Isle of Man Financial Services Authority, the Swiss Financial Market Supervisory Authority (FINMA), the UK Financial Conduct Authority, the UK Payment Systems Regulator, the UK Competition and Markets Authority, the Financial Services Commission of Mauritius or any other entity, agency, governmental authority or person that has regulatory authority over the business or operations of any member of the Group.

“Renewal Request” means a written notice delivered to the Agent in accordance with Clause 6.6 (Renewal of a Letter of Credit).

“Repeating Representations” has the meaning given to that term in Clause 24.24 (Repetition).

“Reports” means the following reports:

(a)	the legal bidder due diligence report dated on or about 4 July 2017 prepared by Latham & Watkins LLP;

(b)	the legal bidder due diligence report dated on or about 5 July 2017 in respect of gambling regulation prepared by Clifford Chance LLP;

(c)	the financial and tax bidder due diligence report dated on or about 6 July 2017 prepared by PricewaterhouseCoopers LLP;

(d)	the technology, costs and cybersecurity bidder due diligence report dated on or about 6 July 2017 prepared by AlixPartners LLP;

(e)	the Tax Structure Memorandum; and

(f)	the commercial bidder due diligence report dated on or about 5 July 2017 prepared by Bain & Company.

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Resignation Letter” means a resignation letter substantially in the form set out in Schedule 14 (Form of Resignation Letter) delivered in accordance with Clause 29.3 (Resignation of a Borrower) and Clause 29.5 (Resignation of a Guarantor).

“Restricted Asset” means, in relation to any Regulated Entity:

(a)	the regulatory capital that a Regulated Entity is required to maintain pursuant to any Capital Requirement;

(b)

the Settlement Cash Balances of that Regulated Entity and any other cash held by or on behalf of that Regulated Entity for merchants, End Users, Card Schemes, cardholders of any Card Scheme, banks, financial institutions or other similar entity or person;

(c)

any amounts held by or on behalf of that Regulated Entity (including, without limitation, in Segregated Accounts) in accordance with the terms of a licence, order, rule, principle, guideline or guidance issued by a Relevant Regulator and/or the Payment Services Directive (PSD, 2007/64/EC), the Second Payment Services Directive (PSD 2, (EU) 2015/2366) or the E-Money Directive or any relevant implementing regulation or legislation (including but not limited to the Electronic Money Regulations 2011, the Payment Services Regulations 2009 and/or the Payment Services Regulations 2017), as amended and/or replaced from time to time, for merchants, other payment service users or payment service providers, End Users, Card Schemes, cardholders of any Card Scheme, banks, financial institutions or other similar entity or person;

(d)

any sums receivable by or on behalf of that Regulated Entity from or under any End User, Card Scheme, bank, financial institution or other similar entity or person for onward transmission or remittance to a merchant;

(e)

any sums receivable by or on behalf of that Regulated Entity from a merchant for onward transmission or remittance to or under any End User, Card Scheme, bank, financial institution or other similar entity or person;

(f)

any right, title or interest of that Regulated Entity in or under any letter of credit, guarantee, cash collateral or other financial support or Security provided by a bank, financial institution or other similar entity (or an affiliate thereof) for its account to any End User or Card Scheme counterparty; and

(g)	any bank accounts which contain or are reasonably likely to contain any of the aforementioned assets.

“Restricted Payment” has the meaning given to that term in Schedule 12 (General Undertakings).

“Restricted Subsidiary” means any Subsidiary of the Parent other than an Unrestricted Subsidiary.

“Retained Excess Cash Flow” means Excess Cash Flow not required to be applied in prepayment of Indebtedness under this Agreement.

“Revolving Facility” means the Initial Revolving Facility, any Incremental Revolving Facility and/or any Extended Revolving Facility.

“Revolving Facility Borrower” means each Original RCF Borrower and any member of the Group which accedes as an Additional Borrower under a Revolving Facility in accordance with Clause 29 (Changes to the Obligors), unless it has ceased to be a Revolving Facility Borrower in accordance with Clause 29 (Changes to the Obligors).

“Revolving Facility Commitment” means in respect of any Lender the aggregate amount of its Initial Revolving Facility Commitments, the aggregate amount of its Incremental Revolving Facility Commitments and/or the aggregate amount of its Other Revolving Facility Commitments.

“Revolving Facility Financial Covenant Condition” has the meaning given to that term in Schedule 12 (General Undertakings).

“Revolving Facility Lender” means a Lender under a Revolving Facility.

“Revolving Facility Loan” means an Initial Revolving Facility Loan, an Incremental Revolving Facility Loan, an Extended Revolving Facility Loan and/or an Other Revolving Facility Loan or, in each case, the principal amount outstanding for the time being of that Loan.

“Revolving Facility Utilisation” means a Revolving Facility Loan or a Letter of Credit issued under the Initial Revolving Facility.

“Rollover Loan” means one or more Revolving Facility Utilisations under the same Revolving Facility:

(a)	made or to be made on the same day that:

(i)	a maturing Revolving Facility Loan under that Revolving Facility is due to be repaid; or

(ii)	a payment of outstandings under an Ancillary Facility in connection with that Revolving Facility is due to be met;

(iii)	a demand by the Agent pursuant to a drawing in respect of, or payment by the Group in respect of, a Letter of Credit issued in connection with that Revolving Facility is due to be met; and

(b)	the aggregate amount of which is equal to or less than the amount of the maturing Revolving Facility Loan, Ancillary Facility Utilisation or the relevant claim in respect of that Letter of Credit;

(c)

in the same currency as the maturing Revolving Facility Loan (unless it arose as a result of the operation of Clause 8.2 (Unavailability of a currency)), Ancillary Facility Utilisation or the relevant claim in respect of that Letter of Credit; and

(d)

made or to be made to the same Revolving Facility Borrower (or, if applicable in the case of an Ancillary Facility Utilisation, that Revolving Facility Borrower’s Affiliate) or the Parent for the purpose of:

(i)	refinancing that maturing Revolving Facility Loan or Ancillary Facility Utilisation; or

(ii)	satisfying the relevant claim in respect of that Letter of Credit.

“Rule 2.7 Announcement” means the press announcement dated 4 August 2017 released by BidCo and the Target to announce a firm intention on the part of BidCo to make an offer to acquire Target Shares on the terms of the Scheme (or the Offer) in accordance with Rule 2.7 of the Takeover Code.

“Sale” means a sale of all or substantially all of the business and/or assets of the Group (whether in a single transaction or a series of transactions).

“Sanction(s)” means any international economic sanction administered or enforced by the United States government (including, without limitation, the Office of Foreign Assets Control of the US Department of Treasury), the United Nations Security Council, the European Union or Her Majesty’s Treasury.

“Scheme” means the Isle of Man law governed scheme of arrangement effected under section 152 of the Act proposed by the Target to its shareholders to implement the Acquisition on the terms and conditions set out in the Acquisition Documents.

“Scheme Circular” means the circular dated 31 August 2017 (including any supplementary circular) issued by the Target to its shareholders setting out the resolutions and proposals for and the terms of the Scheme.

“Scheme Documents” means each of the Rule 2.7 Announcement (and any other press release in respect of the Acquisition, collectively a “Press Release”), the Scheme Circular, the Scheme Order and any other documents distributed by or on behalf of BidCo to (among others) shareholders of the Target in connection with the Scheme.

“Scheme Effective Date” has the meaning given to that term in paragraph (f) of Clause 4.4 (Maximum number of Utilisations).

“Scheme Order” means an order of the Court sanctioning the Scheme pursuant to section 152 of the Act.

“Screen Rate” means:

(a)

in relation to LIBOR, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate);

(b)

in relation to EURIBOR, the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate); and

(c)

in relation to CDOR, the average discount rates for Canadian bankers’ acceptances (with a period to maturity equal in length to the relevant period (disregarding any inconsistency arising from the last day of that period being determined pursuant to the terms of this Agreement)) displayed on page CDOR of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate).

or, in each case, on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Parent.

“Second Lien Facility” means the second lien facility made available under the Second Lien Facility Agreement (other than any Incremental Second Lien Facility).

“Second Lien Facility Agreement” means the second lien facility agreement dated on or about the date of this Agreement between, among others, the Parent, the Company, the Agent and the Security Agent and the lenders party thereto.

“Second Lien Finance Documents” has the meaning given to that term in the Intercreditor Agreement.

“Second Lien Finance Parties” means the “Finance Parties” as that term is defined in the Second Lien Facility Agreement.

“Second Lien Lender” means the “Lenders” as that term is defined in the Second Lien Facility Agreement.

“Secured Parties” means each Finance Party from time to time party to this Agreement and any Receiver or Delegate.

“Security” means a mortgage, charge, pledge, lien, collateral assignment or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Security Jurisdiction” means each of the United Kingdom, the United States, Luxembourg, the Isle of Man and the jurisdiction of incorporation of any Borrower.

“Segregated Accounts” means a segregated, safeguarding or other similar account established by a member of the Group from time to time into which monies of merchants,

other payment service users, other payment service providers, End Users, Card Schemes, cardholders of any Card Scheme, banks, financial institutions or other similar entity or person are paid pending payment on to the relevant merchants, other payment service users, other payment service providers, End Users, Card Schemes, cardholders of any Card Scheme, banks, financial institutions or other similar entity or person, in accordance with the terms of a license, order, rule, principle, guideline or guidance issued by a Relevant Regulator and/or the Payment Services Directive (PSD, 2007/64/EC), the Second Payment Services Directive (PSD 2, (EU) 2015/2366) or the E-Money Directive or any relevant implementing regulation or legislation (including but not limited to the Electronic Money Regulations 2011, the Payment Services Regulations 2009 and/or the Payment Services Regulations 2017), as amended and/or replaced from time to time.

“Selection Notice” means a notice substantially in the form set out in Schedule 3 (Requests and Notices) given in accordance with Clause 15 (Interest Periods).

“Separate Loans” has the meaning given to that term in Clause 10.2 (Repayment of Revolving Facility Loans).

“Settlement Assets” means in the case of each relevant member of the Group:

(a)	any amounts owed to a member of the Group from End Users and/or cardholders of any Card Scheme after taking into account write downs for anticipated doubtful debts;

(b)	any amounts due from an End User, Card Scheme, bank, financial institution or other similar entity or person under Settlement Contracts; and

(c)	any Settlement Cash Balances.

“Settlement Cash Balances” means, in the case of each relevant member of the Group, cash in hand or credited to any account with a bank, financial institution or other similar entity and which has been received from an End User, Card Scheme, merchant or cardholder of a Card Scheme or a bank, financial institution or other similar entity or person under Settlement Contracts and is held by or on behalf of a member of the Group (including, without limitation, in Segregated Accounts) or by a person who has entered into a sponsorship agreement with a member of the Group and is holding such cash on behalf of that member of the Group, in each case, for onward payment to End Users, Card Schemes, merchants, cardholders, banks, financial institutions or other similar entities or persons.

“Settlement Contracts” means, in the case of each relevant member of the Group, contracts entered into between the relevant member of the Group and (i) merchants or other parties who may refer or introduce merchants for the provision of point of sale, e-commerce gateway, merchant acquiring or related payment processing services (or a combination of such services) or (ii) End Users, Card Schemes, cardholders, banks, financial institutions or other similar entities or persons for the provision of issuer services/processing activities or related issuer services/processing activities (or a combination of such services).

“Settlement Debt” means any indebtedness of a member of the Group (including, without limitation, any intra-day or clearing facility) which together with Settlement Assets are used directly or indirectly to pay Settlement Liabilities.

“Settlement Liabilities” means in the case of each relevant member of the Group:

(a)

any amounts due from a member of the Group to an End User, Card Scheme, merchant, cardholder of a Card Scheme, bank, financial institution or other similar entities or persons (including, without limitation, by way of any e-wallet or other account provided or otherwise made available by any member of the Group) under Settlement Contracts; and

(b)	any Settlement Payables.

“Settlement Payables” means, in the case of each relevant member of the Group, the amounts payable to an End User, Card Scheme, merchant, cardholder of a Card Scheme, bank, financial institution or other similar entities or persons under Settlement Contracts in respect of transactions which have been notified to the relevant member of the Group including, for the avoidance of doubt, amounts held as deferred settlement or withheld for any other reason from such merchants, End Users, Card Schemes, cardholders, banks, financial institutions or other similar entities or persons.

“Specified Equity Contribution” means any cash contribution to the equity or capital of the Parent and/or any purchase of, or investment in, any Qualified Equity Interest in the Parent by any Holding Company of the Parent or other person and/or the proceeds of any Shareholder Indebtedness but not including any of the foregoing to the extent funded (directly or indirectly) from any proceeds of Senior Parent Liabilities (as defined in the Intercreditor Agreement) which, in each case, is made pursuant to paragraph (b) of Clause 27.2 (Financial covenant).

“Specified Time” means a day or time determined in accordance with Schedule 8 (Timetables).

“Sponsor” means Blackstone or CVC and “Sponsors” shall be construed accordingly.

“Squeeze-Out Date” means, upon becoming entitled to exercise the squeeze out procedure set out in section 154 of the Act pursuant to which BidCo may acquire any remaining shares of the Target and initiation of such procedure in accordance with its terms, the first date on which all shares in the Target are acquired by the Group pursuant to exercise of such procedure.

“Squeeze-Out Procedure” means, if BidCo becomes entitled to give notice under section 154 of the Act, the procedure to be implemented following the date on which the Offer is declared or becomes unconditional in all respects under section 154 of the Act to squeeze out all of the outstanding Target Shares which BidCo has not acquired, contracted to acquire or in respect of which it has not received valid acceptances.

“Subsidiary” means in relation to any person, any entity which is controlled directly or indirectly by that person and any entity (whether or not so controlled) treated as a subsidiary in the latest financial statements of that person from time to time, and “control” for this purpose means the direct or indirect ownership of the majority of the voting share capital of such entity or the right or ability to direct management to comply with the type of material restrictions and obligations contemplated in this Agreement or to determine the composition of a majority of the board of directors (or its equivalent in other jurisdictions) of such entity, in each case whether by virtue of ownership of share capital, contract or otherwise.

“Substitute Affiliate Lender” has the meaning given to that term in Clause 5.6 (Lender Affiliates and Facility Office).

“Substitute Facility Office” has the meaning given to that term in Clause 5.6 (Lender Affiliates and Facility Office).

“Super Majority Lenders” means, at any time:

(a)

a Lender or Lenders whose Commitments aggregate 66 2⁄3% or more of the Total Commitments (and for this purpose the amount of an Ancillary Lender’s Revolving Facility Commitments shall not be reduced by the amount of its Ancillary Commitment); and

(b)	if the Total Commitments have been reduced to zero, whose Commitments aggregated to 66 2⁄3% or more of the Total Commitments immediately prior to that reduction.

“Super Majority Revolving Facility Lenders” means Lenders whose Revolving Facility Commitments aggregate 66 2⁄3% or more of the Total Revolving Facility Commitments (and for this purpose the amount of an Ancillary Lender’s Revolving Facility Commitment shall not be reduced by the amount of its Ancillary Commitment) provided that the Commitments of any Defaulting Lenders shall in each case be excluded for the purposes of making any determination of Super Majority Revolving Facility Lenders and provided further that for the avoidance of doubt any Revolving Facility Commitments established pursuant to Clause 2.3 (Incremental Facility) shall be included as Revolving Facility Commitments for the purposes of this definition.

“Swap Contract” has the meaning given to that term in Schedule 12 (General Undertakings).

“Takeover Code” means the UK City Code on Takeovers and Mergers, as administered by the Takeover Panel, as may be amended from time to time.

“Takeover Panel” means the UK Panel on Takeovers and Mergers.

“Target” means Paysafe Group plc.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.

“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in euro.

“Target Group” means the Target and its Subsidiaries.

“Target Shares” means ordinary shares of Target having a nominal value of £0.01 each in the capital of the Target from time to time, including without limitation any ordinary shares in the Target arising on exercise of Target Group options or awards.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tax Structure Memorandum” means the tax structure memorandum dated on or prior to the Initial Closing Date prepared by PricewaterhouseCoopers LLP in relation to the Acquisition.

“Term” means each period determined under this Agreement for which the Issuing Bank is under a liability under a Letter of Credit.

“Term Facility” means Facility B, any Incremental Term Facility and/or any Extended Term Facility.

“Term Loan” means a Facility B Loan or an Incremental Term Facility Loan.

“Termination Date” means:

(a)	in respect of Facility B, the date falling seven years after the Initial Closing Date;

(b)	in respect of the Initial Revolving Facility, the date falling six years after the Initial Closing Date; and

(c)	in relation to each Incremental Facility, the date specified in the relevant Incremental Facility Increase Notice,

in each case, as such date may be amended pursuant to any Extension Amendment or Refinancing Amendment relating to such Facility.

“TLB Borrower” means each Original TLB Borrower and any member of the Group which accedes as an Additional Borrower under Facility B in accordance with Clause 29 (Changes to the Obligors), unless it has ceased to be a TLB Borrower in accordance with Clause 29 (Changes to the Obligors).

“Total Commitments” means the aggregate of the Total Facility B Commitments, the Total Initial Revolving Facility Commitments, the aggregate Other Revolving Facility Commitments, and any Total Incremental Facility Commitments.

“Total Facility B Commitments” means the aggregate of the Total Facility B1 Commitments and the Total Facility B2 Commitments, being equal to $1,010,000,000 and €813,716,325.32 as at the date of this Agreement.

“Total Facility B1 Commitments” means the aggregate of the Facility B1 Commitments, being $1,010,000,000 at the date of this Agreement.

“Total Facility B2 Commitments” means the aggregate of the Facility B2 Commitments, being €813,716,325.32 as at the date of this Agreement.

“Total Incremental Facility Commitments” means the aggregate of the Incremental Facility Commitments, being zero at the date of this Agreement.

“Total Incremental Revolving Commitments” means the aggregate of the Incremental Revolving Facility Commitments.

“Total Incremental Term Facility Commitments” means the aggregate of the Incremental Term Facility Commitments.

“Total Initial Revolving Facility Commitments” means the aggregate of the Initial Revolving Facility Commitments, being $175,000,000 at the date of this Agreement.

“Total Revolving Facility Commitments” means the aggregate of the Total Initial Revolving Facility Commitments, the aggregate Total Incremental Revolving Commitments and the aggregate Other Revolving Facility Commitments.

“Trade Instruments” means any performance bonds, advance payment bonds or documentary letters of credit issued in respect of the obligations of any member of the Group arising in the ordinary course of trading of that member of the Group.

“Transaction Documents” means the Finance Documents and the Equity Documents.

“Transaction Security” means the Security created or expressed to be created in favour of the Security Agent and, where applicable, any other Finance Party, pursuant to the Transaction Security Documents.

“Transaction Security Documents” means:

(a)	each of the security documents listed in paragraph 2 of Part 2 of Schedule 2 (Conditions Precedent); and

(b)	any security document entered into by an Obligor required to be delivered to the Agent or the Security Agent pursuant to this Agreement,

together with any other document entered into by any Obligor creating or expressed to create any Security over all or any part of its assets in respect of the obligations of any Obligor under any of the Finance Documents.

“Transfer Date” means, in relation to an assignment, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement; and

(b)	the date on which the Agent executes the relevant Assignment Agreement.

“UK Borrower” means a Borrower which is incorporated in the United Kingdom.

“UK Obligor” means an Obligor which is incorporated in the United Kingdom.

“Undisclosed Administration” means the appointment of an administrator, provisional liquidator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or pursuant to the law in the country where such Finance Party is subject to home jurisdiction suspension, if applicable law requires that such appointment is not to be publically disclosed.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“Unrestricted Asset” means any asset of a Regulated Entity which is not a Restricted Asset.

“Unrestricted Subsidiary” has the meaning given to that term in Schedule 12 (General Undertakings).

“US” or “United States” means the United States of America.

“US Bankruptcy Law” means the United States Bankruptcy Code of 1978 (Title 11 of the United States Code).

“US Co-borrower” means Pi US Borrowerco, LLC, a limited liability company formed under the laws of Delaware with registered number 6481553.

“US Guarantor” means any Guarantor that is incorporated or organized under the laws of the US or any state thereof (or the District of Columbia) or that has a place of business or property in the US.

“US Mergerco” means Pi US Mergerco, Inc., a company incorporated under the laws of Delaware with registered number 6489452.

“US Tax Obligor” means:

(a)	a Borrower which is resident for tax purposes in the US; or

(b)	an Obligor some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 10756, as amended or modified from time to time.

“Utilisation” means a Loan or a Letter of Credit.

“Utilisation Date” means the date of an Utilisation, being the date on which the relevant Loan is to be made or the relevant Letter of Credit is to be issued.

“Utilisation Request” means a notice substantially in the relevant form set out in Part 1 of Schedule 3 (Requests and Notices).

“VAT” means:

(a)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(b)

any other tax of a similar nature, (including any goods and services tax, value added tax or consumption tax), whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

“Waived Amount” has the meaning given to it in paragraph (c) of Clause 12.5 (Right to refuse prepayment).

“Weighted Average Life to Maturity” has the meaning given to that term in Schedule 12 (General Undertakings).

“Write-down and Conversion Powers” means:

(a)

in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and

(b)	in relation to any other applicable Bail-In Legislation:

(i)

any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation.

“Yield” means, when applied to any Indebtedness, the yield thereon (taking into account interest margins, and interest rate floors and upfront fees, original issue discount, in each case incurred or payable by the Obligors generally to all lenders of such Indebtedness, with such upfront fees and original issue discount equated to interest margins based on an assumed four year life to maturity or, if less, the stated life to maturity at the time of incurrence of the applicable Indebtedness); provided that “Yield” shall not include amendment fees, consent fees, arrangement fees, structuring fees, commitment fees, underwriting fees, placement fees, advisory fees, success fees, ticking fees, undrawn commitment fees and similar fees (regardless of whether any of the foregoing fees are paid to, or shared with, in whole or in part any or all lenders), any fees not paid or payable in the primary syndication of such Indebtedness or other fees not paid or payable generally to all lenders rateably.

1.2	Construction

(a)	Unless a contrary indication appears, a reference in this Agreement to:

(i)	a capitalised form not defined in Clause 1.1 (Definitions) has the meaning given to it in Schedule 12 (General Undertakings);

(ii)

the “Agent”, any “Arranger”, any “Bookrunner”, any “Co-Manager”, any “Finance Party”, any “Issuing Bank”, any “Lender”, any “Obligor”, any “Party”, any “Secured Party”, the “Security Agent” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with the Finance Documents;

(iii)	a document in “agreed form” is a document which is previously agreed in writing by or on behalf of the Agent and the Parent;

(iv)	“assets” includes present and future properties, revenues and rights of every description;

(v)	“cash” includes all cash at hand or in transit or in tills or payments made by cheques or debit cards or credit cards which are yet to be received or cleared funds;

(vi)

a “Finance Document” or a “Transaction Document” or any other agreement or instrument is a reference to that Finance Document or Transaction Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(vii)

“guarantee” means (other than in Clause 23 (Guarantees and Indemnity)) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(viii)	“indebtedness” includes any obligation (whether incurred as principal, guarantor, surety or otherwise) for the payment or repayment of money, whether present or future, actual or contingent;

(ix)	the “Interest Period” of a Letter of Credit shall be construed as a reference to the Term of that Letter of Credit;

(x)

references to any matter being “permitted” under this Agreement or any other Finance Document or other agreement shall (other than in respect of Clause 28 (Changes to the Lenders), paragraph (c) of Clause 30.16 (Relationship with the Lenders) or any equivalent or substantially similar provision in any other Finance Document or other agreement) include references to such matters not being prohibited or otherwise being approved under this Agreement or such Finance Document or other agreement;

(xi)	a Lender’s “participation” in relation to a Letter of Credit, shall be construed as a reference to the relevant amount that is or may be payable by a Lender in relation to that Letter of Credit;

(xii)

a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, grouping or partnership (whether or not having separate legal personality);

(xiii)

a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law, but if not having force of law which are binding or customarily complied with) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(xiv)	a Utilisation made or to be made to a Borrower includes a Letter of Credit issued on its behalf;

(xv)	a provision of law is a reference to that provision as amended or re-enacted; and

(xvi)	a time of day is a reference to London time.

(b)

The determination of the extent to which a rate is for a period equal in length to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(c)	Section, Clause and Schedule headings are for ease of reference only.

(d)

Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(e)

A Revolving Facility Borrower providing cash cover for a Letter of Credit or an Ancillary Facility means a Revolving Facility Borrower paying an amount in the currency of the Letter of Credit (or, as the case may be, Ancillary Facility) to an interest-bearing account in the name of the Revolving Facility Borrower and the following conditions being met:

(i)	the account is with the Security Agent, the Issuing Bank or the relevant Ancillary Lender for which that cash cover is to be provided;

(ii)

subject to paragraph (b) of Clause 7.6 (Regulation and consequences of cash cover provided by Borrower), until no amount is or may be outstanding under that Letter of Credit or Ancillary Facility, withdrawals from the account may only be made to pay the relevant Finance Party amounts due and payable to it under this Agreement in respect of that Letter of Credit or Ancillary Facility; and

(iii)

the Revolving Facility Borrower has executed a security document over that account, in form and substance satisfactory to the Security Agent or Ancillary Lender with which that account is held, creating a first ranking security interest over that account.

(f)

A Default (including an Event of Default) is continuing if it has not been remedied or waived. If any Default or Event of Default has occurred but is no longer continuing (a “Cured Default”), any other Default or Event of Default which would not have arisen had the Cured Default not occurred, shall be deemed not to be continuing automatically upon, and simultaneous with, the remedy or waiver of the Cured Default. For the avoidance of doubt, any Default in respect of a failure to comply with any obligation in a Finance Document to deliver any notice, certificate or other document or information, as applicable, within a prescribed time period (including, without limitation, under Clause 25 (Information and Accounting Undertakings)) shall be deemed to be cured upon performance of such obligation even though such performance is not within the prescribed period specified in any Finance Document.

(g)	A Borrower “repaying” or “prepaying” a Letter of Credit or Ancillary Outstandings means:

(i)	that Borrower providing cash cover for that Letter of Credit or in respect of the Ancillary Outstandings;

(ii)	the maximum amount payable under the Letter of Credit or Ancillary Facility being reduced or cancelled in accordance with its terms;

(iii)	in the case of a Letter of Credit, that Letter of Credit is returned by the beneficiary with its written confirmation that it is released and cancelled;

(iv)

in the case of a Letter of Credit, a bank or financial institution approved by the Issuing Bank (acting reasonably) has issued an unconditional and irrevocable guarantee, indemnity, counter indemnity or similar assurance against financial loss in respect of amounts due under that Letter of Credit; or

(v)	the Issuing Bank or Ancillary Lender being satisfied that it has no further liability under that Letter of Credit or Ancillary Facility,

and the amount by which a Letter of Credit is, or Ancillary Outstandings are, repaid or prepaid under paragraphs (g)(i) and (ii) above is the amount of the relevant cash cover or reduction or, in the case of paragraphs (g)(iii), (iv) and (v) above the full amount payable under such Letter of Credit or Ancillary Outstandings.

(h)	An amount borrowed includes any amount utilised by way of Letter of Credit or under an Ancillary Facility, unless a contrary indication appears.

(i)	A Lender funding its participation in an Utilisation includes a Lender participating in a Letter of Credit.

(j)	Amounts outstanding under this Agreement include amounts outstanding under or in respect of any Letter of Credit.

(k)	An outstanding amount of a Letter of Credit at any time is the maximum amount that is or may be payable by the relevant Revolving Facility Borrower in respect of that Letter of Credit at that time.

(l)	A Revolving Facility Borrower’s obligation on Utilisations becoming due and payable includes the Revolving Facility Borrower repaying any Letter of Credit in accordance with paragraph (g) above.

(m)	The definitions in this Clause 1 shall apply equally to both the singular and plural forms of the terms defined.

1.3	Luxembourg Terms

Without

prejudice to the generality of any provision of this Agreement, in this Agreement, where it relates to (i) an Obligor or (ii) any other company, in either case, incorporated or established in Luxembourg, a reference to:

(a)

a “winding-up”, “administration”, “liquidation”, “insolvency” or “dissolution” includes, without limitation, bankruptcy (faillite), insolvency, voluntary or judicial liquidation (liquidation volontaire ou judiciaire), composition with creditors (concordat préventif de la faillite), reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), general settlement with creditors, reorganisation or similar laws affecting the rights of creditors generally;

(b)	a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrator receiver, administrator or similar officer includes, without any limitation, any:

(i)	juge-commissaire and/or insolvency receiver (curateur) appointed under the Luxembourg Commercial Code;

(ii)	liquidateur appointed under Articles 141 to 151 of the Luxembourg act of 10 August 1915 on commercial companies, as amended;

(iii)	juge-commissaire and/or liquidateur appointed under Article 203 of the Luxembourg act dated 10 August 1915 on commercial companies, as amended;

(iv)	commissaire appointed under the Grand-Ducal decree of 24 May 1935 on the controlled management regime or under Articles 593 to 614 of the Luxembourg Commercial Code; and

(v)	juge délégué appointed under the Luxembourg act of 14 April 1886 on the composition to avoid bankruptcy, as amended;

(c)

a “lien”, “security” or “security interest” includes any hypothèque, nantissement, gage, privilège, sûreté réelle, droit de rétention, and any type of security in rem (sûreté réelle) or agreement or arrangement having a similar effect and any transfer of title by way of security;

(d)	a “person being unable to pay its debts” or “a person admitting inability to pay its debts” includes that person being a state of cessation de paiements;

(e)	“creditors process” means an executory attachment (saisie exécutoire) or conservatory attachment (saisie conservatoire);

(f)

a “guarantee” includes if so expressed any garantie which is independent from the debt to which it relates and excludes in that case any suretyship (cautionnement) within the meaning of articles 2011 and seq. of the Luxembourg civil code;

(g)	“by-laws” or “constitutional documents” includes up-to-date (restated) articles of association (statuts coordonnés); and

(h)	a “director” or a “manager” includes an administrateur and a gérant.

1.4	Quebec Terms

(a)

Without prejudice to the generality of any provision of this Agreement, in this Agreement, where it relates to (x) a Canadian Obligor; (y) any other company incorporated or established in Canada or (z) any assets, liabilities or entities located in the Province of Québec, and for all other purposes pursuant to which the interpretation or construction of this Agreement may be subject to the laws of the Province of Québec or a court or tribunal exercising jurisdiction in the Province of Québec:

(i)	“personal property” shall be deemed to include “movable property”;

(ii)	“real property” or “real estate” shall be deemed to include “immovable property”;

(iii)	“tangible property” shall be deemed to include “corporeal property”;

(iv)	“intangible property” shall be deemed to include “incorporeal property”;

(v)	“security interest”, “mortgage” and “lien” shall be deemed to include a “hypothec”, “right of retention”, “prior claim”, “reservation of ownership” and a resolutory clause;

(vi)

all references to filing, perfection, priority, remedies, registering or recording under the Uniform Commercial Code or a Personal Property Security Act of any province or territory in Canada shall include publication under the Civil Code of Québec;

(vii)

all references to “perfection” of or “perfected” liens or security interest shall be deemed to include a reference to an “opposable” or “set up” hypothec, lien or security interest as against third parties;

(viii)	any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”;

(ix)	“goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities;

(x)	an “agent” shall be deemed to include a “mandatary”;

(xi)

“construction liens” or “mechanics, materialmen, repairmen, construction contractors or other like Liens” shall be deemed to include “legal hypothecs” and “legal hypothecs in favour of persons having taken part in the construction or renovation of an immovable”;

(xii)	“joint and several” shall be deemed to include solidary;

(xiii)	“gross negligence or wilful misconduct” shall be deemed to be “intentional or gross fault”;

(xiv)	“beneficial ownership” shall be deemed to include “ownership on behalf of another as mandatary”;

(xv)	“servitude” shall be deemed to include easement;

(xvi)	“priority” shall be deemed to include “rank” or “prior claim”, as applicable;

(xvii)	“survey” shall be deemed to include “certificate of location and plan”;

(xviii)	“fee simple title” shall be deemed to include “absolute ownership” and “ownership” (including ownership under a right of superficies);

(xix)	“accounts” shall be deemed to include “claims”;

(xx)	“legal title” shall be deemed to include “holding title on behalf of an owner as mandatory or prete-nom”;

(xxi)	“ground lease” shall be deemed to include “emphyteusis” or a “lease with a right of superficies, as applicable;

(xxii)	“leasehold interest” shall be deemed to include a “valid lease”;

(xxiii)	“lease” shall be deemed to include a “leasing contract”; and

(xxiv)	“guarantee” and “guarantor” shall be deemed to include “suretyship” and “surety”, respectively.

(b)

The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only. Les parties aux présentes confirment que c’est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en langue anglaise seulement.

1.5	Isle of Man Terms

Without	prejudice to the generality of any provision of this Agreement, in this Agreement, where it relates to:

(a)	an Obligor; or

(b)	any other company,

in either case, incorporated or established in the Isle of Man:

(i)

reference to any English legal concept, term, action, remedy, method of judicial proceeding, legal document, legal status, court or official shall be deemed to also refer to what most nearly approximates to it in the Isle of Man; and

(ii)

reference to any English statute, bye-law, regulation, rule, delegated legislation or order shall, in relation to any assets owned, liabilities incurred, company incorporated or business carried on in the Isle of Man, be deemed to include what most nearly approximates to it in the Isle of Man.

1.6	Calculations

(a)

Without prejudice to the rights of the Group under Clause 14 of Schedule 12 (General Undertakings) and subject always to paragraph (g) below, when applying any monetary limits, thresholds and other exceptions to the representations and warranties, undertakings and Events of Defaults under the Finance Documents, the equivalent to an amount in the Base Currency shall be calculated as at the date of the

Group incurring or making the relevant disposal, acquisition, investment, lease, loan, debt or guarantee or taking any other relevant action, provided that if any basket is exceeded solely as a result of fluctuations in applicable currency exchange rates after the last time such basket was utilized and provided such basket was not exceeded at the time it was utilized, such basket will not be deemed to have been exceeded solely as a result of such fluctuations in currency exchange rates after its utilization. No Event of Default or breach of any representation and warranty or undertaking under the Finance Documents shall arise merely as a result of a subsequent change in the Base Currency equivalent of any relevant amount due to fluctuations in exchange rates or a change in any monetary limit or other exclusion as a result of a fluctuation in Consolidated EBITDA.

(b)

In the event that any amount or transaction meets the criteria of more than one of the categories, baskets or exceptions set out in this Agreement, the Parent may, in its sole and absolute discretion, classify (and may from time to time divide and/or reclassify) all or a portion of that amount or transaction to a particular category, basket or exception and will only be required to include that amount or transaction in one of those categories, baskets or exceptions (and for the avoidance of doubt, any amount or transaction may at the option of the Parent (in its sole and absolute discretion) be split between different categories, baskets or exceptions); provided that:

(i)

for purposes of determining compliance with Clause 2 (Liens) of Schedule 12 (General Undertakings), in the event that a portion of Indebtedness or other obligations secured by a Lien could be classified as secured in part pursuant to Clause 2(dd) or 2(gg) of Schedule 12 (General Undertakings) (giving pro forma effect to the incurrence of such portion of such Indebtedness or other obligations), the Parent, in its sole and absolute discretion, may classify such portion of such Indebtedness (and any obligations in respect thereof) as having been secured pursuant to Clause 2(dd) or 2(gg) of Schedule 12 (General Undertakings) and thereafter the remainder of the Indebtedness or other obligations as having been secured pursuant to one or more of the other clauses of Clause 2 (Liens) of Schedule 12 (General Undertakings) and if any such test would be satisfied in any subsequent fiscal quarter following the relevant date of determination, then such reclassification shall be deemed to have automatically occurred at such time; and

(ii)	for purposes of determining compliance with Clause 4 (Indebtedness) of Schedule 12 (General Undertakings):

(A)

all Indebtedness outstanding under the Finance Documents, the Second Lien Facility Agreement and, in each case, any Permitted Refinancing thereof, will at all times be deemed to be outstanding in reliance only on the exception in paragraph (a) of Clause 4 (Indebtedness) of Schedule 12 (General Undertakings);

(B)

in the event that a portion of Indebtedness or other obligation was initially incurred pursuant to a fixed basket but, in any subsequent fiscal quarter following the relevant date of determination, could be classified as incurred under a “ratio-based” basket (giving pro forma effect to the incurrence of such portion of such Indebtedness or other obligations), such Indebtedness or other obligation shall be automatically reclassified as having been incurred pursuant to such “ratio-based” basket at such time.

(c)

Leases which would have been treated as operating leases in accordance with the Accounting Principles as in effect on the date of this Agreement shall continue to be treated as operating leases under this Agreement in accordance with such Accounting Principles notwithstanding any changes being made to or becoming effective under the Accounting Principles after the date hereof (it being understood that IFRS 16 (Leases) will not be effective until 1 January 2019 and, notwithstanding any introduction or agreed implementation dates and steps already taken in respect thereof, is not in effect or applicable on the date of this Agreement).

(d)

The First Lien Net Leverage Ratio, the Total Secured Net Leverage Ratio, the Total Net Leverage Ratio, the Fixed Charge Coverage Ratio and all other leverage and ratio calculations for the purposes of the Finance Documents shall exclude all Revolving Facility Utilisations and any utilisations under an Ancillary Facility (other than for the purposes of testing the financial covenant contained in Clause 11 (Financial covenant) of Schedule 12 (General Undertakings) in accordance with the terms thereof).

(e)

For the purposes of this Agreement, in the event any fixed baskets are intended to be utilised together with any incurrence-based baskets in a single transaction or action or series of related transactions or actions (including with respect to any Incremental Facility or other incurrence of Indebtedness) (for the purposes of this paragraph (e), a “Relevant Transaction”):

(i)

compliance with or satisfaction of any applicable financial ratios or tests for the portion of such Relevant Transaction to be incurred under any incurrence-based baskets shall first be calculated without giving effect to amounts being utilised pursuant to any fixed baskets, but giving full pro forma effect to all applicable and related transactions (including, subject to the foregoing with respect to fixed baskets, any incurrence and repayments of indebtedness) and all other permitted pro forma adjustments (except that the incurrence of any indebtedness under any Revolving Facility immediately prior to or in connection therewith shall be disregarded); and

(ii)	thereafter, incurrence of the portion of such Relevant Transaction to be incurred under any fixed baskets shall be calculated.

(f)	From the date of this Agreement until the earlier of:

(i)	the date falling 90 days after (and excluding) the Final Closing Date (the “Latest Accession Date”); and

(ii)	the date it becomes an Additional Guarantor,

each member of the Group which is required to become an Additional Guarantor in accordance with Clause 13 (Covenant to guarantee obligations and give security and further assurances) to Schedule 12 (General Undertakings), or which the Parent has requested shall become an Additional Guarantor on or before the Latest Accession Date under paragraph (a) of Clause 29.4 (Additional Guarantors) and which, in each case, has been notified to the Agent, shall be deemed to be an Obligor for the purposes of the permissions under this Agreement notwithstanding the fact it is not an Obligor at such time.

(g)

In ascertaining (1) the amount in USD of any Facility B2 Loan, (2) any leverage or ratio-based test, (3) any Indebtedness in respect of any Facility B2 Loan or (4) the Majority Lenders, the Majority Facility B Lenders, the Majority Revolving Facility Lenders, the Super Majority Lenders or the Super Majority Revolving Facility

Lenders or whether any given percentage of the Total Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents or for the purposes of the allocation of any repayment or prepayment or for the purposes of taking any step, decision, direction or exercise of discretion which is calculated by reference to Commitments or any Facility B2 Loan, Facility B2 Commitments not denominated in USD (“Non-Base Currency Amounts”) shall:

(i)

in the case of Facility B2 Loans or Facility B2 Commitments, be deemed to be converted into USD using the Agent’s Spot Rate of Exchange (or such other rate as agreed between the Parent and the Agent) (the “Facility B2 EUR/USD Rate”) on the Facility B2 Conversion Date; and

(ii)	in the case of any other Non-Base Currency Amounts, be deemed to be converted into USD at the Agent’s Spot Rate of Exchange on the day on which the relevant determination is made.

(h)	For the purposes of calculating the Permitted Incremental Available Amount:

(i)

Incremental Facility Commitments, Incremental Second Lien Facility Commitments and/or Incremental Equivalent Debt (for the purpose of this paragraph (h), “Additional Indebtedness”) may be established under:

(A)	paragraphs (a) and (b);

(B)	paragraphs (b) and (c); or

(C)	paragraphs (a), (b) and (c),

in each case, of the definition of Permitted Incremental Available Amount, and proceeds from any Additional Indebtedness established in such manner may be utilised in a single transaction by first calculating the incurrence under:

(I)	paragraph (b) and then, to the extent applicable,

(II)	paragraph (a) or (c),

in each case, of the definition of Permitted Incremental Available Amount.

For the avoidance of doubt, any incurrence under paragraph (a) or (c) of the definition of Permitted Incremental Available Amount shall not be given pro forma effect in calculating the First Lien Net Leverage Ratio, the Total Secured Net Leverage Ratio or the Total Net Leverage Ratio, as applicable, but full pro forma effect shall be given to all applicable and related transactions (including, subject to the foregoing with respect to fixed baskets, any incurrence and repayments of indebtedness) and all other permitted pro forma adjustments (except that the incurrence of any indebtedness under any Revolving Facility immediately prior to or in connection therewith shall be disregarded) for the purposes of determining whether the incurrence under paragraph (b) of such definition in such single transaction is permitted; and

(ii)

the applicable Borrower may redesignate any Additional Indebtedness originally established under paragraph (a) or (c) of the definition of Permitted Incremental Available Amount as having been established under paragraph (b) thereof, provided that at the time of such redesignation, such Borrower would be permitted to incur the aggregate principal amount of Indebtedness being so redesignated under paragraph (b) of the definition of Permitted Incremental Available Amount. For the purposes of paragraph (g)(i) of Clause 4 (Indebtedness) of Schedule 12 (General Undertakings):

(A)	the Parent shall be deemed to have used paragraph (g)(i)(B) (to the extent permitted by the pro forma calculation of the applicable ratio test) prior to paragraph (g)(i)(A);

(B)

proceeds from paragraphs (g)(i)(A) and (g)(i)(B) may be utilized in a single transaction by first calculating the incurrence under paragraph (g)(i)(B) (without inclusion of any amounts utilized pursuant to paragraph (g)(i)(A)) and then calculating the incurrence under paragraph (g)(i)(A); and

(C)

the Parent may redesignate all or any portion of Indebtedness originally designated as incurred under paragraph (g)(i)(A) as having been incurred under paragraph (g)(i)(B) so long as, at the time of such redesignation, the Parent would be permitted to incur the aggregate principal amount of Indebtedness being so redesignated under paragraph (g)(i)(B) (which, for the avoidance of doubt, shall have the effect of increasing paragraph (g)(i)(A) by the amount of such redesignated Indebtedness).

(i)	For the purposes of paragraph (g)(ii) of Clause 4 (Indebtedness) of Schedule 12 (General Undertakings):

(i)	the Parent shall be deemed to have used paragraph (g)(ii)(B)(II) (to the extent permitted by the pro forma calculation of the applicable ratio test) prior to paragraph (g)(ii)(B)(I);

(ii)

proceeds from paragraphs (g)(ii)(B)(I) and (g)(ii)(B)(II) may be utilized in a single transaction by first calculating the incurrence under paragraph (g)(ii)(B)(II) (without inclusion of any amounts utilized pursuant to paragraph (g)(ii)(B)(I)) and then calculating the incurrence under paragraph (g)(ii)(B)(I); and

(iii)

the Parent may redesignate all or any portion of Indebtedness originally designated as incurred under paragraph (g)(ii)(B)(I) as having been incurred under paragraph (g)(ii)(B)(II) so long as, at the time of such redesignation, the Parent would be permitted to incur the aggregate principal amount of Indebtedness being so redesignated under paragraph (g)(ii)(B)(II) (which, for the avoidance of doubt, shall have the effect of increasing paragraph (g)(ii)(B)(I) by the amount of such redesignated Indebtedness).

1.7	Currency symbols and definitions

(a)

“£”, “GBP” and “sterling” denote the lawful currency of the United Kingdom. “€”, “EUR” and “euro” denote the single currency of the Participating Member States. “$”, “USD” and “US dollars” denote the lawful currency of the United States of America. “CAD” denotes the lawful currency of Canada.

(b)	Any amounts stated in US dollars shall also be a reference to its equivalent amount in other currencies (if applicable).

1.8	Third party rights

(a)

Unless expressly provided to the contrary, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of any Finance Document, the consent of any person which is not a Party is not required to amend, rescind or vary this Agreement at any time.

1.9	Intercreditor Agreement

This Agreement is subject to the Intercreditor Agreement. In the event of any inconsistency between this Agreement and the Intercreditor Agreement, the Intercreditor Agreement shall prevail.

1.10	Personal Liability

Where any person gives a certificate or notification or signs any document or otherwise gives a representation or statement on behalf of any of the parties to the Finance Documents pursuant to any provision thereof and such certificate, notification, document, representation or statement proves to be incorrect, the individual shall incur no personal liability in consequence of such certificate, notification, document, representation or statement being incorrect save where such individual acted fraudulently or recklessly in giving such certificate, notification, document, representation or statement (in which case any liability of such individual shall be determined in accordance with applicable law).

1.11	Target Group

During the period from the date of this Agreement until the date on which the directors of the Target have been replaced and/or are persons appointed or approved by the Parent, each obligation in this Agreement that imposes or has the effect of imposing on the Parent or another member of the Group during such period an obligation to procure that the Target or any Subsidiary of the Target takes or does not take any action (as applicable) shall be satisfied if the Parent uses all reasonable endeavours to procure compliance by the Target and (as applicable) such Subsidiary, whether or not the Target and (as applicable) such Subsidiary actually comply.

1.12	No Investor Recourse

No Finance Party will have any recourse to the Investors in respect of any term of any Finance Document, any statements by the Investors or otherwise.

2.	THE FACILITIES

2.1	The Facilities

(a)	Subject to the terms of this Agreement, the Lenders make available:

(i)	a term loan facility in the Base Currency in an aggregate amount equal to the Total Facility B1 Commitments;

(ii)	a term loan facility in EUR in an aggregate amount equal to the Total Facility B2 Commitments; and

(iii)	a multi-currency revolving credit facility in an aggregate Base Currency Amount equal to the Total Initial Revolving Facility Commitments.

(b)

Facility B1 will be available to US Mergerco and any rights, benefits and obligations of US Mergerco thereunder may be assumed by the Debt Pushdown Borrower pursuant to Clause 2.6 (Debt Pushdown) in connection with a Debt Pushdown.

(c)

Facility B2 will be available to Lux FinCo and, at the Parent’s option (in its sole and absolute discretion), US Mergerco, and any rights, benefits and obligations of US Mergerco thereunder may be assumed by the Debt Pushdown Borrower pursuant to Clause 2.6 (Debt Pushdown) in connection with a Debt Pushdown.

(d)	Each Revolving Facility will be available to the Revolving Facility Borrowers.

(e)	Each Incremental Facility will be available to the Incremental Facility Borrowers as specified in the applicable Incremental Facility Increase Notice.

(f)

Subject to the terms of this Agreement and the Ancillary Documents, an Ancillary Lender may make available an Ancillary Facility to any of the Revolving Facility Borrowers in place of all or part of its Commitment under a Revolving Facility.

2.2	Increase

(a)	The Parent may by giving prior notice to the Agent by no later than the date falling 30 Business Days after the effective date of a cancellation of:

(i)	the Available Commitments of a Defaulting Lender in accordance with Clause 11.9 (Right of cancellation in relation to a Defaulting Lender); or

(ii)	the Commitments of a Lender in accordance with:

(A)	Clause 11.8 (Right of cancellation and repayment in relation to a single Lender or Issuing Bank);

(B)	paragraph (a) of Clause 11.8 (Right of cancellation and repayment in relation to a single Lender or Issuing Bank); or

(C)	Clause 11.1 (Illegality),

request that the Commitments relating to any Facility be increased (and the Commitments relating to that Facility shall be so increased) in an aggregate amount in the Base Currency of up to the amount of the Available Commitments or Commitments so cancelled as follows:

(I)

the increased Commitments will be assumed by one or more Lenders or other banks, financial institutions, trusts, funds or other entities (each an Increase Lender) selected by the Parent (each of which shall not be an Affiliated Lender, the Parent or a member of the Group) and each of which confirms in writing (whether in the relevant Increase Confirmation or otherwise) its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender (for the avoidance of doubt, no Party shall be obliged to assume the obligations of a Lender pursuant to this Clause 2.2 without the prior consent of that Party);

(II)

each of the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender;

(III)

each Increase Lender shall become a Party as a Lender and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender;

(IV)	the Commitments of the other Lenders shall continue in full force and effect; and

(V)

any increase in the Commitments relating to a Facility shall take effect on the date specified by the Parent in the notice referred to above or any later date on which the conditions set out in paragraph (b) below are satisfied.

(b)	An increase in the Commitments relating to a Facility will only be effective on:

(i)	the execution by the Agent of an Increase Confirmation from the relevant Increase Lender; and

(ii)

in relation to an Increase Lender which is not a Lender immediately prior to the relevant increase the Agent being satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender, and the Agent shall promptly notify the Parent and the Increase Lender upon being so satisfied.

(c)

Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective.

(d)

The Parent shall within five Business Days of demand pay to the Agent and the Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by either of them (and/or any Receiver or Delegate) in connection with any increase in Commitments under this Clause 2.2.

(e)

If required by the Agent, the Increase Lender shall, on the date upon which the increase takes effect, pay to the Agent (for its own account) a fee in an amount equal to the fee which would be payable under Clause 28.5 (Assignment fee) if the increase was an assignment pursuant to Clause 28.7 (Procedure for assignment) and if the Increase Lender was a New Lender.

(f)	The Parent may pay to the Increase Lender a fee in the amount and at the times agreed between the Parent and the Increase Lender in a Fee Letter.

(g)	Clause 28.6 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.2 in relation to an Increase Lender as if references in that Clause to:

(i)	an Existing Lender were references to all the Lenders immediately prior to the relevant increase;

(ii)	the New Lender were references to that Increase Lender; and

(iii)	a re-transfer and re-assignment were references to respectively a transfer and assignment.

2.3	Incremental Facility

(a)

Subject to this Clause 2.3 the Parent may, at any time and from time to time following the expiry of the Certain Funds Period in respect of Facility B and the Initial Revolving Facility, by giving at least three Business Days’ notice (or such shorter period as the Agent may agree) by delivering to the Agent a duly completed Incremental Facility Increase Notice complying with paragraphs (b) and (c) below (signed by the CEO or CFO):

(i)

increase the commitments under an existing Term Facility and/or establish additional commitments for a new term facility (any such increased or additional commitments for a new term facility, an “Incremental Term Facility”); and/or

(ii)

increase the commitments under an existing Revolving Facility and/or establish additional commitments for a new Revolving Facility (any such increased or additional commitments for a new Revolving Facility an “Incremental Revolving Facility”).

(b)	Each Incremental Facility Increase Notice will not be regarded as being duly completed unless it specifies the following matters in respect of any such Incremental Facility Commitments:

(i)	the Availability Period;

(ii)	whether such Incremental Facility is to be provided on a ‘certain funds basis’;

(iii)

whether such Incremental Facility Commitments will be used to establish an Incremental Term Facility, an Incremental Revolving Facility or used to increase the Commitments under a Term Facility or a Revolving Facility;

(iv)

the identities of the Borrowers in respect of the Incremental Facility Commitments which may be an existing Borrower or another member of the Group which accedes as a Borrower in accordance with Clause 29.2 (Additional Borrowers);

(v)	the amount of the Incremental Facility Commitments allocated to each Original Incremental Facility Lender;

(vi)	the Margin (and any applicable margin ratchet);

(vii)	the commitment fees payable to the Incremental Facility Lender(s) in connection with the provision of Incremental Facility Commitments;

(viii)	the Termination Date;

(ix)	the currency or currencies in which the Incremental Facility Commitments are to be committed and the currency or currencies in which the Incremental Facility Commitments are to be drawn;

(x)	any applicable guarantee limitations in accordance with the Agreed Security Principles; and

(xi)	the purpose of the Incremental Facility,

provided that, if the Incremental Facility Commitments are structured as an increase in the Facility B Commitments or the Initial Revolving Facility Commitments, the matters referred to in paragraphs (i) (in the case of the Initial Revolving Facility only), (vi), (vii) (in the case of the Initial Revolving Facility only), (viii), (ix) and (xi) (in the case of the Initial Revolving Facility only) shall be the same as the equivalent terms of Facility B or the Initial Revolving Facility (as applicable) at that time.

(c)	An Incremental Facility Increase Notice shall only be valid if:

(i)	it is served on or before the Termination Date of Facility B, or, if later, the Termination Date of any then existing Incremental Facility Commitments;

(ii)

other than in relation to Customary Bridge Loans, in relation to any Incremental Term Facility Commitments incurred prior to the date falling six calendar months after the Initial Closing Date and denominated in any of the currencies described in the table below, and that mature prior to the date falling two years after the relevant Termination Date (as in effect on the Initial Closing Date) in respect of the corresponding Loans described in the table below (the “Relevant MFN Loans”) based on the currency of such Incremental Term Facility Commitments, the aggregate Yield in respect of such Incremental Term Facility Commitments does not exceed 1.00% per annum higher than the aggregate Yield applicable to the Relevant MFN Loans on the Initial Closing Date, unless the Yield applicable to such Relevant MFN Loans on the Initial Closing Date is offered to be increased to the extent necessary so that the Yield for such Incremental Term Facility Commitments does not exceed 1.00% per annum above the increased Yield for such Relevant MFN Loans on the Initial Closing Date:

Relevant MFN Loans	Currency of Incremental Term Facility Commitment
Facility B1 Loans	USD

Facility B2 Loans	EUR

provided	that:

(A)

if any Incremental Term Facility Commitments include a EURIBOR, LIBOR or other base rate floor that is higher than the EURIBOR, LIBOR or other base rate floor applicable to the Relevant MFN Loans, such differential between EURIBOR, LIBOR or other base rate floors, as applicable, shall be included in the calculation of aggregate Yield for the purposes of this paragraph (ii) but only to the extent an increase in the EURIBOR, LIBOR or other base rate floor applicable to such Relevant MFN Loans would cause an increase in the interest rate then in effect thereunder, and in such case the EURIBOR, LIBOR or other base rate floor (but not the Margin) applicable to the Relevant MFN Loans shall be increased to the extent of such differential between the applicable EURIBOR, LIBOR or other base rate floors as the case may be; and

(B)	this paragraph (ii) shall not apply to any Incremental Term Facility Commitments:

(I)	that are in a principal amount equal to or less than the MFN Threshold; or

(II)	that are incurred in connection with a Permitted Acquisition or an Investment permitted under this Agreement;

(iii)

subject to the Permitted Earlier Maturity Indebtedness Exception, while any Facility B Commitments are in place, in relation to any Incremental Term Facility Commitments, other than in relation to Customary Bridge Loans, such Incremental Term Facility Commitments:

(A)

may amortise at a rate not greater than five per cent. per annum of the original principal amount of such Incremental Term Facility Commitment prior to the Termination Date in respect of Facility B, unless the Parent has also offered to the Facility B Lenders, in respect of the respective Facility B Loans made available by such Facility B Lenders, the same percentage amortisation prepayment per annum for the corresponding year, provided that a Facility B Lender will be automatically deemed to have rejected such offer unless such Facility B Lender notifies the Agent that it has accepted such offer by 11 a.m. on the date falling three Business Days after the date of such offer (or such later date as agreed by the Parent (in its sole and absolute discretion), and provided further that if all Facility B Loans have been repaid in full, or all Facility B Loans then outstanding would be repaid in full after giving effect to the application of proceeds from such Incremental Term Facility Commitments, any amortisation profile may apply;

(B)

do not have a Weighted Average Life to Maturity shorter than the Weighted Averaged Life to Maturity then applicable to Facility B (subject to any amortisation of such Incremental Term Facility Commitments permitted by sub-paragraph (iii)(A) above); and

(C)	do not have a termination date earlier than the Termination Date applicable to Facility B;

(iv)

while any Initial Revolving Facility Commitments are in place, the Termination Date of any Incremental Revolving Facility Commitments, is no earlier than the Termination Date originally applicable to the Initial Revolving Facility;

(v)

subject to Clause 14 (Calculations) of Schedule 12 (General Undertakings), the aggregate principal amount of such Incremental Facility Commitments then outstanding would not (as at the time such Incremental Facility Commitments are established and when taken together with any Incremental Equivalent Debt and Incremental Second Lien Facility Commitments then outstanding or established substantially simultaneously with such Incremental Facility Commitments) cause the Permitted Incremental Available Amount to be exceeded;

(vi)

it is signed by the Parent, the relevant Incremental Facility Borrower and the relevant Lenders or other banks, financial institutions, trusts, funds or other Persons (which may not be the Parent, the Company or any of its Restricted Subsidiaries or an Affiliated Lender) and which have agreed to provide such Incremental Facility Commitments (the “Original Incremental Facility Lenders”) on the terms of that Incremental Facility Increase Notice and this Agreement; and

(vii)

subject to paragraph (g) of Clause 14 (Calculations) of Schedule 12 (General Undertakings), no Event of Default is continuing at the time the Incremental Facility Increase Notice is delivered or would result from the increase in the proposed Total Incremental Facility Commitments or the making of any Loans under such Incremental Facilities as determined, in each case, by reference to the date of delivery of such Incremental Facility Increase Notice.

(d)	An increase in the Total Incremental Facility Commitments shall only be effective on:

(i)

the execution of an Incremental Facility Increase Notice by the Parent, the relevant Incremental Facility Borrower and the relevant Original Incremental Facility Lender(s) and delivery of such executed notice to the Agent;

(ii)	in relation to an Incremental Facility Lender which is not already a Lender immediately prior to the relevant increase:

(A)

the Original Incremental Facility Lender acceding as a party to this Agreement as a Lender and the Intercreditor Agreement as a Senior Lender (as defined in the Intercreditor Agreement) by delivery of an Accession Certificate countersigned by the Agent and the Security Agent; and

(B)

the performance by the Agent of all necessary “know your customer” or other similar checks (if any) under all applicable laws and regulations in relation to the provision of Incremental Facility Commitments by that Original Incremental Facility Lender(s), the completion of which the Agent shall promptly notify to the Parent and the Incremental Facility Lender.

(e)

By signing an Incremental Facility Increase Notice as an Incremental Facility Lender, each such entity agrees to commit the Incremental Facility Commitments set out against its name in that notice and, in the case of an entity who is not already a party to this Agreement as a Lender by signing an Accession Certificate, become a Lender and a Party to this Agreement and to the Intercreditor Agreement as a Senior Lender (as defined in the Intercreditor Agreement).

(f)	Each Obligor confirms:

(i)	the authority of the Parent to agree, implement and establish Incremental Facility Commitments in accordance with this Agreement; and

(ii)

that its guarantee and indemnity recorded in Clause 23 (Guarantees and Indemnity) (or any applicable Accession Deed or other Finance Document), and all Transaction Security granted by it is intended, subject only to any applicable limitations on such guarantee and indemnity referred to in Clause 23 (Guarantees and Indemnity) or any Accession Deed pursuant to which it became an Obligor, extend to include the Incremental Facility Loans and any other obligations arising under or in respect of the Incremental Facility Commitments.

(g)

Each Finance Party agrees, instructs and empowers the Agent and the Security Agent to (and the relevant Obligor (or the Obligors’ Agent) shall promptly upon request by the Agent or the Security Agent in accordance with the Agreed Security Principles) execute any necessary amendments to the Finance Documents (including the Transaction Security Documents) and/or new Transaction Security Documents as may be required in order to ensure that any Incremental Facility Loans rank pari passu with the other Facilities and that the Transaction Security granted over any assets purchased with the proceeds of any Incremental Facility Loans is shared pari passu by the Finance Parties (to the extent lawful).

(h)

Each Original Incremental Facility Lender, by executing the Incremental Facility Increase Notice, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective.

(i)

The Agent is authorised by the Group to disclose the terms of any Incremental Facility Increase Notice to any of the other Finance Parties and, upon request by the other Finance Parties, will promptly disclose such terms to the other Finance Parties.

(j)

The provisions of this Agreement will apply to the Incremental Facility Commitments and the provisions of Clause 5 (Utilisation – Loans) will apply to all Utilisations of Incremental Facility Commitments, provided that no Utilisation Request for an Incremental Facility Loan shall be valid unless prior to (or simultaneously with) such Incremental Facility Loan the requirements of this Clause 2.3 have been satisfied.

(k)	In relation to any Incremental Facility Commitments:

(i)

except as agreed to the contrary by the Parent and the relevant Original Incremental Facility Lenders in accordance with this Clause 2.3, each of the Obligors and any Original Incremental Facility Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Original Incremental Facility Lender would have assumed and/or acquired had the Original Incremental Facility Lender been an Original Lender under the Incremental Facility;

(ii)

each Original Incremental Facility Lender shall become a Party as a “Lender” and any Original Incremental Facility Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Original Incremental Facility Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender under the Incremental Facility;

(iii)	the Commitments of the other Lenders shall continue in full force and effect; and

(iv)

any increase in the Total Incremental Facility Commitments shall take effect on the date specified by the Parent in the notice referred to above or any later date on which the conditions set out in this Clause 2.3 are satisfied.

(l)	Clause 28.6 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in relation to an Original Incremental Facility Lender as if references in that Clause to:

(i)	an Existing Lender were references to all the Lenders immediately prior to the relevant increase;

(ii)	the New Lender were references to that Incremental Facility Lender; and

(iii)	a re-transfer and re-assignment were references to respectively a transfer and assignment.

(m)

The Parent may (subject to paragraph (c)(ii) above) pay to the Incremental Facility Lender a fee in the amount and at the times agreed between the Parent and the Incremental Facility Lender in a Fee Letter.

(n)	Nothing in this Clause 2.3 shall oblige any Lender to provide any Incremental Facility Commitment.

(o)

The Parent may specify that an Incremental Facility Increase Notice is conditional on the satisfaction of one or more conditions and/or revocable prior to the Incremental Facility Commitments to be established pursuant to such Incremental Facility Increase Notice becoming effective.

2.4	Finance Parties’ rights and obligations

(a)

The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)

The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party’s participation in a Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

(c)	A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

2.5	Obligors’ Agent

(a)

To the extent permitted under any applicable law, each Obligor by its execution of this Agreement or an Accession Deed irrevocably appoints the Parent (acting through one or more authorised signatories) to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)

the Parent on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including, in the case of a Borrower, Utilisation Requests, Selection Notices and prepayment and cancellation notices), to execute on its behalf any Accession Deed, Incremental Facility Increase Notice, Ancillary Document, any other Finance Document and any guarantee or security amendment, extension, transfer or assignment, ratification and/or release, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(ii)	each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Parent,

and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Requests and Selection Notices) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)

Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor, those of the Obligors’ Agent shall prevail.

2.6	Debt Pushdown

(a)

Following the expiry of the Certain Funds Period in respect of Facility B and the Initial Revolving Facility, US Mergerco intends to, and is hereby permitted to, cause the Debt Pushdown Borrower to assume all of US Mergerco’s rights, benefits and obligations in respect of Facility B1 and Facility B2 pursuant to a merger of US Mergerco with and into the Debt Pushdown Borrower pursuant to Delaware statutory corporate law (the “Merger”), with the result that the Debt Pushdown Borrower will be the surviving entity in the Merger and succeed to all of the assets and liabilities of US Mergerco (such assumption, a “Debt Pushdown”). For the avoidance of doubt, the Debt Pushdown shall not involve or require any transfers of cash and may be effected during or on the last day of an Interest Period and, in any case, shall not result in the breakage of the Interest Period or the start of a new Interest Period.

(b)

Following the expiry of the Certain Funds Period in respect of Facility B and the Initial Revolving Facility, any intermediate steps necessary to implement the Merger and the Debt Pushdown shall be permitted. For the avoidance of doubt, upon the Merger becoming effective any liabilities of US Mergerco under the Finance Documents (including, for the purposes of the Intercreditor Agreement, as a Debtor and an Intra-Group Lender) shall be automatically assumed by the Debt Pushdown Borrower.

(c)

The Finance Parties shall promptly enter into any amendment to or replacement of the Finance Documents required by the Parent, US Mergerco or the Debt Pushdown Borrower and/or take such other action as is required by US Mergerco in order to facilitate or reflect any of the matters contemplated by this Clause 2.6. The Agent and the Security Agent are each irrevocably authorised and instructed by each Finance Party to promptly execute any such amended or replacement Finance Documents and/or take other such action on behalf of the Finance Parties (and shall do so at the request of the Parent, US MergerCo or the Debt Pushdown Borrower).

(d)

For the avoidance of doubt, no assumption of US Mergerco’s rights, benefits and obligations in respect of any Loan as part of any Debt Pushdown shall constitute a repayment or prepayment of the relevant Loans.

(e)

To the extent the Debt Pushdown has not occurred within 45 days after the Final Closing Date, the Company shall, subject to and in accordance with the Agreed Security Principles, grant security over its shares in US Mergerco, provided that such security shall be promptly released by the Security Agent in accordance with Clause 29.7 (Release) to the extent required in order to effect the Debt Pushdown at any time.

3.	PURPOSE

3.1	Purpose

(a)	Each Original TLB Borrower shall apply all amounts borrowed by it under Facility B in or towards (including by way of on-lending to BidCo and/or the Target Group):

(i)

the consideration payable for the Acquisition (including in respect of the acquisition of any Target Shares to be acquired after the Initial Closing Date (including pursuant to a Squeeze-Out Procedure or the Target’s amended articles of association) or in respect of any Rule 15 proposals made or to be made in connection with the Acquisition);

(ii)	the payment of Acquisition Costs;

(iii)

the refinancing, discharge and/or acquisition of existing Target Group debt and paying any breakage costs, redemption premium and other fees, costs and expenses payable in connection with such refinancing, discharge and/or acquisition;

(iv)	general corporate purposes of the Target Group; and

(v)	implementing the Debt Pushdown.

(b)

Without prejudice to paragraph (c) below, each Revolving Facility Borrower shall apply all amounts borrowed by it under the Initial Revolving Facility and any Utilisation of any Ancillary Facility towards (including by way of on-lending to BidCo and/or the Target Group):

(i)

the consideration payable for the Acquisition (including in respect of the acquisition of any Target Shares to be acquired after the Initial Closing Date (including pursuant to a Squeeze-Out Procedure or the Target’s amended articles of association) or in respect of any Rule 15 proposals made or to be made in connection with the Acquisition);

(ii)

the refinancing, discharge and/or acquisition of existing Target Group debt and paying any breakage costs, redemption premium and other fees, costs and expenses payable in connection with such refinancing, discharge and/or acquisition; and

(iii)

the general corporate purposes and working capital purposes of the Group (including the Target Group on and from the Scheme Effective Date) including without limitation funding of capital expenditure, restructuring costs, acquisitions, any working capital related and foreign exchange purchase price adjustments for the Acquisition, any original issue discount and fees, costs and expenses and backstopping and/or replacing existing letters of credit (or similar instruments) of the Target Group.

(c)

Each Incremental Facility Borrower shall apply all amounts borrowed by it under the Incremental Facility and any utilisation of any Ancillary Facility issued under any Incremental Revolving Facility towards the purposes specified in the Incremental Facility Increase Notice relating to the relevant Incremental Facility Commitments.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent

(a)

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to any Utilisation if, on or before the Utilisation Date for that Utilisation, the Agent has received (or waived the requirement to receive) all of the documents and other evidence listed in Part 2 (Conditions Precedent to Initial Utilisation) of Schedule 2 (Conditions Precedent). The Agent shall notify the Parent and the Lenders promptly upon being satisfied that it has received (or waived the requirement to receive) such documents and other evidence.

(b)

It is hereby acknowledged and agreed (and the Agent has notified the Parent and the Lenders) that the Agent has received all of the documents and evidence referred to in Part 1 (Conditions Precedent to the Signing Date) of Schedule 2 (Conditions Precedent), and that these are irrevocably satisfied conditions precedent to the making of any Utilisation.

4.2	Further conditions precedent

Subject to Clause 4.1 (Initial conditions precedent), the Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to a Utilisation (other than a Certain Funds Utilisation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)	in the case of a Rollover Loan, no Declared Default is continuing; and

(b)	in the case of any Utilisation (other than a Certain Funds Utilisation) other than a Rollover Loan:

(i)	no Event of Default is continuing or would result from the proposed Utilisation; and

(ii)	the Repeating Representations to be made by each relevant Obligor on such date are true in all material respects and will remain true in all material respects immediately after such Utilisation.

4.3	Conditions relating to Optional Currencies

(a)	A currency will constitute an Optional Currency if it is:

(i)

in relation to any Revolving Facility, USD, EUR, GBP, CAD or, in relation to any Incremental Revolving Facility, additionally such other currencies agreed with the relevant Incremental Revolving Lenders and the Agent; or

(ii)

in relation to any Facility, any other currency readily available in the amount required and freely convertible into the Base Currency in the wholesale market for that currency on the Quotation Day and the Utilisation Date for that Utilisation and has been approved by the Agent (acting on the instructions of all the Lenders participating in the relevant Utilisation) on or prior to receipt by the Agent of the relevant Utilisation Request for that Utilisation.

(b)	A currency will constitute an Optional Currency in relation to an Incremental Facility if it is specified in the Incremental Facility Increase Notice relating to that Incremental Facility.

(c)

If by the Specified Time the Agent has received a written request from the Parent for a currency to be approved under paragraph (a)(ii) above, the Agent will confirm to the Parent by the Specified Time:

(i)	whether or not the Lenders participating in the relevant Utilisation have granted their approval; and

(ii)	if approval has been granted, the minimum amount for any subsequent Utilisation in that currency.

4.4	Maximum number of Utilisations

(a)	A Borrower (or the Parent) may not deliver a Utilisation Request if as a result of the proposed Utilisation:

(i)	more than 20 Facility B Loans would be outstanding; or

(ii)	more than 20 Initial Revolving Facility Loans would be outstanding.

(b)	A TLB Borrower (or the Parent) may not request that a Facility B Loan be divided if, as a result of the proposed division, more than 20 Facility B Loans would be outstanding.

(c)	Any Loan made by a single Lender under Clause 8.2 (Unavailability of a currency) shall not be taken into account in this Clause 4.4.

(d)	Any Separate Loan shall not be taken into account in this Clause 4.4.

(e)

A Revolving Facility Borrower (or the Parent) may not request that a Letter of Credit be issued under a Revolving Facility if, as a result of the proposed Utilisation, more than 20 Letters of Credit would be outstanding.

(f)	For the avoidance of doubt, a TLB Borrower may utilise Facility B on more than one occasion and it is hereby acknowledged by the Parties that it is intended that:

(i)

there will be one or more initial Utilisations of Facility B on or prior to the date on which the Scheme becomes effective in accordance with its terms (the “Scheme Effective Date”), to be applied (directly or indirectly) in or towards the purposes described in paragraph (a)(iii) of Clause 3.1 (Purpose) (without prejudice to the right of a TLB Borrower to apply amounts borrowed by it under Facility B in or towards any other purpose described in paragraph (a) of Clause 3.1 (Purpose) on any date); and

(ii)	after the Scheme Effective Date (but prior to the expiry of the Availability Period applicable to Facility B), there will be one or more further Utilisations of Facility B, to be applied (directly or indirectly) in or towards any of the purposes described in paragraph (a) of Clause 3.1 (Purpose),

provided that there shall be no obligation on the TLB Borrower to utilise Facility B in accordance with the sequencing described in this paragraph (f) and in no event shall this paragraph (f) be construed so as to make compliance herewith a condition to any Lender complying with Clause 5.4 (Lenders’ participation).

4.5	Utilisations during the Certain Funds Period

(a)

Subject to Clause 4.1 (Initial conditions precedent) and notwithstanding the conditions of Clause 4.2 (Further conditions precedent), during the Certain Funds Period, the Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to a Certain Funds Utilisation if, on the date on which the Utilisation Request was delivered to the Agent and on the proposed Utilisation Date:

(i)	no Major Event of Default is continuing;

(ii)	no Change of Control has occurred; and

(iii)

it is not unlawful in any applicable jurisdiction for that Lender to fund its participation in the relevant Certain Funds Utilisation (and if that is the case that Lender must notify the Parent as soon as it becomes aware of the relevant legal issue and such Lender’s Commitment shall be cancelled or transferred pursuant to the provisions of Clause 11.1 (Illegality)), provided that such unlawfulness alone will not excuse any other Lender from participating in the relevant Certain Funds Utilisation.

(b)

During the Certain Funds Period (save in circumstances where, pursuant to paragraph (a) above, a Lender is not obliged to comply with Clause 5.4 (Lenders’ participation)), none of the Finance Parties shall be entitled to:

(i)	cancel any of its Commitments;

(ii)

take any action to rescind, terminate or cancel this Agreement or any of the Facilities or exercise any similar right or remedy or make or take any action or make or enforce any claim under or in respect of any Finance Documents it may have to the extent to do so would directly or indirectly prevent or limit the making of a Certain Funds Utilisation;

(iii)	refuse to participate in the making of a Certain Funds Utilisation;

(iv)

exercise any right of set-off or counterclaim or similar right or remedy which it may exercise in respect of a Utilisation to the extent to do so would prevent or limit the making of a Certain Funds Utilisation;

(v)

cancel, accelerate or cause repayment or prepayment of any amounts owing under this Agreement or under any other Finance Document or exercise any enforcement rights under any Transaction Security Document to the extent to do so would prevent or limit the making of a Certain Funds Utilisation;

(vi)	declare that cash cover in relation to a Letter of Credit or an Ancillary Facility is immediately due and payable or on demand; or

(vii)

take any other action or make or enforce any other claim (in its capacity as Lender) to the extent that such action, claim or enforcement would directly or indirectly prevent or limit the making of a Certain Funds Utilisation, provided that immediately upon the expiry of the Certain Funds Period all such rights, remedies and entitlements shall be available to the Finance Parties notwithstanding that they may not have been used or been available for use during the Certain Funds Period.

(c)

The Parent may (at its own election) request that any Utilisation of any Incremental Facility be made available on a certain funds basis on such certain funds terms as agreed with the relevant Incremental Facility Lenders and such Utilisation shall be made available on such terms during the Certain Funds Period.

5.	UTILISATION – LOANS

5.1	Delivery of a Utilisation Request

A Borrower (or the Parent on its behalf) may utilise a Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time (or such later time as the Agent may agree).

5.2	Completion of a Utilisation Request for Loans

(a)	Each Utilisation Request for a Loan will not be regarded as having been duly completed unless:

(i)	it identifies the Facility to be utilised;

(ii)	it identifies the relevant Borrower;

(iii)	the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;

(iv)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount);

(v)	the proposed Interest Period complies with Clause 15 (Interest Periods).

(b)

Multiple Utilisations may be requested in a Utilisation Request where the proposed Utilisation Date falls on or prior to the Final Closing Date. Only one Utilisation may be requested in any other Utilisation Requests.

(c)

For the avoidance of doubt, each Utilisation Request in respect of a Certain Funds Utilisation shall be considered validly submitted if completed and signed by the Parent or relevant Borrower, notwithstanding that all conditions precedent to such Certain Funds Utilisation have not been satisfied (and no funding indemnities shall be required in addition to those set out in this Agreement).

(d)	Subject to Clause 20.2 (Other indemnities), a Borrower may deliver a conditional or revocable Utilisation Request for a Loan.

(e)

The Initial Revolving Facility shall not be utilised unless Facility B has been utilised (or is being utilised substantially simultaneously with the initial utilisation of the Initial Revolving Facility).

5.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be:

(i)	in relation to Facility B1, the Base Currency;

(ii)	in relation to Facility B2, EUR;

(iii)	in relation to a Revolving Facility, the Base Currency or an Optional Currency; and

(iv)	in relation to an Incremental Facility, in the currency provided for pursuant to the terms of that Incremental Facility.

(b)	The amount of the proposed Utilisation must be:

(i)	for any Facility B in a minimum amount equal to $1,000,000 (or, in relation to Utilisations in EUR, €1,000,000) or, if less, the relevant Available Facility;

(ii)	for a Revolving Facility in a minimum amount of $100,000 (or, in relation to Utilisations in any other currency, the Base Currency equivalent) or, if less, the Available Facility; or

(iii)

for an Incremental Term Facility, in a minimum amount equal to $1,000,000 (or in relation to Utilisations in any other currency, the Base Currency equivalent) or, if less, the relevant Available Facility or any other amount agreed with the relevant Incremental Term Facility Lender(s).

5.4	Lenders’ participation

(a)

If the conditions set out in this Agreement have been met, and subject to Clause 10.2 (Repayment of Revolving Facility Loans), each Lender shall make its participation in each Loan available on the Utilisation Date through its Facility Office.

(b)

Other than as set out in paragraph (c) below, the amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(c)

If a Revolving Facility Utilisation is made to repay Ancillary Outstandings in respect of an Ancillary Facility from the same Revolving Facility, each Lender’s participation in that Utilisation will be in an amount (as determined by the Agent) which will result as nearly as possible in the aggregate amount of its participation in the Revolving Facility Utilisations then outstanding bearing the same proportion to the aggregate amount of the Revolving Facility Utilisations, then outstanding as its Revolving Facility Commitment bears to the Total Revolving Facility Commitments in each case under that Revolving Facility.

(d)

The Agent shall determine the Base Currency Amount of each Loan which is to be made in an Optional Currency and notify each Lender of the amount, currency and the Base Currency Amount of each Loan, the amount of its participation in that Loan and, if different, the amount of that participation to be made available in accordance with Clause 33.1 (Payments to the Agent) by the Specified Time.

5.5	Cancellation of Commitment

(a)	The Facility B Commitments which, at that time are unutilised, shall be immediately cancelled at the end of the Availability Period for Facility B.

(b)	The Revolving Facility Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for that Revolving Facility.

(c)

Incremental Facility Commitments which are unutilised at the end of the Availability Period for those Incremental Facility Commitments shall be immediately cancelled at the end of the Availability Period for those Incremental Facility Commitments.

5.6	Lender Affiliates and Facility Office

(a)

In respect of a Loan or Loans to a particular Borrower (the “Designated Loans”) and, in the case of an Original Lender, only following the expiry of the Certain Funds Period in respect of Facility B and the Initial Revolving Facility, a Lender (a “Designating Lender”) may at any time and from time to time designate (by written notice to the Agent and the Parent):

(i)	a substitute Facility Office from which it will make Designated Loans (a “Substitute Facility Office”); or

(ii)	nominate an Affiliate to act as the Lender of Designated Loans (a “Substitute Affiliate Lender”).

(b)

A notice to nominate a Substitute Affiliate Lender must be in the form set out in Schedule 15 (Form of Substitute Affiliate Lender Designation Notice) and be countersigned by the relevant Substitute Affiliate Lender confirming it will be bound as a Lender under this Agreement and as a Senior Lender (as defined in the Intercreditor Agreement) under the Intercreditor Agreement in respect of the Designated Loans in respect of which it acts as Lender.

(c)

The Designating Lender will act as the representative of any Substitute Affiliate Lender it nominates for all administrative purposes under this Agreement. The Obligors, the Agent, the Security Agent and the other Finance Parties will be entitled to deal only with the Designating Lender, except that payments will be made in respect of Designated Loans to the Facility Office of the Substitute Affiliate Lender. In particular the Commitments of the Designating Lender will not be treated as reduced by the introduction of the Substitute Affiliate Lender for voting purposes under this Agreement or the other Finance Documents

(d)

Save as mentioned in paragraph (c) above, a Substitute Affiliate Lender will be treated as a Lender for all purposes under the Finance Documents and having a Commitment equal to the principal amount of all Designated Loans in which it is participating if and for so long as it continues to be a Substitute Affiliate Lender under this Agreement.

(e)

A Designating Lender may revoke its designation of an Affiliate as a Substitute Affiliate Lender by notice in writing to the Agent and the Parent provided that such notice may only take effect when there are no Designated Loans outstanding to the Substitute Affiliate Lender. Upon such Substitute Affiliate Lender ceasing to be a Substitute Affiliate Lender the Designating Lender will automatically assume (and be deemed to assume without further action by any Party) all rights and obligations previously vested in the Substitute Affiliate Lender.

(f)	If a Designating Lender designates a Substitute Facility Office or Substitute Affiliate Lender in accordance with this Clause 5.6:

(i)

any Substitute Affiliate Lender shall be treated for the purposes of paragraph (c) of Clause 18.3 (Tax gross-up) as having become a Lender on the date that such Substitute Affiliate Lender’s designation by the Designating Lender becomes effective; and

(ii)

the provisions of paragraphs (a) to (i) inclusive and (k) of Clause 28.3 (Conditions of assignment) shall not apply to or in respect of any Substitute Facility Office or Substitute Affiliate Lender. For the avoidance of doubt, paragraph (j) of Clause 28.3 shall apply mutatis mutandis in respect of the Substitute Facility Office or Substitute Affiliate Lender.

6.	UTILISATION – LETTERS OF CREDIT

6.1	The Revolving Facilities

(a)	Each Revolving Facility may be utilised by a Revolving Facility Borrower by way of Letters of Credit.

(b)	Clause 5 (Utilisation – Loans) does not apply to utilisations by way of Letters of Credit.

(c)

In determining the amount of the Available Facility and a Lender’s L/C Proportion of a proposed Letter of Credit for the purposes of this Agreement, the Available Commitment of a Lender will be calculated ignoring any cash cover provided for outstanding Letters of Credit.

6.2	Delivery of a Utilisation Request for Letters of Credit

A Revolving Facility Borrower (or the Parent on its behalf) may request a Letter of Credit to be issued by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time (or by such later time as the relevant Issuing Bank and the Agent may agree). Notwithstanding anything to the contrary in this Agreement, an Issuing Bank, the Agent and a Revolving Facility Borrower (or the Parent on its behalf) may agree any alternative procedure for utilising and/or renewing a Letter of Credit.

6.3	Completion of a Utilisation Request for Letters of Credit

(a)	Each Utilisation Request for a Letter of Credit will not be regarded as having been duly completed unless:

(i)	it identifies the Revolving Facility to be used;

(ii)	it specifies that it is for a Letter of Credit;

(iii)	it identifies the Revolving Facility Borrower of the Letter of Credit;

(iv)	it identifies the Issuing Bank which has agreed to issue the Letter of Credit;

(v)	the proposed Utilisation Date is a Business Day within the Availability Period applicable to the Revolving Facility to be utilised;

(vi)	the currency and amount of the Letter of Credit comply with Clause 6.4 (Currency and amount);

(vii)	the form of Letter of Credit is attached;

(viii)	the delivery instructions for the Letter of Credit are specified; and

(ix)	the identity of the beneficiary of the Letter of Credit is a beneficiary to which the Issuing Bank is not precluded from issuing a Letter of Credit by law or regulation.

(b)	Subject to Clause 20.2 (Other indemnities), a Borrower may deliver a conditional or revocable Utilisation Request for a Letter of Credit.

6.4	Currency and amount

(a)	The currency specified in an Utilisation Request must be the Base Currency or an Optional Currency.

(b)

Unless otherwise agreed with the Issuing Bank, the amount of the proposed Letter of Credit must be an amount whose Base Currency Amount is not more than the Available Facility and which is a minimum of $1,000,000 (or in relation to Utilisations in any other currency, the Base Currency equivalent), or, if less, the Available Facility.

6.5	Issue of Letters of Credit

(a)	If the conditions set out in this Agreement have been met, the Issuing Bank shall issue the Letter of Credit on the Utilisation Date.

(b)

The Issuing Bank will only be obliged to comply with paragraph (a) above in relation to a Letter of Credit if on the date of the Utilisation Request or Renewal Request and on the proposed Utilisation Date:

(i)	in the case of a Letter of Credit to be renewed in accordance with Clause 6.6 (Renewal of a Letter of Credit) no Declared Default is continuing; and

(ii)	in the case of any other Utilisation:

(A)	no Event of Default is continuing or would result from the proposed Utilisation; and

(B)	the Repeating Representations to be made by each Obligor on such date are true in all material respects.

(c)

Subject to Clause 4.1 (Initial conditions precedent), during the Certain Funds Period, the Issuing Bank will only be obliged to comply with paragraph (a) above in relation to a Letter of Credit which is a Certain Funds Utilisation, if on the proposed Utilisation Date:

(i)	no Major Event Default is continuing or would result from the proposed Utilisation;

(ii)	no Change of Control has occurred; and

(iii)

it is not unlawful in any applicable jurisdiction for the Issuing Bank to issue the applicable Letter of Credit (and if that is the case the Issuing Bank must notify the Parent as soon as it becomes aware of the relevant legal issue and the provisions of Clause 11.1 (Illegality) shall apply).

(d)	Notwithstanding anything to the contrary in this Agreement, during the Certain Funds Period the Issuing Bank shall not be entitled to:

(i)

rescind, terminate or cancel this Agreement or the Revolving Facility or exercise any similar right or remedy or make or take any action or make or enforce any claim under or in respect any Finance Documents it may have to the extent to do so would directly or indirectly prevent or limit the issuing of a Letter of Credit which is a Certain Funds Utilisation;

(ii)	exercise any right of set-off or counterclaim in respect of a Letter of Credit to the extent to do so would prevent or limit the making of a Letter of Credit which is a Certain Funds Utilisation;

(iii)	refuse to issue a Letter of Credit which is a Certain Funds Utilisation;

(iv)

cause repayment or prepayment of any amounts owing under this Agreement or under any other Finance Document to the extent to do so would prevent or limit the making of a Letter of Credit which is a Certain Funds Utilisation;

(v)	declare that cash cover in relation to a Letter of Credit or Ancillary Facility is immediately due and payable or on demand; or

(vi)

take any other action or make or enforce any other claim (in its capacity as the Issuing Bank) to the extent that such action, claim or enforcement would directly or indirectly prevent or limit the making of a Certain Funds Utilisation, provided that immediately upon the expiry of the Certain Funds Period all such rights, remedies and entitlements shall be available to the Issuing Bank notwithstanding that they may not have been used or been available for use during the Certain Funds Period.

(e)	The amount of each Lender’s participation in each Letter of Credit will be equal to its L/C Proportion.

(f)

The Agent shall determine the Base Currency Amount of each Letter of Credit which is to be issued in an Optional Currency and shall notify the Issuing Bank and each Lender of the details of the requested Letter of Credit and its participation in that Letter of Credit by the Specified Time.

(g)

The Issuing Bank has no duty to enquire of any person whether or not any of the conditions set out in paragraph (b) above have been met. The Issuing Bank may assume that those conditions have been met unless it is expressly notified to the contrary by the Agent. The Issuing Bank will have no liability to any person for issuing a Letter of Credit based on such assumption.

(h)	The Issuing Bank is solely responsible for the form of the Letter of Credit that it issues. The Agent has no duty to monitor the form of that document.

(i)

Subject to paragraph (a)(i) of Clause 30.7 (Rights and discretions), each of the Issuing Bank and the Agent shall provide the other with any information reasonably requested by the other that relates to a Letter of Credit and its issue.

(j)

The Issuing Bank may (with the consent of the relevant Revolving Facility Borrower or the Parent) issue a Letter of Credit in the form of a SWIFT message or other form of communication customary in the relevant market but has no obligation to do so.

6.6	Renewal of a Letter of Credit

(a)

A Revolving Facility Borrower (or the Parent on its behalf) may request that any Letter of Credit issued on behalf of that Revolving Facility Borrower be renewed by delivery to the Agent of a Renewal Request in substantially similar form to a Utilisation Request for a Letter of Credit by the Specified Time.

(b)

The Finance Parties shall treat any Renewal Request in the same way as a Utilisation Request for a Letter of Credit except that the conditions set out in paragraphs (vi) to (ix) of Clause 6.3 (Completion of a Utilisation Request for Letters of Credit) shall not apply.

(c)	The terms of each renewed Letter of Credit shall be the same as those of the relevant Letter of Credit immediately prior to its renewal, except that:

(i)	its amount may be less than the amount of the Letter of Credit immediately prior to its renewal; and

(ii)	its Term shall start on the date which was the Expiry Date of the Letter of Credit immediately prior to its renewal, and shall end on the proposed Expiry Date specified in the Renewal Request.

(d)	If the conditions set out in this Agreement have been met, the Issuing Bank shall amend and re-issue any Letter of Credit pursuant to a Renewal Request.

6.7	Reduction of a Letter of Credit

(a)	If, on the proposed Utilisation Date of a Letter of Credit, any Lender under the relevant Revolving Facility is a Non-Acceptable L/C Lender and:

(i)	that Lender has failed to provide cash collateral to the Issuing Bank in accordance with Clause 7.4 (Cash collateral by Non-Acceptable L/C Lender and Borrower’s option to provide cash cover); and

(ii)	either:

(A)	the Issuing Bank has not required the Revolving Facility Borrower to provide cash cover pursuant to Clause 7.5 (Requirement for cash cover from Borrower); or

(B)

the Revolving Facility Borrower of that proposed Letter of Credit has not exercised its right to provide cash cover to the Issuing Bank in accordance with Clause 7.4 (Cash collateral by Non-Acceptable L/C Lender and Borrower’s option to provide cash cover), the Issuing Bank may reduce the amount of that Letter of Credit by an amount equal to the amount of the participation of that Non-Acceptable L/C Lender in respect of that Letter of Credit and that Non-Acceptable L/C Lender shall be deemed not to have any participation (or obligation to indemnify the Issuing Bank) in respect of that Letter of Credit for the purposes of the Finance Documents.

(b)	The Issuing Bank shall notify the Agent and the Parent of each reduction made pursuant to this Clause 6.7.

(c)	This Clause 6.7 shall not affect the participation of each other Lender in that Letter of Credit.

6.8	Revaluation of Letters of Credit

(a)

If any Letter of Credit is denominated in an Optional Currency, the Agent shall on the last day of each Financial Year recalculate the Base Currency Amount of each such Letter of Credit by notionally converting into the Base Currency the outstanding amount of that Letter of Credit on the basis of the Agent’s Spot Rate of Exchange on the date of calculation.

(b)

The Parent shall, if requested by the Agent within five Business Days of any calculation under paragraph (a) above, ensure that within three Business Days of such request sufficient Revolving Facility Utilisations are prepaid to prevent the Base Currency Amount of the Revolving Facility Utilisations exceeding the Total Revolving Facility Commitments (after deducting the total Ancillary Commitments) by more than 5% following any adjustment to a Base Currency Amount under paragraph (a) above.

6.9	Reduction or expiry of Letter of Credit

If the amount of any Letter of Credit is wholly or partially reduced or it is repaid or prepaid or it expires prior to its Expiry Date, the relevant Issuing Bank and the Revolving Facility Borrower that requested (or on behalf of which the Parent requested) the issue of that Letter of Credit shall promptly notify the Agent of the details upon becoming aware of them, provided that any failure to provide such details shall not constitute a Default or otherwise affect any Revolving Facility Borrower’s rights under this Agreement (including requesting further Utilisations).

6.10	Appointment of additional Issuing Banks

(a)

Any Lender which has agreed to the Parent’s request to be an Issuing Bank pursuant to the terms of this Agreement shall become an Issuing Bank for the purposes of this Agreement upon notifying the Agent and the Parent that it has so agreed to be an Issuing Bank and on making that notification that Lender shall become bound by the terms of this Agreement as an Issuing Bank.

(b)	The Parent and any Issuing Bank may at any time and from time to time agree (at their sole discretion) any sub-limit on the amount of Letters of Credit to be issued by that Issuing Bank.

6.11	Existing Letters of Credit and Ancillary Facilities

(a)

The Parent may by notice in writing to the Agent request that any letter of credit, guarantee, bond, indemnity, documentary or like credit or any other instrument of suretyship or payment, issued, undertaken or made prior to the Initial Closing Date by any person which is a Lender under this Agreement (or an Affiliate of such a Lender) on behalf or at the request of any member of the Group or Target Group be deemed to be issued under an Ancillary Facility or the Revolving Facility and with effect from the later of the date specified in such notice (the “Grandfathering Date”) (being a date not less than three Business Days, or such shorter period as the Agent may agree, after the date such notice is delivered to the Agent) and the Scheme Effective Date, such instrument (the “Relevant Instrument”) shall be treated as outstanding under an Ancillary Facility or a Letter of Credit for all purposes under the Revolving Facility or Ancillary Facility (as the case may be), provided that:

(i)

the relevant entity that is the borrower of the Relevant Instrument or on whose behalf it has been issued will either (i) accede to this Agreement as a Revolving Facility Borrower on the Grandfathering Date in accordance with

Clause 29 (Changes to the Obligors) or (ii) (in the case of a Relevant Instrument to be treated as outstanding under an Ancillary Facility) be approved as an Affiliate of a Revolving Facility Borrower by the Lender providing such Relevant Instrument in accordance with Clause 9.10 (Affiliates of Borrowers); and

(ii)

the Agent receives, together with the notice specified in this Clause 6.11, a copy of the Relevant Instrument, detailing the amounts outstanding thereunder and the identity of the Lenders under the Relevant Instrument.

(b)

The Lender (or as the case may be, the Affiliate of the Lender) under a Relevant Instrument will (unless it is already an Ancillary Lender, or, as the case may be, an Issuing Bank) become an Ancillary Lender or, as the case may be, an Issuing Bank with respect to each Relevant Instrument issued, undertaken or made by it, in each case subject to the Agent having received notification in writing from such Lender (or, as the case may be, the Affiliate of such Lender) that it agrees to the Relevant Instrument being treated as outstanding under an Ancillary Facility or, as the case may be, a Letter of Credit for all purposes under this Agreement.

7.	LETTERS OF CREDIT

7.1	Immediately payable

If a Letter of Credit or any amount outstanding under a Letter of Credit is expressed to be immediately payable, the Revolving Facility Borrower that requested (or on behalf of which the Parent requested) the issue of that Letter of Credit shall repay or prepay that amount promptly on demand by the relevant Issuing Bank.

7.2	Claims under a Letter of Credit

(a)

Each Revolving Facility Borrower irrevocably and unconditionally authorises the Issuing Bank to pay any claim made or purported to be made under a Letter of Credit requested by it (or requested by the Parent on its behalf) and which appears on its face to be in order (in this Clause 7, a claim).

(b)

Each Revolving Facility Borrower shall within five Business Days of demand pay to the Agent for the Issuing Bank an amount equal to the amount of any claim or, provided that no Declared Default has occurred and is continuing, may elect that such claim be converted to a Revolving Facility Loan.

(c)	Each Revolving Facility Borrower acknowledges that the Issuing Bank:

(i)	is not obliged to carry out any investigation or seek any confirmation from any other person before paying a claim; and

(ii)	deals in documents only and will not be concerned with the legality of a claim or any underlying transaction or any available set-off, counterclaim or other defence of any person.

(d)	The obligations of a Revolving Facility Borrower under this Clause 7 will not be affected by:

(i)	the sufficiency, accuracy or genuineness of any claim or any other document; or

(ii)	any incapacity of, or limitation on the powers of, any person signing a claim or other document.

7.3	Indemnities

(a)

Each Revolving Facility Borrower shall promptly on demand indemnify the Issuing Bank against any cost, loss or liability incurred by the Issuing Bank (otherwise than by reason of the Issuing Bank’s gross negligence or wilful misconduct) in acting as the Issuing Bank under any Letter of Credit requested by (or on behalf of) that Revolving Facility Borrower.

(b)

Each Lender shall (according to its L/C Proportion) immediately on demand indemnify the Issuing Bank against any cost, loss or liability incurred by the Issuing Bank (otherwise than by reason of the Issuing Bank’s gross negligence or wilful misconduct) in acting as the Issuing Bank under any Letter of Credit (unless the Issuing Bank has been reimbursed by an Obligor pursuant to a Finance Document).

(c)

The Revolving Facility Borrower which requested (or on behalf of which the Parent requested) a Letter of Credit shall promptly on demand reimburse any Lender for any payment it makes to the Issuing Bank under this Clause 7.3 in respect of that Letter of Credit except to the extent arising out of the negligence of, wilful misconduct of, or material breach of the terms of this Agreement in relation to such Letter of Credit by, such Lender.

(d)

The obligations of each Lender or Revolving Facility Borrower under this Clause are continuing obligations and will extend to the ultimate balance of sums payable by that Lender or Revolving Facility Borrower in respect of any Letter of Credit, regardless of any intermediate payment or discharge in whole or in part.

(e)

If a Revolving Facility Borrower has provided cash cover in respect of a Lender’s participation in that Letter of Credit, the Issuing Bank shall seek reimbursement from that cash cover before making a demand of that Lender under paragraph (b) above. Any recovery made by an Issuing Bank pursuant to that cash cover will reduce that Lender’s liability under paragraph (b) above.

(f)

The obligations of any Lender or Revolving Facility Borrower under this Clause will not be affected by any act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause (without limitation and whether or not known to it or any other person) including:

(i)	any time, waiver or consent granted to, or composition with, any Obligor, any beneficiary under a Letter of Credit or any other person;

(ii)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor or any member of the Group;

(iii)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor, any beneficiary under a Letter of Credit or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(iv)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor, any beneficiary under a Letter of Credit or any other person;

(v)	any amendment (however fundamental) or replacement of a Finance Document, any Letter of Credit or any other document or security;

(vi)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document, any Letter of Credit or any other document or security; or

(vii)	any insolvency or similar proceedings.

7.4	Cash collateral by Non-Acceptable L/C Lender and Borrower’s option to provide cash cover

(a)

If, at any time but subject to paragraph (g) below, a Lender under a Revolving Facility is a Non-Acceptable L/C Lender, the Issuing Bank may, by notice to that Lender, request that Lender to pay and that Lender shall pay, on or prior to the date falling five Business Days after the request by the Issuing Bank, an amount equal to that Lender’s L/C Proportion of:

(i)	the outstanding amount of a Letter of Credit; or

(ii)	in the case of a proposed Letter of Credit, the amount of that proposed Letter of Credit,

and in the currency of that Letter of Credit to an interest-bearing account held in the name of that Lender with the Issuing Bank.

(b)

The Non-Acceptable L/C Lender to whom a request has been made in accordance with paragraph (a) above shall enter into a security document or other form of collateral arrangement over the account, in form and substance satisfactory to the Issuing Bank, as collateral for any amounts due and payable under this Agreement by that Lender to the Issuing Bank in respect of that Letter of Credit.

(c)

Subject to paragraph (f) below, withdrawals from the account may only be made to pay the Issuing Bank amounts due and payable to it under this Agreement by the Non-Acceptable L/C Lender in respect of that Letter of Credit until no amount is or may be outstanding under that Letter of Credit.

(d)	If a Revolving Facility Lender is a Non-Acceptable L/C Lender, it shall notify the Agent and the Parent:

(i)	on any later date on which it becomes such a Lender in accordance with Clause 2.2 (Increase), 2.3 (Incremental Facility) or Clause 28 (Changes to the Lenders); and

(ii)	as soon as practicable upon becoming aware of the same,

and an indication in an Assignment Agreement, in an Increase Confirmation, in an Extension Amendment or in a Refinancing Amendment to that effect will constitute a notice under paragraph (i) above to the Agent.

(e)

Any notice received by the Agent pursuant to paragraph (d) above shall constitute notice to the Issuing Bank of that Lender’s status and the Agent shall, upon receiving each such notice, promptly notify the Issuing Bank of that Lender’s status as specified in that notice.

(f)

Notwithstanding paragraph (c) above, a Lender who has provided cash collateral in accordance with this Clause 7.4 may, by notice to the Issuing Bank, request that an amount equal to the amount provided by it as collateral in respect of the relevant Letter of Credit (together with any accrued interest) be returned to it:

(i)

to the extent that such cash collateral has not been applied in satisfaction of any amount due and payable under this Agreement by that Lender to the Issuing Bank in respect of the relevant Letter of Credit:

(ii)	if:

(A)	it ceases to be a Non-Acceptable L/C Lender;

(B)	its obligations in respect of the relevant Letter of Credit are transferred to a New Lender in accordance with the terms of this Agreement; or

(C)	an Increase Lender has agreed to undertake that Lender’s obligations in respect of the relevant Letter of Credit in accordance with the terms of this Agreement; and

(iii)	if no amount is due and payable by that Lender in respect of a Letter of Credit,

and the Issuing Bank shall pay that amount to the Lender within five Business Days of that Lender’s request (and shall cooperate with the Lender in order to procure that the relevant security or collateral arrangement is released and discharged).

(g)

If the Issuing Bank sends a notice to a Lender under paragraph (a) above at a time when the Issuing Bank is a Non-Acceptable L/C Lender or, would be a Non-Acceptable L/C Lender if it were a Lender under a Revolving Facility (as the case may be), the relevant Lender to whom the notice is delivered will not be under any obligation to pay an amount requested under such notice, and it will not as a result of such non-payment become a Defaulting Lender.

(h)

To the extent that a Non-Acceptable L/C Lender fails to provide cash collateral (or notifies the Issuing Bank that it will not provide cash collateral) when required in accordance with this Clause 7.4 in respect of a proposed Letter of Credit, the Issuing Bank shall promptly notify the Parent (with a copy to the Agent) and the Revolving Facility Borrower of that proposed Letter of Credit (or the Parent) may (at its sole and absolute discretion), provide cash cover to an account with the Issuing Bank in an amount equal to that Lender’s L/C Proportion of the amount of that proposed Letter of Credit.

7.5	Requirement for cash cover from Borrower

If:

(a)

a Non-Acceptable L/C Lender fails to provide cash collateral (or notifies the Issuing Bank and the Parent that it will not provide cash collateral) in accordance with Clause 7.4 (Cash collateral by Non-Acceptable L/C Lender and Borrower’s option to provide cash cover) in respect of a Letter of Credit that has been issued;

(b)

the Issuing Bank notifies the Parent (with a copy to the Agent) that it requires the Revolving Facility Borrower of the relevant Letter of Credit to provide cash cover to an account with the Issuing Bank in an amount equal to that Lender’s L/C Proportion of the outstanding amount of that Letter of Credit; and

(c)	that Revolving Facility Borrower has not already provided such cash cover which is continuing to stand as collateral,

then that Revolving Facility Borrower (or the Parent) shall provide such cash cover within three Business Days of the notice referred to in paragraph (b) above.

7.6	Regulation and consequences of cash cover provided by Borrower

(a)

Any cash cover provided by a Revolving Facility Borrower pursuant to Clause 7.4 (Cash collateral by Non-Acceptable L/C Lender and Borrower’s option to provide cash cover) or Clause 7.5 (Requirement for cash cover from Borrower) may be funded out of a Revolving Facility Loan.

(b)

Notwithstanding paragraph (e) of Clause 1.2 (Construction), the relevant Revolving Facility Borrower may request that an amount equal to the cash cover (together with any accrued interest) provided by it pursuant to Clause 7.4 (Cash collateral by Non-Acceptable L/C Lender and Borrower’s option to provide cash cover) or Clause 7.5 (Requirement for cash cover from Borrower) be returned to it:

(i)

to the extent that such cash cover has not been applied in satisfaction of any amount due and payable under this Agreement by that Revolving Facility Borrower to the Issuing Bank in respect of a Letter of Credit;

(ii)	if:

(A)	the relevant Lender is not or ceases to be a Non-Acceptable L/C Lender;

(B)	the relevant Lender’s obligations in respect of the relevant Letter of Credit are transferred to a New Lender in accordance with the terms of this Agreement; or

(C)	an Increase Lender has agreed to undertake the relevant Lender’s obligations in respect of the relevant Letter of Credit in accordance with the terms of this Agreement; and

(iii)	if no amount is due and payable by the relevant Lender in respect of the relevant Letter of Credit,

and the Issuing Bank shall pay that amount to that Revolving Facility Borrower within five Business Days of that Revolving Facility Borrower’s request.

(c)

To the extent that a Revolving Facility Borrower has provided cash cover pursuant to Clause 7.4 (Cash collateral by Non-Acceptable L/C Lender and Borrower’s option to provide cash cover) or Clause 7.5 (Requirement for cash cover from Borrower), the relevant Lender’s L/C Proportion in respect of that Letter of Credit will remain (but that Lender’s obligations in relation to that Letter of Credit may be satisfied in accordance with paragraph (e)(ii) of Clause 1.2 (Construction)). However, the relevant Revolving Facility Borrower’s obligation to pay any Letter of Credit fee in relation to the relevant Letter of Credit to the Agent (for the account of that Lender) in accordance with paragraph (b) of Clause 17.5 (Fees payable in respect of Letters of Credit) will be reduced proportionately as from the date on which it provides that cash cover (and for so long as the relevant amount of cash cover continues to stand as collateral).

(d)

The relevant Issuing Bank shall promptly notify the Agent of the extent to which a Revolving Facility Borrower provides cash cover pursuant to Clause 7.4 (Cash collateral by Non-Acceptable L/C Lender and Borrower’s option to provide cash cover) or Clause 7.5 (Requirement for cash cover from Borrower) and of any change in the amount of cash cover so provided.

7.7	Rights of contribution

No Obligor will be entitled to any right of contribution or indemnity from any Finance Party in respect of any payment it may make under this Clause 7.

8.	OPTIONAL CURRENCIES

8.1	Selection of currency

A Revolving Facility Borrower (or the Parent on its behalf) shall select the currency of a Revolving Facility Utilisation in a Utilisation Request.

8.2	Unavailability of a currency

If before the Specified Time on any Quotation Day:

(a)

a Lender notifies the Agent that an Optional Currency requested under paragraph (a)(ii) of Clause 4.3 (Conditions relating to Optional Currencies) is not readily available to it in the amount required; or

(b)

a Lender notifies the Agent that compliance with its obligation to participate in a Loan in an Optional Currency requested under paragraph (a)(ii) of Clause 4.3 (Conditions relating to Optional Currencies) would contravene a law or regulation applicable to it, the Agent will give notice to the relevant Borrower (or the Parent on its behalf) to that effect by the Specified Time on that day. In this event, any Lender that gives notice pursuant to this Clause 8.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender’s proportion of the Base Currency Amount, or in respect of a Rollover Loan, an amount equal to that Lender’s proportion of the Base Currency Amount of the Rollover Loan that is due to be made) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period.

8.3	Agent’s calculations

Each Lender’s participation in a Loan will be determined in accordance with paragraph (b) of Clause 5.4 (Lenders’ participation).

9.	ANCILLARY FACILITIES

9.1	Type of Facility

An Ancillary Facility may be by way of:

(a)	an overdraft, cheque clearing, automatic payment or other current account or similar facility;

(b)	a guarantee, bonding, documentary or stand-by letter of credit facility;

(c)	a short term loan facility;

(d)	a derivatives facility;

(e)	a foreign exchange facility; or

(f)	any other facility or accommodation required or desirable in connection with the business of the Group and which is agreed by the Parent and the relevant Ancillary Lender.

9.2	Availability

(a)

If the Parent and a Lender (or Lenders) agree and except as otherwise provided in this Agreement, the Lender (or one or more Lenders) may provide all or part of its Commitment under a Revolving Facility as an Ancillary Facility on either a fronted or bilateral basis.

(b)

An Ancillary Facility shall not be made available unless, not later than three Business Days prior to the Ancillary Commencement Date for an Ancillary Facility (or such later date as may be agreed by the relevant Ancillary Lender), the Agent has received from the Parent:

(i)	a notice in writing of the establishment of an Ancillary Facility and specifying:

(A)	the Revolving Facility to which it relates;

(B)	the proposed Revolving Facility Borrower(s) (or, subject to Clause 9.10 (Affiliates of Borrowers), Affiliates of Revolving Facility Borrowers) which may use the Ancillary Facility;

(C)	the proposed Ancillary Commencement Date and expiry date of the Ancillary Facility;

(D)	the proposed type of Ancillary Facility to be provided;

(E)	the proposed Ancillary Lender(s);

(F)	the proposed Ancillary Commitment, the maximum amount of the Ancillary Facility and, in the case of a Multi-account Overdraft, its Designated Gross Amount and its Designated Net Amount; and

(G)	the proposed currency of the Ancillary Facility (if not denominated in the Base Currency); and

(ii)	any other information which the Agent may reasonably request in connection with the Ancillary Facility.

(c)	The Agent shall promptly notify the Ancillary Lender and the other Lenders of the establishment of an Ancillary Facility.

(d)	Subject to compliance with paragraph (b) above:

(i)	the Lender(s) concerned will become an Ancillary Lender; and

(ii)	the Ancillary Facility will be available,

with effect from the date agreed by the Parent and the Ancillary Lender.

9.3	Terms of Ancillary Facilities

(a)	Except as provided below, the terms of any Ancillary Facility will be those agreed by the Ancillary Lender and the Parent.

(b)	Those terms:

(i)

to the extent relating to the rate of interest, fees and other remuneration in respect of that Ancillary Facility, must be based upon normal commercial terms at that time (except as varied by this Agreement);

(ii)	may allow only Revolving Facility Borrowers (or subject to Clause 9.10 (Affiliates of Borrowers) Affiliates of Revolving Facility Borrowers) to use the Ancillary Facility;

(iii)	may not allow the Ancillary Outstandings to exceed the Ancillary Commitment;

(iv)

may not allow a Lender’s Ancillary Commitment to exceed that Lender’s Available Commitment relating to the relevant Revolving Facility (before taking into account the effect of the Ancillary Facility on that Available Commitment); and

(v)

must require that the Ancillary Commitment is reduced to zero, and that all Ancillary Outstandings are repaid not later than the Termination Date applicable to the relevant Revolving Facility (or such earlier date as the applicable Revolving Facility Commitment of the relevant Ancillary Lender (or its Affiliate) is reduced to zero).

(c)	If there is any inconsistency between any term of an Ancillary Facility and any term of this Agreement, this Agreement shall prevail except for:

(i)	Clause 36.3 (Day count convention) which shall not prevail for the purposes of calculating fees, interest or commission relating to an Ancillary Facility;

(ii)	an Ancillary Facility comprising more than one account where the terms of the Ancillary Documents shall prevail to the extent required to permit the netting of balances on those accounts; and

(iii)	where the relevant term of this Agreement would be contrary to, or inconsistent with, the law governing the relevant Ancillary Document, in which case that term of this Agreement shall not prevail.

(d)	Interest, commission and fees on Ancillary Facilities are dealt with in Clause 17.3 (Interest, commission and fees on Ancillary Facilities).

9.4	Repayment of Ancillary Facility

(a)

An Ancillary Facility shall cease to be available on the Termination Date in relation to the applicable Revolving Facility or such earlier date on which its expiry date occurs or on which it is cancelled in accordance with the terms of this Agreement unless otherwise agreed in writing with the relevant Ancillary Lender pursuant to Clause 9.14 (Continuation of Ancillary Facilities).

(b)	If an Ancillary Facility expires in accordance with its terms the Ancillary Commitment of the Ancillary Lender shall be reduced to zero.

(c)

No Ancillary Lender may demand repayment or prepayment of any Ancillary Outstandings or demand cash cover for any liabilities made available or incurred by it under its Ancillary Facility prior to the expiry date of the relevant Ancillary Facility unless:

(i)

all Revolving Facility Commitments in respect of the relevant Revolving Facility have been cancelled in full, or all outstanding Utilisations under the relevant Revolving Facility have become due and payable in accordance with the terms of this Agreement;

(ii)

it becomes unlawful in any applicable jurisdiction for the Ancillary Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in its Ancillary Facility (or it becomes unlawful for any Affiliate of the Ancillary Lender which is an Ancillary Lender under Clause 9.9 (Affiliates of Lenders as Ancillary Lenders) to do so);

(iii)	where required to bring any Gross Outstandings down to the net limit;

(iv)	both:

(A)	the Available Commitments relating to the relevant Revolving Facility; and

(B)	the notice of the demand given by the Ancillary Lender,

would not prevent the relevant Revolving Facility Borrower funding the repayment of those Ancillary Outstandings in full by way of Revolving Facility Utilisations under the relevant Revolving Facility and the Ancillary Lender gives sufficient notice to enable a Revolving Facility Utilisation to be made to refinance those Ancillary Outstandings; or

(v)	as agreed by the Parent in writing.

(d)	If a Revolving Facility Utilisation is made to repay Ancillary Outstandings in full, the relevant Ancillary Commitment shall be reduced to zero.

(e)

For the purposes of determining whether or not the Ancillary Outstandings under an Ancillary Facility mentioned in paragraph (c)(iv) above can be refinanced by a Utilisation of the relevant Revolving Facility:

(i)	the Revolving Facility Commitment of the Ancillary Lender under that Revolving Facility will be increased by the amount of its Ancillary Commitment; and

(ii)

the Utilisation may (so long as paragraph (c)(i) does not apply) be made irrespective of whether a Default is outstanding or any applicable condition precedent is not satisfied (but only to the extent that the proceeds are applied in refinancing those Ancillary Outstandings and irrespective of whether Clause 4.2 (Further conditions precedent) or paragraph (a)(iv) of Clause 5.2 (Completion of a Utilisation Request for Loans) applies.

(f)	On the making of a Utilisation of a Revolving Facility to refinance all or part of any Ancillary Outstandings:

(i)

each Lender will participate in that Utilisation in an amount (as determined by the Agent) which will result as nearly as possible in the aggregate amount of its participation in the Revolving Facility Utilisations then outstanding bearing the same proportion to the aggregate amount of the Revolving Facility Utilisations then outstanding as its Revolving Facility Commitment bears to the Total Revolving Facility Commitments, in each case, under that Revolving Facility; and

(ii)	the relevant Ancillary Facility shall be cancelled to the extent of such refinancing.

(g)

In relation to an Ancillary Facility which comprises an overdraft facility where a Designated Net Amount has been established, the Ancillary Lender providing that Ancillary Facility shall only be obliged to take into account for the purposes of calculating compliance with the Designated Net Amount the Available Credit Balance which it is permitted to take into account by the then current law and regulations in relation to its reporting of exposures to the applicable regulatory authorities as netted for capital adequacy purposes.

9.5	Limitation on Ancillary Outstandings

The Parent shall procure that:

(a)	the Ancillary Outstandings under any Ancillary Facility shall not exceed the Ancillary Commitment applicable to that Ancillary Facility; and

(b)	in relation to a Multi-account Overdraft:

(i)	the Ancillary Outstandings shall not exceed the Designated Net Amount applicable to that Multi-account Overdraft; and

(ii)	the Gross Outstandings shall not exceed the Designated Gross Amount applicable to that Multi-account Overdraft.

9.6	Voluntary cancellation of Ancillary Facilities

Unless otherwise agreed with the relevant Ancillary Lender, the Parent may, if it gives the Agent and the relevant Ancillary Lender not less than five Business Days’ notice, cancel the whole or any part of the Ancillary Commitment under an Ancillary Facility.

9.7	Adjustment for Ancillary Facilities upon acceleration

(a)	In this Clause 9.7:

(i)	Revolving Outstandings means, in relation to a Lender and a Revolving Credit Facility the aggregate of the equivalent in the Base Currency of:

(A)

its participation in each Revolving Facility Utilisation then outstanding under that Revolving Facility (together with the aggregate amount of all accrued interest, fees and commission owed to it as a Lender under that Revolving Facility); and

(B)

if the Lender is also an Ancillary Lender, the Ancillary Outstandings in respect of Ancillary Facilities provided by that Ancillary Lender (or by its Affiliate) under that Revolving Facility (together with the aggregate amount of all accrued interest, fees and commission owed to it (or to its Affiliate) as an Ancillary Lender in respect of the Ancillary Facility); and

(ii)	Total Revolving Outstandings means the aggregate of all Revolving Outstandings.

(b)

If a Declared Default occurs, each Lender and each Ancillary Lender shall (subject to paragraph (g) below) promptly adjust (by making or receiving (as the case may be) corresponding transfers of rights and obligations under the Finance Documents relating to Revolving Outstandings) their claims in respect of amounts outstanding to them under each Revolving Facility and each Ancillary Facility to the extent necessary to ensure that after such transfers the Revolving Outstandings of each Lender bear the same proportion to the Total Revolving Outstandings as such Lender’s Revolving Facility Commitment bears to the Total Revolving Facility Commitments each as at the date the notice is served under Clause 27.16 (Acceleration).

(c)

If an amount outstanding under an Ancillary Facility is a contingent liability and that contingent liability becomes an actual liability or is reduced to zero after the original adjustment is made under paragraph (b) above, then each Lender and Ancillary Lender will make a further adjustment (by making or receiving (as the case may be) corresponding transfers of rights and obligations under the Finance Documents relating to Revolving Outstandings to the extent necessary) to put themselves in the position they would have been in had the original adjustment been determined by reference to the actual liability or, as the case may be, zero liability and not the contingent liability.

(d)

Any transfer of rights and obligations relating to Revolving Outstandings made pursuant to this Clause 9.7 shall be made for a purchase price in cash, payable at the time of transfer, in an amount equal to those Revolving Outstandings (less any accrued interest, fees and commission to which the transferor will remain entitled to receive notwithstanding that transfer, pursuant to Clause 28.11 (Pro rata interest settlement).

(e)

Prior to the application of the provisions of paragraph (b) above, an Ancillary Lender that has provided a Multi-account Overdraft shall set-off any Available Credit Balance on any account comprised in that Multi-account Overdraft.

(f)	All calculations to be made pursuant to this Clause 9.7 shall be made by the Agent based upon information provided to it by the Lenders and Ancillary Lenders and the Agent’s Spot Rate of Exchange.

(g)

This Clause 9.7 shall not oblige any Lender to accept the transfer of a claim relating to an amount outstanding under an Ancillary Facility which is not denominated (pursuant to the relevant Finance Document) in either the Base Currency, a currency which has been an Optional Currency for the purpose of any Revolving Facility Utilisation or in another currency which is acceptable to that Lender.

9.8	Information

The Parent and each Ancillary Lender shall, promptly upon request by the Agent, supply the Agent with any information relating to the operation of an Ancillary Facility (including the Ancillary Outstandings) as the Agent may reasonably request from time to time. Each Borrower consents to all such information being released to the Agent and the other Finance Parties.

9.9	Affiliates of Lenders as Ancillary Lenders

(a)

Subject to the terms of this Agreement, an Affiliate of a Lender under a Revolving Facility may become an Ancillary Lender. In such case, the relevant Lender or its Affiliate shall be treated for all purposes of this Agreement other than under Clause 18 (Taxes) as a single Lender whose Revolving Facility Commitment in respect of that Revolving Facility is the amount of the relevant Lender’s Revolving Facility Commitment under the relevant Revolving Facility or, as the case may be, as set out in the relevant Incremental Facility Increase Notice and/or the amount of any Revolving Facility Commitment in respect of that Revolving Facility transferred to or assumed by that Lender under this Agreement, to the extent (in each case) not cancelled, reduced or transferred by it under this Agreement. For the purposes of Clause 18 (Taxes), the Affiliate shall be treated as a Lender in its own right which becomes a party to this Agreement on the date that it becomes an Ancillary Lender under the relevant Ancillary Facility.

(b)	The Parent shall specify any relevant Affiliate of a Revolving Facility Lender in any notice delivered by the Parent to the Agent pursuant to paragraph (b)(i) of Clause 9.2 (Availability).

(c)

An Affiliate of a Revolving Facility Lender which becomes an Ancillary Lender shall accede to the Intercreditor Agreement as a Senior Lender and any person which so accedes to the Intercreditor Agreement shall, at the same time, become a Party as an Ancillary Lender in accordance with Clause 19.7 (Creditor/Agent Accession Undertaking) of the Intercreditor Agreement.

(d)

If a Revolving Facility Lender assigns all of its rights and benefits or transfers all of its rights and obligations to a New Lender, its Affiliate shall cease to have any obligations under this Agreement or any Ancillary Document.

(e)

Where this Agreement or any other Finance Document imposes an obligation on an Ancillary Lender and the relevant Ancillary Lender is an Affiliate of a Revolving Facility Lender which is not a party to that document, the relevant Revolving Facility Lender shall ensure that the obligation is performed by its Affiliate.

9.10	Affiliates of Borrowers

(a)	Subject to the terms of this Agreement, an Affiliate of a Revolving Facility Borrower may with the approval of the relevant Ancillary Lender become a borrower with respect to an Ancillary Facility.

(b)	The Parent shall specify any relevant Affiliate of a Revolving Facility Borrower in any notice delivered by the Parent to the Agent pursuant to paragraph (b) of Clause 9.2 (Availability).

(c)

If a Borrower ceases to be a Revolving Facility Borrower under this Agreement in accordance with Clause 29.3 (Resignation of a Borrower), its Affiliate shall cease to have any rights under this Agreement or any Ancillary Document.

(d)

Where this Agreement or any other Finance Document imposes an obligation on a Revolving Facility Borrower under an Ancillary Facility and the relevant Revolving Facility Borrower is an Affiliate of a Revolving Facility Borrower which is not a party to that document, the relevant Revolving Facility Borrower shall ensure that the obligation is performed by its Affiliate.

(e)

Any reference in this Agreement or any other Finance Document to a Borrower being under no obligations (whether actual or contingent) as a Borrower under such Finance Document shall be construed to include a reference to any Affiliate of a Borrower being under no obligations under any Finance Document or Ancillary Document.

9.11	Revolving Facility Commitment amounts

Notwithstanding any other term of this Agreement, each Lender shall ensure that at all times its Revolving Facility Commitment in respect of that Revolving Facility is not less than:

(a)	its Ancillary Commitment; or

(b)	the Ancillary Commitment of its Affiliate,

in each case in respect of its Revolving Facility Commitment in respect of that Revolving Facility.

9.12	Amendments and Waivers – Ancillary Facilities

No amendment or waiver of a term of any Ancillary Facility shall require the consent of any Finance Party other than the relevant Ancillary Lender unless such amendment or waiver itself relates to or gives rise to a matter which would require an amendment of or under this Agreement (including, for the avoidance of doubt, under this Clause 9). In such a case, Clause 39 (Amendments and Waivers) will apply.

9.13	Adjustments required in relation to Ancillary Facilities

The Agent may, by notice in writing to the Revolving Facility Lenders, reallocate drawn and undrawn Revolving Facility Commitments at the end of an Interest Period among Revolving Facility Lenders as may be necessary to ensure that any Revolving Facility Lender that intends to enter into an Ancillary Facility has an undrawn Revolving Facility Commitment sufficient to allow it to enter into such Ancillary Facility, in each case, under the relevant Revolving Facility, provided that for the avoidance of doubt no such reallocation may increase any Revolving Facility Lender’s Revolving Facility Commitment.

9.14	Continuation of Ancillary Facilities

(a)

A Revolving Facility Borrower and an Ancillary Lender may, as between themselves only, agree to continue to provide the same Ancillary Facilities following the Termination Date applicable to the relevant Facility or, as the case may be, the date the relevant Commitments are otherwise cancelled under this Agreement (the “Cancellation Date”).

(b)

If any arrangement contemplated in paragraph (a) above is to occur, each relevant Revolving Facility Borrower and the Ancillary Lender shall each confirm that to be the case in writing to the Agent. Upon such Termination Date or, as the case may be, Cancellation Date, any such Ancillary Facility shall continue as between the said entities on a bilateral basis and not as part of, or under, the Finance Documents. Save for any rights and obligations against any Finance Party under such Ancillary Facility arising prior to such Termination Date or, as the case may be, Cancellation Date, no such rights or obligations in respect of such Ancillary Facility shall, as between the Finance Parties, continue and the Transaction Security shall not secure any such Ancillary Facility after such Termination Date or, as the case may be, Cancellation Date.

10.	REPAYMENT

10.1	Repayment of Term Loans

(a)	The TLB Borrowers under Facility B1 shall repay:

(i)

on each Quarter Date (commencing with the last day of the first full fiscal quarter ending after the Initial Closing Date) an aggregate principal amount equal to 0.25% of the aggregate principal amount of Facility B1 Loans outstanding on the Final Closing Date; and

(ii)	the outstanding aggregate Facility B1 Loans in full on the Termination Date in respect of Facility B1.

(b)	The TLB Borrowers under Facility B2 shall repay the outstanding aggregate Facility B2 Loans in full on the Termination Date in respect of Facility B2.

(c)

The Incremental Facility Borrowers under each Incremental Term Facility shall repay each Incremental Term Facility Loan borrowed by it under that Incremental Term Facility in the amounts and on the dates agreed between the Borrower and the relevant Lenders thereof in accordance with Clause 2.3 (Incremental Facility).

(d)	The Borrowers may not reborrow any part of a Term Facility which is repaid.

10.2	Repayment of Revolving Facility Loans

(a)

Subject to paragraph (c) below and to the terms of any relevant Incremental Facility Increase Notice, each Revolving Facility Borrower which has drawn a Revolving Facility Loan shall repay that Revolving Facility Loan on the last day of its Interest Period.

(b)

Without prejudice to each Revolving Facility Borrower’s obligation under paragraph (a) above, if one or more Revolving Facility Loans under the same Revolving Facility are to be made available to a Revolving Facility Borrower:

(i)	on the same day that a maturing Revolving Facility Loan under that Revolving Facility is due to be repaid by that Revolving Facility Borrower;

(ii)	in the same currency as the maturing Revolving Facility Loan, (unless it arose as a result of the operation of Clause 8.2 (Unavailability of a currency)); and

(iii)	in whole or in part for the purpose of refinancing the maturing Revolving Facility Loan,

the aggregate amount of the new Revolving Facility Loans shall be treated as if applied in or towards repayment of the maturing Revolving Facility Loan so that:

(A)	if the amount of the maturing Revolving Facility Loan exceeds the aggregate amount of the new Revolving Facility Loans:

(I)	the relevant Revolving Facility Borrower will only be required to make a payment under Clause 33.1 (Payments to the Agent) in an amount in the relevant currency equal to that excess; and

(II)

each Lender’s participation in the new Revolving Facility Loans shall be treated as having been made available and applied by the Revolving Facility Borrower in or towards repayment of that Lender’s participation in the maturing Revolving Facility Loan and that Lender will not be required to make a payment under Clause 33.1 (Payments to the Agent) in respect of its participation in the new Revolving Facility Loans; and

(B)	if the amount of the maturing Revolving Facility Loan is equal to or less than the aggregate amount of the new Revolving Facility Loans:

(I)	the relevant Revolving Facility Borrower will not be required to make a payment under Clause 33.1 (Payments to the Agent); and

(II)

each Lender will be required to make a payment under Clause 33.1 (Payments to the Agent) in respect of its participation in the new Revolving Facility Loans only to the extent that its participation in the new Revolving Facility Loans exceeds that Lender’s participation in the maturing Revolving Facility Loan and the remainder of that Lender’s participation in the new Revolving Facility Loans shall be treated as having been made available and applied by the Revolving Facility Borrower in or towards repayment of that Lender’s participation in the maturing Revolving Facility Loan.

(c)

At any time when a Lender becomes a Defaulting Lender, the maturity date of each of the participations of that Lender in the Revolving Facility Loans, then outstanding will be automatically extended to the Termination Date in relation to the relevant Revolving Facility and will be treated as separate Revolving Facility Loans (the “Separate Loans”) denominated in the currency in which the relevant participations are outstanding.

(d)

A Revolving Facility Borrower to whom a Separate Loan is outstanding may prepay that Loan by giving three Business Days’ prior notice to the Agent. The Agent will forward a copy of a prepayment notice received in accordance with this paragraph (d) to the Defaulting Lender concerned as soon as practicable on receipt.

(e)

Interest in respect of a Separate Loan will accrue for successive Interest Periods selected by the Revolving Facility Borrower (or the Parent on its behalf) by the time and date specified by the Agent (acting reasonably) and will be payable by that Revolving Facility Borrower to the Agent (for the account of that Defaulting Lender) on the last day of each Interest Period of that Loan.

(f)

The terms of this Agreement relating to Revolving Facility Loans generally shall continue to apply to Separate Loans other than to the extent inconsistent with paragraphs (c) to (e) above, in which case those paragraphs shall prevail in respect of any Separate Loan.

11.	ILLEGALITY, VOLUNTARY PREPAYMENT AND CANCELLATION

11.1	Illegality

If after the date of this Agreement (or, if later, the date the relevant Lender became a Party) it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in any Utilisation:

(a)	that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)

upon the Agent notifying the Parent, each Available Commitment of that Lender will be immediately cancelled to the extent necessary to comply with applicable laws or, at the Parent’s request, the Lender’s Commitment shall be transferred to another person pursuant to Clause 39.7 (Replacement of Lender); and

(c)

to the extent that the Lender’s participation has not been transferred pursuant to Clause 39.7 (Replacement of Lender), each Borrower shall, to the extent of that unlawfulness, repay that Lender’s participation in the Utilisations made to that Borrower on the last day of the Interest Period for each Utilisation occurring after the Agent has notified the Parent or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitment(s) shall be cancelled in the amount of the participations repaid.

11.2	Illegality in relation to Issuing Bank

If after the date of this Agreement (or, if later, the date on which the relevant Letter of Credit is issued) it becomes unlawful for an Issuing Bank to issue or leave outstanding any Letter of Credit:

(a)	that Issuing Bank shall promptly notify the Agent upon becoming aware of that event;

(b)	upon the Agent notifying the Parent, the Issuing Bank shall not be obliged to issue any Letter of Credit;

(c)

to the extent it would be unlawful for any such Letter of Credit to remain outstanding, the relevant Borrower shall use all reasonable endeavours to procure the release of each Letter of Credit issued by that Issuing Bank and outstanding at such time; and

(d)	unless any other Lender is or has become an Issuing Bank pursuant to the terms of this Agreement, each Revolving Facility shall cease to be available for the issue of Letters of Credit.

11.3	Voluntary cancellation

(a)

In respect of any Term Facility (other than an Incremental Term Facility), the Parent or a TLB Borrower may, if it gives the Agent not less than three Business Days’ (or such shorter period as the Majority Facility B Lenders may agree) prior notice, cancel the whole or any part (but, if in part, being an amount that reduces the Base Currency equivalent of the Available Facility in respect of the relevant Term Facility by a minimum amount of $500,000 (or €500,000 in the case of Facility B2) (or, in each case, its equivalent in other currencies)).

(b)

In respect of any Incremental Term Facility, the Parent or an Incremental Facility Borrower may, if it gives the Agent not less than three Business Days’ (or such shorter period as the Majority Incremental Term Facility Lenders may agree) prior notice, cancel the whole or any part (but, if in part, being an amount that reduces the Base Currency equivalent of the Available Facility in respect of the relevant Incremental Term Facility by a minimum amount of $500,000 (or its equivalent in other currencies).

(c)

In respect of any Revolving Facility, the Parent or a Revolving Facility Borrower may, if it gives the Agent not less than one Business Day’s (or such shorter period as the Majority Revolving Facility Lenders may agree) prior notice, cancel the whole or any part (but, if in part, being an amount that reduces the Base Currency equivalent of the Available Facility in respect of the relevant Revolving Facility by a minimum amount of $500,000 (or its equivalent in other currencies)).

(d)	Any cancellation under this Clause 11.3 shall reduce the Commitments of the Lenders rateably under the relevant Facility.

11.4	Voluntary prepayment of Facility B

(a)

A TLB Borrower to which a Facility B Loan has been made may, if it or the Parent gives the Agent not less than three Business Days’ (or such shorter period as the Majority Facility B Lenders may agree) prior notice, prepay the whole or any part of that Facility B Loan (but, if in part, being an amount that reduces the Base Currency equivalent of the relevant Facility B Loan by a minimum amount of $500,000 (or €500,000 in the case of Facility B2)).

(b)	A Facility B Loan may only be prepaid after the last day of the Availability Period for Facility B (or, if earlier, the day on which the applicable Available Facility is zero).

11.5	Voluntary prepayment of Revolving Facility Loans

A Revolving Facility Borrower to which a Revolving Facility Loan has been made may, if it or the Parent gives the Agent not less than one Business Day’s (or such shorter period as the Majority Lenders under the Revolving Facility may agree) prior notice, prepay the whole or any part of a Revolving Facility Loan (but if in part, being an amount that reduces the Base Currency equivalent of that Revolving Facility Loan by a minimum amount of $500,000).

11.6	Voluntary prepayment of Incremental Facility Term Loans

(a)

Unless otherwise provided in the terms of the relevant Incremental Term Facility, an Incremental Facility Borrower to which an Incremental Facility Term Loan has been made may, if it or the Parent gives the Agent not less than three Business Days’ (or such shorter period as the Majority Incremental Term Facility Lenders may agree) prior notice, prepay the whole or any part of that Incremental Facility Term Loan (but, if in part, being an amount that reduces the Base Currency equivalent of the relevant Incremental Facility Term Loan by a minimum amount of $500,000).

(b)

An Incremental Term Facility Loan may only be prepaid after the last day of the Availability Period for that Incremental Facility (or, if earlier, the day on which the applicable Available Facility is zero).

11.7	Voluntary prepayment at discretion of Parent

Subject to Clause 13.9 (Application of prepayments), the Parent or a Borrower may, in its sole and absolute discretion, apply any voluntary prepayment permitted under this Agreement to any Facility or Facilities and in such proportions as the Parent or such Borrower may elect.

11.8	Right of cancellation and repayment in relation to a single Lender or Issuing Bank

(a)	If:

(i)	any sum payable to any Lender by an Obligor is required to be increased under Clause 18.3 (Tax gross-up) or under an equivalent provision of any Finance Document;

(ii)

any Lender or Issuing Bank claims indemnification or payment from the Parent or an Obligor under Clause 18.4 (Tax indemnity) or Clause 19.1 (Increased Costs) (whether or not entitled to do so in accordance with those provisions); or

(iii)	any Lender becomes a Non-Consenting Lender,

the Parent may, whilst the circumstance giving rise to a Lender being a Non-Consenting Lender or the requirement for that increase or indemnification continues, give the Agent notice:

(A)	(if such circumstances relate to a Lender) of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender’s participation in the Utilisations; or

(B)

(if such circumstances relate to the Issuing Bank) of repayment of any outstanding Letter of Credit issued by it and cancellation of its appointment as Issuing Bank under this Agreement in relation to any Letters of Credit to be issued in the future.

(b)	On receipt of a notice referred to in paragraph (a) above in relation to a Lender, the Commitment of that Lender shall immediately be reduced to zero.

(c)

On the last day of each Interest Period which ends after the Parent has given notice under paragraph (a) above in relation to a Lender (or, if earlier, the date specified by the Parent in that notice), each Borrower to which a Utilisation is outstanding shall repay that Lender’s participation in that Utilisation together with all interest and other amounts accrued under the Finance Documents.

11.9	Right of cancellation in relation to a Defaulting Lender

(a)

If any Lender becomes a Defaulting Lender, the Parent may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent three Business Days’ notice of cancellation of each Available Commitment of that Lender.

(b)	On the notice referred to in paragraph (a) above becoming effective, each Available Commitment of the Defaulting Lender shall immediately be reduced to zero.

(c)	The Agent shall as soon as practicable after receipt of a notice referred to in paragraph (a) above, notify all the Lenders.

12.	MANDATORY PREPAYMENT

12.1	Change of Control

If a Change of Control or a Sale occurs:

(a)	the Parent will promptly notify the Agent upon becoming aware of that event;

(b)

unless the Majority Lenders agree otherwise, the Facilities will immediately be cancelled, no further Utilisation may be requested under this Agreement, a Lender shall not be obliged to fund a Utilisation and an Ancillary Lender shall not be obliged to fund a utilisation of an Ancillary Facility; and

(c)

unless the Majority Lenders agree otherwise, all outstanding Utilisations and Ancillary Outstandings, together with accrued interest, and all other amounts accrued under the Finance Documents, shall (or in the case of a Change of Control which results from a Listing, on the settlement date in respect of that Listing) become due and payable immediately and full cash cover in respect of each contingent liability under an Ancillary Facility shall become due and payable immediately (or in the case of a Change of Control which results from a Listing, on the settlement date in respect of that Listing).

12.2	Net Cash Proceeds of Dispositions

(a)

Subject to the Intercreditor Agreement and paragraphs (b), (c) and (d) below, if at any time after the Final Closing Date any member of the Group disposes of any property or assets as permitted or as not prohibited by Schedule 12 (General Undertakings) (other than pursuant to the PMSL Disposal, an Excluded Disposition or a Factoring Disposition) which results in the receipt by any member of the Group of Net Cash Proceeds, the Parent shall ensure that an amount equal to 100% of such Net Cash Proceeds are applied in prepayment of the Facilities in accordance with Clause 12.4 (Application of prepayments) on or before the date which is 15 Business Days after the date of receipt of such Net Cash Proceeds.

First Lien Net Leverage Ratio	Percentage of Net Cash Proceeds of Dispositions
Greater than 4.80:1	100%
Equal to or less than 4.80:1 but greater than 4.30:1	50%
Equal to or less than 4.30:1	0%

(b)

Notwithstanding the terms of paragraph (a) above, if at a time when any prepayment pursuant to paragraph (a) above would be required, any member of the Group is required to prepay or to offer to repurchase, prepay or redeem any Indebtedness permitted to be incurred by a member of the Group under this Agreement secured on a pari passu basis with the Facilities (or any Permitted Refinancing thereof that is secured on a pari passu basis with the Facilities) pursuant to the terms of the documentation governing such Indebtedness with the Net Cash Proceeds of such Disposition (such Indebtedness or Permitted Refinancing thereof required to be offered to be so repurchased, prepaid or redeemed, the “Other Applicable Indebtedness”), then the relevant member of the Group may apply such Net Cash Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Facilities and Other Applicable Indebtedness at such time) to the prepayment of Facilities and to the repurchase, prepayment or redemption of Other Applicable Indebtedness, and the amount of prepayment of the Facilities that would otherwise have been required pursuant to this Clause shall be reduced accordingly. For the avoidance of doubt, the portion of such Net Cash Proceeds applied in repurchase, prepayment or redemption of the Other Applicable Indebtedness shall not exceed the amount of such Net Cash Proceeds required to be applied in repurchasing or prepaying the Facilities pursuant to the terms hereof.

(c)

Notwithstanding the terms of paragraph (a) above, with respect to any Net Cash Proceeds realised or received with respect to any Disposition (other than the PMSL Disposal, any Excluded Disposition or Factoring Disposition), at the option of the

Parent (in its sole and absolute discretion), the Group may reinvest all or any portion of such Net Cash Proceeds in assets useful for the business of the Group (including, without limitation, any Investment permitted by this Agreement) or in the replacement, reinstatement and/or repair of the relevant assets or the purchase of replacement assets:

(i)	within 18 months following receipt of such Net Cash Proceeds; or

(ii)

if the relevant member of the Group contractually commits to reinvest such Net Cash Proceeds within 18 months following receipt thereof, within 24 months of the date on which such proceeds are contractually committed to be reinvested, and such amounts shall not be required to be applied in the prepayment of the Facilities, provided that if any Net Cash Proceeds are no longer intended to be or cannot be so reinvested at any time after delivery of a notice of reinvestment election or are not so reinvested within the time periods set out above, an amount equal to any such Net Cash Proceeds shall be applied within five Business Days after the relevant member of the Group reasonably determines that such Net Cash Proceeds are no longer intended to be or cannot be so reinvested in prepayment of the Facilities as described above.

(d)	The Parent may elect that any prepayment under this Clause 12.2 shall be applied in prepayment of a Loan on the last day of the Interest Period relating to that Loan provided that:

(i)	if the Parent makes such an election then a proportion of the Loan equal to the amount of the relevant prepayment shall be due and payable on the last day of its next Interest Period; and

(ii)

no such election may be made at any time while an Event of Default under any of Clause 27.1 (Payment default) or Clauses 27.7 (Insolvency) to 27.10 (Similar events elsewhere) (inclusive) has occurred and is continuing, and if the Parent has so made an election under this paragraph (d) but such Event of Default has occurred and is continuing, that election shall no longer apply and a proportion of the Loan in respect of which the election was made equal to the amount of the relevant prepayment shall be immediately due and payable (if the Majority Lenders so require in writing).

(e)

If, on applying the Net Cash Proceeds in prepayment of the Facilities under this paragraph on any date, the First Lien Net Leverage Ratio as demonstrated in the then most recent Compliance Certificate received by the Agent (after taking into account such prepayment) falls into a lower threshold in the table above, then the relevant percentage shall be reduced accordingly for any further prepayments to be made under this Clause 12.2 on that date.

(f)

If, with respect to Net Cash Proceeds generated by an entity that is not organized in the United States but is a Subsidiary of an entity that is organized in the United States, the distribution (or deemed distribution) of such Net Cash Proceeds that would occur in connection with any prepayment of the Facilities hereunder would result in material adverse Tax consequences, then such Net Cash Proceeds shall not be required to be prepaid hereunder and shall be permitted to be retained by the applicable entity.

(g)

For the avoidance of doubt there is no requirement for any member of the Group to prepay the Facilities with the proceeds of any Listing (other than upon a Change of Control), any Casualty Event, any Factoring Disposition or any claim in relation to the Acquisition Documents and/or Reports.

12.3	Excess Cash Flow

(a)

The Parent will ensure that as soon as reasonably practicable, and in any event within 14 days of the delivery of the Annual Financial Statements and Compliance Certificate for the relevant Financial Year (commencing with the first full Financial Year ending after the Final Closing Date), an amount equal to: (x) the applicable percentage of the Excess Cash Flow for such Financial Year, minus (y) each of the following:

(i)

the sum of (A) all voluntary prepayments, repurchases or redemptions of the Facilities or any other Indebtedness permitted to be incurred by a member of the Group under this Agreement secured on a pari passu basis with the Facilities (or any Permitted Refinancing thereof that is secured on a pari passu basis with the Facilities) (and, in the case of any revolving credit facility, to the extent such prepayment, repurchase or redemption is accompanied by a permanent reduction of the corresponding commitment) which is prepaid, repurchased or redeemed on a pro rata basis or less than pro rata basis with Facility B (but, in each case, excluding prepayments, repurchases or redemptions to the extent funded with the proceeds of long-term funded indebtedness (other than revolving loans)), made during such Financial Year or after the end of the relevant Financial Year but prior to the time prepayment is due under this Clause 12.3 (including, in the case of Debt Purchase Transactions, the actual purchase price paid in cash pursuant to such Debt Purchase Transaction) (each, a “Voluntary Debt Reduction”), plus (B) any amounts in respect of a Voluntary Debt Reduction carried forward from any prior Financial Year in accordance with paragraph (g) below;

(ii)

the aggregate consideration required to be paid in cash by the Parent or any of the Restricted Subsidiaries pursuant to binding contracts entered into prior to or during the relevant Financial Year, or intended to be paid in cash by the Parent or any of the Restricted Subsidiaries, in each case in respect of Investments, acquisitions, Capital Expenditures or acquisitions of intellectual property, in each case, permitted under this Agreement, to be consummated or made during the period of four consecutive Financial Quarters following the end of such Financial Year (together, the “Committed Investment Amount”); provided that:

(A)	at the option of the Parent (in its sole and absolute discretion):

(I)

the Committed Investment Amount shall also include any amount committed to be paid pursuant to a binding contract in any subsequent period so long as to the extent such amount is not actually paid as committed in such subsequent period, such amount shall be added back in calculating Excess Cash Flow for such subsequent period; and

(II)

the amount shall also include any payment made after such Financial Year and prior to the date on which the Excess Cash Flow payment under this Clause 12.3 is due so long as such amount will not be deducted in subsequent periods; and

(B)	to the extent the aggregate amount of internally generated cash flow actually utilised to finance such Investments, acquisitions, Capital

Expenditures or acquisitions of intellectual property during such period of four consecutive Financial Quarters or such subsequent period is less than the Committed Investment Amount, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive Financial Quarters; and

(iii)

the amount of Restricted Payments paid in cash during the relevant Financial Year pursuant to Clauses 7(c), 7(f), 7(g), 7(h), 7(i), 7(j), 7(k) and 7(o) of Schedule 12 (General Undertakings) (each, a “Specified Restricted Payment”) in each case to the extent such Specified Restricted Payments were financed with internally generated cash flow or borrowings under any revolving credit facility (the “Restricted Payment Amount”); provided that:

(A)	at the option of the Parent (in its sole and absolute discretion):

(I)

the Restricted Payment Amount shall also include any amount declared by the Parent or any relevant member of the Group to be paid in any subsequent period so long as to the extent such amount is not actually paid as declared in such subsequent period, such amount shall be added back in calculating Excess Cash Flow for such subsequent period; and

(II)

the amount shall also include any payment made after such Financial Year and prior to the date on which the Excess Cash Flow payment under this Clause 12.3 is due so long as such amount will not be deducted in subsequent periods; and

(B)

to the extent the aggregate amount of internally generated cash flow actually utilised to finance such Specified Restricted Payments during such period of four consecutive Financial Quarters or such subsequent period is less than the Restricted Payment Amount, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive Financial Quarters;

(iv)

the sum of (I) the aggregate amount of all principal payments made in cash of Indebtedness of the Parent and the Restricted Subsidiaries made during such Financial Year or after the end of the relevant Financial Year but prior to the time prepayment is due under this Clause 12.3 (including (A) the principal component of payments in respect of Capitalised Leases, (B) the amount of any prepayment or repayment of Loans pursuant to this Agreement (including any scheduled repayment of Term Loans pursuant to Clause 10.1 (Repayment of Term Loans)), (C) the amount of any mandatory prepayment of Loans and/or Other Applicable Indebtedness pursuant to Clause 12.2 (Net Cash Proceeds of Dispositions) to the extent required due to a Disposition that resulted in an increase to such Consolidated Net Income and not in excess of the amount of such increase and (D) the amount of any voluntary prepayments of Loans pursuant to Clause 11.4 (Voluntary prepayment of a Facility B) (in an amount equal to the amount actually paid in respect of the principal amount of such Loans), but excluding: (1) all prepayments of Revolving Facility Loans (unless the Revolving Facility Commitments are permanently reduced by the amount of such payments), (2) all prepayments in respect of any other revolving credit facility (unless such other revolving credit facility commitments are permanently reduced by the amount of such payments) and (3) prepayments of any Indebtedness secured by a junior lien or subordinated or unsecured Indebtedness, made during such period, in each case except to the extent financed with the proceeds of other Indebtedness of the Parent or the Restricted Subsidiaries and, in the case of (3) above, except to the extent funded by the Available Amount or made in reliance on any basket calculated by reference to the Available Amount to the extent attributable to a Financial Year of the Parent previous to the Financial Year with respect to which Excess Cash Flow is calculated) (each, a “Mandatory Debt Reduction”), plus (II) any amounts in respect of a Mandatory Debt Reduction carried forward from any prior Financial Year in accordance with paragraph (g) below;

(v)

cash payments by the Parent and its Restricted Subsidiaries made (or committed to be made) during such Financial Year in respect of long-term liabilities of the Parent and its Restricted Subsidiaries other than Indebtedness, to the extent financed with internally generated cash (the “Long Term Liability Amount”), provided that:

(A)

at the option of the Parent (in its sole and absolute discretion), the Long Term Liability Amount shall also include any payment made after such Financial Year and prior to the date on which the Excess Cash Flow payment under this Clause 12.3 is due so long as such amount will not be deducted in subsequent periods; and

(B)

to the extent the aggregate amount of internally generated cash flow actually utilised to make such payments in respect of long-term liabilities of the Parent and its Restricted Subsidiaries other than Indebtedness during a subsequent period is less than the Long Term Liability Amount, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of the subsequent Financial Year;

(vi)

the aggregate amount of any premium, make-whole or penalty payments paid (or committed or required to be paid) in cash by the Parent and the Restricted Subsidiaries during such Financial Year that are paid (or committed or required to be paid) in connection with any prepayment of Indebtedness to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income (the “Make-Whole Amount”), provided that:

(A)

at the option of the Parent (in its sole and absolute discretion), the Make-Whole Amount shall also include any such premium, make-whole or penalty payments paid (or committed or required to be paid) after such Financial Year and prior to the date on which the Excess Cash Flow payment under this Clause 12.3 is due so long as such amount will not be deducted in subsequent periods; and

(B)

to the extent the aggregate amount of any such premium, make-whole or penalty payments actually paid as committed or required during a subsequent period is less than the Make-Whole Amount, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of the subsequent Financial Year;

(vii)

the amount of cash taxes paid (or committed or required to be paid) or tax reserves set aside or payable (without duplication) in such Financial Year, to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period (the “Tax Liability Amount”), provided that, at the option of the Parent (in its sole and absolute discretion), the Tax Liability Amount shall also include any such cash taxes paid (or committed or required to be paid) or tax reserves set aside or payable (without duplication) after such Financial Year and prior to the date on which the Excess Cash Flow payment under this Clause 12.3 is due so long as such amount will not be deducted in subsequent periods; and

(viii)	the greater of $35,000,000 and 10% of LTM Consolidated EBITDA (the “ECF De Minimis Amount”),

is (to the extent not already applied in repayment or prepayment of Facility B) applied in prepayment of Facility B in accordance with Clause 12.4 (Application of prepayments), where the applicable percentage is set out in the table below opposite the applicable First Lien Net Leverage Ratio as demonstrated by the Annual Financial Statements for such Financial Year (and subject to any adjustments in accordance with this Clause 12.3):

First Lien Net Leverage Ratio	Percentage of Excess Cash Flow
Greater than 5.00:1	50%
Equal to or less than 5.00:1 but greater than 4.50:1	25%
Equal to or less than 4.50:1	0%

(b)

Notwithstanding the terms of paragraph (a) above, if at the time that any prepayment required by paragraph (a) above would be required, any member of the Group is required to offer to repurchase or prepay Other Applicable Indebtedness pursuant to the terms of the documentation governing such Other Applicable Indebtedness with Excess Cash Flow, then the Borrowers may apply such Excess Cash Flow on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of Facility B and Other Applicable Indebtedness at such time) to the prepayment of Facilities and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of Facility B that would otherwise have been required pursuant to this Clause 12.3 shall be reduced accordingly. For the avoidance of doubt, the portion of such Excess Cash Flow applied in repurchasing or prepaying the Other Applicable Indebtedness shall not exceed the amount of Excess Cash Flow required to be applied in repurchasing or prepaying Facility B pursuant to the terms hereof.

(c)	For the avoidance of doubt, if the amount calculated under paragraph (a) above is a negative number, the Parent shall not be required to make any such prepayment.

(d)

If, on applying Excess Cash Flow in prepayment of Facility B under this paragraph on any date, the First Lien Net Leverage Ratio as demonstrated in the then most recent Compliance Certificate received by the Agent (after taking into account such prepayment) falls into a lower threshold in the table above, then the relevant percentage shall be reduced accordingly for any further prepayments to be made under this Clause 12.3 on that date.

(e)

For the purposes of this Clause 12.3, the First Lien Net Leverage Ratio shall be calculated pro forma for any Voluntary Debt Reduction and/or Mandatory Debt Reduction made after the end of the relevant Financial Year but prior to the time prepayment is due under this Clause 12.3 as if such Debt Reduction and/or Mandatory Debt Reduction had been made during the relevant Financial Year and Consolidated Senior Secured Net Debt had accordingly been reduced on a dollar-for-dollar basis.

(f)

If, with respect to Excess Cash Flow attributable to an entity that is not organized in the United States but is a Subsidiary of an entity that is organized in the United States, the distribution (or deemed distribution) of such Excess Cash Flow that would occur in connection with any prepayment of the Facilities hereunder would result in material adverse Tax consequences, then the amount of such Excess Cash Flow attributable to such entity shall not be required to be prepaid hereunder and shall be permitted to be retained by the applicable entity.

(g)

Notwithstanding the terms of paragraph (a) above, to the extent the aggregate amount of Voluntary Debt Reductions and/or Mandatory Debt Reductions during any relevant Financial Year exceeds the amount of any Excess Cash Flow prepayment that would have been required pursuant to paragraph (a) above (after deducting the ECF De Minimis Amount, any Committed Investment Amount and any Restricted Payment Amount), the amount of such excess shall be carried forward to subsequent Financial Years and deducted (on a dollar-for-dollar basis) from any Excess Cash Flow prepayment required in any such subsequent Financial Years (after calculating the applicable Excess Cash Flow percentage for the relevant Financial Year).

12.4	Application of prepayments

(a)

Subject to Clause 12.5 (Right to refuse prepayment) below, prepayments made pursuant to this Clause 12 shall be applied in any manner as directed by the Parent (in its sole and absolute discretion), or in the absence of such direction, in direct order of maturity; provided that to the extent that the Parent directs that prepayments made pursuant to this Clause 12 are to be applied to any Term Facility (a “Later Maturing Tranche”) which matures on a later date than the maturity applicable to any other Term Facility (an “Earlier Maturing Tranche”), such proceeds shall be applied pro rata across the Later Maturing Tranche and each Earlier Maturing Tranche.

(b)

Without prejudice to paragraph (f) of Clause 12.2 (Net Cash Proceeds of Dispositions) and paragraph (f) of Clause 12.3 (Excess Cash Flow), the Parent and each other Obligor shall use all reasonable endeavours to ensure that any transaction giving rise to a prepayment obligation is structured in such a way that it will not be unlawful for the members of the Group to move the relevant proceeds received between members of the Group to enable a mandatory prepayment to be lawfully made and the proceeds lawfully applied as provided under this Clause 12, and/or to minimise the costs of making such mandatory prepayment (including using all reasonable endeavours to fund such payment from surplus cash in the Group). If, however, (A) the cost of making (or moving the funds to make) such mandatory prepayment would exceed 3% of the amount of such payment at that time; and/or (B) after the Parent and each such member of the Group has used all such reasonable endeavours and taken such reasonable steps, it will still:

(i)

be unlawful (including, without limitation, by reason of financial assistance, corporate benefit restrictions on upstreaming cash intra-Group and the fiduciary and statutory duties of the directors of any member of the Group) for such a prepayment to be made and/or cash cover to be provided and the proceeds so applied; or

(ii)

be unlawful (including, without limitation, by reason of financial assistance, corporate benefit restrictions on upstreaming cash intra-Group and the fiduciary and statutory duties of the directors of any member of the Group) to make funds available to a member of the Group that could make such a prepayment and/or provide such cash cover, then such prepayment and/or provision of cash cover shall not be required to be made (and, for the avoidance of doubt, the relevant amount shall be available for the working capital purposes of the Group and shall not be required to be paid to any blocked account) provided always that if the restriction preventing such payment/provision of cash cover or giving rise to such liability is subsequently removed, any relevant proceeds will immediately be applied in prepayment and/or the provision of cash cover in accordance with this Clause 12 at the end of the relevant Interest Period(s) to the extent that such payment has not otherwise been made.

(c)	The obligation to make a mandatory prepayment under Clause 12.1 (Change of Control) shall not be subject to any limitation set out under paragraph (b) above.

(d)

If any Term Loans are repaid or prepaid in accordance with Clause 11.4 (Voluntary prepayment of Facility B) or this Clause 12, then the Parent may, by giving not less than three Business Days’ notice to the Agent (or such shorter period agreed with the Agent) select which Borrower or Borrowers (if more than one) under the relevant Facility shall effect repayment of each Loan.

(e)	Without prejudice to Clause 12.1 (Change of Control) but otherwise notwithstanding anything to the contrary in any Finance Document (including this Clause 12.4 (Application of prepayments)):

(i)

if the Total Net Leverage Ratio for the Relevant Period ending on the most recent Quarter Date for which a Compliance Certificate has been delivered is equal to or less than 6.50:1 (adjusted as if any relevant prepayment and/or other application had taken place on the last day of that Relevant Period), the amount of any voluntary prepayment or mandatory prepayment required to be applied under this Agreement may, at the election of the Parent, be applied between the Term Facilities (or, after the Term Facilities have been repaid in full, any Revolving Facility), the Second Lien Facility and any other Indebtedness permitted to be incurred by a member of the Group under this Agreement ranking pari passu with the Second Lien Facility (“Permitted Second Lien Financing Debt”), on a pro rata basis; and

(ii)

if the Total Net Leverage Ratio for the Relevant Period ending on the most recent Quarter Date for which a Compliance Certificate has been delivered is equal to or less than 6.25:1 (adjusted as if any relevant prepayment and/or other application had taken place on the last day of that Relevant Period), the amount of voluntary prepayment or mandatory prepayment required to be applied under this Agreement may, at the election of the Parent, be applied in prepayment of the Second Lien Facility and any Permitted Second Lien Financing Debt or any other Indebtedness permitted under this Agreement, in priority to the Facilities.

Any application made in accordance with this paragraph (e) will satisfy in full all applicable prepayment obligations contemplated by this Agreement.

12.5	Right to refuse prepayment

(a)

The Agent shall notify the Lenders as soon as practicable of any proposed prepayment of Term Loans under Clause 11.4 (Voluntary prepayment of Facility B), Clause 12.2 (Net Cash Proceeds of Dispositions) or Clause 12.3 (Excess Cash Flow).

(b)

Any Facility B Lender or Incremental Term Facility Lender (a “Non-Accepting Lender”) to which the proposed prepayment would otherwise be made may, by giving not less than three Business Days’ (or such shorter period as the Parent and

Majority Lenders may agree) notice to the Agent prior to the date of the relevant prepayment, waive its right to prepayment (in whole or in part) other than (A) in relation to a prepayment arising pursuant to Clause 11.4 (Voluntary prepayment of Facility B), (B) in relation to a prepayment arising pursuant to Clause 11.1 (Illegality), Clause 11.2 (Illegality in relation to Issuing Bank) or Clause 11.8 (Right of cancellation and repayment in relation to a single Lender or Issuing Bank), or (C) a prepayment or repayment in respect of which the Parent elects (in its sole and absolute discretion) that this Clause 12.5 shall not apply.

(c)

If any Non-Accepting Lender delivers any notice under paragraph (b) above, the amount in respect of which that Non-Accepting Lender has waived its right to prepayment (the “Waived Amount”) may be retained by the Parent and the Restricted Subsidiaries and/or be applied by the Parent or any of the Restricted Subsidiaries for any purpose that is permitted or not prohibited by the terms of this Agreement.

13.	RESTRICTIONS

13.1	Notices of Cancellation or Prepayment

Any notice of cancellation, prepayment, authorisation or other election given by any Party under Clause 11 (Illegality, Voluntary Prepayment and Cancellation) or Clause 12.5 (Right to refuse prepayment) may be conditional or revocable and shall (subject to the terms of those Clauses or unless otherwise agreed by the Agent), unless a contrary indication appears in this Agreement, specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

13.2	Interest and other amounts

Subject to Clause 17.8 (Call Premium), any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

13.3	No reborrowing of Facility B or Incremental Term Facilities

No Borrower may reborrow any part of any Facility B or an Incremental Term Facility which is prepaid.

13.4	Reborrowing of Revolving Facility

Unless a contrary indication appears in this Agreement, any part of any Revolving Facility which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement or the relevant Incremental Facility Increase Notice (as appropriate).

13.5	Prepayment in accordance with Agreement

(a)	No Borrower shall repay or prepay all or any part of the Utilisations or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(b)	To the extent that any prepayment is:

(i)	applied or to be applied against a Utilisation that is not denominated in the Base Currency:

(A)	any pro rata entitlement of that Utilisation shall be calculated using its Base Currency Amount; and

(B)

any costs of converting the relevant prepayment amount into the currency of that Utilisation shall reduce the amount to be applied against that Utilisation (and, for the avoidance of doubt, such costs shall not reduce the amount applied against other Utilisations denominated in the Base Currency or increase the amount required to be paid by any member of the Group); and

(ii)

made or to be made in respect of proceeds denominated in a currency other than the Base Currency, the required prepayment amount shall be reduced by any costs of converting the relevant proceeds into the currency of the required prepayment.

13.6	No reinstatement of Commitments

Subject to Clause 2.2 (Increase), no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

13.7	Agent’s receipt of Notices

If the Agent receives a notice under Clause 11 (Illegality, Voluntary Prepayment and Cancellation) or an election under paragraph (d) of Clause 12.2 (Net Cash Proceeds of Dispositions) and Clause 12.5 (Right to refuse prepayment), it shall promptly forward a copy of that notice or election to either the Parent or the affected Lender, as appropriate.

13.8	Effect of Repayment and Prepayment on Commitments

If all or part of a Lender’s participation in a Utilisation under a Facility is repaid or prepaid and is not available for redrawing, an amount of that Lender’s Commitment (equal to the Base Currency Amount of the amount of the participation which is repaid or prepaid) in respect of that Facility will be deemed to be cancelled on the date of repayment or prepayment.

13.9	Application of prepayments

Any prepayment of a Utilisation (other than a prepayment pursuant to Clause 11.1 (Illegality) or Clause 11.8 (Right of cancellation and repayment in relation to a single Lender or Issuing Bank)) shall be applied pro rata to each Lender’s participation in that Utilisation.

14.	INTEREST

14.1	Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin; and

(b)	EURIBOR for Loans in euro, CDOR for Loans in CAD and LIBOR (or local equivalent where LIBOR is not available) for Loans in all other currencies.

14.2	Payment of interest

The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and (i) for any Loan denominated in USD, if the Interest Period is longer than three Months, on the dates falling at three Monthly intervals after the first day of the Interest Period and (ii) for all other Loans, if the Interest Period is longer than six Months, on the dates falling at six Monthly intervals after the first day of the Interest Period). The Parties agree that interest (if unpaid) will be compounded with the principal amount of the Loans at the end of each Interest Period, but shall remain immediately due and payable.

14.3	Default interest

(a)

If an Obligor fails to pay any amount (other than non-compounded interest) payable by it under a Finance Document on its due date, interest shall, to the extent permitted by law, accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is 1% per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 14.3 shall be immediately payable by the Obligor on demand by the Agent.

(b)	If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)	the rate of interest applying to the overdue amount during that first Interest Period shall be 1% per annum higher than the rate which would have applied if the overdue amount had not become due.

(c)

Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum, but shall remain immediately due and payable.

14.4	Notification of rates of interest

(a)	The Agent shall promptly notify the relevant Lenders and the relevant Borrower (or the Parent) of the determination of a rate of interest under this Agreement.

(b)	The Agent shall promptly notify the relevant Borrower (or the Parent) of each Funding Rate relating to a Loan.

14.5	Interest Rate Limitation

Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Utilisation, together with all fees, charges and other amounts which are treated as interest on such Utilisation under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Utilisation in accordance with applicable law, the rate of interest payable in respect of such Utilisation, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Utilisation but were not payable as a result of the operation of this Clause 14.5 shall be cumulated and the interest and Charges payable to such Lender in respect of other Utilisation or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon to the date of repayment, shall have been received by such Lender.

14.6	Interest Act (Canada)

For the purposes of the Interest Act (Canada) and disclosure thereunder:

(a)

whenever any interest or any fee to be paid hereunder or in connection herewith is to be calculated on the basis of a 360-day or 365-day year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or 365, as applicable;

(b)	the rates of interest under this Agreement are nominal rates, and not effective rates or yields; and

(c)	the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.

15.	INTEREST PERIODS

15.1	Selection of Interest Periods and Terms

(a)

A Borrower (or the Parent on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan is a Term Loan and has already been borrowed) in a Selection Notice.

(b)

Each Selection Notice for a Term Loan is irrevocable and must be delivered to the Agent by the Borrower (or the Parent on behalf of the Borrower) to which that Term Loan was made not later than the Specified Time.

(c)	If a Borrower (or the Parent) fails to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period will be three Months.

(d)

Subject to this Clause 15, a Borrower (or the Parent) may select an Interest Period of one, two, three or six Months, or any other period agreed between the relevant Borrower (or the Parent on its behalf) and the Agent (acting on the instructions of the Super Majority Lenders participating in the relevant Loan). In addition, a Borrower (or the Parent) may select an Interest Period of any other period if required to ensure that sufficient Loans have an Interest Period ending on the date of a proposed repayment, prepayment cancellation or termination under this Agreement.

(e)	An Interest Period for a Loan shall not extend beyond the Termination Date applicable to its Facility.

(f)	Each Interest Period for a Term Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

(g)	A Revolving Facility Loan has one Interest Period only.

(h)	A Borrower (or the Parent on its behalf) may select an Interest Period of:

(i)

any period in relation to any Facility B or an Incremental Facility if necessary or desirable to implement any interest rate hedging in relation to the Facilities to align interest payment dates with payment dates under this Agreement or under hedging agreements which the Group is permitted to enter into pursuant to the terms of this Agreement; and

(ii)	a time period agreed by it with the Agent for the purposes of facilitating syndication.

15.2	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

15.3	Consolidation and division of Term Loans

(a)	Subject to paragraph (c) below, if two or more Interest Periods:

(i)	relate to Facility B Loans to be made to the same TLB Borrower under the same Facility B; and

(ii)	end on the same date,

those Facility B Loans will, unless that TLB Borrower requests to the contrary in a Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Facility B Loan on the last day of the Interest Period.

(b)	Subject to paragraph (c) below, if two or more Interest Periods:

(i)	relate to Incremental Term Facility Loans to be made to the same Incremental Facility Borrower by the same group of Lenders under the same Incremental Term Facility;

(ii)	are in the same currency; and

(iii)	end on the same date,

those Incremental Term Facility Loans will, unless that Incremental Facility Borrower requests to the contrary in a Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Incremental Facility Term Loan on the last day of the Interest Period.

(c)

Subject to Clause 4.4 (Maximum number of Utilisations) and Clause 5.3 (Currency and amount) if a TLB Borrower or an Incremental Facility Borrower (or, in either case, the Parent on its behalf) requests in a Selection Notice that a Term Loan be divided into two or more Term Loans under the relevant Facility, that Term Loan will, on the last day of its Interest Period, be so divided with amounts specified in that Selection Notice (in the currency of the relevant Loan), having an aggregate amount equal to the amount of the relevant Term Loan immediately before its division.

16.	CHANGES TO THE CALCULATION OF INTEREST

16.1	Unavailability of Screen Rate

(a)

Interpolated Screen Rate: If no Screen Rate is available for EURIBOR, LIBOR or CDOR (as applicable), the applicable EURIBOR, LIBOR or CDOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of that Loan.

(b)	Base Reference Bank Rate: If no Screen Rate is available for EURIBOR, LIBOR or CDOR (as applicable) for:

(i)	the currency of a Loan; or

(ii)	the Interest Period of a Loan and it is not possible to calculate the Interpolated Screen Rate,

the applicable EURIBOR, LIBOR or CDOR shall be the Base Reference Bank Rate as of the Specified Time for the currency of that Loan and for a period equal in length to the Interest Period of that Loan.

(c)

Cost of funds: If paragraph (b) above applies but no Base Reference Bank Rate is available for the relevant currency or Interest Period there shall be no EURIBOR, LIBOR or CDOR (as applicable) for that Loan and Clause 16.4 (Cost of funds) shall apply to that Loan for that Interest Period.

16.2	Calculation of Base Reference Bank Rate

(a)

Subject to paragraph (b) below, if EURIBOR, LIBOR or CDOR (as applicable) is to be determined on the basis of a Base Reference Bank Rate but a Base Reference Bank does not supply a quotation by the Specified Time, the Base Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Base Reference Banks.

(b)	If at or about noon on the Quotation Day none or only one of the Base Reference Banks supplies a quotation, there shall be no Base Reference Bank Rate for the relevant Interest Period.

16.3	Market disruption

If before close of business in London on the Quotation Day for the relevant Interest Period the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 40% of that Loan) that the cost to it of funding its participation in that from the wholesale market for the relevant currency would be in excess of EURIBOR, LIBOR or CDOR (as applicable) there shall be no EURIBOR, LIBOR or CDOR for that Loan and Clause 16.4 (Cost of funds) shall apply to that Loan for the relevant Interest Period.

16.4	Cost of funds

(a)	If this Clause 16.4 applies, the rate of interest on each Lender’s share of the relevant Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin; and

(ii)

the rate notified to the Agent by that Lender as soon as practicable and in any event by close of business on the date falling two Business Days after the Quotation Day (or, if earlier, on the date falling five Business Days before the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in that Loan from whatever source it may reasonably select, provided that such Lender confirms (for the benefit of the Group) to the Agent that such percentage rate per annum represents the cost to the relevant Lender of funding its participation in that currency under other syndicated credit facilities involving similarly situated borrowers under which that Lender is a lender.

(b)

If this Clause 16.4 applies and the Agent or the Parent so requires, the Agent and the Parent shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest (having regard to the prevailing market convention in London at such time with respect to the benchmark for determining interest (including the making of appropriate adjustments to such alternate benchmark rate and this Agreement (i) to preserve pricing in effect at the time of selection of such alternate benchmark rate and (ii) for duration, time and periodicity for determination of such alternate benchmark rate in relation to any applicable Interest Period) for syndicated bank loans in the relevant currency).

(c)	Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of the Majority Lenders and the Parent, be binding on all Parties provided that:

(i)	any alternative basis agreed pursuant to paragraph (b) above shall automatically be binding on a Defaulting Lender;

(ii)

any alternative basis agreed pursuant to paragraph (b) above shall automatically be binding on any Lender which does not accept or reject a request for any such consent before 5.00 p.m. London time on the date falling five Business Days from the date of that request being made (or such other time and date as the Parent may specify, with the consent of the Agent if less than five Business Days from the date of such request being made); and

(iii)	any Lender which rejects a request for any such consent shall be deemed to be a Non-Consenting Lender for the purposes of this Agreement.

(d)	If this Clause 16.4 applies pursuant to Clause 16.3 (Market disruption) and:

(i)	a Lender’s Funding Rate is less than EURIBOR in relation to any Loan in euro, CDOR in relation to any Loan in CAD or LIBOR in relation to any other Loan; or

(ii)	a Lender does not supply a quotation by the time specified in paragraph (a)(ii) above,

the cost to that Lender of funding its participation in that Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be EURIBOR in relation to a Loan in euro, CDOR in relation to any Loan in CAD or LIBOR for any other Loan.

(e)

If this Clause 16.4 applies pursuant to Clause 16.1 (Unavailability of Screen Rate) but any Lender does not supply a quotation by the time specified in paragraph (a)(ii) above the rate of interest shall be calculated on the basis of the quotations of the remaining Lenders.

16.5	Notification to Parent

If Clause 16.4 (Cost of funds) applies, the Agent shall, as soon as is practicable, notify the Parent.

16.6	Break Costs

(a)

Subject to paragraph (l)(iii)(A) of Clause 28.3 (Conditions of assignment), the Parent or each Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)

Each Lender shall, as soon as reasonably practicable after a demand by the Agent under paragraph (a) above, provide a certificate confirming the amount of (and giving reasonable details of the calculation of) its Break Costs for any Interest Period in which they accrue, a copy of which shall be provided to the Parent.

17.	FEES

17.1	Commitment fee

(a)	The Parent shall pay (or procure the payment) to the Agent (for the account of each Lender) a fee in the Base Currency computed at the rate of:

(i)

30% of the applicable Margin per annum on that Lender’s Available Commitment under the Initial Revolving Facility for the period commencing on the Initial Closing Date and ending on the last day of the Availability Period applicable to the Initial Revolving Facility; and

(ii)

in respect of any Incremental Facility Commitments, the rate specified in the Incremental Facility Increase Notice delivered by the Parent in accordance with Clause 2.3 (Incremental Facility), on that Lender’s Available Commitment in respect of those Incremental Facility Commitments for the applicable Availability Period as set out in such Incremental Facility Increase Notice.

(b)

The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the relevant Availability Period, on the last day of the relevant Availability Period and on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective.

(c)	No commitment fee is payable to the Agent (for the account of a Lender) on any Available Commitment of that Lender for any day on which that Lender is a Defaulting Lender.

17.2	Agent and Security Agent fees

The Parent shall pay (or procure the payment) to the Agent and Security Agent (in each case for its own account) a fee in the amount and at the times agreed in a Fee Letter.

17.3	Interest, commission and fees on Ancillary Facilities

The rate and time of payment of interest, commission, fees and any other remuneration in respect of each Ancillary Facility shall be determined by agreement between the relevant Ancillary Lender and the Revolving Facility Borrower of that Ancillary Facility.

17.4	Issuing Bank fees

The Parent shall pay (or procure the payment) to the Issuing Bank (for its own account) a fee in the amount and at the times agreed in a Fee Letter.

17.5	Fees payable in respect of Letters of Credit

(a)

The Parent or each relevant Revolving Facility Borrower shall pay to the Issuing Bank a fronting fee in the Base Currency at the rate agreed between the relevant Issuing Bank and the Parent in a Fee Letter on the outstanding amount which is counter-indemnified by the other Lenders of each Letter of Credit requested by it for the period from the issue of that Letter of Credit until its Expiry Date.

(b)

The Parent or each relevant Revolving Facility Borrower shall pay to the Agent (for the account of each Revolving Facility Lender) a Letter of Credit fee in the Base Currency (computed at the rate equal to the Margin applicable to a Revolving Facility Loan) on the outstanding amount of each Letter of Credit requested by it for the period from the issue of that Letter of Credit until its Expiry Date. Subject to paragraph (c) of Clause 7.6 (Regulation and consequences of cash cover provided by Borrower) this fee shall be distributed according to each Lender’s L/C Proportion of that Letter of Credit.

(c)

The accrued fronting fee and Letter of Credit fee on a Letter of Credit shall be payable on each Quarter Date. If the outstanding amount of a Letter of Credit is reduced, any fronting fee and Letter of Credit fee accrued in respect of the amount of that reduction shall be payable on the day that that reduction becomes effective.

(d)

If a Revolving Facility Borrower provides cash cover in respect of any part of a Letter of Credit, then no fronting fee or Letter of Credit fee shall be payable in respect of that part of the Letter of Credit for which cash cover has been and continues to be provided.

17.6	Fees on Incremental Facilities

The relevant Incremental Facility Borrower or the Parent shall pay (or procure the payment) to the Incremental Facility Lenders the fees in the amount and at the times agreed in a Fee Letter relating to the Incremental Facility.

17.7	No Initial Closing Date, no Fee

Notwithstanding any provision of this Clause 17 (Fees), Clause 22 (Costs and Expenses) or any obligations in any Fee Letter or any other Finance Documents, no fees, costs and expenses of the Finance Parties of any kind (other than reasonable legal costs (subject to any agreed caps)) shall be payable unless and until the Initial Closing Date occurs.

17.8	Call Premium

(a)

If any Re-pricing Transaction occurs at any time during the period from (but excluding) the Initial Closing Date to (and including) the date that is six Months after the Initial Closing Date, the Parent shall pay (or procure there is paid) to the Agent within five Business Days of the date of such Re-pricing Transaction (for the account of each Lender whose participations in Facility B are the subject of the relevant Re-pricing Transaction) a fee in an aggregate amount equal to 1.00% of that Lender’s participation in those Facility B Loans which are subject to that Re-pricing Transaction.

(b)	In this clause:

“Re-pricing Transaction” means the prepayment, refinancing, substitution or replacement of all or any part of Facility B (other than in connection with any initial public offering, acquisition or similar investment, Change of Control or Sale) with the incurrence by any member of the Group of any new term loan facility that is broadly syndicated to the extent that: (i) the primary purpose of such new term loan facility is to reduce the Yield applicable to Facility B Loans being prepaid, refinanced, substituted or replaced as of the date of such prepayment, refinancing or replacement (as determined in good faith by the Parent); and (ii) such new term loan facility has a Yield (with the comparative determinations to be made by the Parent consistent with generally accepted financial practices and excluding the effect of (A) amendment fees, consent fees, arrangement fees, structuring fees, commitment fees, underwriting fees, placement fees, advisory fees, success fees, ticking fees, undrawn commitment fees and similar fees (regardless of whether any of the foregoing fees are paid to, or shared with, in whole or in part any or all lenders), any fees not paid or payable in the primary syndication of such term loan facility or other fees not paid or payable generally to all lenders rateably; and (B) any fluctuations in LIBOR, EURIBOR or any other applicable base rate) that is less than the Yield (as determined by the Parent on the same basis) of such Facility B Loans, including, without limitation, as may be effected through any amendment to this Agreement relating to the interest rate for, or Yield of, such Facility B Loans.

18.	TAXES

18.1	Tax definitions

In this Agreement:

“Canadian Qualifying Lender” means, in respect of any particular payment to be made by a particular Canadian Tax Obligor under a Finance Document, any Lender, except a Lender where such payment would be subject to a Tax Deduction that is withholding tax under Part XIII of the Canadian Tax Act solely by reason of (x) such Lender not dealing at arm’s length with such Canadian Tax Obligor for purposes of the Canadian Tax Act or (y) such Lender being, or not dealing at arm’s length with, a “specified shareholder” of such Canadian Tax Obligor for purposes of subsection 18(5) of the Canadian Tax Act (other than where the non-arm’s length relationship arises, or where the Lender is a “specified shareholder”, or does not deal at arm’s length with a “specified shareholder”, in connection with or as a result of the Lender having become a party to, received or perfected a security interest under, performed its obligations under or received or enforced any rights under, a Finance Document).

“Canadian Tax Act” means the Income Tax Act (Canada), as amended.

“Canadian Tax Borrower” means a Borrower that is resident or deemed to be resident in Canada for purposes of the Canadian Tax Act.

“Canadian Tax Obligor” means an Obligor that is resident or deemed to be resident in Canada for purposes of the Canadian Tax Act.

“Change of Law” means any change which occurs after the date of this Agreement or, if later, after the date on which the relevant Lender became a Lender pursuant to this Agreement (as applicable) in any law, regulation or treaty (or in the interpretation, administration or application of any law, regulation or treaty) or any published practice or published concession of any relevant tax authority other than: (i) a change in a Relevant Covered Tax Agreement (or the interpretation, administration or application of a Relevant Covered Tax Agreement) that occurs pursuant to the MLI and in accordance with MLI Reservations or MLI Notifications made by (on the one hand) the MLI Lender Jurisdiction and (on the other hand) the MLI Borrower Jurisdiction where each relevant MLI Reservation or MLI Notification satisfies the MLI Disclosure Condition; or (ii) the United Kingdom ceasing to be a member state of the European Union as a consequence of the notification given by it on 29 March 2017 of its intention to exit the European Union pursuant to Article 50 of the Treaty on European Union.

“DTTP2 Form” means a HM Revenue & Customs’ Form DTTP2 in relation to the DTTP Scheme (or such equivalent form as may be prescribed by HM Revenue & Customs under the DTTP Scheme from time to time).

“DTTP Scheme” means HM Revenue & Customs’ Double Taxation Treaty Passport Scheme, as modified from time to time.

“Exempt Lender” means a Finance Party which is (otherwise than by reason of being a Treaty Lender) able under the domestic law of the jurisdiction of the relevant Obligor, to receive interest from the relevant Obligor without a Tax Deduction under the law of that Obligor’s jurisdiction of incorporation.

“MLI” means the Multilateral Convention to Implement Tax Treaty Related Measures to Prevent Base Erosion and Profit Shifting of 24 November 2016.

“MLI Borrower Jurisdiction” means the jurisdiction in which the relevant Borrower is treated as resident for the purposes of the Relevant Covered Tax Agreement.

“MLI Disclosure Condition” means the freely accessible publication of the relevant MLI Reservation or MLI Notification on the OECD website (to the extent that such MLI Reservation or MLI Notification has not been withdrawn or superseded and taking into account any applicable amendments) no later than 10 Business Days prior to the date of this Agreement where the relevant Lender is an Original Lender, or no later than 10 Business Days prior to the date on which the relevant Lender became a Lender pursuant to this Agreement where the relevant Lender is a Non-Original Lender.

“MLI Lender Jurisdiction” means the jurisdiction in which the relevant Lender is treated as resident for the purposes of the Relevant Covered Tax Agreement.

“MLI Notification” means a notification validly made pursuant to Article 29 of the MLI.

“MLI Reservation” means a reservation validly made pursuant to Article 28 of the MLI.

“Non-Original Lender” means any Lender that is a New Lender, an Increase Lender, an Incremental Facility Lender, a Substitute Affiliate Lender, an Affiliate of a Lender that is an Ancillary Lender, or (to the extent not an Original Lender) an Additional Refinancing Lender.

“Non-Original Lender Documents” means the Assignment Agreement in the case of a New Lender, the Increase Confirmation in the case of an Increase Lender, the Accession Certificate in the case of an Incremental Facility Lender, the notice under Clause 5.6(b) (Lender Affiliates and Facility Office) in the case of an Affiliate of a Lender that becomes a Substitute Affiliate Lender, in the case of an Affiliate of a Lender that becomes an Ancillary Lender, a notice given to the Parent at the time it becomes Ancillary Lender, or the Refinancing Amendment in the case of an Additional Refinancing Lender.

“Non-Original Date” means the Transfer Date in the case of a New Lender, the date on which the increase in Total Commitments described in the relevant Non-Original Lender Document takes effect in the case of an Increase Lender or an Incremental Facility Lender, in the case of an Ancillary Lender, the date on which it accedes to the Intercreditor Agreement, in the case of a Substitute Affiliate Lender, the date on which its designation by the Designating Lender becomes effective or, in the case of an Additional Refinancing Lender, the date of the relevant Refinancing Amendment.

“Protected Party” means a Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Qualifying Lender” means:

(a)	in respect of a UK Obligor, a UK Qualifying Lender;

(b)	in respect of a US Obligor, a US Qualifying Lender;

(c)	in respect of a Canadian Tax Obligor, a Canadian Qualifying Lender; or

(d)	in respect of any Obligor which is not a UK Obligor, a US Obligor or a Canadian Tax Obligor, a Lender which is beneficially entitled to interest payable to that Lender and is:

(i)	an Exempt Lender; or

(ii)	a Treaty Lender.

“Relevant Covered Tax Agreement” means a Covered Tax Agreement (as such term is defined under Article 2(1)(a) of the MLI) the parties to which are the MLI Lender Jurisdiction and the MLI Borrower Jurisdiction.

“Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes;

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.

“Tax Credit” means a credit against, refund of, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 18.3 (Tax gross-up) or a payment under Clause 18.4 (Tax indemnity).

“Treaty Lender” means a Lender which:

(a)	is treated as a resident of the relevant Treaty State for the purposes of the relevant Treaty;

(b)

does not carry on a business in the jurisdiction of incorporation of the relevant Obligor through a permanent establishment with which that Lender’s participation in the Facility is effectively connected; and

(c)

fulfils any other conditions which must be fulfilled under the Treaty by residents of that Treaty State for such residents to obtain full exemption from Tax imposed by the jurisdiction of incorporation of the relevant Obligor on interest, except that for this purpose it is assumed that any necessary procedural formalities have been fulfilled.

“Treaty State” means a jurisdiction having a double taxation agreement in force (a “Treaty”) with the jurisdiction of incorporation of the relevant Obligor, which makes provision for full exemption for Tax imposed by the jurisdiction of incorporation of the relevant Obligor on payments under this Agreement.

“UK Borrower DTTP Filing” means, a DTTP2 Form duly completed and filed by the relevant UK Borrower, which:

(a)

where it relates to a UK Treaty Lender that is an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated opposite that Lender’s name in Part 4 of Schedule 1 (The Original Parties), and

(i)	where the UK Borrower is an Original Borrower, is filed with HM Revenue & Customs within 30 days of the date of this Agreement; or

(ii)	where the UK Borrower is an Additional Borrower, is filed with HM Revenue & Customs within 30 days of the date on which that Borrower becomes an Additional Borrower; or

(b)

where it relates to a UK Treaty Lender that is a Non-Original Lender, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the relevant Non-Original Lender Document; and

(i)	where the UK Borrower is a Borrower as at the relevant Non-Original Date, is filed with HM Revenue & Customs within 30 days of the relevant Non-Original Date; or

(ii)

where the UK Borrower is not a Borrower under a Facility or an Ancillary Facility as at the relevant Non-Original Date, is filed with HM Revenue & Customs within 30 days of the date on which the Borrower becomes a Borrower under the Facility or that Ancillary Facility (as applicable).

“UK Non-Bank Lender” means a Non-Original Lender which gives a Tax Confirmation in its Non-Original Lender Documents.

“UK Qualifying Lender” means:

(a)	a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:

(i)	a Lender:

(A)

which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Finance Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA; or

(B)

in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

(ii)	a Lender which is:

(A)	a company resident in the United Kingdom for United Kingdom tax purposes;

(B)	a partnership each member of which is:

(1)	a company so resident in the United Kingdom; or

(2)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(C)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or

(iii)	a UK Treaty Lender; or

(b)	a Lender which is a building society (as defined for the purposes of section 880 of the ITA) making an advance under a Finance Document.

“UK Treaty Lender” means a Lender which:

(a)	is treated as a resident of the relevant UK Treaty State for the purposes of the relevant UK Treaty;

(b)	does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Facility is effectively connected; and

(c)

fulfils any other conditions which must be fulfilled under the UK Treaty by residents of that UK Treaty State for such residents to obtain full exemption from Tax imposed by the United Kingdom on interest, except that for this purpose it is assumed that any necessary procedural formalities have been fulfilled.

“UK Treaty State” means a jurisdiction having a double taxation agreement (a “UK Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

“US Borrower” means a Borrower that is a “United States person” as defined in Section 7701(a)(30) of the Code (including an entity disregarded as being an entity separate from its owner for US federal income tax purposes if such owner is a “United States person”).

“US Obligor” means an Obligor that is a “United States person” as defined in Section 7701(a)(30) of the Code (including an entity disregarded as being an entity separate from its owner for US federal income tax purposes if such owner is a “United States person”).

“US Qualifying Lender” means a Lender which is beneficially entitled to interest payable to the Lender under a Finance Document and is qualified for a complete exemption from US federal withholding Tax (other than FATCA) and US federal backup withholding with respect to payments under any Finance Document.

“Withholding Form” means whichever of the following is relevant (including, in each case, any successor form):

(a)	IRS Form W-8IMY (with appropriate attachments);

(b)	IRS Form W-8ECI;

(c)	IRS Form W-8EXP;

(d)	IRS Form W-9;

(e)	IRS Form W-8BEN or W-8BEN-E (claiming the benefits of an applicable tax treaty);

(f)

in the case of a Lender relying on the so-called “portfolio interest exemption”, IRS Form W-8BEN or W-8BEN-E and a certificate to the effect that such Lender is not (i) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (ii) a “10 percent shareholder” of the relevant Obligor within the meaning of Section 881(c)(3)(B) of the Code, or (iii) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code; or

(g)

any other IRS form by which a person may claim complete exemption from, or reduction in the rate of, withholding (including backup withholding) of United States federal income tax on interest and other payments to that person.

Unless a contrary indication appears, in this Clause 18 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

18.2	Payments to be free and clear

All payments shall be made by each Obligor under each Finance Document without any Tax Deduction, unless a Tax Deduction is required by law.

18.3	Tax gross-up

(a)

The Parent shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is a change in the rate or the basis of any Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall promptly notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives any such notification from a Lender it shall promptly notify the Parent and any relevant Obligor.

(b)

If a Tax Deduction is required by law to be made by an Obligor, subject to the limitations contained in this Agreement, the amount of the payment due from that Obligor shall be increased to an amount which, after making any Tax Deductions, leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(c)

A payment shall not be increased under paragraph (b) above by reason of a Tax Deduction on account of Tax imposed by Luxembourg or the United Kingdom or, where a Borrower incorporated elsewhere is permitted to accede to this Agreement pursuant to Clause 29.2 (Additional Borrowers), the jurisdiction of incorporation of that Borrower (other than the United States), if, on the date on which the payment falls due:

(i)

the payment could have been made to the relevant Finance Party without such a Tax Deduction if the Finance Party had been a Qualifying Lender with respect to that payment, but on that date that Finance Party is not or has ceased to be a Qualifying Lender with respect to that payment other than as a result of any Change of Law; or

(ii)	the relevant Lender is a Qualifying Lender solely by virtue of paragraph (a)(ii) of the definition of UK Qualifying Lender and:

(A)

an officer of HM Revenue & Customs has given (and not revoked) a direction (a “Direction) under section 931 of the ITA which relates to the payment and that Lender has received from the Obligor making the payment or from the Parent a certified copy of that Direction; and

(B)	the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or

(iii)	the relevant Lender is a Qualifying Lender solely by virtue of paragraph (a)(ii) of the definition of UK Qualifying Lender and:

(A)	the relevant Lender has not given a Tax Confirmation to the Parent; and

(B)

the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the Parent, on the basis that the Tax Confirmation would have enabled the Parent to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or

(iv)

the Obligor making the payment is able to demonstrate that the payment could have been made to the Finance Party without the Tax Deduction had that Finance Party complied with its obligations under paragraph (h) or (i) below (as applicable).

(d)	A payment shall not be increased under paragraph (b) above by reason of a Tax Deduction on account of Tax imposed by the US, if on the date on which the payment falls due:

(i)

the payment could have been made to the relevant Finance Party without such a Tax Deduction if the Finance Party had been a US Qualifying Lender with respect to that payment, but on that date that Finance Party is not or has ceased to be a US Qualifying Lender with respect to that payment other than as a result of any Change of Law; or

(ii)

the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction or with the application of a reduced rate had that Finance Party complied with its obligations under paragraph (n) below.

(e)	A payment shall not be increased under paragraph (b) above by reason of a Tax Deduction on account of Tax imposed by Canada, if on the date on which the payment falls due:

(i)

the payment could have been made to the relevant Finance Party without such a Tax Deduction if the Finance Party had been a Canadian Qualifying Lender with respect to that payment, but on that date that Finance Party is not or has ceased to be a Canadian Qualifying Lender with respect to that payment other than as a result of any Change of Law; or

(ii)

the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction or with the application of a reduced rate had that Finance Party complied with its obligations under paragraph (o) below;

(f)

If an Obligor is required by law to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(g)

Within 30 days of making either a Tax Deduction or payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction or payment shall deliver to the Agent for the relevant Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(h)

A Treaty Lender or UK Treaty Lender (as applicable) and each Obligor which makes a payment to which that Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction or with a reduced Tax Deduction.

(i)	In the case of a UK Treaty Lender which became a Party:

(i)

on the day on which this Agreement is entered into that holds a passport under the DTTP Scheme, and which wishes that scheme to apply to this Agreement, such UK Treaty Lender shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Part 4 of Schedule 1 (The Original Parties); and

(ii)

after the day on which this Agreement is entered into that holds a passport under the DTTP Scheme, and which wishes that scheme to apply to this Agreement, shall, confirm its scheme reference number and its jurisdiction of tax residence in the Non-Original Lender Documents, and, having done so, that Lender shall be under no obligation pursuant to paragraph (h) above.

(j)	If a UK Treaty Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (i) above and:

(i)	a UK Borrower making a payment to that Lender has not made a UK Borrower DTTP Filing in respect of that Lender; or

(ii)	a UK Borrower making a payment to that Lender has made a UK Borrower DTTP Filing in respect of that Lender but:

(A)	that UK Borrower DTTP Filing has been rejected by HM Revenue & Customs; or

(B)	HM Revenue & Customs has not given the UK Borrower authority to make payments to that Lender without a Tax Deduction within 60 days of the date of the UK Borrower DTTP Filing,

and in each case, the UK Borrower has notified that Lender in writing, that Lender and the UK Borrower shall co-operate in completing any additional procedural formalities necessary for that UK Borrower to obtain authorisation to make that payment without a Tax Deduction.

(k)

If a UK Treaty Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with paragraph (i) above, no Obligor shall make a UK Borrower DTTP Filing or file any other form relating to the DTTP scheme in respect of that Lender’s Commitment(s) or its participation in any advance unless the Lender otherwise agrees.

(l)	A UK Borrower shall, promptly on making a UK Borrower DTTP Filing, deliver a copy of that UK Borrower DTTP Filing to the Agent for delivery to the relevant Lender.

(m)	A UK Non-Bank Lender shall promptly notify the Parent and the Agent if there is any change in the position from that set out in the Tax Confirmation.

(n)

On or prior to the date on which a Lender (including for this purpose in this paragraph, any Issuing Bank) or an Agent to a US Borrower becomes a Party to this Agreement, such Lender or Agent shall provide to Parent and the Agent, as applicable, upon request by the Parent or the Agent, properly completed copies of applicable Withholding Forms and, in the case of an Agent, certifying to Parent that it is entitled to receive any payments for its own account without any US withholding Tax and it is either a “United States person” as defined in Section 7701(a)(3) of the Code, a “US branch” within the meaning of US Treasury Regulation Section 1.1441-1(b)(2)(iv)(A) or a “Qualifying Intermediary” that assumes primary withholding responsibility under Chapter 3 and Chapter 4 of the Code and for Form 1099 reporting and backup withholding) and update such Withholding Forms thereafter, to the extent it remains legally entitled to do so, at such times prescribed by applicable law or as requested by Parent or the Agent.

(o)

Each Lender (other than a Canadian Qualifying Lender) to a Canadian Tax Borrower that is entitled to an exemption from or reduction of any withholding Tax with respect to any payments made under any Finance Document as a result of such Lender being entitled to the benefits of a Treaty shall deliver to the Agent and such Canadian Tax Borrower, at the time or times reasonably requested by such Canadian Tax Borrower or the Agent, such properly completed and executed documentation as the Canadian Tax Borrower or the Agent may reasonably request to permit such payments to be made without withholding or at a reduced rate of withholding. Notwithstanding anything to the contrary in the preceding sentence, the completion, execution and submission of such documentation shall not be required if in the Lender’s reasonable judgement such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

18.4	Tax indemnity

(a)

The Parent shall (or shall procure that an Obligor will), within five Business Days of demand by the Agent, pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document as a result of any change after the date it becomes a Party to this Agreement in (or in the interpretation, administration or application of) any law or treaty or any published practice or concession of any relevant taxing authority.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any loss, liability or cost which has been directly or indirectly suffered by a Finance Party for or on account of Tax under the laws of the jurisdiction in which:

(A)	that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	that Finance Party’s Facility Office or Substitute Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income, profits or gains received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	if and to the extent that a loss, liability or cost which has been directly or indirectly suffered by a Finance Party for or on account of Tax:

(A)	is compensated for by an increased payment under Clause 18.3 (Tax gross-up); or

(B)

would have been so compensated for by an increased payment under Clause 18.3 (Tax gross-up) but was not so compensated solely because one or more of the exclusions contained in Clause 18.3 (Tax gross-up) applied; or

(C)

is in respect of an amount of (I) stamp duty, registration or other similar Tax, or (II) VAT (which shall be dealt with in accordance with Clause 18.7 (Stamp taxes) and Clause 18.8 (VAT) respectively); or

(D)	is attributable to a Bank Levy (as defined in Clause 19.1 (Increased Costs)); or

(E)	relates to a FATCA Deduction required to be made by a Party.

(c)

A Protected Party making, or intending to make, a claim under paragraph (a) above shall promptly notify the Agent of the event which has given rise to the claim, following which the Agent will notify the Parent.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 18.4, notify the Agent.

18.5	Tax Credits

If an Obligor makes a Tax Payment and the relevant Finance Party determines (in good faith) that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	that Finance Party or any member of a tax consolidation group or unity to which the Finance Party belongs has obtained and utilised that Tax Credit,

that Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it or the tax consolidation group or unity to which it belongs (after that payment) in the same after-Tax position as it or the tax consolidation group or unity to which it belongs would have been in had the Tax Payment had not been required to be made by that Obligor.

18.6	Lender Status Confirmation

(a)	As at the date of this Agreement each Lender confirms which of the following categories it falls in:

(i)	with respect to a UK Borrower:

(A)	a UK Qualifying Lender other than a UK Treaty Lender;

(B)	a UK Treaty Lender; or

(C)	not a UK Qualifying Lender;

(ii)	with respect to a US Borrower:

(A)	a US Qualifying Lender; or

(B)	not a US Qualifying Lender;

(iii)	with respect to a Canadian Tax Borrower:

(A)	a Canadian Qualifying Lender; or

(B)	not a Canadian Qualifying Lender;

(iv)	with respect to any Borrower (other than a UK Borrower, a US Borrower or a Canadian Tax Borrower):

(A)	a Qualifying Lender other than a Treaty Lender;

(B)	a Treaty Lender; or

(C)	not a Qualifying Lender.

(b)

Each Lender which becomes a Party to this Agreement after the date of this Agreement shall indicate, in the Non-Original Lender Document which it executes upon becoming a Party, which of the following categories it falls in:

(i)	with respect to a UK Borrower:

(A)	a UK Qualifying Lender other than a UK Treaty Lender;

(B)	a UK Treaty Lender; or

(C)	not a UK Qualifying Lender;

(ii)	with respect to a US Borrower:

(A)	a US Qualifying Lender; or

(B)	not a US Qualifying Lender;

(iii)	with respect to a Canadian Tax Borrower:

(A)	a Canadian Qualifying Lender; or

(B)	not a Canadian Qualifying Lender;

(iv)	with respect to any Borrower (other than a UK Borrower, a US Borrower or a Canadian Tax Borrower):

(A)	a Qualifying Lender other than a Treaty Lender;

(B)	a Treaty Lender; or

(C)	not a Qualifying Lender.

(c)

If a Non-Original Lender fails to indicate its status in accordance with paragraph (b) above then such Lender shall be treated for the purposes of this Agreement (including by each Obligor) as if it is not a Qualifying Lender until such time as it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall inform the Parent). For the avoidance of doubt, a Non-Original Lender Document shall not be invalidated by any failure of a Lender to comply with this Clause 18.6.

18.7	Stamp taxes

The Parent shall (or shall procure that an Obligor will) pay and, within five Business Days of demand by the Agent (or the Security Agent, in relation to any Transaction Security Document), indemnify each Secured Party against any cost, loss or liability that Secured Party incurs in relation to any stamp duty, registration and other similar Tax or notarial fees payable on, in respect of any Finance Document provided that this Clause 18.7 shall not apply in respect of any Tax, stamp duty, registration or similar Taxes or notarial fees payable (a) in respect of an assignment, transfer, sub-participation or sub-contract by a Finance Party, or (b) due to a voluntary registration not required to maintain, preserve or enforce rights of the Finance Parties.

18.8	VAT

(a)

All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on that supply or supplies, and, accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

(b)

If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)

(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying such amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)

(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)

Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any costs or expenses, that Party shall reimburse or indemnify (as the case may be) such Finance Party against any VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that it is not entitled to credit for or repayment of the VAT from the relevant tax authority.

(d)

Any reference in this Clause 18.8 to any Party shall, at any time when such Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union) or any other similar provision in any jurisdiction which is not a member state of the European Union) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be).

(e)

In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with (if applicable) details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

18.9	FATCA Information

(a)	Subject to paragraph (c) below, each Party shall, within 10 Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

(ii)

supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)

supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)

If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)

Paragraph (a) above shall not oblige any Finance Party to do anything and paragraphs (a)(ii) and (iii) above shall not oblige any other Party to do anything which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)

If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (a)(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payment under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e)

If a Borrower is a US Tax Obligor or the Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten Business Days of:

(i)	where an Original Borrower is a US Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement;

(ii)

where a Borrower is a US Tax Obligor on a Transfer Date or date on which an increase in Commitments takes effect pursuant to Clause 2.2 (Increase) and the relevant Lender is a New Lender or an Increase Lender, the relevant Transfer Date; or date on which an increase in Commitments takes effect pursuant to Clause 2.2 (Increase);

(iii)	the date a new US Tax Obligor accedes as a Borrower; or

(iv)	where a Borrower is not a US Tax Obligor, the date of a request from the Agent,

supply to the Agent:

(A)	a withholding certificate on Form W-8, Form W-9 or any other relevant form; or

(B)	any withholding statement or other document, authorisation or waiver as the Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.

(f)	The Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) above to the relevant Borrower.

(g)

If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Agent by a Lender pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Agent). The Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the relevant Borrower.

(h)

The Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) or (g) above without further verification. The Agent shall not be liable for any action taken by it under or in connection with paragraph (e), (f) or (g) above.

18.10	FATCA Deduction

(a)

Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction

(b)

Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Parent and the Agent and the Agent shall notify the other Finance Parties.

19.	INCREASED COSTS

19.1	Increased Costs

(a)

Subject to Clauses 19.2 (Increased Cost claims) and Clause 19.3 (Exceptions) the Parent shall, within five Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party as a result of:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; or

(ii)	compliance with any law or regulation made;

in each case, after the date of this Agreement or, if later, after the date it became a Party, or

(iii)

the implementation or application of or compliance with Basel III or CRD IV or any other law or regulation which implements Basel III or CRD IV (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates), but only to the extent such Finance Party imposes costs or charges equivalent to such Increased Costs under other syndicated credit facilities involving similarly situated borrowers under which that Finance Party is a lender.

(b)	In this Agreement:

(i)	“Bank Levy” means:

(A)	the bank levy charged pursuant to Section 73 and Schedule 19 to the Finance Act 2011;

(B)

the French taxe bancaire de risque systémique set out in Article 235 ter ZE of the French Tax Code and the French taxe pour le financement du fonds de soutien aux collectivités territoriales set out in Article 235 ter ZE bis of the French Tax Code;

(C)

the bank levy imposed by the German Government under the Bank Restructuring Fund Regulation (Restrukturierungsfonds-verordnung, Fed. Law Gazette 1 2011, p.1406) which has been issued pursuant to the provisions of the Bank Restructuring Fund Act (Restrukturierungsfondsgesetz, Fed. Law Gazette 1 2010, p.1900, 1921); and

(D)

any other Tax of a similar nature or with a similar purpose in any jurisdiction or any financial activities taxes (or other taxes) of a kind contemplated in the European Commission consultation paper on financial sector taxation dated 22 February 2011.

(ii)	“Basel III” means:

(A)

Basel III: A global regulatory framework for more resilient banks and banking systems, Basel III: International framework for liquidity risk measurement, standards and monitoring and Guidance for national authorities operating the countercyclical capital buffer published by the Basel Committee on Banking Supervision on 16 December 2010, each as amended, supplemented or restated, together with the agreements on capital requirements, a leverage ratio and liquidity standards contained therein;

(B)

the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(C)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to Basel III.

(iii)	“CRD IV” means:

(A)	Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and

(B)

Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms.

(iv)	“Increased Costs” means:

(A)	a reduction in the rate of return from a Facility or on a Finance Party’s (or its Affiliates’) overall capital;

(B)	an additional or increased cost; or

(C)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document or Letter of Credit.

19.2	Increased Cost claims

(a)

A Finance Party intending to make a claim pursuant to Clause 19.1 (Increased Costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Parent.

(b)

Each Finance Party shall, as soon as practicable after a demand by the Agent or the Borrower, provide to the Borrower a certificate (i) confirming the event giving rise to the claim, (ii) confirming that the Increased Costs are attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document, (iii) providing a description of the reason why such event has resulted in Increased Costs for that Finance Party (provided that such Finance Party shall not be required to disclose any calculations made by it or any information treated by it, other than for regulatory purposes, as confidential), (iv) confirming the amount of its Increased Costs and (v) confirming that such Finance Party imposes costs or charges equivalent to such Increased Costs under other syndicated credit facilities involving similarly situated borrowers under which that Finance Party is a lender.

19.3	Exceptions

(a)	Clause 19.1 (Increased Costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)	attributable to a FATCA Deduction required to be made by a Party;

(iii)	attributable to a Bank Levy or amounts for which a Finance Party and/or its Affiliates are liable in respect of any Bank Levy;

(iv)	compensated for by Clause 18.4 (Tax indemnity) (or would have been so compensated but was not so compensated solely because any of the exclusions in Clause 18.4 (Tax indemnity) applied);

(v)

attributable to the implementation or application of or compliance with the International Convergence of Capital Measurement and Capital Standards, a Revised Framework published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement or (if later) after the date the relevant Finance Party becomes a Party to this Agreement (but excluding any amendment arising out of Basel III) (“Basel II”) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates);

(vi)

attributable to the implementation or application of, or compliance with Basel III or CRD IV or any other law or regulation which implements Basel III (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates) to the extent that such Finance Party knew or could reasonably be expected to have known the amounts of such Increased Cost at the time it became a Party; or

(vii)	attributable to the breach by any Finance Party or its Affiliates of any law or regulation or the terms of any Finance Document.

(b)	In this Clause 19.3 reference to a Tax Deduction has the same meaning given to the term in Clause 18.1 (Tax definitions).

20.	OTHER INDEMNITIES

20.1	Currency indemnity

(a)

If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within five Business Days of demand, indemnify each Secured Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

20.2	Other indemnities

(a)

The Parent shall (or shall procure that an Obligor will) within three Business Days of demand (which demand shall be accompanied by reasonable calculations or details of the amount demanded) indemnify the Arrangers and each other Secured Party against any cost, loss or liability incurred by it as a result of:

(i)	the occurrence of any Event of Default;

(ii)	a Utilisation not being made by reason of non-fulfilment by an Obligor of any of the conditions in Clause 4.1 (Initial conditions precedent) or Clause 4.2 (Further conditions precedent);

(iii)

a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 32 (Sharing among the Finance Parties);

(iv)

funding, or making arrangements to fund, its participation in a Utilisation requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone);

(v)

issuing or making arrangements to issue a Letter of Credit requested by the Parent or a Borrower in a Utilisation Request but not issued by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(vi)	any prepayment payable by any Borrower under the Finance Documents not being paid after the satisfaction of all conditions specified in any notice of such prepayment that was delivered to the Agent.

(b)

If any event occurs in respect of which indemnification may be sought from the Parent, the relevant indemnified person shall only be indemnified if it notifies the Parent in writing within a reasonable time after the relevant indemnified person becomes aware of such event, and shall, to the extent legally permitted and only if it would not prejudice the defence or making of such claim, consult with the Parent with respect to the conduct of the relevant claim, action or proceeding, conducts such claim action or proceeding properly and diligently (based on advice from its legal counsel, to the extent permitted by law and without being under any obligation to disclose any information which it is not lawfully permitted to disclose) and does not settle any such claim, action or proceeding without the Parent’s prior written consent (such consent not to be unreasonably withheld or delayed).

(c)	Notwithstanding any other provision in this Agreement, each indemnified person shall be entitled to rely on the indemnities in paragraph (a) above as it if were a party to this Agreement.

20.3	Indemnity to the Agent

Each Obligor shall within five Business Days of demand indemnify each of the Agent against any third party cost, loss or liability incurred by any of the Agent, acting reasonably, as a result of:

(a)

investigating any event which it reasonably believes is an Event of Default, provided that if after doing so it is established that the event or matter is not a Default or an Event of Default, such cost, loss or liability of investigation shall be for the account of the Lenders; or

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

20.4	Indemnity to the Security Agent

(a)

Each Obligor jointly and severally shall promptly indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any of them, acting reasonably, as a result of:

(i)	any failure by the Parent to comply with its obligations under Clause 22 (Costs and Expenses);

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(iii)	the taking, holding, protection or enforcement of the Transaction Security;

(iv)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law;

(v)	any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents; or

(vi)

acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Charged Property (otherwise, in each case, than by reason of the relevant Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct).

(b)

Each Obligor expressly acknowledges and agrees that the continuation of its indemnity obligations under this Clause 20.4 will not be prejudiced by any release or disposal under Clause 13.2 (Distressed Disposals) of the Intercreditor Agreement taking into account the operation of that Clause.

(c)

The Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 20.4 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it.

(d)	This Clause shall be subject to the provisions of Clause 23.11 (Guarantee Limitations).

21.	MITIGATION BY THE LENDERS

21.1	Mitigation

(a)

Each Finance Party shall, in consultation with the Parent, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 11.1 (Illegality) (or, in respect of the Issuing Bank, Clause 11.2 (Illegality in relation to Issuing Bank)), Clause 18 (Taxes) or Clause 19 (Increased Costs), including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

21.2	Limitation of liability

(a)	The Parent shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 21.1 (Mitigation).

(b)

A Finance Party is not obliged to take any steps under Clause 21.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it in any material respect.

22.	COSTS AND EXPENSES

22.1	Transaction expenses

The Parent shall within five Business Days of demand pay the Agent, the Arrangers, the Issuing Bank and the Security Agent (and, in the case of the Security Agent, any Receiver or Delegate) the amount of all costs and expenses (including, but not limited to, legal fees (subject to agreed caps, if any)) reasonably incurred by any of them in relation to arrangement, negotiation, preparation, printing, execution and syndication and perfection of the Facilities up to a maximum amount agreed (if any).

22.2	Amendment costs

If (a) an Obligor requests an amendment, waiver or consent, or (b) an amendment is required pursuant to Clause 2.3 (Incremental Facility) or Clause 33.10 (Change of currency), the Parent shall, within five Business Days of demand, reimburse each of the Agent, and the Security Agent for the amount of all reasonable costs and expenses (including, but not limited to, legal fees) reasonably incurred by the Agent and the Security Agent (and, in the case of the Security Agent, by any Receiver or Delegate) (in each case, subject to agreed caps (if any)) in responding to, evaluating, negotiating or complying with that request or requirement.

22.3	Enforcement and preservation costs

The Parent shall, within five Business Days of demand, pay to each Arranger and each other Secured Party the amount of all costs and expenses (including, but not limited to, legal fees) incurred by it in connection with the enforcement of or the preservation of any rights under any Finance Document and the Transaction Security and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Transaction Security or enforcing these rights.

23.	GUARANTEES AND INDEMNITY

23.1	Guarantee and indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

(a)	guarantees to each Finance Party punctual performance by each other Obligor of all that Obligor’s obligations under the Finance Documents;

(b)

undertakes with each Finance Party that whenever another Obligor does not pay any amount when due (allowing for any applicable grace period) under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)

agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 23 if the amount claimed had been recoverable on the basis of a guarantee.

23.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

23.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, judicial management, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 23 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

23.4	Waiver of defences

The obligations of each Guarantor under this Clause 23 will not be affected by an act, omission, matter or thing which, but for this Clause 23, would reduce, release or prejudice any of its obligations under this Clause 23 (without limitation and whether or not known to it or any Finance Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)

any amendment, novation, supplement, extension restatement (however fundamental and whether or not more onerous) or replacement of a Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

23.5	Guarantor Intent

Without prejudice to the generality of Clause 23.4 (Waiver of defences), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

23.6	Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 23. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

23.7	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)

refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 23.

23.8	Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 23:

(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents;

(c)

to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)

to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 23.1 (Guarantee and indemnity);

(e)	to exercise any right of set-off against any Obligor; and/or

(f)	to claim or prove as a creditor of any Obligor in competition with any Finance Party.

If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 33 (Payment Mechanics).

23.9	Release of Guarantors’ right of contribution

If any Guarantor (a “Retiring Guarantor”) ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor or any of its Holding Companies (other than the Parent) then on the date such Retiring Guarantor ceases to be a Guarantor:

(a)

that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(b)

each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

23.10	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

23.11	Guarantee Limitations

This guarantee and the obligations and liabilities of each Guarantor under and in connection with the Finance Documents (including, without limitation, this Clause 23):

(a)

does not apply to any liability to the extent that it would result in this guarantee being illegal, in breach of law or regulation, or constituting unlawful financial assistance in any relevant jurisdiction (including, for the avoidance of doubt, within the meaning of sections 678 or 679 of the Companies Act 2006 applicable to members of the Group incorporated in the United Kingdom and within the meaning of section 7 or 7A of the Isle of Man Companies Act 1992 applicable to members of the Group incorporated under the Isle of Man Companies Acts 1931 to 2004) concerning the financial assistance by that company for the acquisition of, or subscription for, shares or concerning the protection of shareholders’ capital; and

(b)

is and shall be subject to Clauses 23.12 (Luxembourg Guarantee Limitations) to 23.14 (Limitations – Regulated Entities) and any limitations set out in the Intercreditor Agreement or in an Accession Deed applicable to such Guarantor or the jurisdiction of incorporation of such Guarantor, and any guarantee, indemnity, obligations and liabilities of each Guarantor shall be construed accordingly.

23.12	Luxembourg Guarantee Limitations

(a)

Notwithstanding the foregoing and any other provision of any Finance Document to the contrary, the obligations and liabilities of any Guarantor incorporated in Luxembourg (a “Luxembourg Guarantor”) under any Finance Document for the obligations of any other Obligor which is not a subsidiary of that Luxembourg Guarantor shall be limited at any time (with no double counting), to an aggregate amount not exceeding 95 per cent. of the greater of:

(i)	the sum of:

(A)

the Luxembourg Guarantor’s own funds (capitaux propres) (as referred to in Annex I to the Grand Ducal Regulation dated 18 December 2015 setting out the form and content of the presentation of the balance sheet and profit and loss account, enforcing the Luxembourg law of 19 December 2002 on the commercial companies’ register and the accounting and annual accounts of undertakings, as amended (the “Grand Ducal Regulation”)) (the “Own Funds”); and

(B)

all debt owed by such Luxembourg Guarantor to any of its direct or indirect shareholders and to any member of the Group (recorded in any of the categories of the debt section (dettes) of Annex I to the Grand Ducal Regulation) (the “Intra-Group Debt”), both as determined on the basis of the then latest available annual accounts of the Luxembourg Guarantor duly established in accordance with applicable accounting rules, as at the date this Agreement was entered into; or

(ii)	the sum of:

(A)	the Own Funds; and

(B)	the Intra-Group Debt,

in each case as determined on the basis of the then latest available annual accounts of the Luxembourg Guarantor duly established in accordance with applicable accounting rules, as at the date on which the relevant guarantee or security interest is called or enforced (as applicable).

(b)	Where, for the purpose of the above determination:

(i)

no duly established annual accounts are available for the relevant reference period (which will include a situation where, in respect of the determinations to be made above, no final annual accounts have been established in due time in respect of the then most recently ended financial year);

(ii)	the relevant annual accounts do not adequately reflect the status of the Own Funds and/or the Intra-Group Debt as envisaged above;

(iii)	the Luxembourg Guarantor has taken corporate or contractual actions having resulted in the increase of its Own Funds and/or its Intra-Group Debt since the close of its last financial year; or

(iv)

the Intra-Group Debt cannot be determined on the basis of the available annual accounts, nor on the basis of the standard chart of accounts of the Luxembourg Guarantor (which the Luxembourg Guarantor undertakes to disclose to the Agent for such purpose, when required), the Own Funds and/or the Intra-Group Debt will be valued at the fair market value as determined by an external auditor (réviseur d’entreprises agréé) appointed by the Security Agent, whose valuation shall be binding save in case of manifest error.

(c)

The above limitation shall not apply to any amounts borrowed under the Finance Document and in each case made available directly or indirectly, in any form whatsoever, to such Luxembourg Guarantor or any of its subsidiaries.

(d)

Notwithstanding anything herein to the contrary, the obligations and liabilities of such Luxembourg Guarantor shall not include any obligation or liability to the extent that, if so included, would constitute an abuse of assets as defined by article 171-1 of the Luxembourg law on commercial companies dated 10 August 1915, as amended.

23.13	US Guarantee Limitations

(a)

In this clause, “fraudulent transfer law” means any applicable United States bankruptcy and State fraudulent transfer and conveyance statute and any related case law; and terms used in this Clause are to be construed in accordance with the fraudulent transfer laws.

(b)

Each Finance Party acknowledges and agrees that each US Guarantor’s liability under this Clause is limited so that no obligation of, or transfer by, any US Guarantor under any Finance Document is subject to avoidance and turnover under any fraudulent transfer law.

(c)

Notwithstanding any term of any Finance Document, no Loan to a US Borrower or other obligation of a US Obligor under this Agreement or under any Finance Document may be, directly or indirectly: (i) guaranteed by a member of the Group (including, for this purpose, any direct or indirect subsidiaries acquired hereafter by the Company) that is a “controlled foreign corporation” (as defined in Section 957(a) of the Code) that has a “United States shareholder” (as defined in Section 951 of the Code) that is a member of the Group (such an entity, a “CFC”) or by an entity (a “FSHCO”) substantially all the assets of which consist of equity interests (or equity interests and indebtedness) of one or more CFCs or other FSHCOs, or guaranteed by a subsidiary of a CFC or FSHCO; (ii) secured by any assets of a CFC, FSHCO or a subsidiary of a CFC or a FSHCO (including any CFC or FSHCO equity interests held directly or indirectly by a CFC or FSHCO); (iii) secured by a pledge or other security interest in excess of 65% of the voting equity interests (and 100% of the non-voting equity interests) of a CFC or FSHCO; or (iv) guaranteed by any subsidiary or secured by a pledge of or security interest in any subsidiary or other asset, if it would result in material adverse US tax consequences to any member of the Group that is organised or tax resident in the United States as reasonably determined by the Borrowers and the Obligors’ Agent and the Agent.

23.14	Limitations – Regulated Entities

(a)

Notwithstanding anything set out to the contrary in this Agreement or any other Finance Document, the obligations and liabilities of each Regulated Entity which is a Guarantor under this Clause 23 or any other provision of this Agreement or any other Finance Document to which it is a party shall be limited:

(i)	to the material Unrestricted Assets of that Regulated Entity (subject to and in accordance with the Agreed Security Principles); and

(ii)

such that the Agent and any other Finance Party shall only have recourse against each Regulated Entity to the extent that such recourse does not affect the availability (immediately and without restriction) of Assets to cover, or have a result where the Regulated Entity does not satisfy, a Capital Requirement as at the date the Agent or any Finance Party takes enforcement action (however described) against such Regulated Entity under this Clause 23 or any other provision of this Agreement or any other Finance Document to which it is a party.

(b)	For the purposes of this Clause 23, “Assets” means the assets of each Regulated Entity accounted for as such in each Regulated Entity’s financial statements.

24.	REPRESENTATIONS AND WARRANTIES

Each Obligor (or, in the case of Clause 24.10 (Information Memorandum and Base Case Model), Clause 24.11 (Financial Statements), Clause 24.18 (Intellectual Property) and Clause 24.19 (Group structure), the Parent) represents and warrants to each of the Finance Parties the representations and warranties set out in this Clause 24 at the times and in the manner contemplated by Clause 24.24 (Repetition).

24.1	Status

(a)

It and each of its Subsidiaries which is a Material Subsidiary is duly incorporated (or, as the case may be, organised) and validly existing under the laws of its jurisdiction of its incorporation (or, as the case may be, organisation).

(b)

It and each of its Material Subsidiaries has the power to own its material assets and carry on its business substantially as it is now being conducted, save to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

24.2	Binding obligations

Subject to the Legal Reservations and the Perfection Requirements:

(a)	its obligations under the Finance Documents to which it is a party are valid, legally binding and enforceable obligations; and

(b)

(without limiting the generality of paragraph (a) above), each of the Transaction Security Documents to which it is party creates valid and effective security interests which that Transaction Security Document purports to make, ranking in accordance with the terms of such documents.

24.3	Non-conflict with other obligations

Subject to the Legal Reservations, the entry into and performance by it of, and the transactions contemplated by the Finance Documents to which it is a party do not contravene:

(a)	any law or regulation applicable to it;

(b)	its constitutional documents; or

(c)	any agreement or instrument binding upon it or any of its Subsidiaries which is a Material Subsidiary or any of its or their respective assets,

to an extent which has or is reasonably likely to have a Material Adverse Effect.

24.4	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, each of the Finance Documents to which it is a party or will be a party and to carry out the transactions contemplated by those Finance Documents.

24.5	Validity and admissibility in evidence

All Authorisations required by it in order:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations under the Finance Documents to which it is a party; and

(b)	to make the Finance Documents to which it is a party, subject to the Legal Reservations, admissible in evidence in its Relevant Jurisdictions,

have been obtained or effected and, subject to the Legal Reservations, are in full force and effect (except for any Perfection Requirements in relation to the security constituted by the Transaction Security Documents which Perfection Requirements will (if required to be so satisfied) be satisfied promptly after execution of the relevant documents and in any event within applicable time limits pursuant to Schedule 9 (Agreed Security Principles)).

24.6	Governing law and enforcement

(a)

Subject to the Legal Reservations, the choice of governing law of the Finance Documents to which it is a party as expressed in such Finance Document will be recognised in its jurisdiction of incorporation.

(b)

Subject to the Legal Reservations (i) any judgment obtained in England in relation to a Finance Document to which it is a party will be recognised and enforced in the jurisdiction of the governing law of that Finance Document and (ii) any judgment obtained in relation to a Transaction Security Document to which it is a party will be recognised and enforced in the jurisdiction of the governing law of that Transaction Security Document.

24.7	Insolvency

No corporate action has been taken nor have any steps been taken or legal proceedings been started or (to the best of its knowledge and belief) threatened against it or any of its Subsidiaries which is a Material Subsidiary in relation to:

(a)	any of the circumstances, procedures, steps or events referred to in Clauses 27.7 (Insolvency) to 27.10 (Similar events elsewhere) (each inclusive); or

(b)	any analogous procedure or steps taken in any jurisdiction,

other than (and without prejudice to Clauses 27.7 (Insolvency) to 27.10 (Similar events elsewhere) (each inclusive)) any such steps or procedure taken solely as a result of its liabilities exceeding its assets or a Permitted Transaction.

24.8	Filing and stamp taxes

Under the laws of its Relevant Jurisdictions (and, in relation to Transaction Security Documents, subject to the Perfection Requirements) it is not necessary that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents and, subject to the Perfection Requirements, it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction, except for any filing, recording or enrolling which is referred to in any Legal Opinion and which will (if so required) be made within the period allowed by applicable law or the relevant Finance Document, provided that this Clause 24.8 shall not apply in respect of any stamp duty, registration or similar tax payable in respect of an assignment or transfer by a Finance Party of any of its rights or obligations under a Finance Document.

24.9	No Default

(a)

No Event of Default (or when this representation is made on the date of this Agreement and on the Initial Closing Date only, no Default) has occurred and is continuing or could reasonably be expected to result from any Utilisation or the entry into or the performance of any Finance Document to which it is a party.

(b)

To the best of the knowledge and belief of the Parent, no event has occurred and is continuing which constitutes a default (howsoever described) under any agreement to which it or any of its Subsidiaries which is a Material Subsidiary is a party and which has or could reasonably be expected to have a Material Adverse Effect.

24.10	Information Memorandum and Base Case Model

(a)	Except as disclosed to the Agent or the Arrangers in writing prior to the date of the Information Memorandum:

(i)

to the best of the knowledge, information and belief of the Parent as at the date of the Information Memorandum, all the material factual information (taken as a whole) contained in the Information Memorandum was true and accurate in all material respects as at the date of the Information Memorandum or (as the case may be) as at the date that the information was provided to the author of the Information Memorandum;

(ii)

to the best of the knowledge, information and belief of the Parent as at the date of the Information Memorandum, all expressions of opinion and/or intention in the Information Memorandum were arrived at after careful consideration and were based on reasonable grounds at the time of being made;

(iii)

the projections and forecasts contained in the Information Memorandum were based upon recent historical information and on the basis of assumptions believed to be reasonable by the Parent (after careful consideration) at the time of being made, it being understood that such projections and forecasts may be subject to significant uncertainties and contingencies which are beyond the Group’s control and that no assurance can be given that the projections and forecasts will be realised; and

(iv)

to the best of the knowledge, information and belief of the Parent as at the date of the Information Memorandum, no event or circumstance had occurred prior to the date of the Information Memorandum and the Information Memorandum did not omit to disclose any matter where failure to disclose or take into account such event or circumstance would have resulted in the information, opinions, intentions, forecasts or projections contained in the Information Memorandum (taken as a whole) being untrue or misleading in any material respect.

(b)

The forecasts and projections contained in the Base Case Model were prepared based on assumptions believed to be reasonable by the Parent at the time made, it being understood that such projections and forecasts may be subject to significant uncertainties and contingencies which are beyond the Group’s control and that no assurance can be given that the projections and forecasts will be realised.

24.11	Financial Statements

(a)	The Annual Financial Statements (together with the notes thereto) most recently delivered pursuant to Clause 25.2 (Financial Statements):

(i)	give a true and fair view of the consolidated financial position of the Group as at the date to which they were prepared and for the Financial Year then ended; and

(ii)	were prepared in accordance with the Accounting Principles consistently applied.

(b)	The Quarterly Financial Statements most recently delivered pursuant to Clause 25.2 (Financial Statements):

(i)	fairly present, in all material respects, the financial position of the Group as at the date to which they were prepared and for the Financial Quarter to which they relate; and

(ii)	were prepared on a basis consistent with the Accounting Principles (to the extent appropriate in the context of such accounts).

24.12	No litigation

(a)

No litigation, arbitration, action or administrative proceeding of or before any court, arbitral body or agency which, is reasonably likely to be adversely determined, and if so adversely determined, could reasonably be expected to have a Material Adverse Effect has been started or, to the best of its knowledge is threatened, or is pending against it or any of its Subsidiaries which is a Material Subsidiary.

(b)

To the best of its knowledge and belief, there are no labour disputes current, pending or, to its knowledge, threatened against it or any of its Subsidiaries which is a Material Subsidiary which, are reasonably likely to be adversely determined, and which if so adversely determined, could reasonably be expected to have a Material Adverse Effect.

24.13	Consents, Filings and Laws Applicable to Operations

(a)

All consents and filings have been obtained or effected which are necessary for the carrying on of the business and operations of the Group (taken as a whole) in all material respects substantially as it is being conducted and all such consents and filings are in full force and effect and there are no circumstances known to it which indicate that any such consents and filings are likely to be revoked or varied in whole or in part, save in each case to the extent that absence of any such consent or filing or variation of any such consent does not and could not reasonably be expected to have a Material Adverse Effect.

(b)

To the best of its knowledge and belief, it and each of its Subsidiaries which is a Material Subsidiary is in compliance with all laws and regulations applicable to it in its jurisdiction of incorporation or jurisdictions in which it operates where non-compliance would reasonably be expected to have a Material Adverse Effect.

24.14	Tax Liabilities

No claims are being asserted against it or any of its Restricted Subsidiaries with respect to Taxes which are reasonably likely to be determined adversely to it or to such Restricted Subsidiary and which, if so adversely determined, would have or would reasonably be expected to have a Material Adverse Effect and all reports and returns on which such taxes are required to be shown have been filed within any applicable time limits and all taxes required to be paid have been paid within any applicable time limit (taking into account any extension or grace period) save, in each case, to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

24.15	Pari passu ranking

Its payment obligations under each of the Finance Documents rank and will at all times (except pursuant to a Notifiable Debt Purchase Transaction) rank at least pari passu in right and priority of payment with all its other present and future unsecured and unsubordinated indebtedness (actual or contingent) except indebtedness preferred by laws of general application.

24.16	Legal and Beneficial Ownership

(a)

Subject to any Liens permitted or not prohibited by Schedule 12 (General Undertakings), it and each of its Subsidiaries which is a Material Subsidiary has good title to, or valid leases or licences of, or is otherwise entitled to use, all material assets necessary for the conduct of the business as it is presently being conducted, where failure to do so would reasonably be expected to have a Material Adverse Effect.

(b)

Subject to any Liens permitted or not prohibited by Schedule 12 (General Undertakings), it and each of its Subsidiaries which is a Material Subsidiary is the sole legal and beneficial owner of the respective assets to which it purports to grant Security.

24.17	Shares

The shares of any Obligor or any of its Subsidiaries which are Material Subsidiaries which are subject to the Transaction Security under the laws of that Obligor’s or Material Subsidiary’s jurisdiction of incorporation are fully paid and not subject to any option to purchase or similar rights. The constitutional documents of such Obligor or its Subsidiaries which are Material Subsidiaries do not and could not restrict or inhibit any transfer of those shares on creation or enforcement of the Transaction Security other than to the extent such restrictions or inhibitions are required by applicable law or as expressly contemplated in the Transaction Security Documents.

24.18	Intellectual Property

The Intellectual Property required in order to conduct the business of the Group (a) is beneficially owned by or licensed to members of the Group free from any licences to third parties which are materially prejudicial to the use of that Intellectual Property in the business of the Group and will not be adversely affected by the transactions contemplated by the Finance Documents, in each case to an extent which could reasonably be expected to have a Material Adverse Effect, and (b) has not lapsed or been cancelled (other than in the ordinary course of business or consistent with past practice) in a manner materially prejudicial to the business of the Group in any respect which has or could reasonably expected to have a Material Adverse Effect, and all steps have been taken to protect and maintain such Intellectual Property, including, without limitation, paying renewal fees where failure to do so would reasonably be expected to have a Material Adverse Effect.

24.19	Group structure

To the best of the knowledge, information and belief of the Parent, the factual information relating to the structure of the Group contained in the Group Structure Chart accurately records in all material respects the structure of the Group as at the Final Closing Date (assuming the Final Closing Date has occurred).

24.20	Holding companies

The Parent is a holding company and has not traded, carried on any business, owned any assets or incurred any liabilities except for a Permitted Holding Company Activity.

24.21	Pensions

(a)

The pension schemes of each member of the Group are funded to the extent required by law or otherwise comply with the requirements of any material law applicable in the jurisdiction in which the relevant pension scheme is maintained, in each case, where a failure to do so would reasonably be expected to have a Material Adverse Effect.

(b)	No Canadian Pension Event has occurred or is continuing or is reasonably expected to occur which would reasonably be expected to have a Material Adverse Effect.

24.22	Centre of main interests

For the purposes of Regulation (EU) 2015/848 of 20 May 2015 on Insolvency Proceedings (recast) (the “Regulation”), so far as it is aware, its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in its jurisdiction of incorporation.

24.23	Sanctions

(a)

To the extent applicable, each of the Parent, the Borrowers and their Subsidiaries is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, the International Emergency Economic Powers Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (ii) the USA PATRIOT Act.

(b)

Neither the Borrowers nor any of their Subsidiaries nor, to the knowledge of the Borrowers and the other Obligors, any director, officer, employee, agent or controlled affiliate of the Borrowers or any of their Subsidiaries is currently the subject of any Sanctions, nor are the Borrowers or any of their Subsidiaries located, organized or resident in any country or territory that is the subject of Sanctions.

(c)

No part of the proceeds of the Loans will be used, directly or indirectly, by the Borrowers (i) in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, (ii) for the purpose of financing any activities or business (x) of or with any Person that, at the time of such financing, is the subject or target of any Sanctions or named on any sanctions lists administered by the United Nations Security Council, United States Government (including without limitation, OFAC), the European Union or Her Majesty’s Government or (y) in or with Cuba, North Korea, Iran, Sudan, Syria and the region of Crimea and/or any other country or region that is subject to or the target of Sanctions at the current time or as notified in writing by the Lender to the Borrower from time to time; or (iii) or in any other way that would cause any person to violate Sanctions.

(d)

In relation to any German Resident or Lender incorporated in the Federal Republic of Germany, this Clause 24.23 shall not apply to any German Resident or for the benefit of such Lender in so far as such compliance would result in a violation or conflict with section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung) or any provision of Council Regulation (EC) 2271/1996.

24.24	Repetition

(a)	The representations and warranties in this Clause 24 shall be made by the Parent on the date of this Agreement, the Initial Closing Date and the Final Closing Date except that:

(i)

the representations and warranties set out in Clause 24.10 (Information Memorandum and Base Case Model) to the extent relating to the Information Memorandum, shall be made only on the date of approval and delivery of the Information Memorandum in final form to the Arrangers or the Agent (as the case may be) by the Parent, and not repeated thereafter;

(ii)

the representations and warranties set out in Clause 24.10 (Information Memorandum and Base Case Model) to the extent relating to the Base Case Model shall be made only on the date of this Agreement and not repeated thereafter;

(iii)

the representations and warranties set out in Clauses 24.1 (Status) to 24.6 (Governing law and enforcement) (inclusive) (such representations and warranties being the “Repeating Representations”) shall be deemed to be repeated on each Utilisation Date and the first day of each Interest Period; and

(iv)

the representations and warranties set out in paragraphs (b) and (c) of Clause 24.11 (Financial Statements) in respect of each set of financial statements delivered pursuant to Clause 25.2 (Financial Statements) shall only be made once in respect of each set of financial statements on the date such financial statements are delivered.

(b)

Any representation and warranty made in this Agreement shall apply only and if to the extent that it does not result in a violation of Council Regulation (EC) No. 2271/96 of 22 November 1996 or any applicable anti-boycott laws or regulations.

25.	INFORMATION AND ACCOUNTING UNDERTAKINGS

The undertakings in this Clause 25 shall continue for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

25.1	Events of Default

Each Obligor will, promptly after becoming aware of it, notify the Agent (with a copy to the Security Agent) of the occurrence of any Default which is continuing (and the steps if any being taken to remedy it) and will from time to time if the Agent has reasonable grounds for believing that a Default has occurred and is continuing and so requests in writing, deliver to the Agent a certificate on behalf of the Parent, signed by a director confirming that to the best of such director’s knowledge, no Default has occurred and is continuing or setting out details of any Default of which such director is aware and the action (if any) taken or proposed to be taken to remedy it.

25.2	Financial Statements

(a)	The Parent will deliver (or will procure that the relevant Obligor delivers) to the Agent for distribution to the Lenders sufficient copies for each of the Lenders of the following:

(i)

commencing with the Financial Year ending on 31 December 2018, as soon as these are available and in any event within 150 days after the end of the Financial Year of the Parent ending on 31 December 2018 and within 120 days after the end of each other Financial Year of the Parent, the audited consolidated financial statements of the Parent for that Financial Year (the “Annual Financial Statements”) and, (if available and if requested by the Agent or any Lender) the audited (if audited) or unaudited financial statements of any other Obligor for that financial year but only where the relevant Obligor is under an obligation to produce statutory accounts (audited, if that Obligor produces audited financial statements);

(ii)

within 90 days after the end of each of the first two full Financial Quarters of the Parent’s Financial Year ending after the Final Closing Date and 60 days after the end of each other Financial Quarter of the Parent’s Financial Years other than the fourth Financial Quarter of each Financial Year, for which no quarterly financial statements shall be required to be delivered, the unaudited consolidated financial statements of the Parent for that Financial Quarter (the “Quarterly Financial Statements”); and

(iii)

at any time prior to a Listing or the listing of any member of the Group (upon which the obligation in this subparagraph (iii) shall automatically cease to apply), together with the delivery of the Annual Financial Statements, the Budget for the Financial Year in which such Annual Financial Statements are delivered.

(b)	The Parent shall ensure that each of the financial statements delivered to the Agent pursuant paragraph (a) above shall:

(i)	include a balance sheet, profit and loss account, and full cashflow statement (including changes in cash and working capital excluding accrued interest); and

(ii)

be accompanied by a statement comparing actual performance for that period against projected performance for that period in the Budget and performance against the corresponding period in the last Financial Year;

provided that during the first 12 months after the Final Closing Date the financial statements required to be delivered pursuant to this Clause 25.2 (Financial statements) may be delivered in the form prepared by the Target Group prior to the Initial Closing Date and provided further that the Quarterly Financial Statements for the first three full Financial Quarters following the Final Closing Date or following the completion of any acquisition of a company, business or undertaking may be prepared on a combined or aggregated, rather than on a consolidated, basis and such accounts shall be deemed to satisfy the requirements of this Clause 25 (Information and Accounting Undertakings).

(c)	The Parent shall ensure that each Budget delivered to the Agent pursuant to this Agreement shall:

(i)	include a projected consolidated profit and loss, balance sheet and cashflow statements for the Group, which shall be made available to “private-side” Lenders only;

(ii)	have been approved by the CEO and CFO; and

(iii)	subject to Clause 25.6 (Agreed Accounting Principles), be prepared using the Accounting Principles.

(d)

Notwithstanding any other term of this Agreement no Event of Default shall occur, or be deemed to occur, as a result of any restriction on the identity of the Auditors contained in this Agreement being prohibited, unlawful, ineffective, invalid or unenforceable pursuant to the Audit Laws.

25.3	Compliance Certificates

(a)

The Parent shall deliver to the Agent with the Quarterly Financial Statements, a Compliance Certificate signed by the CEO or the CFO, certifying (if the Revolving Facility Financial Covenant Condition is satisfied) whether or not as at the relevant time the Group was in compliance with the financial covenant contained in Clause 11 (Financial covenant) of Schedule 12 (General Undertakings) and setting out (in reasonable detail) computations as to compliance with that financial covenant (if applicable) and confirmation of the Margin as set out in the definition of “Margin”.

(b)

The Parent shall deliver to the Agent with the Annual Financial Statements, a Compliance Certificate signed by the CEO or CFO, certifying (if the Revolving Facility Financial Covenant Condition is satisfied) whether or not as at the relevant time the Group was in compliance with the financial covenant contained in Clause 11 (Financial covenant) of Schedule 12 (General Undertakings) and setting out (in reasonable detail) computations as to compliance with that financial covenant (if applicable), in any event, the calculation of the Margin ratchet set out in the definition of “Margin”, confirming the amount of Excess Cash Flow, and confirming the Restricted Subsidiaries, the Material Subsidiaries and compliance with Clause 13 (Covenant to guarantee obligations and give security and further assurance) of Schedule 12 (General Undertakings) (such certificate to contain reasonably detailed calculations).

(c)

Each Compliance Certificate delivered with the Annual Financial Statements pursuant to paragraph (b) above shall be reported on by the Auditors as to the proper extraction of the numbers used in the calculation of the financial covenant contained in Clause 11 (Financial covenant) of Schedule 12 (General Undertakings) and shall, if such financial statements are prepared on a different accounting basis to the Accounting Principles, be accompanied by a certificate from the Auditors confirming the basis for such changes and the calculations and adjustments and a reconciliation to the original Accounting Principles (in each case, subject to each Finance Party agreeing an engagement letter with the Auditors (and otherwise in such manner and on such conditions as the Auditors specify) and only to the extent that firms of auditors of international repute have not adopted a general policy of not providing such reports).

(d)

For the avoidance of doubt, any confirmation in a Compliance Certificate relating to compliance with the financial covenant contained in Clause 11 (Financial covenant) of Schedule 12 (General Undertakings) including computations as to compliance with that financial covenant (where included), where received by a Lender who is not an Initial Revolving Facility Lender, shall be for information purposes only.

25.4	Investigations

Each Obligor will (and the Parent will ensure that each other member of the Group will) while an Event of Default is continuing under any of Clause 27.1 (Payment default), Clause 11 (Financial covenant) of Schedule 12 (General Undertakings) (but only to the extent the Agent is acting on the instructions of the Super Majority Revolving Facility Lenders), or any of Clause 27.7 (Insolvency) to Clause 27.10 (Similar events elsewhere), permit the Agent or other professional advisers engaged by the Agent (after consultation with the Parent as to the scope of the investigation), at the cost of the Parent (but subject to prior notification to the Parent and where such costs are notified to be in aggregate greater than $500,000 (or its equivalent in other currencies), then subject to prior consent of the Parent) and otherwise at the cost of the Finance Parties):

(a)

free access (in the presence of the Parent) at all reasonable times and on reasonable notice to the books, accounts and records of each member of the Group to the extent the Agent (acting reasonably) considers such books, accounts or records to be relevant to the Event of Default which has occurred and to inspect and take copies of and extracts from such books, accounts and records; and

(b)	during normal business hours and on reasonable notice to meet and discuss with senior management of the relevant Obligor or other member of the Group,

provided that all information obtained as a result of such access shall be subject to the confidentiality restrictions set out in this Agreement.

25.5	Other Information

The Parent will, and will procure that each Obligor shall (unless it is aware that another Obligor has already done so), promptly upon becoming aware of or receiving a request (as the case may be) deliver to the Agent for distribution to the Lenders:

(a)

details of any litigation, arbitration or administrative proceedings, action or labour dispute affecting it or any of its Restricted Subsidiaries which, if adversely determined against it or any of its Restricted Subsidiaries, could reasonably be expected to have a Material Adverse Effect;

(b)

at the same time as sent to the Parent’s or an Obligor’s creditors, any other material document or material information sent to the Parent’s or an Obligor’s creditors (excluding trade creditors) as a class by reason of financial difficulty;

(c)	such other information relating to the financial condition, assets or operation of the Group, as the Agent or the Majority Lenders through the Agent may from time to time reasonably request; and

(d)

details of any material change in the structure of the Group from that set out in the most recently delivered Group Structure Chart or as contemplated by the Tax Structure Memorandum together with, if requested, an updated Group Structure Chart.

25.6	Agreed Accounting Principles

(a)

The Parent shall procure that all of its financial statements and the financial statements of any Obligor delivered or to be delivered to the Agent under this Agreement shall be prepared in accordance with the Accounting Principles and accounting practices (consistent with the Base Case Model (provided that the financial statements will be consolidated at the level of the Parent) and, in each case, to the extent appropriate in the context of such financial statements and subject to customary year-end adjustments). If such financial statements are prepared on a different accounting basis to the foregoing:

(i)	the Parent shall promptly so notify the Agent (unless the Agent has already been notified of the relevant change in relation to a previous set of Financial Statements);

(ii)

if requested by the Agent following notification under paragraph (i) above, the Parent must promptly supply to the Agent a full description of the change notified under paragraph (i) above and a statement (the “Reconciliation Statement”) signed (without personal liability) by the CEO or CFO;

(iii)

the Parent and the Agent (on behalf of the Lenders) shall promptly after such notification enter into negotiations in good faith with a view to agreeing (A) such amendments to Clause 11 (Financial covenant) of Schedule 12 (General Undertakings) and/or the definitions of any or all of the terms used therein as are necessary to give the Lenders comparable protection under such Clause to that contemplated at the date of this Agreement and (B) any other amendments to this Agreement which are necessary to ensure that the adoption by the Group of such different accounting basis does not result in any material alteration in the commercial effect of the obligations of any Obligor in the Finance Documents;

(iv)

if amendments satisfactory to the Majority Lenders (acting reasonably) are agreed by the Parent and the Agent in writing within 30 days of such notification to the Agent, those amendments shall take effect in accordance with the terms of that agreement and shall be implemented in accordance with the terms of this Agreement; and

(v)	if such amendments are not so agreed within 30 days, the Parent shall promptly deliver to the Agent:

(A)

in reasonable detail and in a form satisfactory to the Agent, details of all such adjustments as need to be made to the relevant financial statements in order to reflect the applicable accounting principles at the date of delivery of the relevant financial statements;

(B)

(only if the Revolving Facility Financial Covenant Condition is satisfied) sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 11 (Financial covenant) of Schedule 12 (General Undertakings) has been complied with including but not limited to a Reconciliation Statement to be delivered with each set of Financial Statements; and

(C)

together with the Compliance Certificate delivered with the Annual Financial Statements for that Financial Year, written confirmation from the Auditors (addressed to the Agent) confirming the basis for such changes and the calculations and adjustments provided by the Parent under paragraphs (A) and (B) above.

(b)

No alteration may be made to the Accounting Reference Date of the Parent (other than, during any Relevant Period, where the Accounting Reference Date of the Parent is altered in connection with a step or transaction expressly contemplated in the Tax Structure Memorandum but is altered again in connection with a step or transaction expressly contemplated in the Tax Structure Memorandum so that the Accounting Reference Date on the last day of the Relevant Period is the same as at the start of that Relevant Period) without the prior written consent of the Agent (acting on the instructions of the Majority Lenders) (in which event the Agent may require such changes to Clause 11 (Financial covenant) of Schedule 12 (General Undertakings) as will fairly reflect such change) provided that the consent of the Agent (acting on the instructions of the Majority Lenders) shall not be required to any such change where the Parent:

(i)

delivers to the Agent, in reasonable detail and in a form satisfactory to the Agent (acting on the instructions of the Majority Revolving Facility Lenders) on the date of delivery of each set of Quarterly Financial Statements or Annual Financial Statements required to be delivered pursuant to Clause 25.2 (Financial Statements), details of all such adjustments as need to be made to such financial statements to provide the information required to test compliance with Clause 11 (Financial covenant) of Schedule 12 (General Undertakings) (which information, where received by a Lender who is not an Initial Revolving Facility Lender, shall for the avoidance of doubt be for information purposes only);

(ii)

together with the Compliance Certificate delivered with the Annual Financial Statements for that Financial Year, provides written confirmation from the Auditors (addressed to the Agent) confirming the basis for such changes and the calculations and adjustments provided by the Parent under paragraph (i) above; and

(iii)

enters into an agreement satisfactory to the Agent (acting on the instructions of the Majority Lenders (acting reasonably)) with regard to the amount and timing of payments under Clause 12.3 (Excess Cash Flow) which places the Lenders in no worse position as a result of such change than they would have been in if no change had taken place.

25.7	Know your customer checks

(a)

Each Obligor shall promptly, upon the request of the Agent or any Lender, supply, or procure the supply of, such documentation and other evidence as is requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective New Lender) (provided it has entered into a confidentiality undertaking substantially in the standard LMA form) in order for the Agent, such Lender or any prospective New Lender to carry out and be satisfied with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)

Each Lender shall promptly, upon the request of the Agent, supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(c)

The Parent shall, by not less than 10 Business Days’ (or such other notice period as may be agreed with the Agent) written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Obligor pursuant to Clause 29 (Changes to the Obligors).

(d)

Following the giving of any notice pursuant to paragraph (c) above, the Parent shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) (provided it has entered into a confidentiality undertaking substantially in the standard LMA form) in order for the Agent, or any Lender to carry out and be satisfied with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations, pursuant to the accession of such Subsidiary to this Agreement as an additional Obligor pursuant to Clause 29 (Changes to the Obligors).

25.8	Business Days

Notwithstanding anything to the contrary in this Clause 25, in the event that any period specified in this Clause 25 for any member of the Group to deliver any financial statements, documents or other information expires on a day which is not a Business Day, that period shall be extended so as to expire on the next Business Day.

25.9	Material non-public information

This Clause 25 is subject to paragraph (d) of Clause 35.7 (Use of websites).

26.	GENERAL UNDERTAKINGS

The undertakings and covenants in Schedule 12 (General Undertakings) shall continue in force from the date of this Agreement and for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

27.	EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 27 constitutes an Event of Default (save for Clause 27.16 (Acceleration) and Clause 27.17 (Clean Up Period)).

27.1	Payment default

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless:

(a)	in the case of principal and interest, payment is made within five Business Days of its due date; or

(b)	in the case of any other amount, payment is made within 10 Business Days of the due date.

27.2	Financial covenant

(a)

Subject to the following paragraphs of this Clause 27.2, any requirement of Clause 11 (Financial covenant) of Schedule 12 (General Undertakings) is not satisfied (the “Financial Covenant Default”), provided that a Financial Covenant Default shall not constitute a Default or an Event of Default for the purposes of any Term Loan and shall not give the Lenders under any Term Loan any right to accelerate the relevant Term Loans or take any other Enforcement Action (as defined in the Intercreditor Agreement) in respect of such Term Loan unless and until the Super Majority Revolving Facility Lenders have served a notice in accordance with paragraph (b)(ii) of Clause 27.16 (Acceleration) as a result of such Financial Covenant Default and such notice has not been rescinded (a “Financial Covenant Cross-Default”).

(b)

Notwithstanding anything to the contrary contained in paragraph (a) above, for the purposes of determining whether any breach of the covenant set out in Clause 11 (Financial covenant) of Schedule 12 (General Undertakings) has occurred or will occur as of any date, and at any time until the expiration of the twentieth Business Day after the date on which financial statements are required to be delivered pursuant to Clause 25.2 (Financial Statements) with respect to the applicable Financial Quarter hereunder (the “Cure Expiration Date”):

(i)

the Parent or the applicable Borrowers may by no later than the Cure Expiration Date, procure that sufficient Revolving Loans are repaid or prepaid or otherwise reduced such that the Revolving Facility Financial Covenant Condition is no longer met (and the Revolving Facility Financial Covenant Condition shall then be deemed not to have been met on the applicable Quarter Date); and/or

(ii)

the Permitted Holders (or any other Person so long as no Change of Control or Sale results therefrom) may make a Specified Equity Contribution to the Parent which shall be deemed to either (at the option of the Parent, in its sole and absolute discretion):

(A)

increase Consolidated EBITDA with respect to such Financial Quarter, and such Specified Equity Contribution shall be included in the financial covenant calculations until such time as that Financial Quarter falls outside of the Relevant Period (an “EBITDA Cure”); or

(B)

reduce Consolidated Senior Secured Net Debt on a pro forma basis as of the last day of the relevant Financial Quarter; provided that there shall be no requirement to actually use the proceeds of any Specified Equity Contribution to reduce Consolidated Senior Secured Debt or prepay any Facility.

(c)	The right to make a Specified Equity Contribution pursuant to paragraph (b)(ii) is subject to the following conditions:

(i)	no more than two such Specified Equity Contributions may be made in any period of four consecutive Financial Quarters;

(ii)	no more than five such Specified Equity Contributions will be made after the Final Closing Date;

(iii)

in the case of an EBITDA Cure, there shall be no pro forma reduction in Consolidated Senior Secured Net Debt with the proceeds of such Specified Equity Contribution for determining compliance with Clause 11 (Financial covenant) of Schedule 12 (General Undertakings) for any Financial Quarter in which such Specified Equity Contribution is included in Consolidated EBITDA; and

(iv)

any such Specified Equity Contribution shall be disregarded for purposes of determining the Available Amount, Margin, Excess Cash Flow and any financial ratio-based conditions or baskets with respect to covenants contained in the Finance Documents (other than the financial covenant in Clause 11 (Financial covenant) of Schedule 12 (General Undertakings)), provided that any reduction in indebtedness funded with a Specified Equity Contribution shall be taken into account for purposes of determining the Available Amount, Margin, Excess Cash Flow and any financial ratio-based conditions or baskets with respect to covenants contained in the Finance Documents.

(d)	For the avoidance of doubt, there shall be no cap on the amount of any Specified Equity Contribution.

(e)	Notwithstanding anything to the contrary contained in paragraphs (b) and (c) above:

(i)

upon repayment of the Revolving Facility pursuant to paragraph (b)(i) or receipt of the net cash proceeds of such Specified Equity Contribution by the Parent or any other Obligor, the covenant set forth in Clause 11 (Financial covenant) of Schedule 12 (General Undertakings) shall be deemed satisfied and complied with as of the end of the applicable Relevant Period with the same effect as though there had been no failure to comply with Clause 11 (Financial covenant) of Schedule 12 (General Undertakings) and any Default or Event of Default related to any failure to comply with Clause 11 (Financial covenant) of Schedule 12 (General Undertakings) shall be deemed not to have occurred for any purpose under the Finance Documents; and

(ii)

neither the Agent nor any Lender shall exercise any rights or remedies under this Clause 27 (or under any other Finance Document) available during the continuance of any Default or Event of Default on the basis of any actual or purported failure to comply with Clause 11 (Financial covenant) of Schedule 12 (General Undertakings) until the Cure Expiration Date, provided that such Default or Event of Default has not been cured by the Cure Expiration Date in accordance with this Clause 27.2.

(f)

Without prejudice to paragraph (e)(i) above, if the financial covenant in Clause 11 (Financial covenant) of Schedule 12 (General Undertakings) has been breached and such breach has not been cured by the Cure Expiration Date in accordance with this Clause 27.2, but is complied with when tested, or the Revolving Facility Financial Covenant Condition is not met, on the next Quarter Date (the “Second Period”), then, the prior breach of such financial covenant or any Default or Event of Default arising therefrom shall not (or be deemed to) directly or indirectly constitute, or result in, a breach of any representation, warranty, undertaking or other term in the Finance Documents or a Default or an Event of Default unless the Super Majority Revolving Facility Lenders have served a notice in accordance with paragraph (b)(ii) of Clause 27.16 (Acceleration) as a result of such breach and such notice has not been rescinded before delivery of the Compliance Certificate in respect of the Second Period.

27.3	Other obligations

(a)

An Obligor fails to observe or perform any of its obligations or does not comply with any covenant or agreement contained in any Finance Documents (other than those referred to in Clause 27.1 (Payment default) and Clause 27.2 (Financial covenant)).

(b)

No Event of Default will occur under paragraph (a) above if such failure to observe or perform or comply is capable of remedy and is remedied within 20 Business Days from the earlier of (i) the Parent becoming aware of the failure to comply and (ii) the giving of notice by the Agent in respect of such failure.

27.4	Misrepresentation

(a)

Any representation, warranty or written statement made (or deemed to be made under Clause 23.13 (Representations and Warranties)) by any Obligor in any of the Finance Documents or any other document delivered by or on behalf of any Obligor under or pursuant to any of the Finance Documents is or proves to be incorrect or misleading in a material respect when made or deemed to be made (or when repeated or deemed to be repeated).

(b)

No Event of Default will occur under paragraph (a) above if the circumstances giving rise to that misrepresentation are capable of remedy and are remedied within 20 Business Days of the earlier of (i) the Parent becoming aware of such misrepresentation and (ii) the giving of notice by the Agent in respect of such misrepresentation.

27.5	Invalidity and Unlawfulness

(a)

Any provision of any Finance Document is or becomes invalid or (subject to the Legal Reservations and Perfection Requirements) unenforceable for any reason or shall be repudiated or rescinded or the validity or enforceability of any provision of any Finance Document shall at any time be contested by any Obligor and this, individually or cumulatively, could reasonably be expected to materially adversely affect the interests of the Finance Parties (taken as a whole) under the Finance Documents.

(b)

At any time it is or becomes unlawful for any Obligor or any other member of the Group to perform any of its obligations under any of the Finance Documents or any Transaction Security created or expressed to be created by the Transaction Security Documents ceases to be effective or any subordination under the Intercreditor Agreement is or becomes unlawful, and this individually or cumulatively could reasonably be expected to materially adversely affect the interests of the Finance Parties (taken as a whole) under the Finance Documents.

(c)

Any obligation or obligations of any Obligor or any other Restricted Subsidiary under any Finance Document is not or are not, or cease or ceases to be, (subject to the Legal Reservations and Perfection Requirements) legal, valid, binding or enforceable and the cessation individually or cumulatively could reasonably be expected to materially adversely affect the interests of the Finance Parties (taken as a whole) under the Finance Documents.

27.6	Cross-Default

(a)	Any Obligor or any Restricted Subsidiary (each such person being a “Relevant Company”):

(i)

fails to make any payment when due (following the expiry of any applicable grace period) whether the due date for payment arises due to scheduled maturity, required prepayment, acceleration, demand, or otherwise, in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate outstanding principal amount (individually or in the aggregate with all other Indebtedness as to which such a failure shall exist) of not less than $100,000,000 (or its equivalent in other currencies); or

(ii)

fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than, with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts and not as a result of any default thereunder by the Relevant Company), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this paragraph shall not apply to a Financial Covenant Default or to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder; provided, further, that such failure is unremedied and is not waived by the holders of such Indebtedness prior to any termination of the Commitments or acceleration of the Loans pursuant to Clause 27.16 (Acceleration).

(b)	No Indebtedness:

(i)	owed by one member of the Group to another member of the Group;

(ii)	covered (or to the extent supported) by a bank guarantee, letter of credit or other similar instrument; or

(iii)

which has ceased to be due and payable or in respect of which the relevant holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) is no longer entitled to cause such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or the requirement to offer to repurchase, prepay, defease or redeem such Indebtedness has been waived or otherwise lapsed, will be taken into account when calculating whether an Event of Default has occurred under paragraph (a) above and, for the avoidance of doubt, no Shareholder Indebtedness will be taken into account when calculating whether an Event of Default has occurred under paragraph (a) above.

27.7	Insolvency

(a)

Any Obligor or Material Subsidiary is unable (or deemed or declared to be unable, in each case under and in accordance with any law applicable to that Obligor, Material Subsidiary) or admits inability to pay its debts as they fall due (other than solely as a result of its balance sheet liabilities exceeding its balance sheet assets (without prejudice to Clauses 27.8 (Insolvency proceedings) to 27.10 (Similar events elsewhere) inclusive)) or ceases or suspends making payment on any of its debts or announces an intention to do so, or by reason of actual or anticipated financial difficulties commences negotiations with, or makes a proposal to do so, with (during the Certain Funds Period) its creditors generally or (at any time other than during the Certain Funds Period) any one or more of its creditors (in each case, other than negotiations with the Finance Parties in their capacities as such) with a view to the general readjustment or rescheduling of its indebtedness or makes a general assignment for the benefit of or a composition with its creditors.

(b)	A moratorium is declared in respect of the indebtedness of any Obligor or Material Subsidiary.

27.8	Insolvency proceedings

(a)	Any corporate action or legal proceedings are taken in relation to:

(i)

the suspension of payments, a moratorium of any indebtedness, winding-up, insolvency, bankruptcy, dissolution, administration, judicial management or reorganisation (by way of voluntary arrangement, scheme or plan of arrangement or otherwise) of any Obligor or Material Subsidiary;

(ii)

a general composition, compromise, assignment or arrangement with (during the Certain Funds Period) the creditors or (at any time other than during the Certain Funds Period) any creditor of any Obligor or Material Subsidiary in connection with or as a result of any financial difficulty on the part of the Obligor or Material Subsidiary (other than a composition, compromise, assignment or arrangement with the Finance Parties in their capacities as such or (provided that, in each case, such composition, compromise, assignment or arrangement is not materially prejudicial to the Finance Parties) any creditor (or agent or creditor representative) that is subject to the terms of the Intercreditor Agreement or the Investors);

(iii)

the appointment of a provisional liquidator, liquidator, receiver or manager, administrative receiver, administrator, judicial manager, compulsory or interim manager or other similar officer in respect of, or all or any material part of the business or assets of, any Obligor or Material Subsidiary;

(iv)	enforcement of any Security over, or all or any part of the business or assets of, any Obligor or Material Subsidiary; or

(v)

in respect of any US Obligor, the filing of an involuntary proceeding in a court of competent jurisdiction in the United States seeking relief under US Bankruptcy Law and either such proceeding shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered or such US Obligor shall consent to the institution of, or fail to contest in a timely and appropriate manner, any such involuntary proceeding.

(b)

Paragraph (a) above, Clause 27.7 (Insolvency), Clause 27.9 (Attachment or process), Clause 27.10 (Similar events elsewhere) and Clause 27.11 (Cessation of business) shall not apply to or in respect of:

(i)

any proceedings which are frivolous or vexatious and which, if capable of remedy, are discharged, stayed or dismissed within 20 Business Days of commencement (in the case of an Obligor or a Material Subsidiary) or 90 days of commencement (in the case of any other member of the Group) or, if earlier, the date on which it is advertised (or such other period as agreed between the Parent and the Majority Lenders, acting reasonably);

(ii)

(in the case of an application to appoint an administrator) any proceedings which the Agent is satisfied (acting on the instructions of the Majority Lenders) will be withdrawn before it is heard or will be unsuccessful;

(iii)	any step or procedure contemplated in relation to a reorganisation, merger or liquidation that is permitted under Schedule 12 (General Undertakings); or

(iv)	any liquidation of a Subsidiary of the Parent which is not an Obligor or Material Subsidiary.

27.9	Attachment or process

Any attachment, distress, execution, possession, diligence, arrestment, joinder, sequestration, preliminary attachment, executory attachment, or other analogous process in any jurisdiction is levied or enforced upon or sued out against any asset or assets of any of the Parent, an Obligor or Restricted Subsidiary, having in the case of assets an aggregate value in excess of $100,000,000 (or its equivalent in other currencies) and is not, if capable of remedy, discharged within 20 Business Days after commencement (in the case of an Obligor or a Material Subsidiary) or 90 days of commencement (in the case of any other member of the Group).

27.10	Similar events elsewhere

There occurs in relation to any of the Parent, an Obligor or Material Subsidiary or any of their respective assets in any country or territory in which it is incorporated or carries on business or to the jurisdiction of whose courts it or any of its assets is subject any event which corresponds in that country or territory with any of those mentioned in Clauses 27.7 (Insolvency) to 27.9 (Attachment or process) (each inclusive) (in each case subject to equivalent qualifications, materiality and exceptions).

27.11	Cessation of business

The Group taken as a whole suspends or ceases to carry on, or threatens or proposes to cease to carry on, all or substantially all of its business other than as a result of a transaction which is permitted pursuant to Schedule 12 (General Undertakings).

27.12	Intercreditor Agreement

(a)

Any member of the Group fails to comply in any material respect with the provisions of, or does not perform its obligations under, the Intercreditor Agreement and where such failure to comply or perform materially and adversely affects the interests of the Finance Parties (taken as a whole) under the Finance Documents.

(b)

No Event of Default will occur under paragraph (a) above if such failure is capable of remedy, and is remedied within 20 Business Days from the earlier of (i) that Party becoming aware of the failure to comply and (ii) the giving of notice by the Agent in respect of such failure.

27.13	Compulsory Acquisition

All or part of the assets of the Parent or any Restricted Subsidiary are seized, nationalised, expropriated or compulsorily acquired by, or by the order of, any agency of any state (or any analogous process by relevant authorities in any jurisdiction) and such event has or would reasonably be expected to have a Material Adverse Effect.

27.14	Litigation

Any litigation, arbitration, or administrative or regulatory proceeding or action or labour dispute is commenced by or against the Parent or any Restricted Subsidiary or any of its assets which are reasonably likely to be adversely determined and, if so adversely determined, has or would reasonably be expected to have a Material Adverse Effect.

27.15	Auditor’s Qualification

The Auditors qualify their report on the audited consolidated financial statements of the Parent in any manner which is or could reasonably be expected to be (individually or cumulatively) materially adverse to the interests of the Finance Parties (taken as a whole) under the Finance Documents, in respect of the Group as a going concern (other than a qualification (i) as to the refinancing of the Facilities or other Indebtedness of the Group permitted under the Intercreditor Agreement at their or its maturity, (ii) as to (A) with respect to the Lenders under any Term Loan, any actual breach of, future compliance with, or potential breach of, the financial covenant in Clause 11 (Financial covenant) of Schedule 12 (General Undertakings) or other financial covenant benefiting or in respect of the aforementioned Indebtedness; and (B) with respect to the Revolving Facility Lenders, future compliance with, or potential breach of, the financial covenant in Clause 11 (Financial covenant) of Schedule 12 (General Undertakings) or other financial covenant benefiting or in respect of the aforementioned Indebtedness or (iii) in respect of an Unrestricted Subsidiary) or by reason of failure to disclose information (other than in respect of an Unrestricted Subsidiary or its business, activities, financial condition or operations).

27.16	Acceleration

(a)

Subject to Clause 4.5 (Utilisations during the Certain Funds Period), at any time after the occurrence of an Event of Default which is continuing (other than any Financial Covenant Default that has not become a Financial Covenant Cross-Default), the Agent may, and shall if so directed by the Super Majority Lenders, by written notice to the Parent:

(i)

terminate the availability of the Facilities and cancel the Total Commitments whereupon the Facilities shall cease to be available for utilisation, the undrawn portion of the Commitments of each of the Lenders shall be cancelled and no Lender shall be under any further obligation to make Loans under this Agreement; and/or

(ii)

declare that all or part of the Utilisations together with accrued interest thereon and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable; and/or

(iii)	declare that all or part of the Utilisations be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Super Majority Lenders; and/or

(iv)	declare that cash cover in respect of each Letter of Credit is immediately due and payable at which time it shall become immediately due and payable; and/or

(v)

declare that cash cover in respect of each Letter of Credit is payable on demand at which time it shall immediately become due and payable on demand by the Agent on the instructions of the Super Majority Lenders; and/or

(vi)

declare all or any part of the amounts (or cash cover in relation to those amounts) outstanding under the Ancillary Facility(s) be immediately due and payable, at which time it shall become immediately due and payable; and/or

(vii)

declare all or any part of the amounts (or cash cover in relation to those amounts) outstanding under the Ancillary Facility(s) be payable on demand, whereupon it shall immediately become due and payable on demand by the Agent on the instructions of the Super Majority Lenders; and/or

(viii)	exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

(b)

Subject to Clause 4.5 (Utilisations during the Certain Funds Period), if a Financial Covenant Default has occurred and is continuing, the Agent may, and shall if so directed by the Super Majority Revolving Facility Lenders, by written notice to the Parent:

(i)	cancel the Total Revolving Facility Commitments, at which time they shall immediately be cancelled; and/or

(ii)

declare that all or part of the Revolving Facility Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents to the Revolving Facility Lenders be immediately due and payable, at which time they shall become immediately due and payable; and/or

(iii)

declare that all or part of the Revolving Facility Loans be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Super Majority Revolving Facility Lenders.

(c)

Subject to Clause 4.5 (Utilisations during the Certain Funds Period), if any Event of Default occurs under paragraph (a)(v) of Clause 27.8 (Insolvency proceedings) in relation to a US Obligor all of the Loans made to that US Obligor, together with accrued interest and all other amounts accrued and then payable by that US Obligor under the Finance Documents, shall be immediately due and payable, in each case automatically and without any direction, notice, declaration or other act.

(d)

Notwithstanding any other term of the Finance Documents, none of the steps or matters in connection with a Permitted Transaction (or the actions taken to implement a Permitted Transaction) shall (or shall be deemed to) constitute, or result in, a breach of any representation, warranty, undertaking or other term in the Finance Documents or a Default or an Event of Default.

27.17	Clean Up Period

(a)

In respect of the Acquisition, for the period commencing on the Initial Closing Date and ending on (and including) the date falling 180 days after the Initial Closing Date (the “Clean Up Period”), the occurrence of any Default or Event of Default will be deemed not to be a breach of representation or warranty or a breach of covenant or an Event of Default (as the case may be), and will not have any of the consequences that such a misrepresentation, breach of warranty, breach of covenant or Event of Default (as the case may be) would ordinarily have under this Agreement, if it would have been (but for this provision) a breach of representation or warranty or a breach of covenant or an Event of Default only by reason of circumstances relating exclusively to the Target or any of its Subsidiaries, and provided that such breach or Event of Default:

(i)	is capable of being remedied within the Clean Up Period;

(ii)	does not have a Material Adverse Effect; and

(iii)	was not knowingly procured by or approved by the Parent.

Notwithstanding the above, if the relevant circumstances are continuing after the expiry of the Clean Up Period, there shall be a breach of representation or warranty, breach of covenant or Event of Default, as the case may be (and without prejudice to any rights and remedies of the Finance Parties).

(b)

In respect of any Permitted Acquisition, for the period commencing on the date on which such Permitted Acquisition is completed and ending on (and including) the date falling 120 days thereafter (the “Permitted Acquisition Clean Up Period”), the occurrence of any Default or Event of Default will be deemed not to be a breach of representation or warranty or a breach of covenant or an Event of Default (as the case may be), and will not have any of the consequences that such a misrepresentation, breach of warranty, breach of covenant or Event of Default (as the case may be) would ordinarily have under this Agreement, if it would have been (but for this provision) a breach of representation or warranty or a breach of covenant or an Event of Default only by reason of circumstances relating exclusively to the target of the relevant Permitted Acquisition or any of its Subsidiaries, and provided that such breach or Event of Default:

(i)	is capable of being remedied within the Permitted Acquisition Clean Up Period;

(ii)	does not have a Material Adverse Effect; and

(iii)	was not knowingly procured by or approved by the Parent.

Notwithstanding the above, if the relevant circumstances are continuing after the expiry of the Permitted Acquisition Clean Up Period, there shall be a breach of representation or warranty, breach of covenant or Event of Default, as the case may be (and without prejudice to any rights and remedies of the Finance Parties).

(c)

The Parent shall promptly notify the Agent upon becoming aware of the occurrence or existence of any event or circumstance which, but for this Clause 27.17 would constitute an Event of Default and the steps, if any, being taken to remedy it.

27.18	Excluded Matters

(a)	Notwithstanding any other term of the Finance Documents:

(i)

none of the steps, actions or events set out in or contemplated by the Tax Structure Memorandum or as part of the Debt Pushdown or the intermediate steps, actions or events necessary to implement any of those steps events or actions;

(ii)	no Permitted Transaction;

(iii)

prior to the Final Closing Date, no breach of any representation, warranty, undertaking or other term of (or default or event of default under) any document relating to the existing financing arrangements of any member of the Group arising as a direct or indirect result of any person entering into and/or performing its obligations under any Transaction Document (or carrying out the Acquisition or any other transaction contemplated by the Transaction Documents);

(iv)

other than in the case of any payment default under an Ancillary Document constituting an Event of Default under Clause 27.1 (Payment default), no breach of any representation, warranty, undertaking or other term of (or default or event of default under) an Ancillary Document;

(v)	no breach of any obligation in respect of which it is expressly provided in this Agreement that a breach shall not constitute a Default and/or Event of Default; and

(vi)	no Withdrawal Event,

shall (or shall be deemed to) constitute a breach of any representation and warranty or undertaking in the Finance Documents or result in the occurrence of a Default or an Event of Default and shall be expressly permitted under the terms of the Finance Documents.

(b)	For these purposes, “Withdrawal Event” means:

(i)	the withdrawal of any participating member state of the European Union from the single currency of the participating member states of the European Union (being the euro);

(ii)	the redenomination of the euro into any other currency by the government of any current or former participating member state of the European Union; and/or

(iii)	the withdrawal (or any vote or referendum electing to withdraw) of any member state from the European Union.

28.	CHANGES TO THE LENDERS

28.1	Successors

The Finance Documents shall be binding upon and enure to the benefit of each party hereto and its or any subsequent successors, transferees, assigns and any New Lender.

28.2	Assignments by Lenders

(a)

Subject to this Clause 28, any Lender (an “Existing Lender”) may assign any of its rights or transfer its rights and obligations (it being understood that an assignment as referred to in this Clause 28 or in this Agreement shall, where the context so requires or permits, include a transfer of its rights and obligations) under any Finance Document to a bank or financial institution or to any fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in or securitising loans, securities or other financial assets (an “New Lender”).

(b)

Each Party agrees that in case of a transfer pursuant to this Clause 28.2 (Assignments by Lenders), the Transaction Security and the guarantees granted by each Obligor under the Finance Documents shall be preserved for the benefit of the Security Agent, the New Lender and the remaining Secured Parties (including for the purpose of article 1278 and article 1281 of the Luxembourg Civil Code).

28.3	Conditions of assignment

(a)

An assignment of part of a Lender’s Commitments shall be in a minimum amount of $1,000,000 (or its equivalent in other currencies), and must be in an amount such that the amount of that Lender’s remaining Commitments (when aggregated with its Affiliates’ and Related Funds’ Commitments) is in a minimum amount of $2,000,000 (or its equivalent in other currencies), unless the relevant assignment relates to the whole of that Lender’s Commitments under the relevant Facility.

(b)

On and prior to the expiry of the Certain Funds Period, no Existing Lender may assign any of its rights or transfer by novation any of its rights and obligations, nor enter into any sub-participation or sub-contract in respect of the same, without the prior written consent of the Parent (in its sole and absolute discretion).

(c)

After the expiry of the Certain Funds Period, other than with respect to the Revolving Facility, the prior written consent of the Parent (in its sole and absolute discretion) is required for any assignment, transfer, sub-participation or sub-contract unless such assignment, transfer, sub-participation or sub-contract is:

(i)	to another Lender or an Affiliate of a Lender or, in the case of a Lender which is a fund, a Related Fund of such Lender; or

(ii)	made at a time when an Event of Default under any of Clause 27.1 (Payment default) or Clauses 27.7 (Insolvency) to 27.10 (Similar events elsewhere) (inclusive) is continuing,

provided that if the Parent fails to respond to a request for consent to a transfer, assignment, sub participation or sub-contract within 15 Business Days of such request, such consent shall be deemed as granted provided that the request was communicated to the Parent and to each of the Sponsors, and only to the extent so, notified to the Agent by or on behalf of the Parent, at least 15 Business Days prior to such consent being deemed granted.

(d)

With respect to the Revolving Facility, the prior written consent of the Parent (in its sole and absolute discretion) is required for any assignment, transfer, sub-participation or sub-contract unless such assignment, transfer, sub-participation or sub-contract is to another Lender or an Affiliate of a Lender or, in the case of a Lender which is a fund, a Related Fund of such Lender.

(e)	Notwithstanding anything to the contrary in this Agreement, no assignment or transfer or sub-participation or sub-contract shall be permitted at any time to any person that:

(i)	is a Disqualified Lender;

(ii)	is a Defaulting Lender (or would, upon becoming a Lender, be a Defaulting Lender);

(iii)

(unless an Event of Default under any of Clause 27.1 (Payment default) or Clauses 27.7 (Insolvency) to 27.10 (Similar events elsewhere) (inclusive) is continuing) a person whose principal investment strategy is investing in distressed debt or the pursuance of loan to own strategies; or

(iv)

with respect to the Revolving Facility only, is not a regulated deposit taking financial institution with a long term corporate credit rating equal to or better than BBB or Baa2 (as applicable) according to at least two of Moody’s Investors Services Limited, Standard and Poor’s Ratings Services or Fitch Ratings Ltd.

(f)

Any assignment, and any sub-participation or sub-contract referred to in paragraph (c) above, and the identity of the proposed New Lender (or, as the case may be, sub-participant or sub-contractor) shall be notified to the Parent and to each of the Sponsors by the Agent (or, in respect of a sub-participation or a sub-contract, by the relevant Lender) promptly upon completion.

(g)

Notwithstanding any assignment, transfer, sub-participation or sub-contract by an Existing Lender which is an Original Lender, if the assignee or transferee (or any subsequent assignee or transferee) defaults in its obligation to fund its pro rata portion of any Certain Funds Utilisation by the required time on the applicable Utilisation Date (or has confirmed that it will not be able to fund), that Existing Lender shall, by 9:30am on that Utilisation Date, fund an amount of proceeds to the relevant Borrower equal to the amount the defaulting assignee/transferee was required to fund in respect of that Certain Funds Utilisation and (i) the Commitments of the Existing Lender under each relevant Facility shall be increased by an amount equal to the additional amount that it funded on the relevant Utilisation Date in accordance with this paragraph and (ii) the Commitments under the relevant Facility of any such Lender defaulting in its obligation to fund on that Utilisation shall be reduced by an equivalent amount for all purposes of this Agreement.

(h)

Other than in the case of an assignment or transfer effected in accordance with paragraph (a) of Clause 28.15 (Notifiable Debt Purchase Transactions) and subject to paragraph (l) below, an assignment under Clause 28 (Changes to the Lenders) will only be effective upon:

(i)

receipt by the Agent (in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that it will assume the same obligations to each of the other Finance Parties and the other Secured Parties as it would have been under had it been an Original Lender;

(ii)	the New Lender entering into the documentation required for it to accede as a party to the Intercreditor Agreement; and

(iii)

performance by the Agent of all “know your customer” or other similar checks under all applicable laws and regulations relating to any person that the Agent is required to carry out in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender, and no assignment or transfer will be effective until recorded in the Register.

(i)

Without prejudice to this Clause 28.3, each Obligor hereby expressly consents to each assignment of rights or obligations under this Clause 28. Each Obligor also accepts and confirms that all guarantees, indemnities and Security granted by it under any Finance Document will, notwithstanding any such assignment continue and be preserved for the benefit of the New Lender and each of the other Finance Parties in accordance with the terms of the Finance Documents.

(j)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)

as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 18 (Taxes) or Clause 19 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under the relevant Clause to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

(k)

Each New Lender, by executing the Assignment Agreement or Increase Confirmation, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer, assignment or assumption becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

(l)

Unless otherwise consented to by the Parent (which consent, for the avoidance of doubt, shall not be deemed given even if not expressly refused within 15 Business Days of the relevant request), if any assignment, transfer, sub-participation or sub-contract occurs in breach of the provisions of this Clause 28 (including, without limitation, any assignment, transfer, sub-participation or sub-contract without complying with the notice requirement in paragraph (m) below), such assignment, transfer, sub-participation or sub-contract shall be void and deemed to have not occurred for all purposes under this Agreement and the Parent or any Borrower shall be entitled to seek specific performance to unwind any such assignment, transfer, sub-participation or sub-contract in addition to any other remedies available to the Parent or any Borrower at law or in equity. Without prejudice to the foregoing:

(i)

the interests or purported interests of the assignee, transferee, sub-participant or sub-contractor (as the case may be) (each a “Transferee”) shall be ignored for the purposes of ascertaining the Majority Lenders or Super Majority Lenders or whether any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments (or the Total Commitments under any Facility) has been obtained to give an instruction or approve any request for a consent, waiver, amendment, or other vote under the Finance Documents;

(ii)	for the purposes of Clause 39.2 (Exceptions), such Transferee shall be deemed not to be a Lender;

(iii)	the Parent may:

(A)

cancel the Commitments of such Transferee and prepay any applicable outstanding Loans at a price equal to the lesser of par and the amount such Transferee paid to acquire such Loans, without premium, penalty, prepayment fee or breakage costs; and/or

(B)

require such Transferee to assign or transfer its rights and obligations in accordance with Clause 39.9 (Replacement of a Defaulting Lender), at the price indicated in paragraph (A) above (which assignment shall not be subject to any processing and recordation fee) and if such Transferee does not execute and deliver to the Agent a duly executed Assignment Agreement reflecting such assignment or transfer within five Business Days of the date on which the assignee Replacement Lender executes and delivers such Assignment Agreement to such Transferee, then such Transferee shall be deemed to have executed and delivered such Assignment Agreement without any action on its part;

(iv)	no such Transferee shall receive any information or reporting provided by the Parent or any of its Restricted Subsidiaries, the Agent or any other Finance Party;

(v)	such Transferee shall not be entitled to any expense reimbursement or indemnification rights under any Finance Documents (including Clauses 22 (Costs and Expenses) and 20 (Other Indemnities)),

and the Parent expressly reserves all rights against such Transferee under contract, tort or any other theory; it being understood and agreed that the foregoing provisions shall only apply to such Transferee and not to any assignee or transferee of such Transferee that becomes a Lender so long as such assignment or transfer does not occur in breach of the provisions of this Clause 28.

(m)

Any request for consent of the Parent pursuant to paragraph (b) or (d) above and related communications, shall be delivered by the Agent or the Existing Lender that is requesting such consent simultaneously to an employee of each Sponsor designated in writing to the Agent by each Sponsor from time to time; provided that the Agent shall not be liable to any Lender for any loss or liability (other than as a result of the Agent’s gross negligence or wilful misconduct) arising from a failure by the Agent or the relevant Existing Lender to comply with the notification requirements in this paragraph (m).

(n)

Each party to an Assignment Agreement shall, as soon as reasonably practicable after it has executed such Assignment Agreement, send to any Obligor incorporated in Luxembourg a copy of that Assignment Agreement. The sending of a copy of such Assignment Agreement shall be deemed in relation to the Finance Documents to be sufficient to fulfil the notification requirement of article 1690 of the Luxembourg Civil Code (to the extent applicable).

28.4	Assignments by Lenders

Upon an assignment becoming effective, the Existing Lender will be released from its obligations under the Finance Documents to the extent they are assumed by the New Lender.

28.5	Assignment fee

Subject to paragraph (l)(iii)(B) of Clause 28.3 (Conditions of assignment), unless the Agent otherwise agrees to waive such fees and excluding an assignment (i) by an Existing Lender to an Affiliate of that Existing Lender, (ii) by an Existing Lender to a fund which is a Related Fund of that Existing Lender or (iii) made in connection with primary syndication of the Facilities, the New Lender shall, on or before the date upon which an assignment to it takes effect pursuant to this Clause 28.5, pay to the Agent (for its own account) a fee of $2,500 in relation to any assignment under any Facility.

28.6	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Transaction Documents, the Transaction Security or any other documents;

(ii)	the financial condition of any Obligor or any other member of the Group;

(iii)	the performance and observance by any Obligor or any other member of the Group of its obligations under the Transaction Documents or any other documents; or

(iv)	the accuracy of any statements or information (whether written or oral) made or supplied in connection with any Transaction Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties and the Secured Parties that it:

(i)

has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities and all other risks arising in connection with its participation in the Finance Documents and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Transaction Document or the Transaction Security; and

(ii)

will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred by such Existing Lender under this Clause 28.6; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Transaction Documents or otherwise.

28.7	Procedure for assignment

(a)

Subject to the conditions set out in Clause 28.3 (Conditions of assignment) an assignment may be effected in accordance with paragraph (d) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender.

(b)

The Agent shall, subject to paragraph (c) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(c)

The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(d)	Subject to Clause 28.11 (Pro rata interest settlement), on the Transfer Date:

(i)

the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement;

(ii)

the Existing Lender will be released from the obligations (the “Relevant Obligations”) expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and

(iii)	the New Lender shall become a Party as a Lender and will be bound by obligations equivalent to the Relevant Obligations.

28.8	Sub-participation and sub-contracts

(a)

Subject to paragraphs (b), (c) and (d) of Clause 28.3 (Conditions of assignment), nothing in this Agreement shall restrict the ability of a Lender to sub-participate or sub-contract any or all of its obligations hereunder so long as such Lender remains liable under this Agreement in relation to those obligations.

(b)	A Lender shall promptly notify the Parent of any sub-participation or sub-contract entered into by it, including the identity of the entity to which the Lender has sub-contracted or sub-participated.

28.9	The Register

(a)	The Agent, acting for this purpose as the non-fiduciary agent of the Obligors, shall maintain at its address referred to in Clause 35.2 (Addresses):

(i)	each Assignment Agreement referred to in Clause 28.7 (Procedure for assignment), each Increase Certificate and each Incremental Facility Increase Notice; and

(ii)

with respect to each Facility, a register for the recording of the names and addresses of the Lenders and the Commitment of, and principal amount (and stated interest) owing to, each Lender from time to time (the “Register”) under such Facility, which may be kept in electronic form.

The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Obligors, the Agents and the Lenders shall treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Agent shall provide the Parent with a copy of the Register within five Business Days of request.

(b)

Each Party irrevocably authorises the Agent to make the relevant entry in the Register (and which the Agent shall do promptly) on its behalf for the purposes of this Clause 28.9 without any further consent of, or consultation with, such Party.

(c)

The Agent shall, upon request by an Existing Lender (as defined in Clause 28.2 (Assignments by Lenders) or a New Lender, confirm to that Existing Lender or New Lender whether a transfer or assignment from that Existing Lender or (as the case may be) to that New Lender has been recorded on the Register (including details of the Commitment of that Existing Lender or New Lender in each Facility).

(d)

The Register is intended to cause the extensions of credit to the Obligors under this Agreement to be at all times maintained in “registered form” within the meaning of sections 163(f), 871(h)(2) and 881(c)(2) of the Code and shall be interpreted and applied in a manner consistent with such intent.

28.10	Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 28.10 each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)

in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)

release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or other Security for the Lender as a party to any of the Finance Documents; or

(ii)	require any payments to be made by an Obligor or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.

28.11	Pro rata interest settlement

(a)

If the Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any assignment pursuant to Clause 28.7 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(i)

any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and

(ii)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts so that, for the avoidance of doubt:

(A)	when the Accrued Amounts become payable, those Accrued Amounts will be payable for the account of the Existing Lender; and

(B)	the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 28.11,

have been payable to it on that date, but after deduction of the Accrued Amounts.

(b)	In this Clause 28.11 references to “Interest Period” shall be construed to include a reference to any other period for accrual of fees.

28.12	Accession of Incremental Facility Lender

Any person which provides Incremental Facility Commitments or an Incremental Facility Loan (to the extent not already a Lender) shall become a party to the Intercreditor Agreement as a Senior Lender (as defined in the Intercreditor Agreement) and shall, at the same time, become a Party to this Agreement as a Lender by executing an Accession Certificate.

28.13	Debt Purchase Transactions

(a)

Notwithstanding any other term of this Agreement or the other Finance Documents, any member of the Group may purchase by way of a Debt Purchase Transaction a participation in any Utilisation and/or any Commitment.

(b)

A member of the Group (or the Parent on behalf of the relevant member of the Group) (a “Purchaser”) may purchase by way of assignment, pursuant to this Clause, a participation in any Term Loan and any related Commitment.

(c)	Any Debt Purchase Transaction entered into by a member of the Group may be entered into pursuant to a solicitation process (a “Solicitation Process”) which is carried out as follows:

(i)

Prior to 11:00am on a given Business Day (the “Solicitation Day”) the relevant Purchaser or a financial institution acting on its behalf (the “Purchase Agent”) will approach at the same time each Lender which participates in the Facilities or an Incremental Facility (as applicable) to invite them to offer to sell to the relevant Purchaser, an amount of their participation in that Facility. Any Lender wishing to make such an offer shall, by 11:00am on the second Business Day following such Solicitation Day, communicate to the Purchase Agent details of the amount of its participations, it is offering to sell and the price at which it is offering to sell such participations. Any such offer shall be irrevocable until 11:00am on the third Business Day following such Solicitation Day and shall be capable of acceptance by the relevant Purchaser on or before such time by communicating its acceptance in writing to the Purchase Agent or, if it is the Purchase Agent, the relevant Lenders. The Purchase Agent (if someone other than the Purchaser) will communicate to the relevant Lenders which offers have been accepted by 12 noon on the third Business Day following such Solicitation Day. In any event by 11:00am on the fourth Business Day following such Solicitation Day, the Purchaser shall notify the Agent of the amounts of the participations purchased through the relevant Solicitation Process and the identity of such Lenders to which they relate. The Agent shall disclose such information to any Lender that requests such disclosure.

(ii)

If it chooses to accept any offers made pursuant to a Solicitation Process, the Purchaser shall be free to select which offers and in which amounts it accepts but on the basis that, in relation to a participation in a particular Facility it accepts, offers in inverse order of the price offered (with the offer or offers at the lowest price being accepted first) and that if in respect of participations in a particular Facility it receives two or more offers at the same price it shall only accept such offers on a pro rata basis.

(iii)	Any purchase of participations in any Facility pursuant to a Solicitation Process shall be completed and settled on or before the fifth Business Day after the relevant Solicitation Day.

(iv)	In accepting any offers made pursuant to a Solicitation Process the Purchaser shall be free to select which offers and in which amounts it accepts.

(d)	A Debt Purchase Transaction entered into by a member of the Group may be entered into pursuant to an open order process (an “Open Order Process”) which is carried out as follows:

(i)

A Purchaser may, by itself or through the same or another Purchase Agent, place an open order (an “Open Order”) to purchase participations in one or more of the Facilities up to a set aggregate amount at a set price by notifying at the same time all the Lenders participating in the relevant Facilities of the same. Any Lender wishing to sell pursuant to an Open Order will, by 11:00am on any Business Day following the date on which the Open Order is placed but no earlier than the first Business Day, and no later than the fifth Business Day, following the date on which the Open Order is placed, communicate to the Purchase Agent details of the amount of its participations, and in which Facilities, it is offering to sell. Any such offer to sell shall be irrevocable until 11:00am on the Business Day following the date of such offer from the Lender and shall be capable of acceptance by the Parent on behalf of the relevant Borrower(s) on or before such time by it communicating such acceptance in writing to the relevant Lender.

(ii)

Any purchase of participations in the Facilities pursuant to an Open Order Process shall be completed and settled by the relevant Borrower(s) on or before the fourth Business Day after the date of the relevant offer by a Lender to sell under the relevant Open Order.

(iii)

If in respect of participations in a Facility the Purchase Agent receives on the same Business Day two or more offers at the set price such that the maximum amount of such Facility to which an Open Order relates would be exceeded, the Parent shall only accept such offers on a pro rata basis. For the avoidance of doubt and notwithstanding the foregoing, the Parent shall be entitled to disregard any offers which come with conditions or terms that are not satisfactory to it.

(iv)

The Parent shall, by 11:00am on the sixth Business Day following the date on which an Open Order is placed, notify the Agent of the amounts of the participations purchased through such Open Order Process and the identity of the Facilities to which they relate. The Agent shall disclose such information to any Lender that requests the same.

(e)	A Debt Purchase Transaction may be entered into pursuant to a bilateral process (a “Bilateral Process”) which is carried out as follows:

(i)

A Purchaser may, by itself or through the same or another Purchase Agent, at any time, purchase participations and/or Commitments from the Lenders pursuant to secondary market purchases and/or pursuant to such bilateral arrangements with any Lenders as the Purchaser shall see fit.

(ii)

Any purchase of participations in any Facility pursuant to a Bilateral Process shall be completed and settled by the relevant Purchaser(s) on or before the second Business Day after the expiry of the Bilateral Process period referred to in paragraph (i) above.

(iii)

The Parent (on behalf of the relevant member of the Group) shall promptly notify the Agent of the amounts of each participation purchased through such Bilateral Process and the identity of such Lenders to which they relate. The Agent shall disclose such information to any Lender that requests the same.

(f)	For the avoidance of doubt:

(i)	there is no requirement for any Debt Purchase Transaction by a member of the Group to be entered into pursuant to a Solicitation Process, Open Order Process or a Bilateral Process;

(ii)	there is no limit on the number of occasions a Solicitation Process, Open Order Process or Bilateral Process may be implemented; and

(iii)	any source of funding may be used to effect any Debt Purchase Transaction (including, for the avoidance of doubt, any Revolving Facility Utilisation).

(g)

In relation to any Debt Purchase Transaction entered into pursuant to this Clause, notwithstanding any other term of this Agreement or the other Finance Documents (in the case of a Lender that is a member of the Group):

(i)

on completion of the relevant assignment pursuant to this Clause, the portions of the Loans to which it relates shall, unless there would be a material adverse tax impact on the Group as a result of such cancellation, be extinguished if the purchaser is the relevant Borrower;

(ii)	such Debt Purchase Transaction and the related extinguishment referred to in paragraph (i) above shall not constitute a prepayment of the Facilities;

(iii)	the member of the Group or Purchaser which is the assignee shall be deemed to be an entity which fulfils the requirements of a New Lender;

(iv)	no member of the Group shall be deemed to be in breach of any provision of this Agreement or any other provisions of the Finance Documents solely by reason of such Debt Purchase Transaction;

(v)	Clause 32 (Sharing among the Finance Parties) shall not be applicable to the consideration paid under such Debt Purchase Transaction; and

(vi)

for the avoidance of doubt, any extinguishment of any part of the Term Loans shall not affect any amendment or waiver which prior to such extinguishment had been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement.

28.14	Affiliated Lenders

Unless otherwise agreed by the Majority Lenders, for so long as an Affiliated Lender (i) beneficially owns a Commitment or (ii) has entered into a sub-participation agreement relating to a Commitment or other agreement or arrangement having a substantially similar economic effect (and such agreement or arrangement has not been terminated), the provisions of Clause 28.15 (Notifiable Debt Purchase Transactions) shall apply to that Affiliated Lender.

28.15	Notifiable Debt Purchase Transactions

(a)

Each Lender shall, unless the Debt Purchase Transaction is an assignment, promptly notify the Agent in writing if it knowingly enters into a Debt Purchase Transaction with a member of the Group or an Affiliated Lender (a “Notifiable Debt Purchase Transaction”), such notification to be substantially in the form set out in Part 1 (Form of Notice on entering into Notifiable Debt Purchase Transaction) of Schedule 13 (Forms of Notifiable Debt Purchase Transaction Notice).

(b)

A Lender shall promptly notify the Agent if a Notifiable Debt Purchase Transaction to which it is a party is terminated or ceases to be with a member of the Group or an Affiliated Lender, such notification to be substantially in the form set out in Part 2 (Form of Notice on Termination of Notifiable Debt Purchase Transaction) of Schedule 13 (Forms of Notifiable Debt Purchase Transaction Notice).

(c)

Unless otherwise agreed by the Majority Lenders and subject to paragraphs (d) and (e) below, each Lender that is an Affiliated Lender or a member of the Group agrees that (in its capacity as a Lender):

(i)

in relation to any meeting or conference call to which all the Lenders are invited to attend or participate, unless the Agent otherwise agrees, it shall not attend or participate in the same or be entitled to receive the agenda or any minutes of the same;

(ii)

in its capacity as Lender, unless the Agent otherwise agrees, it shall not be entitled to receive any report or other document prepared at the behest of, or on the instructions of, the Agent or one or more of the Lenders;

(iii)

in ascertaining the Majority Lenders or Super Majority Lenders or whether any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments or the agreement of any specified group of Lenders has been obtained to give an instruction or approve any request for a consent, waiver, amendment or other vote under the Finance Documents, such Commitment owned by that Lender shall be deemed to be zero; and

(iv)	subject to paragraph (iii) above and paragraph (d) below, for the purposes of Clause 39.2 (Exceptions), it shall be deemed not to be a Lender.

(d)

Notwithstanding paragraph (c) above, Affiliated Lenders shall have the right to vote on any amendment, modification, waiver, consent or other action described in Clause 39.2 (Exceptions) or otherwise requiring the consent of each Lender or of each Lender directly and adversely affected thereby.

(e)

Notwithstanding paragraph (c) above, no amendment, modification, waiver, consent or other action with respect to any of the terms of any Finance Document or any departure by any Finance Party therefrom may affect any Affiliated Lender in a manner that is disproportionate to the effect on any Lender of the same class or that would deprive such Affiliated Lender of its Pro Rata Share of any payments to which it is entitled.

29.	CHANGES TO THE OBLIGORS

29.1	Assignment and transfers by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

29.2	Additional Borrowers

(a)

Subject to compliance with Clause 25.7 (Know your customer checks), the Parent may request that any of its Restricted Subsidiaries becomes an Additional Borrower. That Subsidiary shall become a Borrower if:

(i)	in the case of Facility B, it is (A) the Debt Pushdown Borrower or (B) approved by all the Lenders under Facility B;

(ii)	in the case of a Revolving Facility, it is incorporated in:

(A)	the United Kingdom, Canada, Luxembourg, the United States or the Isle of Man (each an “Approved Jurisdiction”);

(B)	any jurisdiction in which an existing Borrower under a Revolving Facility is incorporated; or

(C)	any other jurisdiction approved by all of the Lenders under the relevant Revolving Facility in respect of which the relevant Subsidiary is to be a Borrower (acting reasonably);

(iii)	in the case of an Incremental Term Facility, it is incorporated in:

(A)	an Approved Jurisdiction;

(B)	any jurisdiction in which an existing Borrower under an Incremental Facility is incorporated; or

(C)	any other jurisdiction approved by all of the Incremental Facility Lenders in respect of that Incremental Facility (acting reasonably);

(iv)	the Parent and that Subsidiary deliver to the Agent a duly completed and executed Accession Deed;

(v)	the Subsidiary is (or becomes) a Guarantor prior to or contemporaneously with becoming a Borrower; and

(vi)

the Agent has received (or otherwise waived the requirement to receive) all of the documents and other evidence set out in Part 3 (Conditions Precedent required to be delivered by an Additional Obligor) of Schedule 2 (Conditions Precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Agent (acting reasonably).

(b)

The Agent shall notify the Parent and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it (acting reasonably)) all of the documents and other evidence set out in Schedule 2 (Conditions Precedent) in relation to that Additional Borrower.

(c)

Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (b) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

(d)

Upon the Agent’s confirmation to the Parent that it has received (or otherwise waived the requirement to receive) all documents referred to in paragraph (b) above in respect of an Additional Borrower, such Additional Borrower, the other Obligors and the Finance Parties shall each assume such obligations towards one another and/or acquire such rights against each other party as they would have assumed or acquired had such Additional Borrower been an original Party to this Agreement as a Borrower and a Guarantor and to the Intercreditor Agreement as a Debtor (as defined in the Intercreditor Agreement) and such Additional Borrower shall become a Party to this Agreement as a Borrower and as a Guarantor and to the Intercreditor Agreement as a Debtor (as defined in the Intercreditor Agreement).

29.3	Resignation of a Borrower

(a)	The Parent may request that a Borrower (other than the TLB Borrowers) ceases to be a Borrower by delivering to the Agent a resignation letter to that effect.

(b)	The Agent shall accept such resignation letter and notify the Parent and the Lenders of its acceptance if:

(i)	no Default is continuing or would result from the acceptance of the resignation letter (and the Parent has confirmed this is the case); and

(ii)	the relevant Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents; and

(iii)

where the Borrower is also a Guarantor (unless its resignation has been or is contemporaneously accepted in accordance with Clause 29.5 (Resignation of a Guarantor), its obligations in its capacity as Guarantor continue to be legal, valid, binding and enforceable and in full force and effect (subject to the Legal Reservations) and (other than by reason of law) the amount guaranteed by it as a Guarantor is not decreased (and the Parent has confirmed this is the case).

(c)

Upon notification by the Agent to the Parent of its acceptance of the resignation of a Borrower, that entity shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents as a Borrower.

29.4	Additional Guarantors

(a)	Subject to compliance with Clause 25.7 (Know your customer checks), the Parent may request that any of its Restricted Subsidiaries becomes a Guarantor. That Subsidiary shall become a Guarantor if:

(i)	the Parent and that Subsidiary deliver to the Agent a duly completed and executed Accession Deed; and

(ii)

the Agent has received (or otherwise waived the requirement to receive) all of the documents and other evidence set out in Part 3 (Conditions Precedent required to be delivered by an Additional Obligor) of Schedule 2 (Conditions Precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent (acting reasonably).

(b)

The Agent shall notify the Parent and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it (acting reasonably)) all of the documents and other evidence set out in Schedule 2 (Conditions Precedent) in relation to that Additional Guarantor.

(c)

Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in (b) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

(d)

Upon the Agent’s confirmation to the Parent that it has received (or otherwise waived the requirement to receive) all documents referred to in paragraph (a) above in respect of an Additional Guarantor, such Additional Guarantor, the other Obligors and the Finance Parties shall each assume such obligations towards one another and/or acquire such rights against each other party as they would have assumed or acquired had such Subsidiary been an original Party to this Agreement as a Guarantor and to the Intercreditor Agreement as a Debtor (as defined in the Intercreditor Agreement) and such Additional Guarantor shall become a Party to this Agreement as a Guarantor and to the Intercreditor Agreement as a Debtor (as defined in the Intercreditor Agreement).

29.5	Resignation of a Guarantor

(a)	The Parent may request that a Guarantor (other than the Parent and the Company) ceases to be a Guarantor by delivering to the Agent a resignation letter if:

(i)

that Guarantor is being disposed (directly or indirectly) pursuant to a Disposition permitted (or not prohibited) pursuant to Schedule 12 (General Undertakings) (including a disposal made with the approval of the Majority Lenders) or is subject to or part of a Permitted Transaction (and the Parent has confirmed this is the case);

(ii)

that Guarantor is not a Material Subsidiary that is incorporated in a Security Jurisdiction (and the Parent has confirmed this is the case) and the Guarantor and Security Coverage Requirement would still be satisfied after the resignation; or

(iii)	the Majority Lenders have consented to the resignation of that Guarantor.

(b)	The Agent shall accept such resignation letter and notify the Parent and the Lenders of its acceptance if:

(i)	no Default is continuing or would result from the acceptance of the resignation letter (and the Parent has confirmed this is the case);

(ii)	no payment is due from the Guarantor under Clause 23.1 (Guarantee and indemnity); and

(iii)

where the Guarantor is also a Borrower, it is under no actual or contingent obligations as a Borrower under any Finance Documents and has resigned and ceased to be a Borrower under Clause 29.3 (Resignation of a Borrower).

(c)

The resignation of that Guarantor shall not be effective until the date of (i) in the case of (a)(i) above, the relevant disposal or Permitted Transaction, (ii) in the case of (a)(ii) above, the resignation letter’s acceptance by the Agent in accordance with paragraph (b) above or (iii) in the case of (a)(iii) above, resignation agreed by the Majority Lenders, at which time that entity shall cease to be a Guarantor and shall have no further rights or obligations under the Finance Documents as a Guarantor.

(d)

If a Guarantor (a “Merging Guarantor”) is merged into another Guarantor pursuant to a transaction which is permitted or not prohibited by this Agreement, that Merging Guarantor shall cease to be a Guarantor as at the date on which the merger is effective and from (and including) such date shall have no further rights or obligations under the Finance Documents as a Guarantor (to the extent consistent with applicable law), without any requirement for a resignation letter or other document to be delivered to any Finance Party.

29.6	Repetition of Representations

Delivery of an Accession Deed constitutes confirmation by the relevant Subsidiary that all the Repeating Representations applicable to it are true and correct in all material respects in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

29.7	Release

(a)

If any member of the Group disposes of any asset (or any member of the Group disposes of shares in any member of the Group or any Holding Company of any member of the Group) as permitted by and in accordance with the terms of this Agreement or the Intercreditor Agreement (including pursuant to a Structural Adjustment or the implementation of other actions permitted under the Finance Documents) or with the prior consent of the Agent (pursuant to the terms of this Agreement) or pursuant to the Intercreditor Agreement, and such asset (or shares) is subject to Transaction Security, the Security Agent shall, and is hereby authorised and instructed by the Secured Parties to, at the cost and request of the Parent, release (or amend) the Transaction Security over that asset (or shares) and, in the case of any such disposal of shares in a member of the Group or a Holding Company of a member of the Group to a person who is not a member of the Group, over the respective assets of such member of the Group and its Subsidiaries (and the shares in any such member of the Group and/or Subsidiary) and issue any certificate of non-crystallisation of any floating charge that may reasonably be required or considered necessary or desirable in connection with that disposal, provided that to the extent such disposal is not completed for any reason within a reasonable timeframe following such release, any Transaction Security that has been released shall be promptly reinstated.

(b)

If a member of the Group whose shares and/or assets are subject to Transaction Security is to be merged into another member of the Group (including, without limitation, pursuant to a Debt Pushdown) or is being liquidated and such merger or liquidation is permitted by this Agreement, the Security Agent shall (and is irrevocably so authorised by the Secured Parties), upon the request and at the cost of the Parent, execute all documents necessary to release that Transaction Security in order to allow that merger or liquidation to be completed and issue any certificate of non-crystallisation of any floating charge that may reasonably be required or considered necessary or desirable in connection with that merger or liquidation, provided that the Secured Parties (or the Security Agent on their behalf) will, after such merger or liquidation, continue to have the same or substantially equivalent guarantees and security (ignoring for the purpose of assessing the foregoing any limitations required in accordance with the Agreed Security Principles and other than guarantees and security from any entity which has ceased to exist as contemplated by this paragraph (b)) over the same or substantially equivalent assets and over the shares (or other interests) in the transferee other than over any shares (or other interests) which have ceased to exist as contemplated by this paragraph (b), in each case to the extent such assets, shares or other interests are not disposed of or used as permitted under, but subject to, the terms of this Agreement.

(c)

In relation to any Transaction Security over a bank account of an Obligor, the Security Agent is hereby authorised and instructed by the Secured Parties to release any Security granted in favour of the Security Agent and, where applicable, any other Finance Party and held over any bank account of an Obligor (a “Pledged Account”) which, in accordance with the Agreed Security Principles is no longer to be the subject of such Transaction Security.

(d)

If a member of the Group is or becomes a Regulated Entity, the Security Agent and/or the relevant Secured Parties (as applicable) shall, at the cost and request of the Parent, release Transaction Security over any asset of (or shares in) such Regulated Entity to the extent required to ensure that such Regulated Entity is not in breach of a Capital Requirement and issue any certificate of non-crystallisation of any floating charge accordingly.

30.	ROLE OF THE AGENT, THE ARRANGERS AND OTHERS

30.1	Appointment of the Agent

(a)	Each other Finance Party appoints the Agent to act as its Agent under and in connection with the Finance Documents.

(b)

Each other Finance Party authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent, as applicable, under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

(c)

For the purpose of acting as their Agent, in accordance with this Clause 30.1, each other Finance Party hereby releases, to the extent legally possible, the Agent from any restrictions of self dealing under any applicable law. A Secured Party which is barred by its constitutional documents or by-laws from granting such exemption shall notify the Agent accordingly.

30.2	Instructions

(a)	The Agent shall:

(i)

unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by:

(A)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision;

(B)	the Super Majority Lenders if the relevant Finance Document stipulates the matter is a Super Majority Lender decision;

(C)	the Majority Revolving Facility Lenders if the relevant Finance Document stipulates the matter is a Majority Revolving Facility Lender decision;

(D)	the Majority Facility B Lenders if the relevant Finance Document stipulates the matter is a Majority Facility B Lender decision;

(E)	the Majority Incremental Term Facility Lenders if the relevant Finance Document stipulates the matter is a Majority Incremental Term Facility Lender decision;

(F)	the Super Majority Revolving Facility Lenders if the relevant Finance Document stipulates the matter is a Super Majority Revolving Facility Lender decision; and

(G)	in all other cases, the Majority Lenders; and

(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above.

(b)

The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Agent may refrain from acting unless and until it receives those instructions or that clarification.

(c)

Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties save for the Security Agent.

(d)

The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

(e)	In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

(f)

The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (f) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Transaction Security Documents or enforcement of the Transaction Security or Transaction Security Documents.

30.3	Duties of the Agent

(a)	Subject to paragraph (b) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(b)

Without prejudice to Clause 28.9 (The Register), and paragraph (e) of Clause 7.4 (Cash collateral by Non-Acceptable L/C Lender and Borrower’s option to provide cash cover), paragraph (a) above shall not apply to any Assignment Agreement or any Increase Confirmation.

(c)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)

If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(e)

If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent, each Arranger or the Security Agent) under this Agreement it shall promptly notify the other Finance Parties.

(f)

The Agent shall provide to the Parent, within five Business Days of a request by the Parent (but no more frequently than once per calendar month), a list (which may be in electronic form) setting out the names of the Lenders as at the date of that request, their respective Commitments, the address and fax number (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the sending and receipt of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Agent to that Lender under the Finance Documents.

(g)	The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(h)	Upon the Agent becoming an Impaired Agent the Parent shall provide a copy of the list of all the Lenders to each Finance Party.

(i)	The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

30.4	Role of the Arrangers

Except as specifically provided in the Finance Documents, the Arrangers have no obligations of any kind to any other Party under or in connection with any Finance Document.

30.5	No fiduciary duties

(a)	Nothing in any Finance Document constitutes the Agent, the Issuing Bank, any Arranger, any Bookrunner and/or any Co-Manager as a trustee or fiduciary of any other person.

(b)

None of the Agent, the Issuing Bank, the Security Agent, the Arrangers or any Ancillary Lender shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

30.6	Business with the Group

The Agent, the Security Agent, the Issuing Bank, the Arrangers and each Ancillary Lender may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

30.7	Rights and discretions

(a)	The Agent and the Issuing Bank may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and

(B)	unless it has received notice of revocation, those instructions have not been revoked; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 27.1 (Payment default));

(ii)	any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and

(iii)	any notice or request made by the Parent is made on behalf of and with the consent and knowledge of all the Obligors.

(c)	The Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)

Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be desirable.

(e)

The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent, or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The Agent may act in relation to the Finance Documents through its officers, employees and agents and the Agent shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for, any loss incurred by reason of misconduct, omission or default on the part of any such person,

unless such error or such loss was directly caused by the Agent’s gross negligence or wilful misconduct.

(g)	Unless a Finance Document expressly provides otherwise, the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(h)	Without prejudice to the generality of paragraph (g) above, the Agent:

(i)	may disclose; and

(ii)	on the written request of the Parent or the Majority Lenders shall, as soon as reasonably practicable, disclose,

the identity of a Defaulting Lender to the Parent and to the other Finance Parties.

(i)

Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent, nor any Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(j)

Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

30.8	Responsibility for documentation

None of the Agent, any Issuing Bank, the Arrangers or any Ancillary Lender is responsible or liable for:

(a)

the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, any Arranger, an Ancillary Lender, an Obligor or any other person in or in connection with any Finance Document, the Tax Structure Memorandum or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security; or

(c)

any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

30.9	No duty to monitor

The Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)	whether any other event specified in any Finance Document has occurred.

30.10	Exclusion of liability

(a)

Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent, the Issuing Bank or any Ancillary Lender), none of the Agent, the Issuing Bank, nor any Ancillary Lender will be liable (including, without limitation, for negligence or any other category of liability whatsoever) for:

(i)

any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct;

(ii)

exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security; or

(iii)	without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)

No Party (other than the Agent, an Issuing Bank or an Ancillary Lender (as applicable)) may take any proceedings against any officer, employee or agent of the Agent, any Issuing Bank or any Ancillary Lender, in respect of any claim it might have against the Agent, an Issuing Bank or an Ancillary Lender or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Transaction Document and any officer, employee or agent of the Agent, any Issuing Bank or any Ancillary Lender may rely on this Clause subject to Clause 1.8 (Third party rights) and the provisions of the Third Parties Act.

(c)

The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Agent or the Arrangers to carry out:

(i)	any “know your customer” or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender,

on behalf of any Lender and each Lender confirms to the Agent and the Arrangers that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arrangers.

(e)

Without prejudice to any provision of any Finance Document excluding or limiting the Agent’s liability, any liability of the Agent arising under or in connection with any Finance Document or the Transaction Security shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.

30.11	Lenders’ indemnity to the Agent

(a)

Subject to paragraph (b) below, each Lender shall (in proportion to its Available Commitments, Available Ancillary Commitment and participations in the Utilisations and utilisations of the Ancillary Facilities then outstanding to the Available Facilities and all the Utilisations and utilisations of the Ancillary Facilities then outstanding) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Agent (otherwise than by reason of its gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless it has been reimbursed by an Obligor pursuant to a Finance Document).

(b)

If the Available Facilities are then zero, each Lender’s indemnity under paragraph (a) above shall be in proportion to its Available Commitments to the Available Facilities immediately prior to their reduction to zero, unless there are then any Utilisations and utilisations of the Ancillary Facilities outstanding, in which case it shall be in proportion to its participations in the Utilisations and utilisations of the Ancillary Facilities then outstanding to all the Utilisations and utilisations of the Ancillary Facilities then outstanding.

(c)	Subject to paragraph (d) below, the Parent shall promptly on demand reimburse any Lender for any payment that Lender makes to the Agent pursuant to paragraph (a) above.

(d)	Paragraph (c) above shall not apply to the extent:

(i)	that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Agent to an Obligor; or

(ii)	that the Parent has already reimbursed the Agent for the same cost, loss or liability pursuant to Clause 20.3 (Indemnity to the Agent).

30.12	Waiver of Conflicts of Interest

The Finance Parties acknowledge that, at any time when Credit Suisse AG, London Branch is the Agent under this Agreement and also the Agent under and as defined in the Second Lien Facility Agreement, a conflict of interest may arise or be perceived to have arisen (such actual or perceived conflict of interest, a “Conflict of Interest”) and, accordingly, each Finance Party irrevocably waives any rights or remedies relating to such Conflict of Interest and waives any right to take action against Credit Suisse AG, London Branch in its capacity as the Agent or any director, manager, officer agent and employee thereof as a result of such Conflict of Interest.

30.13	Resignation of the Agent

(a)

The Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom (or any other jurisdiction agreed by the Parent) as its successor by giving notice to the Lenders and the Parent.

(b)	Alternatively the Agent may resign by giving 30 days’ notice to the Lenders and the Parent, in which case the Majority Lenders (after consultation with the Parent) may appoint a successor Agent.

(c)

If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Agent may appoint a successor Agent (acting through an office in the United Kingdom).

(d)

If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under paragraph (c) above, the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this Clause 30.13 and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent’s normal fee rates and those amendments will bind the Parties.

(e)

The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(f)	The Agent’s resignation notice shall only take effect upon the appointment of a successor.

(g)

Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (e) above) but shall remain entitled to the benefit of Clause 20.3 (Indemnity to the Agent) and this Clause 30.13 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(h)

The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)

the Agent fails to respond to a request under Clause 18.9 (FATCA Information) and the Parent or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)

the information supplied by the Agent, pursuant to Clause 18.9 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Agent notifies the Parent and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date,

and (in each case) the Parent or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Parent or that Lender, by notice to the Agent if applicable, requires it to resign.

30.14	Replacement of the Agent

(a)

After consultation with the Parent the Majority Lenders may, by giving 30 days’ notice to the Agent (or, at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Agent by appointing a successor Agent (acting through an office in the United Kingdom).

(b)

The Parent may, provided it gives not less than 30 days’ prior notice, at any time while the Agent is an Impaired Agent replace the Agent by appointing a successor (acting through an office in the United Kingdom).

(c)

The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(d)

The appointment of the successor, Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) above) but shall remain entitled to the benefit of Clause 20.3 (Indemnity to the Agent) and this Clause 30.14 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

(e)	Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

30.15	Confidentiality

(a)

In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

(c)

Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor any Arranger is obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty.

30.16	Relationship with the Lenders

(a)

Subject to Clause 28.11 (Pro rata interest settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)

Each Lender shall supply the Agent with any information that the Security Agent may reasonably specify (through the Agent) as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent. Each Lender shall deal with the Security Agent exclusively through the Agent and shall not deal directly with the Security Agent.

(c)

Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 35.6 (Electronic communication)) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 35.2 (Addresses) and paragraph (a)(ii) of Clause 35.6 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

30.17	Credit appraisal by the Lenders, Issuing Banks and Ancillary Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender, each Issuing Bank and Ancillary Lender confirms to the Agent, each Arranger, each Issuing Bank and each Ancillary Lender that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(c)

whether that Lender or Ancillary Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(d)

the adequacy, accuracy or completeness of any information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)

the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

30.18	Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

30.19	Reliance and Engagement Letters

Each Finance Party and Secured Party confirms that each of the Arrangers and the Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Arrangers or Agent) the terms of any reliance letter or engagement letters relating to any reports (including the Tax Structure Memorandum) or any reports or letters provided by accountants in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

30.20	Role of Base Reference Banks

(a)	No Base Reference Bank is under any obligation to provide a quotation or any other information to the Agent.

(b)

No Base Reference Bank will be liable for any action taken by it under or in connection with any Finance Document, or for any Reference Bank Quotation, unless directly caused by its gross negligence or wilful misconduct.

(c)

No Party (other than the relevant Base Reference Bank) may take any proceedings against any officer, employee or agent of any Base Reference Bank in respect of any claim it might have against that Base Reference Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, or to any Reference Bank Quotation, and any officer, employee or agent of each Base Reference Bank may rely on this Clause 30.20, subject to Clause 1.8 (Third party rights) and the provisions of the Contracts (Rights of Third Parties) Act 1999.

30.21	Third party Base Reference Banks

A Base Reference Bank which is not a Party may rely on Clause 30.20 (Role of Base Reference Banks), paragraph (g) of Clause 39.2 (Exceptions) and Clause 41 (Confidentiality of Funding Rates) subject to Clause 1.8 (Third party rights) and the provisions of the Contracts (Rights of Third Parties) Act 1999.

30.22	Québec Security

For the purposes of the grant of security under the laws of the Province of Quebec which may now or in the future be required to be provided by any Obligor, the Security Agent is, as part of its duties as Security Agent, hereby irrevocably authorized and appointed by each of the Secured Parties hereto to act as hypothecary representative (within the meaning of Article 2692 of the Civil Code of Quebec) for all present and future Secured Parties (in such capacity, the “Hypothecary Representative”) in order to hold any hypothec granted under the laws of the Province of Québec and to exercise such rights and duties as are conferred upon the Hypothecary Representative under the relevant deed of hypothec and applicable laws (with the power to delegate any such rights or duties). The execution prior to the date hereof by the Security Agent in its capacity as the Hypothecary Representative of any deed of hypothec or other security documents made pursuant to the laws of the Province of Québec, is hereby ratified and confirmed. Any person who becomes a Secured Party or successor Security Agent shall be deemed to have consented to and ratified the foregoing appointment of the Security Agent as the Hypothecary Representative on behalf of all Secured Parties, including such person and any Affiliate of such person designated above as a Secured Party. For greater certainty, the Security Agent, acting as the Hypothecary Representative, shall have the same rights, powers, immunities, indemnities and exclusions from liability as are prescribed in favor of the Security Agent in this Agreement, which shall apply mutatis mutandis. In the event of the resignation of the Security Agent (which shall include its resignation as the Hypothecary Representative) and appointment of a successor Security Agent, such successor Security Agent shall also act as the Hypothecary Representative, as contemplated above.

31.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

32.	SHARING AMONG THE FINANCE PARTIES

32.1	Payments to Finance Parties

(a)

Subject to paragraph (b) below, if a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 33 (Payment Mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(i)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

(ii)

the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 33 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(iii)

the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 33.6 (Partial payments).

(b)

Paragraph (a) above shall not apply to any amount received or recovered by an Issuing Bank or an Ancillary Lender in respect of any cash cover provided for the benefit of that Issuing Bank or that Ancillary Lender.

32.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties) in accordance with Clause 33.6 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

32.3	Recovering Finance Party’s rights

On a distribution by the Agent under Clause 32.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

32.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)

each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

32.5	Exceptions

(a)

This Clause 32 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)

A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified the other Finance Party of the legal or arbitration proceedings; and

(ii)

the other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

32.6	Ancillary Lenders

(a)	This Clause 32 shall not apply to any receipt or recovery by a Lender in its capacity as an Ancillary Lender at any time prior to service of notice under Clause 27.16 (Acceleration).

(b)	Following service of notice under Clause 27.16 (Acceleration), this Clause 32 shall apply to all receipts or recoveries by Ancillary Lenders.

33.	PAYMENT MECHANICS

33.1	Payments to the Agent

(a)

On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, excluding a payment under the terms of an Ancillary Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)

Payment shall be made to such account in the principal financial centre of the country of that the relevant currency (or, in relation to a payment in euro, in the principal financial centre in such Participating Member State or London, as specified by the Agent) and with such bank as the Agent, in each case, specifies.

33.2	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 33.3 (Distributions to an Obligor) and Clause 33.4 (Clawback and pre-funding) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that the relevant currency (or, in relation to a payment in euro, in the principal financial centre of such Participating Member State or London, as specified by that Party).

33.3	Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with Clause 34 (Set-Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

33.4	Clawback and pre-funding

(a)

Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent, as the case may be, is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)

Unless paragraph (c) below applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent, as the case may be, had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent, as the case may be, together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

(c)

If the Agent has notified the Lenders that it is willing to make available amounts for the account of a Borrower before receiving funds from the Lenders, then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to a Borrower:

(i)	the Agent, as the case may be, shall notify the Parent of that Lender’s identity and the Borrower to whom that sum was made available shall on demand refund it to the Agent; and

(ii)

the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower to whom that sum was made available, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

33.5	Impaired Agent

(a)

If, at any time, the Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Agent, as the case may be, in accordance with Clause 33.1 (Payments to the Agent) may instead either:

(i)	pay that amount direct to the required recipient(s); or

(ii)

if in its absolute discretion it considers that it is not reasonably practicable to pay that amount direct to the required recipient(s), pay that amount or the relevant part of that amount to an interest-bearing account held with an Acceptable Bank within the meaning of paragraph (a) of the definition of “Acceptable Bank” and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment (the “Paying Party”) and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the “Recipient Party” or “Recipient Parties”).

In each case such payments must be made on the due date for payment under the Finance Documents.

(b)	All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the Recipient Party or Recipient Parties pro rata to their respective entitlements.

(c)

A Party which has made a payment in accordance with this Clause 33.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d)

Promptly upon the appointment of a successor Agent, as the case may be, in accordance with Clause 30.14 (Replacement of the Agent), each Paying Party shall (other than to the extent that that Party has given an instruction pursuant to paragraph (e) below) give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution in accordance with Clause 33.2 (Distributions by the Agent).

(e)	A Paying Party shall, promptly upon request by a Recipient Party and to the extent:

(i)	that it has not given an instruction pursuant to paragraph (d) above; and

(ii)	that it has been provided with the necessary information by that Recipient Party,

give all requisite instructions to the bank with whom the trust account is held to transfer the relevant amount (together with any accrued interest) to that Recipient Party.

33.6	Partial payments

(a)

If the Agent receives a payment for application against amounts due in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable by an Obligor under those Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under those Finance Documents in the following order:

(i)

first, in or towards payment pro rata of any unpaid amount owing to the Agent, the Security Agent or the Issuing Bank (other than any amount under Clause 7.2 (Claims under a Letter of Credit) or, to the extent relating to the reimbursement of a Claim (as defined in Clause 7 (Letters of Credit) or Clause 7.3 (Indemnities) under those Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under those Finance Documents;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under those Finance Documents; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

33.7	Set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

33.8	Business Days

(a)

Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

33.9	Currency of account

(a)	Subject to paragraphs (b) to (e)(inclusive) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)

A repayment of a Utilisation or Unpaid Sum or a part of a Utilisation or Unpaid Sum shall be made in the currency in which that Utilisation or Unpaid Sum is denominated, pursuant to this Agreement, on its due date.

(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated, pursuant to this Agreement, when that interest accrued.

(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)	Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

33.10	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)

any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Parent); and

(ii)

any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)

If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Parent) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

33.11	Disruption to payment systems etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Parent that a Disruption Event has occurred:

(a)

the Agent may, and shall if requested to do so by the Parent, consult with the Parent with a view to agreeing with the Parent such changes to the operation or administration of the Facilities as the Agent may deem necessary in the circumstances;

(b)

the Agent shall not be obliged to consult with the Parent in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)

the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)

any such changes agreed upon by the Agent and the Parent shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 39 (Amendments and Waivers);

(e)

the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 33.11; and

(f)	the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

34.	SET-OFF

(a)

Subject to Clause 4.5 (Utilisations during the Certain Funds Period), a Finance Party may, at any time while an Event of Default is continuing and the Super Majority Lenders so direct, or if a notice has been delivered by the Agent pursuant to paragraph (a) of Clause 27.16 (Acceleration), or, in the case of set-off by the Lenders under a Revolving Facility, paragraph (b) of Clause 27.16 (Acceleration), set-off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

(b)

Any credit balances taken into account by an Ancillary Lender when operating a net limit in respect of any overdraft under an Ancillary Facility shall on enforcement of the Finance Documents be applied first in reduction of the overdraft provided under that Ancillary Facility in accordance with its terms.

35.	NOTICES

35.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

35.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Parent:

Address:        75 King William Street, London, UK, EC4N 7BE

For the attention of:         The Directors

Phone:          [Telephone numbers]

Email:         [Email addresses]

With copies to:

Blackstone

345 Park Avenue

New York NY 10154

USA

For the attention of:        [Email addresses]

CVC Capital Partners Limited

111 Strand

London WC2R 0AG

United Kingdom

For the attention of:    [Email addresses]

(b)	in the case of each Lender, the Issuing Bank, each Ancillary Lender or any other Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)	in the case of the Agent or the Security Agent:

Address:

Credit Suisse AG

One Cabot Square

London

E14 4QJ

Fax number:        +44 (0)2078888125

For the attention of:         Ian Croft, Loans Agency

Phone:         +44 (0)2078888364

Email:         London.loansagency@credit-suisse.com

or any substitute address, fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice.

35.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 35.2 (Addresses), if addressed to that department or officer.

(b)

Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by the Agent or Security Agent and then only if it is expressly marked for the attention of the department or officer specified for this purpose).

(c)	All notices from or to an Obligor shall be sent through the Agent.

(d)	Any communication or document made or delivered to the Parent in accordance with this Clause 35.3 will be deemed to have been made or delivered to each of the Obligors.

(e)

Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5:00pm in the place of receipt shall be deemed only to become effective on the following day.

35.4	Notification of address and fax number

Promptly upon changing its address or fax number, each of the Agent shall notify the other Parties.

35.5	Communication when Agent is Impaired Agent

If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed.

35.6	Electronic communication

(a)

Any communication to be made between any two Parties or by any Party under or in connection with the Finance Documents may be made by electronic mail (including in unencrypted form) or other electronic means (including, without limitation, by way of posting a secure website) if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable transmission of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.

(b)

Any such electronic communication as specified in paragraph (a) above to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication.

(c)

Any such electronic communication as specified in paragraph (a) above made between any two Parties will be effective only when actually received in readable form and in the case of any electronic communication made by a Party to the Agent or the Security Agent only if it is addressed in such a manner as the Agent or Security Agent shall specify for this purpose.

(d)

Any electronic communication which becomes effective, in accordance with paragraph (c) above, after 5:00pm in the place in which the Party to whom the relevant communication is send or made available has its Address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(e)	Any reference in a Finance Document to a Communication being sent or received shall be construed to include that Communication being made available in accordance with this Clause 35.6.

35.7	Use of websites

(a)	The Parent acknowledges and agrees that any information under this Agreement may be delivered to a Lender (through the Agent) onto an electronic website (a “Platform”) if:

(i)	the Agent so agrees;

(ii)	the Agent appoints a website provider and designates an electronic website for this purpose;

(iii)	the designated website is used for communication between the Agent and the Lenders;

(iv)	the Agent notifies the Lenders of the address and password for the website;

(v)	the information can only be posted on the website by the Agent; and

(vi)	the information posted is in a format agreed between the Parent and the Agent.

(b)

If any Lender (a “Paper Form Lender”) does not agree to the delivery of information electronically then the Agent shall notify the Parent accordingly and the Parent shall at its own cost supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form.

(c)

The cost of the website shall be borne by the Parent, subject to such cost being agreed by the Parent beforehand. Any website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the designated website. The Parent shall at its own cost comply with any such request within 10 Business Days.

(d)	The Parent:

(i)

acknowledges that certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information (within the meaning of United States federal and state securities laws) or inside information (within the meaning of Regulation (EU) No 596/2014 of the European Parliament and of the Council (the “Market Abuse Regulation”)) with respect to the Parent or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such persons’ securities; and

(ii)

agrees that, if reasonably requested by the Agent, it will use commercially reasonable efforts to identify that portion of the information provided by or on behalf of the Parent under this Agreement (the “Borrower Materials”) that may be distributed to the Public Lenders and that:

(A)	all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC SIDE” which, at a minimum, shall mean that the word “PUBLIC SIDE” shall appear prominently on the first page thereof;

(B)

by marking Borrower Materials “PUBLIC SIDE,” the Parent shall be deemed to have authorised the Agent and each other Finance Party to treat such Borrower Materials as not containing any material non-public information or inside information (although it may be sensitive and proprietary) with respect to the Parent or its Affiliates, or their respective securities for purposes of United States federal and state securities laws or the Market Abuse Regulation (provided, however, that to the extent such Borrower Materials constitute Confidential Information, they shall be treated in accordance with Clause 40 (Confidential Information));

(C)	all Borrower Materials marked “PUBLIC SIDE” and all Finance Documents are permitted to be made available through a portion of the Platform designated “Public Side Information”; and

(D)

any Borrower Materials that are not marked “PUBLIC SIDE” (including each Budget delivered pursuant to paragraph (c) of Clause 25.2 (Financial Statements)) shall be deemed to contain material non-public information (within the meaning of United States federal and state securities laws) or inside information (within the meaning of the Market Abuse Regulation) and shall not be suitable for posting on a portion of the Platform designated “Public Side Information”.

35.8	English language

(a)	Subject to paragraph (c) below, any notice given under or in connection with any Finance Document must be in English.

(b)	Subject to paragraph (c) below, all other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)

if not in English, and if so required by the Agent, accompanied by an English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

(c)

This Clause 35.8 shall not apply in respect of constitutional documents or statutory documents (or similar) or corporate authorisations in respect of or provided by any member of the Group incorporated outside of England and Wales.

36.	CALCULATIONS AND CERTIFICATES

36.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

36.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, prima facie evidence of the matters to which it relates.

36.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days and in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

37.	PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

38.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party or Secured Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document. No election to affirm any Finance Document on the part of any Finance Party or Secured Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

39.	AMENDMENTS AND WAIVERS

39.1	Required consents

(a)	This Clause 39 is subject to the terms of the Intercreditor Agreement.

(b)

Subject to Clause 39.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Parent and any such amendment or waiver will be binding on all Parties.

(c)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 39.

(d)

Each Obligor agrees to any such amendment or waiver permitted by this Clause 39 which is agreed to by the Parent. This includes any amendment or waiver which would, but for this paragraph (d), require the consent of all of the Obligors.

(e)

Without prejudice to the generality of paragraphs (c), (d) and (e) of Clause 30.7 (Rights and discretions), the Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.

39.2	Exceptions

(a)	In this Clause 39, “Structural Adjustment” means:

(i)	an amendment or waiver that has the effect of changing or which relates to:

(A)

an extension to the availability or date of payment of or redenomination of any amount under the Finance Documents (other than as a result of an Extension pursuant to Clause 39.3 (Loan Modifications) or a Refinancing Amendment pursuant to Clause 39.4 (Refinancing Amendments));

(B)	a reduction in the Margin or a reduction in the amount of any payment of principal (other than by way of waiver of a mandatory prepayment), interest, fees or commission or other amount payable;

(C)	the currency of payment of any amount under the Finance Documents;

(D)

a re-tranching of any or all of the Facilities (other than as a result of an Extension pursuant to Clause 39.3 (Loan Modifications) or a Refinancing Amendment pursuant to Clause 39.4 (Refinancing Amendments));

(E)	a redenomination of a Commitment into another currency;

(F)

an increase in, addition of, or an extension of any Commitment or the Total Commitments (other than in respect of an increase in Commitments under Clause 2.2 (Increase), Incremental Facility Commitments up to the limit provided for in Clause 2.3 (Incremental Facility), an Extension pursuant to Clause 39.3 (Loan Modifications) or a Refinancing Amendment pursuant to Clause 39.4 (Refinancing Amendments)) or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the relevant Facility; or

(G)

the introduction of an additional loan, commitment, tranche or facility into the Finance Documents ranking pari passu or subordinate to (or, with the consent of the Super Majority Lenders, senior to) the Facilities (other than as a result of an Extension pursuant to Clause 39.3 (Loan Modifications) or a Refinancing Amendment pursuant to Clause 39.4 (Refinancing Amendments)); or

(ii)	an amendment or waiver of a term of a Finance Document that is consequential on, incidental to, or required to implement or reflect any of the amendments or waivers listed in paragraph (i) above.

(b)	An amendment or waiver that has the effect of changing or which relates to:

(i)	the definitions of “Majority Lenders” and “Super Majority Lenders” in Clause 1.1 (Definitions) and “Structural Adjustment” in paragraph (a) above;

(ii)	any provision which expressly requires the consent of all the Lenders;

(iii)	the order of priority or subordination under the Intercreditor Agreement in a manner adverse to the interests of the Lenders (taken as a whole) under the Finance Documents;

(iv)	the manner in which the proceeds of enforcement of any Transaction Security created pursuant to any Transaction Security Document are distributed;

(v)

Clause 2.4 (Finance Parties’ rights and obligations), Clause 12.4 (Application of prepayments), Clause 28 (Changes to the Lenders), Clause 32 (Sharing among the Finance Parties), this Clause 39, Clause 43 (Governing Law) or Clause 44.1 (Jurisdiction of English courts); or

(vi)

an accession of a Borrower or Guarantor other than in accordance with Clause 29 (Changes to the Obligors) or as a result of a merger or combination which is permitted by the terms of this Agreement, in each case other than as a result of a Structural Adjustment or as required in order to give effect to an Incremental Facility as set out in Clause 2.3 (Incremental Facility), an Extension pursuant to Clause 39.3 (Loan Modifications) or a Refinancing Amendment pursuant to Clause 39.4 (Refinancing Amendments), shall not be made, or given, without the prior consent of all the Lenders.

(c)	An amendment or waiver that has the effect of changing or which relates to:

(i)	the guarantee and indemnity granted under Clause 23 (Guarantees and Indemnity);

(ii)

the nature or scope of the Charged Property or the release of any Transaction Security created pursuant to any Transaction Security Document except to the extent that (A) it is, or relates to the sale or disposal of Charged Property where that sale or disposal is, permitted (or not prohibited by) this Agreement or the Intercreditor Agreement or (B) has been consented to by the Majority Lenders or (C) where any Transaction Security is required to be released in connection with a Structural Adjustment, where such release is coupled with an immediate re-take of Security and where the initial release is itself specifically approved in the vote in relation to that Structural Adjustment or (D) where it is necessary to amend any Transaction Security in order to ensure that (to the extent lawful) any Indebtedness permitted to be incurred and secured by the Charged Property in accordance with the provisions of Schedule 12 (General Undertakings) to this Agreement has the benefit of such Transaction Security with the ranking that it is permitted to have under this Agreement and the Intercreditor Agreement where, for the avoidance of doubt, no consent shall be required from the Secured Parties for such release or amendment, which shall be made promptly by the Security Agent following the request of the Parent; or

(iii)	any provision which expressly requires the consent of the Super Majority Lenders,

in each case other than as a result of a Structural Adjustment shall not be made without the prior consent of the Super Majority Lenders.

(d)

A Structural Adjustment shall not be made without the prior consent of each Lender that is participating in that existing or additional tranche or facility or increasing, extending or re-denominating or re-tranching its commitments or, as applicable, extending or redenominating or reducing any amount due to it (an “Affected Lender”), in each case as contemplated within the definition of “Structural Adjustment” set out in paragraph (a) above, unless such Structural Adjustment is to increase the Total Commitments (other than as required in order to give effect to an Incremental Facility as set out in Clause 2.3 (Incremental Facility), an Extension pursuant to Clause 39.3 (Loan Modifications) or a Refinancing Amendment pursuant to Clause 39.4 (Refinancing Amendments)), in which case, such Structural Adjustment shall also require the consent of the Majority Lenders.

(e)

No consent from any Lenders shall be required in connection with an Incremental Facility pursuant to an Incremental Facility Increase Notice (other than the consent of the relevant Incremental Facility Lender(s)).

(f)

The Transaction Security Documents may be amended, varied, waived or modified with the agreement of the relevant Obligor and the Security Agent (including, where Security has been granted to any other Finance Party, for and on behalf of that other Finance Party to that Transaction Security Document), acting in accordance with this Agreement or the Intercreditor Agreement.

(g)

An amendment or waiver which relates to the rights or obligations of the Agent, the Arrangers, the Issuing Bank, the Security Agent, Base Reference Bank or any Ancillary Lender (each in their capacity as such) may not be effected without the consent of the Agent, each Arranger, the Issuing Bank, the Security Agent, that Base Reference Bank or that Ancillary Lender, as the case may be.

(h)

If any Lender does not accept or reject a written request for a consent, waiver, amendment of or in relation to any of the terms of any Finance Document or other vote of Lenders under the terms of this Agreement within 10 Business Days (unless the Parent and the Agent agree to a longer time period in relation to that written request) of that written request being made, its Commitment and/or participation shall not be included for the purpose of calculating the Total Commitments or participations under the relevant Facility or Facilities when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments and/or participations has been obtained to approve that request.

(i)

The Agent may agree with the Parent at any time any amendment to or modification of a name or other details of a Lender as set out in the Register, which is technical in nature or which is necessary to correct a manifest error.

(j)	Any amendment or waiver which:

(i)	relates to the rights or obligations applicable to a particular Utilisation or Facility; and

(ii)	does not materially and adversely affect the rights or interests of Lenders in respect of any other Utilisation or Facility,

may be made in accordance with this Clause 39 but as if references in this Clause 39 to the specified proportion of Lenders (including, for the avoidance of doubt, each Affected Lender) whose consent would, but for this paragraph (j), be required for that amendment or waiver were to that proportion of the Lenders participating in that particular Utilisation or Facility.

(k)	Any amendment or waiver which has the effect of changing or which relates to:

(i)

Clause 27.2 (Financial covenant), Clause 11 (Financial covenant) of Schedule 12 (General Undertakings) or any other term or provision of or definitions relating to such Clauses solely insofar as that amendment or waiver relates to Clause 11 (Financial covenant) of Schedule 12 (General Undertakings) and/or the calculation, determination, testing, removal and/or remedy of the financial covenant in that Clause;

(ii)	a waiver of any Financial Covenant Default;

(iii)	paragraph (b) of Clause 27.16 (Acceleration); and

(iv)	the definition of “Financial Covenant Default” or “Revolving Facility Financial Covenant Condition”;

shall require only the consent of the Parent and the Majority Revolving Facility Lenders (and no consent of any other Finance Party shall be required).

(l)

Any amendment or waiver which has the effect of changing or which relates to the definition of “Majority Facility B Lenders” shall require only the consent of the Parent and all the Facility B Lenders (and no consent of any other Finance Party shall be required).

(m)

Any amendment or waiver which has the effect of changing or which relates to the definition of “Majority Revolving Facility Lenders” or “Super Majority Revolving Facility Lenders” shall require only the consent of the Parent and all the Revolving Facility Lenders (and no consent of any other Finance Party shall be required).

(n)

Any amendment or waiver which has the effect of changing or which relates to the definition of “Majority Incremental Term Facility Lenders” shall require only the consent of the Parent and all the Incremental Term Facility Lenders (and no consent of any other Finance Party shall be required).

39.3	Loan Modifications

(a)	Extension of Term Loans

(i)

Notwithstanding anything in this Agreement to the contrary, the Parent may at any time and from time to time, in its sole and absolute discretion, request that all or a portion of the Term Loans, Incremental Term Facility Commitments and/or Facility B Commitments (or series or tranche thereof) (each, an “Existing Term Loan Tranche”) be amended to extend the scheduled maturity date(s) with respect to all or a portion of any principal amount of such Term Loans, Incremental Term Facility Commitments and/or Facility B Commitments (any such Term Loans, Incremental Term Facility Commitments and/or Facility B Commitments which have been so amended, “Extended Term Loans”) and to provide for other terms consistent with this Clause 39.3.

(ii)

In order to establish any Extended Term Loans, the Parent shall provide a notice to the Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Term Loan Tranche) (each, a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall (x) be identical as offered to each Lender under such Existing Term Loan Tranche (including as to the proposed interest rates and fees payable) and offered pro rata to each Lender under such Existing Term Loan Tranche and (y) be identical to the Term Loans under the Existing Term Loan Tranche from which such Extended Term Loans are to be amended, except that:

(A)

all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization payments of principal of the Term Loans of such Existing Term Loan Tranche, to the extent provided in the applicable Extension Amendment (as defined in paragraph (d) below);

(B)

the principal amount and/or tranching of the Extended Term Loans may be different than the principal amount or tranching (as applicable) of the Term Loans of such Existing Term Loan Tranche, in each case, to the extent provided in the applicable Extension Amendment;

(C)

the Yield with respect to the Extended Term Loans (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) may be different than the Yield for the Term Loans of such Existing Term Loan Tranche, in each case, to the extent provided in the applicable Extension Amendment;

(D)

the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Term Loans); and

(E)	Extended Term Loans may have prepayment premiums or call protection as may be agreed by the Parent and the Lenders thereof,

provided that (1) subject to the Permitted Earlier Maturity Indebtedness Exception, the final maturity date of any Extended Term Loans at the time of establishment thereof shall not be earlier than the then Latest Maturity Date of any then existing Term Loans hereunder, (2) subject to the Permitted Earlier Maturity Indebtedness Exception, the Weighted Average Life to Maturity of any Extended Term Loans at the time of establishment thereof shall be no shorter (other than by virtue of amortization or prepayment of such Indebtedness prior to the time of incurrence of such Extended Term Loans) than the remaining Weighted Average Life to Maturity of any Existing Term Loan Tranche and (3) any such Extended Term Loans (and the Liens securing the same) shall be permitted by the terms of the Intercreditor Agreement, in each case as specified in the respective Term Loan Extension Request.

(iii)

Any Extended Term Loans amended pursuant to any Term Loan Extension Request shall be designated as a new extended facility (each, an “Extended Term Facility”) of Extended Term Loans for all purposes of this Agreement; provided that any Extended Term Loans amended from an Existing Term Loan Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Extended Term Facility with respect to such Existing Term Loan Tranche.

(b)	Extension of Revolving Facility Commitments

(i)

Notwithstanding anything in this Agreement to the contrary, the Parent may at any time and from time to time, in its sole and absolute discretion, request that all or a portion of the Revolving Facility Commitments (or series or tranche thereof) (each, an “Existing Revolver Tranche”) be amended to extend the Termination Date with respect to all or a portion of any principal amount of such Revolving Facility Commitments (any such Revolving Facility Commitments which have been so amended, “Extended Revolving Facility Commitments”) and to provide for other terms consistent with this Clause 39.3.

(ii)

In order to establish any Extended Revolving Facility Commitments, the Parent shall provide a notice to the Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Revolver Tranche) (each, a “Revolver Extension Request”) setting forth the proposed terms of the Extended Revolving Facility Commitments to be established, which shall (x) be identical as offered to each Lender under such Existing Revolver Tranche (including as to the proposed interest rates and fees payable) and offered pro rata to each Lender under such Existing Revolver Tranche and (y) be identical to the Revolving Facility Commitments under the Existing Revolver Tranche from which such Extended Revolving Facility Commitments are to be amended, except that:

(A)

the Termination Date of the Extended Revolving Facility Commitments may be delayed to a later date than the Termination Date of the Revolving Facility Commitments of such Existing Revolver Tranche, to the extent provided in the applicable Extension Amendment;

(B)

the principal amount and/or tranching of the Extended Revolving Facility Commitments may be different than the principal amount or tranching (as applicable) of the Revolving Facility Commitments of such Existing Revolver Tranche, in each case, to the extent provided in the applicable Extension Amendment;

(C)

the Yield with respect to extensions of credit under the Extended Revolving Facility Commitments (whether in the form of interest rate margin, upfront fees, commitment fees, original issue discount or otherwise) may be different than the Yield for extensions of credit under the Revolving Facility Commitments of such Existing Revolver Tranche, in each case, to the extent provided in the applicable Extension Amendment;

(D)

the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Revolving Facility Commitments); and

(E)

all borrowings under the applicable Existing Revolver Tranche and the Extended Revolving Facility Commitments, and repayments thereunder, shall be made on a pro rata basis (except for (I) payments of interest and fees at different rates on Extended Revolving Facility Commitments (and related outstandings) and (II) repayments required upon the Termination Date of the non-extending Revolving Facility Commitments);

provided that (1) in no event shall the final maturity date of any Extended Revolving Facility Commitments at the time of establishment thereof be earlier than the then Latest Maturity Date of any other Revolving Facility Commitments hereunder and (2) any such Extended Revolving Facility Commitments (and the Liens securing the same) shall be permitted by the terms of the Intercreditor Agreement.

(iii)

Any Extended Revolving Facility Commitments amended pursuant to any Revolver Extension Request shall be designated as a new extended facility (each, an “Extended Revolving Facility”) of Extended Revolving Facility Commitments for all purposes of this Agreement; provided that any Extended Revolving Facility Commitments amended from an Existing Revolver Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Extended Revolving Facility with respect to such Existing Revolver Tranche.

(c)	Extension Request

(i)

The Parent shall provide the applicable Extension Request at least three Business Days prior to the date on which Lenders under the Existing Term Loan Tranche or Existing Revolver Tranche (as applicable) are requested to respond and shall agree to such procedures, if any, as may be established by, or acceptable to, the Agent, in each case acting reasonably to accomplish the purposes of this Clause 39.3.

(ii)

No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Tranche amended into Extended Term Loans or any of its Revolving Facility Commitments amended into Extended Revolving Facility Commitments (as applicable) pursuant to any Extension Request.

(iii)

Any Lender holding a Loan under an Existing Term Loan Tranche (each, an “Extending Term Lender”) wishing to have all or a portion of its Term Loans under the Existing Term Loan Tranche subject to such Extension Request amended into Extended Term Loans and any Revolving Credit Lender (each, an “Extending Revolving Facility Lender”) wishing to have all or a portion of its Revolving Facility Commitments under the Existing Revolver Tranche subject to such Extension Request amended into Extended Revolving Facility Commitments (as applicable) shall notify the Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans under the Existing Term Loan Tranche or Revolving Facility Commitments under the Existing Revolver Tranche (as applicable) which it has elected to request be amended into Extended Term Loans or Extended Revolving Facility Commitments (as applicable).

(iv)

In the event that the aggregate principal amount of Term Loans under the Existing Term Loan Tranche or Revolving Facility Commitments under the Existing Revolver Tranche (as applicable) in respect of which applicable Lenders shall have accepted the relevant Extension Request exceeds the amount of Extended Term Loans or Extended Revolving Facility Commitments (as applicable) requested to be extended pursuant to the Extension Request, Term Loans or Revolving Facility Commitments (as applicable) subject to Extension Elections shall be amended to Extended Term Loans or Extended Revolving Facility Commitments (as applicable) on a pro rata basis (subject to rounding by the Agent, which shall be conclusive absent manifest error) based on the aggregate principal amount of Term Loans or Revolving Facility Commitments (as applicable) included in each such Extension Election.

(d)	Extension Amendment

(i)

Extended Term Loans and Extended Revolving Facility Commitments shall be established pursuant to an amendment (each, an “Extension Amendment”) to this Agreement among the Parent, the Agent and each Extending Term Lender or Extending Revolving Facility Lender (as applicable) providing an Extended Term Loan or Extended Revolving Facility Commitment (as applicable) thereunder, which shall be consistent with the provisions set forth in paragraph (a) or (b) above, respectively (but which shall not require the consent of any other Finance Party).

(ii)

The Agent or the Security Agent, as the case may be, on behalf of the Secured Parties shall (unless a Secured Party is required under applicable law to do so in its own name, in which case the relevant Secured Party will) enter into any Extension Amendment and any other amendment to or replacement of the Finance Documents and/or take such other action (if any) (including entering into any additional Transaction Security Documents and/or any supplemental agreements, confirmations and/or any other similar or equivalent documents) as is necessary as determined by the Parent and the Agent, each acting reasonably, in order to facilitate the establishment of any Extended Term Loans or Extended Revolving Facility Commitments (as applicable) (including in relation to any changes to, the taking of, or (to the extent necessary under local law) the release coupled with the retaking of, Transaction Security as may be required in order to ensure that the relevant Extended Term Loans or Extended Revolving Facility Commitments (as applicable) share the benefit of that Transaction Security pari passu with the Facilities).

(iii)

The Agent and Security Agent are irrevocably authorised and instructed by each other Finance Party (without the requirement for any further authorisation or consent from any other Finance Party) to enter into such documentation as is necessary as determined by the Parent and the Agent, each acting reasonably, to amend this Agreement and any other Finance Document (including the Transaction Security Documents) to which each is party and/or any additional security documents and/or to enter into any supplemental agreements, confirmations and/or any other similar or equivalent documents to reflect the terms of any Extension Amendment, Extended Term Loans and/or Extended Revolving Facility Commitments (as applicable) and shall (unless a Finance Party is required under applicable law to do so in its own name, in which case the relevant Finance Party shall) enter into such documentation on the request and at the cost of the Parent.

(iv)	No consent of any Finance Party (other than the applicable Extending Term Lender or Extending Revolving Facility Lender) will be required in connection with any Extension Amendment.

(v)

The Parent may, at its election, specify as a condition to consummating any Extension Amendment that a minimum amount (to be determined and specified in the relevant Extension Request in the Parent’s sole and absolute discretion and as may be waived by the Parent) of Term Loans or Revolving Facility Commitments (as applicable) of any or all applicable tranches or series be tendered.

(vi)	The Agent shall promptly notify each Lender as to the effectiveness of each Extension Amendment.

(vii)

Each of the Parties hereby agrees that this Agreement and the other Finance Documents may be amended pursuant to an Extension Amendment, without the consent of any other Finance Party, to the extent necessary to:

(A)	reflect the existence and terms of the Extended Term Loans or Extended Revolving Facility Commitments (as applicable) incurred pursuant thereto;

(B)

modify the scheduled repayments set forth in Clause 10.1 (Repayment of Term Loans) with respect to any Existing Term Loan Tranche subject to an Extension Election to reflect a reduction in the principal amount of the Term Loans thereunder in an amount equal to the aggregate principal amount of the Extended Term Loans amended pursuant to the applicable Extension (with such amount to be applied rateably to reduce scheduled repayments of such Term Loans required pursuant to Clause 10.1 (Repayment of Term Loans));

(C)	modify the prepayments set forth in Clause 10.1 (Repayment of Term Loans) to reflect the existence of the Extended Term Loans and the application of prepayments with respect thereto; and

(D)

effect such other amendments to this Agreement and the other Finance Documents as may be necessary or appropriate, in the reasonable opinion of the Agent and the Parent, to effect the provisions of this Clause 39.3, and the Majority Lenders hereby expressly authorize the Agent to enter into any such Extension Amendment.

(e)	No conversion of Loans pursuant to any Extension in accordance with this Clause 39.3 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

(f)	This Clause 39.3 shall supersede any provisions in Clause 32 (Sharing among the Finance Parties) or Clause 39 (Amendments and Waivers) to the contrary.

39.4	Refinancing Amendments

(a)

On one or more occasions after the Final Closing Date, the Parent may obtain, from any Lender or any other bank, financial institution or other institutional lender or investor that agrees to provide any portion of any Term Loans or Other Revolving Facility Commitments pursuant to a Refinancing Amendment in accordance with this Clause 39.4 (each, an “Additional Refinancing Lender”) (provided that any Affiliated Lender shall be subject to the same restrictions set forth in Clause 28.15 (Notifiable Debt Purchase Transactions) as they would otherwise be subject to with respect to any purchase by, or assignment to, such Affiliated Lender of Loans), Credit Agreement Refinancing Indebtedness in respect of all or any portion of any tranche or series, as selected by the Parent in its sole and absolute discretion, of Term Loans or Revolving Facility Loans (or unused Revolving Facility Commitments) then outstanding under this Agreement (and, in the case of any Revolving Facility Loans or unused Revolving Facility Commitments, accompanied by a permanent reduction and cancellation of the corresponding commitment) in the form of Refinancing Term Loans or Refinancing Term Commitments or, solely in respect of Revolving Facility Commitments or Revolving Facility Loans, Other Revolving Facility Commitments or Other Revolving Facility Loans, in each case, pursuant to a Refinancing Amendment; provided that, notwithstanding anything to the contrary in this Clause 39.4 or otherwise, assignments and participations of Other Revolving Facility Commitments and Other Revolving Facility Loans shall be governed by the same assignment and participation provisions applicable to Revolving Facility Commitments and Revolving Facility Loans at such time.

(b)

The Agent or the Security Agent, as the case may be, on behalf of the Secured Parties shall (unless a Secured Party is required under applicable law to do so in its own name, in which case the relevant Secured Party will) enter into any Refinancing Amendment and any other amendment to or replacement of the Finance Documents and/or take such other action (if any) (including entering into any additional Transaction Security Documents and/or any supplemental agreements, confirmations and/or any other similar or equivalent documents) as is necessary as determined by the Parent, the Agent or the Security Agent, each acting reasonably, in order to facilitate the establishment of any Refinancing Term Loans or Other Revolving

Facility Commitments (as applicable) (including in relation to any changes to, the taking of, or (to the extent necessary under local law) the release coupled with the retaking of, Transaction Security as may be required in order to ensure that the relevant Refinancing Term Loans or Other Revolving Facility Commitments (as applicable) share the benefit of that Transaction Security pari passu with the Facilities).

(c)

The Agent and Security Agent are irrevocably authorised and instructed by each other Finance Party (without the requirement for any further authorisation or consent from any other Finance Party) to enter into such documentation as is necessary as determined by the Parent and the Agent, each acting reasonably, to amend this Agreement and any other Finance Document (including the Transaction Security Documents) to which each is party and/or any additional security documents and/or to enter into any supplemental agreements, confirmations and/or any other similar or equivalent documents to reflect the terms of any Refinancing Amendment, Refinancing Term Loans and/or Other Revolving Facility Commitments (as applicable) and shall (unless a Finance Party is required under applicable law to do so in its own name, in which case the relevant Finance Party shall) enter into such documentation on the request and at the cost of the Parent.

(d)

No consent of any Finance Party (other than the Lenders and/or Additional Refinancing Lenders providing the relevant Refinancing Term Loans or Other Revolving Facility Commitments (as applicable)) will be required in connection with any Refinancing Amendment.

(e)

Each of the Parties hereby agrees that this Agreement and the other Finance Documents may be amended pursuant to a Refinancing Amendment, without the consent of any other Finance Party, to the extent (but only to the extent) necessary to:

(i)	reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto; and

(ii)

effect such other amendments to this Agreement and the other Finance Documents as may be necessary or appropriate, in the reasonable opinion of the Agent and the Parent, to effect the provisions of this Clause 39.4, and each Finance Party hereby expressly authorises the Agent to enter into any such Refinancing Amendment.

(f)

Notwithstanding anything to the contrary in this Agreement, this Clause 39.4 shall supersede any of the other provisions of this Clause 39 or in Clause 32 (Sharing among the Finance Parties) to the contrary.

39.5	Replacement of Screen Rate

(a)

Subject to paragraph (g) of Clause 39.2 (Exceptions), if any Screen Rate is not available for a currency which can be selected for a Loan, any amendment or waiver which relates to providing for another benchmark rate (a “Successor Benchmark Rate”) to apply in relation to that currency in place of the Screen Rate (or which relates to aligning any provision of a Finance Document to the use of that other benchmark rate (including making appropriate adjustments to such Successor Benchmark Rate and this Agreement (A) to preserve pricing in effect at the time of selection of such Successor Benchmark Rate and (B) for duration, time and periodicity for determination of such Successor Benchmark Rate in relation to any applicable Interest Period)) may be made with the consent of:

(i)	the Agent and the Parent; or

(ii)

upon not less than 15 Business Days’ prior written notice to the Agent, the Majority Lenders and the Parent, provided that it is reasonably practicable for the Agent to administer such Successor Benchmark Rate (such practicability being determined by the Agent in its reasonable discretion), in each case, having regard to the prevailing market convention in London at such time with respect to the benchmark for determining interest for syndicated bank loans in the relevant currency, and the Agent shall apply the Successor Benchmark Rate in a manner that is administratively feasible to the Agent, giving due regard to then-prevailing market practice (determined by the Agent in consultation with the Parent).

(b)	Any alternative benchmark rate agreed pursuant to paragraph (a) above shall be binding on all Parties provided that:

(i)	any alternative benchmark rate agreed pursuant to paragraph (a)(ii) above shall automatically be binding on a Defaulting Lender;

(ii)

any alternative benchmark rate agreed pursuant to paragraph (a)(ii) above shall automatically be binding on any Lender which does not accept or reject a request for any such consent before 5.00 p.m. London time on the date falling five Business Days from the date of that request being made (or such other time and date as the Parent may specify, with the consent of the Agent if less than five Business Days from the date of such request being made); and

(iii)	any Lender which rejects a request for any such consent shall be deemed to be a Non-Consenting Lender for the purposes of this Agreement.

39.6	Technical amendments

Notwithstanding any other provision of this Clause 39, the Agent may at any time without the consent or sanctions of the Lenders, concur with the Parent in making any modifications to any relevant Finance Document, which in the opinion of the Agent would be proper to make provided that the Agent is of the opinion that such modification would not be prejudicial to the position of any Finance Party and in the opinion of the Agent such modification is of a formal, minor or technical nature or is to correct a manifest error. Any such modification shall be made on such terms as the Agent may determine, shall be binding upon the Lenders, and shall be notified by the Parent to the Lenders as soon as practicable thereafter.

39.7	Replacement of Lender

(a)	In the event that:

(i)	the Parent or the Agent (at the request of the Parent) has requested the Lenders to give a consent in relation to, or to agree to a waiver or amendment of, any provisions of the Finance Documents;

(ii)	the consent, waiver or amendment in question:

(A)	requires the approval of the Super Majority Lenders or all the Lenders (or all the Lenders under a Facility, as the case may be); or

(B)	is being made pursuant to paragraph (b) of Clause 16.4 (Cost of funds) or Clause 39.5 (Replacement of a Screen Rate); and

(iii)

in the case of a consent, waiver or amendment to which paragraph (a)(ii)(A) above applies, the Majority Lenders (or the Majority Lenders under the relevant Facility, as the case may be) have consented or agreed to such waiver or amendment, then any Lender who does not and continues not to consent or agree to such waiver or amendment shall be deemed a “Non-Consenting Lender”.

(b)	If at any time:

(i)	any Lender becomes a Non-Consenting Lender; or

(ii)

any Obligor becomes obliged to repay any amount in accordance with Clause 11.1 (Illegality) or becomes entitled to repay any amount in accordance with paragraph (a) of Clause 11.8 (Right of cancellation and repayment in relation to a single Lender or Issuing Bank) or becomes obliged to pay any amounts pursuant to Clause 18.3 (Tax gross-up), 18.4 (Tax indemnity) or 19.1 (Increased Costs) to any Lender, then the Parent may, provided it gives at least five Business Days’ prior written notice to the Agent and such Lender, replace such Lender by requiring such Lender to (and such Lender shall) transfer pursuant to Clause 28 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in or securitising loans, securities or other financial assets (a “Replacement Lender”) selected by the Parent, and which is acceptable to the Agent (acting reasonably), which confirms its willingness to assume and does assume all the obligations of the transferring Lender (including the assumption of the transferring Lender’s participations on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations and all accrued interest (to the extent that the Agent has not given a notification under Clause 28.11 (Pro rata interest settlement), Break Costs and other amounts payable in relation thereto under the Finance Documents.

(c)	The replacement of a Lender pursuant to this Clause shall be subject to the following conditions:

(i)

in the event of a replacement of a Non-Consenting Lender pursuant to paragraph (b) above or prepayment of a Non-Consenting Lender pursuant to Clause 11.8 (Right of cancellation and repayment in relation to a single Lender or Issuing Bank):

(A)	such replacement or prepayment may occur at any time during a period of 90 days commencing on the date on which the relevant consent is requested; and

(B)

in respect of a Non-Consenting Lender that is to be replaced in connection with a consent, waiver or amendment to which paragraph (a)(ii)(A) above applies, a member of the Group may only replace or prepay such a Non-Consenting Lender using the proceeds of Excluded Contributions or Shareholder Indebtedness or Available Amounts or Retained Excess Cash Flow;

(ii)	the Parent shall have no right to replace the Agent or Security Agent;

(iii)	neither the Agent nor the Lender shall have any obligation to the Parent to find a Replacement Lender; and

(iv)	in no event shall the Lender replaced under this paragraph (c) be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents.

39.8	Disenfranchisement of Defaulting Lenders

(a)

In ascertaining the Majority Lenders, the Super Majority Lenders or whether any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments or Total Revolving Facility Commitments or the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of the Lenders under the Finance Documents, a Defaulting Lender’s Commitments and participations under the relevant Facility/ies will be deemed to be zero.

(b)	For the purposes of this Clause 39.8, the Agent may assume that the following Lenders are Defaulting Lenders:

(i)	any Lender which has notified the Agent that it has become a Defaulting Lender; and

(ii)	any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraph (a), (b) or (d) of the definition of “Defaulting Lender” has occurred,

unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

39.9	Replacement of a Defaulting Lender

(a)	The Parent may, at any time a Lender has become and continues to be a Defaulting Lender, by giving five Business Days’ prior written notice to the Agent and such Lender:

(i)

replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 28 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement;

(ii)

require such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 28 (Changes to the Lenders) all (and not part only) of any undrawn Revolving Facility Commitments of the Lender; or

(iii)

require such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 28 (Changes to the Lenders) all (and not part only) of its rights and obligations in respect of a Revolving Facility, to a Lender or other bank, financial institution, trust, fund or other entity (a “Replacement Lender”) selected by the Parent, which (unless the replacement Lender is already a Lender or the Agent is an Impaired Agent) has satisfied all the Agents ‘know your client’ and other similar checks, and which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Lender (including the assumption of the transferring Lender’s participations or unfunded participations (as the case may be) on the same basis as the transferring Lender) for a purchase price:

(A)

in the case of a Lender which is a Defaulting Lender by virtue of paragraph (a), (b), (c) or (d) of the definition of Defaulting Lender, in cash payable at the time of transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations and all accrued interest (to the extent that the Agent has not given a notification under Clause 28.11 (Pro rata interest settlement), Break Costs and other amounts payable in relation thereto under the Finance Documents; or

(B)

in the case of a Lender which is a Defaulting Lender by virtue of (e) or (f) of the definition of Defaulting Lender, determined in accordance with paragraph (l)(iii)(B) of Clause 28.3 (Conditions of assignment).

(b)	Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause 39 shall be subject to the following conditions:

(i)	neither the Agent nor the Defaulting Lender shall have any obligation to the Parent to find a Replacement Lender;

(ii)	the transfer must take place no later than 60 days after the notice referred to in paragraph (a) above; and

(iii)	in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents.

40.	CONFIDENTIAL INFORMATION

40.1	Confidentiality

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 40.2 (Disclosure of Confidential Information) and Clause 40.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

40.2	Disclosure of Confidential Information

Any Finance Party may disclose:

(a)

to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)

to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent or Security Agent and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)

with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii)

appointed by any Finance Party or by a person to whom paragraph (i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (c) of Clause 30.16 (Relationship with the Lenders));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (i) or (ii) above;

(v)

to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation (including pursuant to the provisions of the Takeover Code or any guidance or practice statements issued by the Takeover Panel in connection therewith);

(vi)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 28.10 (Security over Lenders’ rights);

(vii)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(viii)	who is a Party; or

(ix)	with the consent of the Parent,

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)

in relation to paragraphs (b)(i) and (b)(ii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)

in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information; or

(C)

in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances, and a copy of any such confidentiality undertaking and any amendment thereto shall be provided to the Parent within 10 Business Days of request by the Parent;

(c)

to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) and (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Parent and the relevant Finance Party, and a copy of any such confidentiality undertaking and any amendment thereto shall be provided to the Parent within 10 Business Days of request by the Parent; and

(d)

to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

40.3	Disclosure to numbering service providers

(a)

Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facilities and/or one or more Obligors the following information:

(i)	names of Obligors;

(ii)	country of domicile of Obligors;

(iii)	place of incorporation of Obligors;

(iv)	the date of this Agreement, the Initial Closing Date or the Final Closing Date;

(v)	Clause 43 (Governing Law);

(vi)	the names of the Agent, the Arrangers, the Bookrunners and the Co-Managers;

(vii)	date of each amendment and restatement of this Agreement;

(viii)	amounts of, and names of, the Facilities;

(ix)	amount of Total Commitments;

(x)	currencies of the Facilities;

(xi)	type of Facilities;

(xii)	ranking of Facilities;

(xiii)	Termination Date for Facilities;

(xiv)	changes to any of the information previously supplied pursuant to paragraphs (i) to (xiii) above; and

(xv)	such other information agreed between such Finance Party and the Parent,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)

The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facilities and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)	Each Obligor represents that none of the information set out in paragraphs (i) to (xv) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information.

(d)	The Agent shall notify the Parent and the other Finance Parties of:

(i)	the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facilities and/or one or more Obligors; and

(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facilities and/or one or more Obligors by such numbering service provider.

40.4	Entire agreement

This Clause 40 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

40.5	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

40.6	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Parent:

(a)

of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 40.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 40.

40.7	Continuing obligations

The obligations in this Clause 40 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:

(a)

the date on which all amounts payable by the Obligors under or in connection with the Finance Documents have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

41.	CONFIDENTIALITY OF FUNDING RATES

41.1	Confidentiality and disclosure

(a)

The Agent and each Obligor agree to keep each Funding Rate (and in the case of the Agent, each Reference Bank Quotation) confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b), (c) and (d) below.

(b)	The Agent may disclose:

(i)	any Funding Rate (but not, for the avoidance of doubt, any Reference Bank Quotation) to the relevant Borrower pursuant to Clause 14.4 (Notification of rates of interest); and

(ii)

any Funding Rate to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender or Base Reference Bank, as the case may be.

(c)	The Agent may disclose any Funding Rate, or any Reference Bank Quotation and each Obligor may disclose any Funding Rate, to:

(i)

any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate or Reference Bank Quotation is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it;

(ii)

any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(iii)

any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

(iv)	any person with the consent of the relevant Lender or Base Reference Bank, as the case may be.

(d)

The Agent’s obligations in this Clause 41 relating to Reference Bank Quotations are without prejudice to its obligations to make notifications under Clause 14.4 (Notification of rates of interest) provided that (other than pursuant to paragraph (b) above) the Agent shall not include the details of any individual Reference Bank Quotation as part of any such notification.

41.2	Related obligations

(a)

The Agent and each Obligor acknowledge that each Funding Rate is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and each Obligor undertake not to use any Funding Rate for any unlawful purpose.

(b)	The Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender:

(i)

of the circumstances of any disclosure made pursuant to paragraph (c)(i) of Clause 41.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that any information has been disclosed in breach of this Clause 41.

41.3	No Event of Default

No Event of Default will occur under Clause 27.3 (Other obligations) by reason only of an Obligor’s failure to comply with this Clause 41.

42.	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document. Delivery of a counterpart of this Agreement by email attachment or telecopy shall be an effective mode of delivery.

43.	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

44.	ENFORCEMENT

44.1	Jurisdiction of English courts

(a)

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)

This Clause 44.1 is for the benefit of the Finance Parties and Secured Parties only. As a result, no Finance Party or Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties and Secured Parties may take concurrent proceedings in any number of jurisdictions.

44.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than any Obligor incorporated in England & Wales):

(i)

irrevocably appoints the Parent as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document (and the Parent, by its execution of this Agreement, accepts that appointment); and

(ii)	agrees that failure by an agent for service of process to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)

If the Parent is unable for any reason to act as agent for service of process, the Parent (on behalf of all the Obligors) must immediately (and in any event within 10 Business Days of such event taking place) appoint another agent on terms acceptable to the Agent (acting reasonably). Failing this, the Agent may appoint another agent for this purpose.

(c)

An Obligor may irrevocably appoint another person located in England & Wales as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document on terms acceptable to the Agent (acting reasonably), subject to notifying the Agent accordingly. In the case of any replacement of an existing agent for service of process, following the new process agent’s appointment and notification to the Agent of such new appointment, the existing process agent may resign.

45.	WAIVER OF RIGHT TO TRIAL BY JURY

To the extent permitted by applicable law, each Party to this Agreement hereby expressly waives any right to trial by jury of any claim, demand, action or cause of action arising under any Finance Document or in any way connected with or related or incidental to the dealings of the Parties hereto or any of them with respect to any Finance Document, or the transactions related thereto, in each case whether now existing or hereafter arising, and whether founded in contract or tort or otherwise, and each Party hereby agrees and consents that any such claim, demand, action or cause of action shall be decided by court trial without a jury, and that any Party to this Agreement may file an original counterpart or a copy of this Clause 45 with any court as written evidence of the consent of the signatories hereto to the waiver of their right to trial by jury.

46.	USA PATRIOT ACT

Each Lender that is subject to the USA PATRIOT Act and the Agent and the Security Agent (for itself and not on behalf of any Lender) hereby notifies each Obligor that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Obligor, which information includes the name, address and tax identification number of such Obligor and other information regarding such Obligor that will allow such Lender, the Agent or the Security Agent, as applicable, to identify such Obligor in accordance with the USA PATRIOT Act. This notice is given in accordance with the requirements of the USA PATRIOT Act and is effective as to the Lenders, the Agent and the Security Agent.

47.	CANADIAN AML LEGISLATION

Each Obligor acknowledges that, pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” laws within Canada (collectively, including any guidelines or orders thereunder, “Canadian AML Legislation”), the Finance Parties may be required to obtain, verify and record information regarding the Obligors, their respective directors, authorized signing officers, direct or indirect shareholders or other Persons in control of any Obligor, and the transactions contemplated hereby. Each Obligor shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Finance Party, or any prospective assign or participant of a Finance Party, in order to comply with any applicable Canadian AML Legislation, whether now or hereafter in existence.

THIS AGREEMENT HAS BEEN ENTERED INTO ON THE DATE STATED AT THE BEGINNING OF THIS AGREEMENT.

SCHEDULE 1

THE ORIGINAL PARTIES

Part 1

The Original TLB Borrowers

Name of Original TLB Borrower	Jurisdiction of incorporation	Registration number (or equivalent, if any)
Pi Lux Finco S.à r.l.	Luxembourg	B 215.135
Pi US Mergerco, Inc.	Delaware	6489452

Part 2

The Original RCF Borrowers

Name of Original RCF Borrower	Jurisdiction of incorporation	Registration number (or equivalent, if any)
PI UK Bidco Limited	England and Wales	10869730

Part 3

The Original Guarantors

Name of Original Guarantor	Jurisdiction of incorporation	Registration number (or equivalent, if any)

PI UK Holdco II Limited	England and Wales	10880277

PI UK Holdco III Limited	England and Wales	10869332

PI UK Bidco Limited	England and Wales	10869730

Pi Lux Finco S.à r.l.	Luxembourg	B 215.135

Pi US Mergerco, Inc.	Delaware	6489452

Pi US Borrowerco, LLC	Delaware	6481553

Part 4

The Original Lenders

Name of Original Lender	Facility B1 Commitment (USD)	Facility B2 Commitment (EUR)	Revolving Facility Commitment (USD)	HMRC DT Treaty Passport scheme reference number and jurisdiction of tax residence (if applicable)
Credit Suisse AG, London Branch	—	—	$72,187,500	N/A
Credit Suisse AG, Cayman Islands Branch	$1,010,000,000	€813,716,325.32	$0	N/A
Jefferies Finance LLC	—	—	$40,425,000	13/J/362265/DTTP
Morgan Stanley Senior Funding Inc.	—	—	$31,762,500	13/M/227953/DTTP
Bank of Montreal, London Branch	—	—	$17,500,000	N/A
Deutsche Bank AG, London Branch	—	—	$13,125,000	N/A
Total	$1,010,000,000	€813,716,325.32	$175,000,000

SCHEDULE 2

CONDITIONS PRECEDENT

Part 1

Conditions Precedent to the Signing Date

1.	PARENT, THE COMPANY, LUX FINCO, US MERGERCO, US CO-BORROWER AND BIDCO

(a)	A copy of the constitutional documents of the Parent, US Co-borrower and each NewCo;

(b)

Where required or appropriate under local law, resolutions of the board of directors or managers (as applicable) and/or shareholder resolutions of the Parent, US Co-borrower and each NewCo approving the terms of, and the transactions contemplated by the Finance Documents to which it is a party, authorising a specified person (or persons) to execute the Finance Documents to which it is a party on its behalf and authorising such persons to sign and/or despatch all documents and notices (including any Utilisation Request) to be signed under or in connection with the Finance Documents to which it is a party;

(c)	A specimen of the signature of each person authorised as referred to in paragraph (b) above;

(d)	In relation to Lux FinCo:

(i)	a copy of an excerpt from the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés) dated no earlier than one Business Day prior to the date of this Agreement;

(ii)

a copy of a certificate of non-inscription of judicial decisions (certificat de non-inscription d’une décision judiciare) from the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés) dated no earlier than one Business Day prior to the date of this Agreement; and

(iii)	a certificate signed by an authorised signatory confirming that Lux FinCo complies with the Luxembourg law dated 31 May 1999 concerning the domiciliation of companies, as amended; and

(e)	A certificate of the Parent, US Co-borrower and each NewCo (signed by an authorised signatory):

(i)

confirming that borrowing, guaranteeing or securing (as appropriate) the total amount of the Facilities would not cause any borrowing, guaranteeing, securing or similar limit binding on it to be exceeded; and

(ii)

certifying that each copy document relating to it and referred to in paragraphs (a), (b) and (d) above (as applicable) is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.	ACQUISITION DOCUMENTS

A copy of the Rule 2.7 Announcement.

3.	LEGAL OPINIONS

The following legal opinions:

(a)	Linklaters LLP, legal advisers to the Agent and the Arrangers as to English law;

(b)	Arendt & Medernach SA, legal advisers to Lux FinCo as to Luxembourg law, in respect of capacity and authority; and

(c)	Latham & Watkins LLP, legal advisers to the US Co-borrower and US Mergerco as to certain matters of New York law.

4.	OTHER DOCUMENTS AND EVIDENCE

(a)	Group Structure Chart, provided that this condition precedent is not required to be in agreed form or in form or substance satisfactory to the Agent or the Lenders.

(b)

Copies of the Reports on a non-reliance basis, save that, for the avoidance of doubt, any Report may be revised, updated and/or amended to incorporate such other changes or additions approved by the Arrangers (such approval not to be unreasonably withheld, made subject to any condition or delayed).

(c)

The Base Case Model, save that, for the avoidance of doubt, the Base Case Model may be revised, updated and/or amended to incorporate such other changes or additions approved by the Arrangers (such approval not to be unreasonably withheld, made subject to any condition or delayed).

Part 2

Conditions Precedent to Initial Utilisation

1.	ACQUISITION

Evidence of the consummation of the Acquisition, being:

(a)

if the Acquisition is effected by way of the Scheme, written confirmation from BidCo: (A) confirming that the Scheme Order has been delivered to the Isle of Man Companies Registry; and (B) attaching a copy of the Scheme Order; and

(b)

if the Acquisition is effected by way of the Offer, written confirmation from BidCo attaching: (A) copies of the Offer Documents and (B) the press announcement released by BidCo announcing that the Offer has been declared unconditional in all respects.

2.	SECURITY DOCUMENTS

Each of the following Security Documents duly executed and delivered by the Parent, the Company, Lux FinCo, US Mergerco or BidCo (as applicable):

Obligor(s)	Security Document	Governing law
Parent, Company and BidCo	Debenture	English

Company	Security agreement in respect of the entire issued share capital of Lux FinCo	Luxembourg

Company	Security agreement in respect of any receivables owed to the Company by Lux FinCo	Luxembourg

Company	Share pledge agreement in respect of the entire issued share capital of the US Co-borrower	New York

Lux FinCo and US Mergerco	Security agreement in respect of any receivables owed to Lux FinCo and US Mergerco by BidCo	English

3.	FEES

Evidence that the fees which are due and payable by the Obligors under the Arrangement Fee Letter to the relevant Finance Party (excluding legal fees) on or prior to the Initial Closing Date have been paid or will be paid on or prior to the Initial Closing Date, provided that this condition may be satisfied by a reference to the payment of such fees in a Utilisation Request.

4.	OTHER DOCUMENTS AND EVIDENCE

(a)

A copy of the loan note instruments dated or to be dated on or prior to the Initial Closing Date between Lux FinCo as lender and BidCo as notes issuer or borrower, pursuant to which the proceeds of Facility B and/or the Second Lien Facility drawn by Lux FinCo are on-lent by Lux FinCo to BidCo; provided that such loan note instruments will be deemed to be in form and substance satisfactory to the Agent or the Lenders if substantially consistent with the Tax Structure Memorandum.

(b)

A copy of the loan note instruments dated or to be dated on or prior to the Initial Closing Date between US Mergerco as lender and BidCo as notes issuer or borrower, pursuant to which the proceeds of Facility B drawn by US Mergerco are on-lent by US Mergerco to BidCo; provided that such loan note instruments will be deemed to be in form and substance satisfactory to the Agent or the Lenders if substantially consistent with the Tax Structure Memorandum.

(c)	A copy of the Intercreditor Agreement duly executed and delivered by the Parent, US Co-borrower and each NewCo.

Part 3

Conditions Precedent required to be delivered by an Additional Obligor

1.	An Accession Deed executed by the Additional Obligor and the Parent.

2.	A copy of the constitutional documents of the Additional Obligor.

3.	For each Additional Obligor incorporated in Luxembourg,

(a)

an electronic copy of an excerpt from the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés) dated no earlier than one Business Day prior to the date of the relevant Accession Deed; and

(b)

a copy of a certificate of non-inscription of judicial decisions (certificat de non-inscription d’une décision judiciare) from the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés) dated no earlier than one Business Day prior to the date of relevant Accession Deed.

4.

If required by law in the jurisdiction of incorporation, or by the articles of association, of the Additional Obligor, a copy of a resolution of the board of directors or management board (or equivalent) of the Additional Obligor:

(a)

approving the terms of, and the transactions contemplated by, the Accession Deed and the Finance Documents to which it is a party and resolving that it execute, deliver and perform the Accession Deed and any other Finance Document to which it is a party;

(b)	where applicable, authorising a specified person or persons to execute the Accession Deed and other Finance Documents to which it is a party on its behalf;

(c)

where applicable, authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to an Additional Borrower, any Utilisation Request or Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(d)	where applicable, authorising the Parent to act as its agent in connection with the Finance Documents.

5.

If and to the extent applicable and necessary or appropriate as a matter of law in the jurisdiction of incorporation, or by the articles of association, of an Additional Obligor, a copy of a resolution of the supervisory board or the shareholders of that Additional Obligor approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party.

6.	If necessary, a copy of the power of attorney granted by a duly authorised representative of each Additional Obligor:

(a)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(b)

authorising a specified person or persons, on its behalf, to sign and/or dispatch all documents and notices to be signed and/or dispatched by it under or in connection with the Finance Documents to which it is a party.

7.

A specimen of the signature of each person authorised to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

8.	A certificate of the Additional Obligor (signed by an authorised signatory):

(a)

confirming that the borrowing, guaranteeing or securing (as appropriate) the Total Commitments would not cause any borrowing, guaranteeing, securing or similar limit binding on such Additional Obligor to be exceeded;

(b)

certifying that each copy document relating to that Additional Obligor and referred to in paragraphs 2, 3, 4 and 5 above is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of that certificate; and

(c)	in respect of any Additional Obligor that would be a Canadian Obligor, attaching a recent certificate of status, certificate of compliance, good standing certificate or analogous certificate.

9.

Legal opinion(s) addressed to the Finance Parties from the advisers to the Agent relating to entry into the Finance Documents by the Additional Obligor and, where customary in the relevant jurisdiction of such Additional Obligor and with respect to capacity and authority, from the legal advisers to such Additional Obligor.

10.

A copy of each Transaction Security Document reasonably required by the Agent in order to provide security in accordance with the Agreed Security Principles (taking into account and subject to the Agreed Security Principles), each duly executed and delivered by the Additional Obligor(s) (and, to the extent applicable, the Obligor(s) party thereto).

11.

All necessary filings, registrations and similar matters (i) if required to perfect the security to be given under the terms of the applicable Transaction Security Document(s), and (ii) if, under the law of the relevant jurisdiction, required to be delivered and/or taken on the date of execution of the relevant Transaction Security Document(s), in each case in accordance with the Agreed Security Principles.

12.	If available, the latest financial statements (audited, if audited) of the Additional Obligor.

SCHEDULE 3

REQUESTS AND NOTICES

Part 1

Utilisation Request Loans

From:     [Borrower] [ 🌑 ]

To:         [Agent]

Dated:     [ 🌑 ]

Dear Sirs

PI UK Holdco II Limited – Senior Facilities Agreement dated [ 🌑 ] (the “Facilities Agreement”)

1.

We refer to the Facilities Agreement. This is a Utilisation Request. Terms defined in the Facilities Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to borrow a Loan on the following terms:

(a)	Borrower: [ 🌑 ]

(b)	Proposed Utilisation Date: [ 🌑 ] (or, if that is not a Business Day, the next Business Day)

(c)	Facility to be utilised: [Facility B1] / [Facility B2] / [Revolving Facility] / [Incremental Term Facility] / [Incremental Revolving Facility]

(d)	Currency of Loan: [ 🌑 ]

(e)	Amount: [ 🌑 ] or, if less, the Available Facility

(f)	Interest Period: [ 🌑 ]

3.	[We confirm that each condition specified in [Clause 4.2 (Further conditions precedent)] / [Clause 4.5 (Utilisations during the Certain Funds Period)] will be satisfied on the Utilisation Date.]

4.	[The proceeds of this Loan should be credited to [account].]/[This Loan is to be made in [whole]/[part] for the purpose of refinancing [identify maturing Revolving Facility Loan.]]

5.	This Utilisation Request is [irrevocable]/[subject to the satisfaction of the following conditions: [specify conditions]].

Yours faithfully

authorised signatory for

[the Parent on behalf of

[insert name of relevant Borrower]]/[insert name of Borrower]1

[1]	Amend as appropriate. The Utilisation Request can be given by the Borrower or by the Parent.

Part 2

Letters of Credit

From:     [Borrower] [PI UK Holdco II Limited]1

To:         [Agent]

Dated:     [ 🌑 ]

Dear Sirs

PI UK Holdco II Limited – Senior Facilities Agreement dated [ 🌑 ] (the “Facilities Agreement”)

1.

We refer to the Facilities Agreement. This is a Utilisation Request. Terms defined in the Facilities Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to arrange for a Letter of Credit to be issued by the Issuing Bank specified below (which has agreed to do so) on the following terms:

(a)	Borrower: [ 🌑 ]

(b)	Issuing Bank: [ 🌑 ]

(c)	Proposed Utilisation Date: [ 🌑 ] (or, if that is not a Business Day, the next Business Day)

(d)	Currency of Letter of Credit: [ 🌑 ]

(e)	Amount: [ 🌑 ] or, if less, the Available Facility in relation to the relevant Revolving Facility

(f)	Term: [ 🌑 ]

(g)	Beneficiary: [ 🌑 ]

(h)	Revolving Facility: [ 🌑 ]

3.	We confirm that each condition specified in paragraph (b) of Clause 6.5 (Issue of Letters of Credit) will be satisfied on the Utilisation Date.

4.	We attach a copy of the proposed Letter of Credit.

5.	The purpose of this proposed Letter of Credit is [ 🌑 ].

6.	This Utilisation Request is [irrevocable and unconditional]/[subject to the satisfaction of the following conditions: [specify conditions]].

7.	[Specify delivery instructions].

[1]	Amend as appropriate. The Utilisation Request can be given by the Borrower or by the Parent.

Yours faithfully,

authorised signatory for

[the Parent on behalf of] [insert name of relevant Borrower]]/[insert name of Relevant Borrower]2

[2]	Amend as appropriate. The Utilisation Request can be given by the Borrower or by the Parent.

Part 3

Selection Notice

From:     [Borrower] [PI UK Holdco II Limited]1

To:         [Agent]

Dated:     [ 🌑 ]

Dear Sirs

PI UK Holdco II Limited – Senior Facilities Agreement dated [ 🌑 ] (the “Facilities Agreement”)

1.

We refer to the Facilities Agreement. This is a Selection Notice. Terms defined in the Facilities Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2.

We refer to the following [Facility B1] / [Facility B2] / [Revolving Facility] / [Incremental Term Facility] / [Incremental Revolving Facility] Loan[s] in [identify currency] with an Interest Period ending on [ 🌑 ][2].

3.	[We request that the above Facility Loan[s] be divided into [ 🌑 ] Facility Loans with the following amounts and Interest Periods:][3]

Or

[We request that the next Interest Period for the above [Facility B1] / [Facility B2] / [Revolving Facility] / [Incremental Term Facility] / [Incremental Revolving Facility] Loan[s] is [ 🌑 ]].4

4.	This Selection Notice is irrevocable.

Yours faithfully

authorised signatory for

[the Parent on behalf of] [insert name of relevant Borrower]

[1]	Amend as appropriate. The Selection Notice can be given by the Borrower or the Parent.
[2]	Insert details of all Term Loans in the same currency for the relevant Facility which has an Interest Period ending on the same date.
[3]	Use this option if division of Facility B Loans is requested.
[4]	Use this option if sub-division is not required.

SCHEDULE 4

FORM OF ASSIGNMENT AGREEMENT

To:         [ 🌑 ] as Agent and [ 🌑 ], [ 🌑 ] as Security Agent, [ 🌑 ] as Parent, for and on behalf of each Obligor

From:     [the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated:    [ 🌑 ]

PI UK Holdco II Limited – Senior Facilities Agreement dated [ 🌑 ] (the “Facilities Agreement”)

1.

We refer to the Facilities Agreement and to the Intercreditor Agreement (as defined in the Facilities Agreement). This is an Assignment Agreement. This agreement (the “Agreement”) shall take effect as an Assignment Agreement for the purpose of the Facilities Agreement and as a Creditor/Agent Accession Undertaking for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement). Terms defined in the Facilities Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to Clause 28.7 (Procedure for assignment) of the Facilities Agreement:

(a)

The Existing Lender [assigns absolutely]/[transfers by novation] to the New Lender all the rights [and obligations] of the Existing Lender under the Facilities Agreement, the other Finance Documents and in respect of the Transaction Security which correspond to that portion of the Existing Lender’s Commitments and participations in Utilisations under the Facilities Agreement as specified in the Schedule.

(b)

The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitments and participations in Utilisations under the Facilities Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

3.	The proposed Transfer Date is [ 🌑 ].

4.	On the Transfer Date the New Lender becomes:

(a)	Party to the relevant Finance Documents (other than the Intercreditor Agreement) as a Lender; and

(b)	Party to the Intercreditor Agreement as a Senior Lender (as defined in the Intercreditor Agreement).

5.	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 35.2 (Addresses) are set out in the Schedule.

6.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in Clause 28.6 (Limitation of responsibility of Existing Lenders).

7.	The New Lender confirms that it is:

(a)	[with respect to a UK Borrower:

(i)	a UK Qualifying Lender other than a UK Treaty Lender;

(ii)	a UK Treaty Lender; or

(iii)	not a UK Qualifying Lender;][1]

(b)	[with respect to a US Borrower:

(i)	a US Qualifying Lender; or

(ii)	not a US Qualifying Lender;][2]

(c)	[with respect to a Canadian Tax Borrower:

(i)	a Canadian Qualifying Lender; or

(ii)	not a Canadian Qualifying Lender;][3]

(d)	[with respect to any Borrower (other than a UK Borrower, US Borrower or Canadian Tax Borrower)]:

(i)	a Qualifying Lender other than a Treaty Lender;

(ii)	a Treaty Lender; or

(iii)	not a Qualifying Lender.][4]

[The New Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is [not] an [Affiliated Lender].]

[The New Lender confirms that it [is]/[is not]5 a Non-Acceptable L/C Lender.]

8.	[With respect to any UK Borrower, the New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes;

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(iii)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.][6]

[1]	Delete as applicable. Each New Lender is required to confirm which of these categories it falls within.
[2]	Delete as applicable.
[3]	Delete as applicable.
[4]	Delete as applicable.
[5]	Delete as applicable.
[6]	Include if New Lender comes within paragraph (a)(ii) of the definition of UK Qualifying Lender in Clause 18.1 (Tax definitions)

9.

[With respect to any UK Borrower, the New Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [ 🌑 ]) and is tax resident in [ 🌑 ]*, so that interest payable to it by UK borrowers is generally subject to full exemption from UK withholding tax and requests that the Parent notify:

(a)	each UK Borrower which is a Party as a Borrower as at the Transfer Date; and

(b)	each UK Borrower which is an Additional Borrower which becomes an Additional Borrower after the Transfer Date,

that it wishes that scheme to apply to the Facilities Agreement.]7

10.

[We refer to Clause 19.3 (Change of Senior Lender, Second Lien Lender, Permitted Senior Financing Creditor, Permitted Second Lien Financing Creditor or Permitted Parent Financing Creditor) of the Intercreditor Agreement:

In consideration of the New Lender being accepted as a Senior Lender for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement), the New Lender confirms that, as from the Transfer Date, it intends to be party to the Intercreditor Agreement as a Senior Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a Senior Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

It is expressly agreed that the security created or evidenced by the Transaction Security Documents will be preserved for the benefit of the New Lender and each other Lender.]

11.

For the purposes of Articles 1278 and 1281 of the Luxembourg Civil Code (to the extent applicable) the New Lender and the Existing Lender hereby agree that the Security created under the Transaction Security Documents, securing the rights assigned, transferred or novated hereby and the obligations of each Guarantor incorporated in Luxembourg guaranteeing the rights assigned, transferred or novated hereby will be preserved and continue in full force and effect for the benefit of the New Lender.

12.

Each party hereto shall, as soon as reasonably practicable after it has executed this Agreement send to any Obligor incorporated in Luxembourg a copy of this Agreement. The sending of a copy of this Agreement shall be deemed in relation to the Finance Documents to be sufficient to fulfil the notification requirement of article 1690 of the Luxembourg Civil Code (to the extent applicable).

13.	This Agreement acts as notice to the Agent (on behalf of each Finance Party) and to the Parent (on behalf of each Obligor) of the assignment referred to in this Agreement.

14.	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

*	[Insert jurisdiction of tax residence]
[7]	Include if the New Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Facilities Agreement

15.	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

16.	This Agreement has been entered into on the date stated at the beginning of this Agreement.

[Note: The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.]

The Schedule

Commitment/rights and obligations to be transferred by assignment, release and accession

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:	By:

This Agreement is accepted as an Assignment Agreement for the purposes of the Facilities Agreement by the Agent, and as a Creditor/Agent Accession Undertaking for the purposes of the Intercreditor Agreement by the Security Agent, and the Transfer Date is confirmed as [ 🌑 ].

Signature of this Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to in this Agreement, which notice the Agent receives on behalf of each Finance Party.

[Agent]

By:

[Security Agent]

By:

SCHEDULE 5

FORM OF ACCESSION DEED

To: [ 🌑 ] as Agent and [ 🌑 ] as Security Agent for itself and each of the other parties to the Intercreditor Agreement referred to below

From: [Subsidiary] and PI UK Holdco II Limited

Dated: [ 🌑 ]

Dear Sirs

PI UK Holdco II Limited – Senior Facilities Agreement dated [ 🌑 ] (the “Facilities Agreement”)

1.

We refer to the Facilities Agreement and to the Intercreditor Agreement (as defined in the Facilities Agreement). This deed (the “Accession Deed”) shall take effect as an Accession Deed for the purposes of the Facilities Agreement and as a Debtor Accession Deed for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement). Terms defined in the Facilities Agreement have the same meaning in this Accession Deed (other than paragraph 6 below) unless given a different meaning in this Accession Deed.

2.

[Subsidiary] agrees to become an Additional [Borrower as [an Incremental Facility Borrower/a Revolving Facility Borrower/a TLB Borrower] under [specify the relevant Facility]]/[Guarantor] and to be bound by the terms of the Facilities Agreement and the other Finance Documents (other than the Intercreditor Agreement) as an Additional [Borrower]/[Guarantor] pursuant to Clause [29.2 (Additional Borrowers)]/[29.4 (Additional Guarantors)] of the Facilities Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction] and is a limited liability company and registered under number [ 🌑 ].

3.	[Subsidiary’s] administrative details for the purposes of the Facilities Agreement and the Intercreditor Agreement are as follows:

Address:	[ 🌑 ]
Fax No.:	[ 🌑 ]
Attention:	[ 🌑 ]

4.

[Subsidiary] (for the purposes of this paragraph 4, the Additional Debtor and for the purposes of paragraph 6, the Acceding Debtor) intends to [incur Liabilities under the following documents]/[give a guarantee, indemnity or other assurance against loss in respect of Liabilities under the following documents]: [ 🌑 ] (the “Relevant Documents”).

5.	Pursuant to Clause 29.6 (Repetition of Representations) of the Facilities Agreement, [Subsidiary] makes all the Repeating Representations to the Finance Parties on the date of this Accession Deed.

6.	IT IS AGREED as follows:

(a)	Terms defined in the Intercreditor Agreement shall, unless otherwise defined in this Accession Deed, bear the same meaning when used in this paragraph 6.

(b)	The Acceding Debtor and the Security Agent agree that the Security Agent shall hold:

(i)	[any Security in respect of Liabilities created or expressed to be created pursuant to the Relevant Documents;

(ii)	all proceeds of that Security; and][1]

(iii)

all obligations expressed to be undertaken by the Acceding Debtor to pay amounts in respect of the Liabilities to the Security Agent as trustee, agent, representative or otherwise for the benefit of the Secured Parties (in the Relevant Documents or otherwise) and secured by the Transaction Security together with all representations and warranties expressed to be given by the Acceding Debtor (in the Relevant Documents or otherwise) in favour of the Security Agent as trustee, agent, representative or otherwise for the benefit of the Secured Parties,

[on trust / as agent and/or on behalf of] for the Secured Parties on the terms and conditions contained in the Intercreditor Agreement.

(c)

The Acceding Debtor confirms that it intends to be party to the Intercreditor Agreement as a Debtor, undertakes to perform all the obligations expressed to be assumed by a Debtor under the Intercreditor Agreement and agrees that it shall be bound by all the provisions of the Intercreditor Agreement as if it had been an original party to the Intercreditor Agreement.

(d)

[In consideration of the Acceding Debtor being accepted as an Intra Group Lender for the purposes of the Intercreditor Agreement, the Acceding Debtor also confirms that it intends to be party to the Intercreditor Agreement as an Intra Group Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by an Intra Group Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement].[2]

7.	This Accession Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.

THIS ACCESSION DEED has been signed on behalf of the Security Agent (for the purposes of paragraph (b) above only), signed on behalf of the Parent and executed as a deed by [Subsidiary] and is delivered on the date stated above.

Signatories

Subsidiary

SIGNED as a DEED	)
for and on behalf of	)
[ 🌑 ]	)

By: [ 🌑 ]	)

Director

[1]	Include to the extent that the Security created in the Relevant Documents is expressed to be granted to the Security Agent as trustee for the Secured Parties.
[2]	Include this paragraph in this Accession Deed if the Subsidiary is also to accede as an Intra Group Lender to the Intercreditor Agreement.

in the presence of

Witness

The Parent

[ 🌑 ]

By: [ 🌑 ]

The Security Agent

[ 🌑 ]

By: [ 🌑 ]

SCHEDULE 6

FORM OF COMPLIANCE CERTIFICATE

To: [ 🌑 ] as Agent

From: PI UK Holdco II Limited

Dated: [ 🌑 ]

Dear Sirs

PI UK Holdco II Limited – Senior Facilities Agreement dated [ 🌑 ] (the “Facilities Agreement”)

1.

We refer to the Facilities Agreement. This is a Compliance Certificate. Terms defined in the Facilities Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.	We confirm that:

(a)

the principal Base Currency Amount of the Revolving Loans outstanding is $[ 🌑 ] which equals [ 🌑 ]% of the Total Revolving Facility Commitments and therefore the Revolving Facility Financial Covenant Condition [is] [is not] satisfied;

(b)

in respect of the Relevant Period ended on [ 🌑 ] (the “Test Date”) Consolidated Senior Secured Net Debt on the Test Date was [ 🌑 ] and Consolidated EBITDA of the Parent and the Restricted Subsidiaries for such Relevant Period was [ 🌑 ]. Therefore Consolidated Senior Secured Net Debt at such time was [ 🌑 ] times Consolidated EBITDA of the Parent and the Restricted Subsidiaries for the Test Date and therefore:

(i)	[the covenant contained in Clause 11 (Financial covenant) of Schedule 12 (General Undertakings) of the Facilities Agreement [has] [has not] been complied with][1]; and

(ii)

the Facility B1 Margin should be [ 🌑 ]% p.a., the Facility B2 Margin should be [ 🌑 ]% p.a. and the Initial Revolving Facility Margin should be [ 🌑 ]% p.a. [and the Margin applicable to [any Incremental [Term/[Revolving] Facility] should be [ 🌑 ]% p.a.]].

(c)

[Excess Cash Flow for the Financial Year of the Parent ending on the Test Date was [ 🌑 ]. As the First Lien Net Leverage Ratio is [ 🌑 ], the Excess Cash Flow to be applied in prepayment pursuant to Clause 12.3 (Excess Cash Flow) of the Facilities Agreement will be [ 🌑 ].][2]

3.	[We confirm that the Restricted Subsidiaries are: [ 🌑 ]][3]

4.	[We confirm that the Material Subsidiaries are: [ 🌑 ] and that each Material Subsidiary that is incorporated in a Security Jurisdiction is a Guarantor.][4]

[1]	Include only if the Revolving Facility Financial Covenant Condition is satisfied.
[2]	Include only in relation to the Compliance Certificate delivered with the Annual Financial Statements.
[3]	Include only in relation to the Compliance Certificate delivered with the Annual Financial Statements.
[4]	Include only in relation to the Compliance Certificate delivered with the Annual Financial Statements.

5.

[We confirm that as at the Test Date the aggregate (without double counting) earnings before interest, tax, depreciation and amortisation (“EBITDA”) (calculated on the same basis as Consolidated EBITDA, taking each entity on an unconsolidated basis and excluding all intra-Group items) of the Guarantors represents not less than 80% of the Consolidated EBITDA of the Group (disregarding (i) in the calculation of the EBITDA of the Guarantors, the EBITDA of any Guarantor generating negative EBITDA (which shall be deemed to have zero EBITDA) and (ii) in the calculation of the Consolidated EBITDA of the Group, the EBITDA of (x) any Regulated Entity (unless such Regulated Entity is a Guarantor) and (y) any other entity which, in each case, is not required to become a Guarantor in accordance with the Agreed Security Principles) and therefore the Guarantor and Security Coverage Requirement [has/has not been/will be] met.][5]

SIGNED

[CEO/CFO]	[ 🌑 ]

[insert applicable certification language]

for and on behalf of

[name of Auditors of the Parent][6]

[5]	Include only in relation to the Compliance Certificate delivered with the Annual Financial Statements.
[6]	Only applicable if the Compliance Certificate accompanies the audited financial statements and is to be signed by the Auditors and is agreed with the Parent’s auditor’s prior to signing the Agreement.

SCHEDULE 7

FORM OF LETTER OF CREDIT

To: [Beneficiary] (the “Beneficiary”)

Date [ 🌑 ]

Irrevocable Standby Letter of Credit no. [ 🌑 ]

At the request of [ 🌑 ], [Issuing Bank] (the “Issuing Bank”) issues this irrevocable standby Letter of Credit (“Letter of Credit”) in your favour on the following terms and conditions:

1.	DEFINITIONS

In this Letter of Credit:

“Business Day” means a day (other than a Saturday or a Sunday) on which banks are open for general business in [London].1

“Demand” means a demand for a payment under this Letter of Credit in the form of the Schedule to this Letter of Credit.

“Expiry Date” means [ 🌑 ].

“Total L/C Amount” means [ 🌑 ].

2.	ISSUING BANK’S AGREEMENT

(a)

The Beneficiary may request a drawing or drawings under this Letter of Credit by giving to the Issuing Bank a duly completed Demand. A Demand must be received by the Issuing Bank by no later than [ 🌑 ]pm ([London] time) on the Expiry Date.

(b)

Subject to the terms of this Letter of Credit, the Issuing Bank unconditionally and irrevocably undertakes to the Beneficiary that, within [10] Business Days of receipt by it of a Demand, it must pay to the Beneficiary the amount demanded in that Demand.

(c)

The Issuing Bank will not be obliged to make a payment under this Letter of Credit if as a result the aggregate of all payments made by it under this Letter of Credit would exceed the Total L/C Amount.

3.	EXPIRY

(a)

The Issuing Bank will be released from its obligations under this Letter of Credit on the date (if any) notified by the Beneficiary to the Issuing Bank as the date upon which the obligations of the Issuing Bank under this Letter of Credit are released.

(b)

Unless previously released under (a) above, on [ 🌑 ]pm ([London] time) on the Expiry Date the obligations of the Issuing Bank under this Letter of Credit will cease with no further liability on the part of the Issuing Bank except for any Demand validly presented under the Letter of Credit that remains unpaid.

[1]	This may need to be amended depending on the currency of payment under the Letter of Credit.

(c)	When the Issuing Bank is no longer under any further obligations under this Letter of Credit, the Beneficiary must return the original of this Letter of Credit to the Issuing Bank.

4.	PAYMENTS

All payments under this Letter of Credit shall be made in [ 🌑 ] and for value on the due date to the account of the Beneficiary specified in the Demand.

5.	DELIVERY OF DEMAND

Each Demand shall be in writing, and, unless otherwise stated, may be made by letter, fax or telex and must be received in legible form by the Issuing Bank at its address and by the particular department or office (if any) as follows: [ 🌑 ].

6.	ASSIGNMENT

The Beneficiary’s rights under this Letter of Credit may not be assigned or transferred.

7.	ISP 98

Except to the extent it is inconsistent with the express terms of this Letter of Credit, this Letter of Credit is subject to the International Standby Practices (ISP 98), International Chamber of Commerce Publication No. 590.

8.	GOVERNING LAW

This Letter of Credit and any non-contractual obligations arising out of or in connection with it are governed by English law.

9.	JURISDICTION

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Letter of Credit (including a dispute relating to any non-contractual obligation arising out of or in connection with this Letter of Credit).

Yours faithfully

[Issuing Bank]

By:

Schedule

Form of Demand

To: [Issuing Bank]

[Date]

Dears Sirs

Standby Letter of Credit no. [ 🌑 ] issued in favour of [BENEFICIARY] (the “Letter of Credit”)

We refer to the Letter of Credit. Terms defined in the Letter of Credit have the same meaning when used in this Demand.

1.	We certify that the sum of [ 🌑 ] is due [and has remained unpaid for at least [ 🌑 ] Business Days] [under [set out underlying contract or agreement]]. We therefore demand payment of the sum of [ 🌑 ].

2.	Payment should be made to the following account:

Name:	[ 🌑 ]
Account Number:	[ 🌑 ]
Bank:	[ 🌑 ]
3.	The date of this Demand is not later than the Expiry Date.

Yours faithfully

(Authorised Signatory) (Authorised Signatory)

For [BENEFICIARY]

SCHEDULE 8

TIMETABLES

Part 1

Loans

	Loans in EUR	Loans in GBP	Loans in USD	Loans in other currencies
Agent notifies the Parent if a currency is approved as an Optional Currency in accordance with Clause 4.3 (Conditions relating to Optional Currencies)	—	—	—	U-3 5:00pm

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)) or a Selection Notice (Clause 15.1 (Selection of Interest Periods and Terms))	U-2 (U-1 for utilisations on or prior to the Final Closing Date) 9:30am	U-1 9:30am	U-2 (U-1 for utilisations on or prior to the Final Closing Date) 9:30am	U-2 (U-1 for utilisations on or prior to the Final Closing Date) 9:30am

Agent determines (in relation to a Utilisation) the Base Currency Amount of the Loan, if required under Clause 5.4 (Lenders’ participation)	U-1 Noon	U-1 Noon	—	U-1 Noon

Agent notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders’ participation)	U-2 (U-1 for utilisations on or prior to the Final Closing Date) promptly	U-1 promptly	U-2 (U-1 for utilisations on or prior to the Final Closing Date) promptly	U-2 (U-1 for utilisations on or prior to the Final Closing Date) promptly

Agent receives a notification from a Lender under Clause 8.2 (Unavailability of a currency)	—	—	—	U-2 (U-1 for utilisations on or prior to the Final Closing Date) 5:00pm

Agent gives notice in accordance with Clause 8.2 (Unavailability of a currency)	—	—	—	U-1 (U for utilisations on or prior to the Final Closing Date) 9:30am

	Loans in EUR	Loans in GBP	Loans in USD	Loans in other currencies
Agent determines amount of the Loan in Optional Currency in accordance with Clause 33.10 (Change of currency)	U 11:00am	U 11:00am	—	U-1 11:00am

LIBOR or EURIBOR is fixed	Quotation Day as of 11:00am (CET) in respect of EURIBOR	Quotation Day as of 11:00am (London time) in respect of LIBOR	Quotation Day as of 11:00am (London time) in respect of LIBOR	Quotation Day as of 11:00am (London Time).

CDOR is fixed	—	—	—	Quotation Day as of 10:00am (Toronto time).

“U” =			date of utilisation

“U” – “X” =			Business Days prior to date of utilisation

Part 2

Letters of Credit

Letters of Credit
Delivery of a duly completed Utilisation Request (Clause 6.2 (Delivery of a Utilisation Request for Letters of Credit))	U-1 9:30am

Agent determines (in relation to a Utilisation) the Base Currency Amount of the Letter of Credit if required under paragraph (e) of Clause 6.5 (Issue of Letters of Credit) and notifies the Issuing Bank and Lenders of the Letter of Credit in accordance with paragraph (e) of Clause 6.5 (Issue of Letters of Credit).	U-1 Noon

Delivery of duly completed Renewal Request (Clause 6.6 (Renewal of a Letter of Credit))	U-1 Noon

“U” =	date of utilisation, or, if applicable, in the case of a Letter of Credit to be renewed in accordance with Clause 6.6 (Renewal of a Letter of Credit), the first day of the proposed term of the renewed Letter of Credit

“U” – “X” =	Business Days prior to date of utilisation

SCHEDULE 9

AGREED SECURITY PRINCIPLES

1.	SECURITY PRINCIPLES

(a)

The guarantees and security to be provided will be given in accordance with the Agreed Security Principles set out in this Schedule. This Schedule addresses the manner in which the Agreed Security Principles will impact on the guarantees and security proposed to be taken in relation to this transaction.

(b)

The Agreed Security Principles embody recognition by all parties that there may be certain legal and practical difficulties in obtaining guarantees and security from all Obligors in every jurisdiction in which Obligors are located. In particular:

(i)

general legal and statutory limitations (including, but not limited to, with respect to the relevant jurisdictions for which guarantee limitation language is set out in Clauses 23.11 (Guarantee Limitations) to 23.14 (Limitations – Regulated Entities), such limitations as set out therein), financial assistance, corporate benefit, fraudulent preference, “thin capitalisation”, “earnings stripping”, “controlled foreign corporation” and “capital maintenance” rules, retention of title claims, employee consultation or approval requirements and similar principles may limit the ability of a member of the Group to provide a guarantee or security or may require that the guarantee or security be limited by an amount or otherwise;

(ii)

the relevant Obligor will use reasonable endeavours to assist in demonstrating that adequate corporate benefit accrues to each relevant Obligor and to overcome any such other limitations to the extent reasonably practicable;

(iii)

the Transaction Security and extent of its perfection will be agreed taking into account the cost to the Group of providing such security (including any increase to the tax and/or regulatory costs of the Group) so as to ensure that it is proportionate to the benefit accruing to the Finance Parties and the maximum guaranteed or secured amount may be limited to minimise stamp duty, notarisation, registration or other applicable fees, taxes and duties where the benefit of increasing the guaranteed or secured amount is disproportionate to the level of such fee, taxes and duties;

(iv)

any assets subject to third party arrangements which are permitted by this Agreement and which prevent those assets from being charged, and any cash constituting regulatory capital or customer cash, will be excluded from any relevant Transaction Security Document;

(v)

members of the Group will not be required to give guarantees or enter into security documents if: (1) they are not incorporated in a Security Jurisdiction or not wholly-owned by another member of the Group, or if it is not within the legal capacity of the relevant member of the Group, (2) in the good faith judgment of the directors of the Parent, the creation of Transaction Security and/or the giving of a guarantee and/or otherwise becoming an Obligor could materially increase a Capital Requirement, or materially adversely affect the solvency capital requirements, of the Group (or any member thereof) pursuant to any applicable law or regulation applicable to such member of the Group, (3) if it would conflict with the fiduciary duties of their directors or managers, or (4) contravene any legal, contractual or regulatory prohibition or result in a risk of personal or criminal liability on the part of any officer;

(vi)

if there are third party arrangements in place in respect of any asset, business or entity acquired by the Group (where those third party arrangements were not entered into in contemplation of that acquisition) as a result of which the consent of a third party is required for that acquired entity to provide a guarantee or to secure any acquired asset, such guarantee and/or security will not be required to be granted;

(vii)

the granting or perfection of Transaction Security, when required, and other legal formalities will be completed as soon as reasonably practicable and, in any event, within the time periods specified in the Finance Documents therefore or (to the extent no such time periods are specified in the Finance Documents) within the time periods specified by applicable law in order to ensure due perfection, in each case taking into account the Agreed Security Principles;

(viii)

the granting or perfection of Transaction Security will not be required if it would have a material adverse effect on the ability of the relevant Obligor to conduct its operations and business in the ordinary course or as otherwise permitted by the Finance Documents (including, without limitation, notification of such security to any third party);

(ix)

unless granted under a global Transaction Security Document governed by English law (a “Debenture”) in respect of all assets security (other than share security over (and receivables owed by) its guarantor company subsidiaries), the Transaction Security Document shall be governed by the law of and secure assets located in or otherwise governed or expressed to be governed by the laws of the jurisdiction of incorporation of that Obligor;

(x)	no perfection action will be required in jurisdictions that are not Security Jurisdictions;

(xi)	the maximum guaranteed or secured amount may be limited to minimise stamp duty, notarisation, registration or other applicable fees, taxes and duties;

(xii)

no guarantee or Transaction Security shall guarantee or secure any “Excluded Swap Obligations” defined in accordance with the LSTA Market Advisory Update dated 15 February 2013 entitled “Swap Regulations’ Implications for Loan Documentation”, and any update thereto by the LSTA;

(xiii)

other than filing an MR01 form with the Registrar of Companies (England and Wales) with respect to a Debenture, no perfection action will be required with respect to assets of a type not owned by members of the Group; and

(xiv)	the Security Agent will hold one set of Transaction Security for the Secured Parties (subject to applicable law).

(c)

The Security Agent (upon request or instruction, as applicable, in accordance with this Agreement) or the other Finance Parties, as the case may be, shall promptly discharge any guarantees and release any Transaction Security which is or are subject to any transaction permitted by this Agreement, subject to any legal or regulatory prohibition as is referred to in paragraph (b)(v) above or which is contrary to these Agreed Security Principles.

2.	GUARANTORS AND SECURITY

(a)

Subject to due execution of all relevant documents, completion of all relevant formalities, the Legal Reservations, the Perfection Requirements, the application of the Agreed Security Principles and any qualifications or limitations which may be set out in any Finance Documents, guarantees will be provided by members of the Group to the extent required pursuant to Clause 13 (Covenant to guarantee obligations and give security and further assurances) of Schedule 12 (General Undertakings) to this Agreement.

(b)

Each guarantee will, to the extent legally possible and subject to Clause 23 (Guarantees and Indemnity) of this Agreement and the Agreed Security Principles, be an upstream, cross-stream and downstream guarantee and for all liabilities of the Obligors under the Finance Documents in accordance with, and subject to, local law requirements and the requirements of the Agreed Security Principles in each relevant jurisdiction.

(c)

Transaction Security Documents will, to the extent legally possible and subject to the Agreed Security Principles, incorporate the defined terms used in the Intercreditor Agreement and secure the Secured Obligations (as defined in the Intercreditor Agreement) of the relevant Obligor to the Secured Parties, in each case in accordance with, and subject to, local law requirements and the requirements of the Agreed Security Principles in each relevant jurisdiction and, in no circumstances, shall impose any obligation more onerous than those contained in this Agreement other than to the extent required by local law in order to create, enforce or perfect the security interest expressed to be created thereby.

(d)

Where an Obligor secures shares, the Security Document will be governed by the laws of the company whose shares are being charged or pledged and not by the law of the country of the Obligor. Subject to these principles the shares in each Guarantor shall be secured. For the avoidance of doubt, the shares held by an Obligor in a Subsidiary that is not an Obligor shall not be required to be the subject of Transaction Security other than in the case of Obligors incorporated in England and Wales that execute a Debenture.

(e)

To the extent legally effective, all security shall be given in favour of the Security Agent and not the Secured Parties individually. “Parallel debt” provisions will be used where necessary; such provisions will be contained in the Intercreditor Agreement and not the individual Security Documents unless required under local laws. To the extent possible, there should be no action required to be taken in relation to the guarantees or Transaction Security when any Lender assigns or transfers any of its participation in the Facilities to a New Lender.

(f)

The Obligors will only be required to pay reasonable third party costs of any re-execution, notarisation, re-registration, amendment or other perfection requirement for any Transaction Security on any assignment to a New Lender to the extent agreed between the Parent and the Arrangers prior to the Initial Closing Date in relation to an assignment by the Arrangers as part of primary syndication of the Facilities. Otherwise the cost or fee shall be for the account of the transferee Lender.

(g)

Any Transaction Security Document shall only be required to be notarised or notarially certified if required by law in order for the relevant Transaction Security to become effective or admissible in evidence.

(h)

No Regulated Entity or other member of the Group will be required to create Transaction Security over or otherwise encumber any Restricted Asset (including, without limitation, any bank accounts which contain or are reasonably likely to contain any Restricted Assets).

(i)

To the extent that any Regulated Entity becomes a Guarantor pursuant to the terms of this Agreement, the recourse under the guarantee and Transaction Security undertaken by it of any beneficiary of any such guarantee and Transaction Security will be strictly and expressly limited:

(i)	to the material Unrestricted Assets of that Regulated Entity; and

(ii)

to the extent that such recourse does not affect the availability (immediately and without restriction) of Assets (as defined in Clause 23 (Guarantees and Indemnity) of this Agreement) to cover or have a result where the Regulated Entity does not satisfy a Capital Requirement as at the date the Security Agent or any Finance Party takes enforcement action (however described) against such Regulated Entity under any provision of this Agreement or any other Finance Document to which it is a party, in each case, in accordance with and subject to the principles set out in this Schedule and the other provisions of this Agreement.

(j)

Notwithstanding any term of any Finance Document, no Loan to a US Borrower or other obligation of a US Obligor under this Agreement or under any Finance Document may be, directly or indirectly: (i) guaranteed by a member of the Group (including, for this purpose, any direct or indirect subsidiaries acquired hereafter by the Company) that is a “controlled foreign corporation” (as defined in Section 957(a) of the Code) that has a “United States shareholder” (as defined in Section 951 of the Code) that is a member of the Group (such an entity, a “CFC”) or by an entity (a “FSHCO”) substantially all the assets of which consist of equity interests (or equity interests and indebtedness) of one or more CFCs or other FSHCOs, or guaranteed by a subsidiary of a CFC or FSHCO; (ii) secured by any assets of a CFC, FSHCO or a subsidiary of a CFC or a FSHCO (including any CFC or FSHCO equity interests held directly or indirectly by a CFC or FSHCO); (iii) secured by a pledge or other security interest in excess of 65% of the voting equity interests (and 100% of the non-voting equity interests) of a CFC or FSHCO; or (iv) guaranteed by any subsidiary or secured by a pledge of or security interest in any subsidiary or other asset, if it would result in material adverse US tax consequences to any member of the Group that is organized or tax resident in the United States as reasonably determined by the Borrowers and the Obligors’ Agent and the Agent.

3.	TERMS OF TRANSACTION SECURITY DOCUMENTS

(a)

Subject to due execution of all relevant security documents, completion of all relevant formalities, the Legal Reservations, the Perfection Requirements, the application of the Agreed Security Principles and any qualifications or limitations which may be set out in any Finance Documents, the Security Agent (and, where applicable, each of the other Finance Parties) shall receive the benefit of:

(i)

a guarantee from each Obligor (including each Borrower, the Parent and each Restricted Subsidiary required pursuant to Clause 13 (Covenant to guarantee obligations and give security and further assurances) of Schedule 12 (General Undertakings) to this Agreement (and for the avoidance of doubt no guarantee or Transaction Security will be provided by any Holding Company of the Parent);

(ii)

Transaction Security over, and limited in each case to, the shares (or equivalent) in any Obligor and material intercompany loan receivables of each Obligor, and, solely in the case of each Obligor incorporated in England and Wales, all material assets of such Obligor (subject to the principles set out in this Schedule) pursuant to a Debenture;

(iii)	in respect of any Obligor incorporated in England and Wales only, Transaction Security pursuant to an all-asset floating charge to be set out in a Debenture;

(iv)	trade receivables that are part of a Factoring Financing (or equivalent) shall not be pledged or secured as security in respect of the Secured Obligations (as defined in the Intercreditor Agreement);

(v)

the Security Agent shall (and is irrevocably authorised and instructed to) promptly enter into and deliver any documentation and/or take such other action as may be required by the Parent to give effect to these Agreed Security Principles; and

(vi)

for the avoidance of doubt: (i) no guarantee or Transaction Security shall be required to be provided by any person who is not an Obligor or in any jurisdiction other than a Security Jurisdiction; and (ii) Transaction Security shall not be granted over any assets (including, without limitation, over trade receivables, intellectual property, bank accounts, insurance policies, and real estate) other than as set out in paragraphs (i) to (v) (inclusive) above.

(b)	In addition to the above, the following principles will be reflected in the terms of any Transaction Security taken as part of this transaction:

(i)	the Transaction Security will be first ranking, to the extent possible;

(ii)

Transaction Security will not be enforceable until an Event of Default has occurred which is continuing and notice of acceleration has been given by the Agent which results in an Acceleration Event (as defined in the Intercreditor Agreement) (provided that such Acceleration Event is not in respect of an Event of Default under Clause 27.2 (Financial covenant) in respect of which a Financial Covenant Cross-Default has not occurred and is not continuing) and will be enforceable only subject to the terms of the Intercreditor Agreement;

(iii)

the Security Agent shall only be able to exercise a power of attorney following the occurrence of an Acceleration Event (as defined in the Intercreditor Agreement) (provided that such Acceleration Event is not in respect of an Event of Default under Clause 27.2 (Financial covenant) in respect of which a Financial Covenant Cross-Default has not occurred and is not continuing) which is continuing;

(iv)

the provisions of each Transaction Security Document will not be unduly burdensome on the Obligor or interfere unreasonably with the operation of its business, will be limited to those required by local law to create, enforce or perfect security and will not impose commercial obligations and shall not contain additional representations and undertakings (such as in respect of insurance, maintenance of assets, information or the payment of costs) or otherwise repeat any such representations or undertakings given in this Agreement, other than those which are strictly required as a matter of law for the creation and perfection of the Transaction Security;

(v)

in the Transaction Security Documents there will be no repetition or extension of clauses set out in this Agreement (or the Intercreditor Agreement) including, without limitation, those relating to notices, costs and expenses, indemnities, tax gross up, distribution of proceeds and release of Transaction Security; representations and undertakings shall be included in the Transaction Security Documents only to the extent required by local law in order to create, enforce or perfect the security interest expressed to be created thereby;

(vi)

information, such as lists of assets, will be provided if, and only to the extent, required by local law to be provided to perfect, enforce or register the Transaction Security and, when required, shall be provided no more frequently than annually or, following an Acceleration Event (as defined in the Intercreditor Agreement) (provided that such Acceleration Event is not in respect of an Event of Default under Clause 27.2 (Financial covenant) in respect of which a Financial Covenant Cross-Default has not occurred and is not continuing), on the Security Agent’s written request;

(vii)	the Transaction Security Documents should not and will not operate so as to prevent transactions which are not prohibited under the other Finance Documents; and

(viii)

Transaction Security will, where possible and practical, automatically create security over future assets of the same type as those already secured; where local law requires supplemental charges to be delivered in respect of future acquired assets in order for effective security to be created over that class of asset, such supplemental charges shall be provided at intervals no more frequently than annually, in each case on the Security Agent’s reasonable written request; and

(ix)

each Transaction Security Document must contain a clause which records that if there is a conflict between the Transaction Security Document and this Agreement or the Intercreditor Agreement then (to the fullest extent permitted by law) the provisions of this Agreement or (as applicable) the Intercreditor Agreement will take priority over the provisions of the relevant Transaction Security Document.

4.	SHARES

(a)

If an Obligor grants Transaction Security over shares held by it, until notified in writing by the Security Agent following an Acceleration Event (as defined in the Intercreditor Agreement), the Obligor will be permitted to retain and to exercise voting rights appertaining to any shares charged by it and the company whose shares have been charged will be permitted to pay dividends upstream on charged shares to the extent permitted under the Finance Documents with the proceeds to be available to the Parent and its Restricted Subsidiaries.

(b)

Where customary and applicable as a matter of law, on or within 20 Business Days following execution of any Transaction Security over shares, to the extent applicable, the share certificate and a stock transfer form executed in blank will be provided to the Security Agent and, where required by law, the share certificate or shareholders’ register will be endorsed or written up and the endorsed share certificate or a copy of the written up register provided to the Security Agent. To the extent that any relevant share certificates cannot be located, the relevant member of the Group shall use reasonable efforts to obtain replacements.

(c)

Unless the restriction is required by law or regulation (or as expressly contemplated in any Transaction Security Document), the constitutional documents of the company whose shares have been charged will be amended to remove any restriction on the transfer or the registration of the transfer of the shares on the taking or enforcement of the Transaction Security granted over them.

(d)	If required under local law, Transaction Security over shares will be registered subject to the general principles set out in these Agreed Security Principles.

5.	INTERCOMPANY RECEIVABLES

(a)

If an Obligor grants Transaction Security over its material intercompany receivables it shall be free to deal with those receivables in the course of its business until notified by the Agent following an Acceleration Event (as defined in the Intercreditor Agreement).

(b)

If required by local law to perfect the Transaction Security, notice of the Transaction Security will be served on the relevant borrower in respect of material intercompany receivables within 20 Business Days of the Transaction Security being granted and the Obligor shall use its commercially reasonable endeavours (not involving the payment of money or incurrence of external expenses) to obtain an acknowledgement of that notice within 20 Business Days of service. If the Obligor has used its commercially reasonable endeavours but has not been able to obtain acknowledgement or acceptance its obligation to obtain acknowledgement or acceptance shall cease on the expiry of that 20 Business Day period.

(c)

Irrespective of whether notice of the Transaction Security is required for perfection, if the service of notice would prevent the Obligor from dealing with an intercompany receivable in the course of its business no notice of security shall be served until required by the Agent following an Acceleration Event (as defined in the Intercreditor Agreement).

(d)	If required under local law, Transaction Security over intercompany receivables will be registered subject to the general principles set out in these Agreed Security Principles.

6.	BANK ACCOUNTS

(a)

No Regulated Entity or other member of the Group will be required to create Transaction Security over or otherwise encumber any bank accounts which contain or are reasonably likely to contain Restricted Assets.

(b)

If, pursuant to a Debenture, an Obligor grants Transaction Security over its bank accounts it shall be free to deal with those accounts in the course of its business (including exercising the ability to close such charged accounts) until notified in writing by the Security Agent following an Acceleration Event (as defined in the Intercreditor Agreement).

(c)

If required by local law to perfect the Transaction Security, notice of the Transaction Security will be served on the account bank within 20 Business Days of the Transaction Security being granted and the Obligor shall use its commercially reasonable endeavours (not involving the payment of money or incurrence of external expenses) to obtain an acknowledgement of that notice with 20 Business Days of service. If the Obligor has used its commercially reasonable endeavours but has not been able to obtain acknowledgement its obligation to obtain acknowledgement shall cease on the expiry of that 20 Business Day period.

(d)

Irrespective of whether notice of the Transaction Security is required for perfection, if the service of notice would prevent the Obligor from retaining control over and using a bank account in the ordinary course of its business no notice of security shall be served until required in writing by the Security Agent following an Acceleration Event (as defined in the Intercreditor Agreement). For the avoidance of doubt, subject to the provisions of this Agreement, there will be no restriction on the movement and dealing with cash and receivables into and out of any secured bank accounts until an Acceleration Event (as defined in the Intercreditor Agreement) has occurred and is continuing.

(e)

Any Transaction Security over bank accounts shall be subject to any prior security interests in favour of the account bank which are created either by law or in the standard terms and conditions of the account bank. The notice of Transaction Security may request these are waived by the account bank but the Obligor shall not be required to change its banking arrangements if these security interests are not waived or only partially waived.

(f)	If required under local law, Transaction Security over bank accounts will be registered subject to the general principles set out in these Agreed Security Principles.

7.	HEDGING

(a)

If, pursuant to a Debenture, an Obligor grants Transaction Security over receivables under Hedging Agreements (as defined in the Intercreditor Agreement) it shall be free to deal with those receivables in the course of its business until notified in writing by the Security Agent following an Acceleration Event which is continuing.

(b)

Except as provided for in the Intercreditor Agreement, no notice of Transaction Security will be prepared or served until notified in writing by the Security Agent following an Acceleration Event which is continuing.

(c)	No Transaction Security will be granted over any hedging receivables which cannot be secured under the terms of the relevant Hedging Agreement.

8.	RELEASE OF SECURITY

Unless required by local law, the circumstances in which the Transaction Security shall be released should not be dealt with in individual Transaction Security Documents but, if so required, shall provide that such Transaction Security will be released in accordance with this Agreement and the Intercreditor Agreement.

SCHEDULE 10

FORM OF INCREASE CONFIRMATION

To: [ 🌑 ] as Agent, [ 🌑 ] as Security Agent, [ 🌑 ] as Issuing Bank]1 and PI UK Holdco II Limited as Parent, for and on behalf of each Obligor

From: [the Increase Lender] (the “Increase Lender”)

Dated: [ 🌑 ]

PI UK Holdco II Limited – Senior Facilities Agreement dated [ 🌑 ] (the “Facilities Agreement”)

1.

We refer to the Facilities Agreement and to the Intercreditor Agreement (as defined in the Facilities Agreement). This agreement (the “Agreement”) shall take effect as an Increase Confirmation for the purpose of the Facilities Agreement and as a Creditor/Agent Accession Undertaking for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement). Terms defined in the Facilities Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to Clause 2.2 (Increase) of the Facilities Agreement.

3.

The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment specified in the Schedule (the “Relevant Commitment”) as if it was an Original Lender under the Facilities Agreement.

4.	The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment is to take effect (the “Increase Date”) is [ 🌑 ].

5.	On the Increase Date, the Increase Lender becomes:

(a)	party to the relevant Finance Documents (other than the Intercreditor Agreement) as a Lender; and

(b)	party to the Intercreditor Agreement as a Senior Lender (as defined in the Intercreditor Agreement).

6.	The Facility Office and address, fax number and attention details for notices to the Increase Lender for the purposes of Clause 35.2 (Addresses) are set out in the Schedule.

7.	The Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in paragraph (g) of Clause 2.2 (Increase).

8.	The Increase Lender confirms that it is:

(a)	[with respect to a UK Borrower:

(i)	a UK Qualifying Lender other than a UK Treaty Lender;

(ii)	a UK Treaty Lender; or

(iii)	not a UK Qualifying Lender;][2]

[1]	Only if increase in the Total Revolving Facility Commitments.
[2]	Delete as applicable. Each Increase Lender is required to confirm which of these categories it falls within.

(b)	[with respect to a US Borrower:

(i)	a US Qualifying Lender; or

(ii)	not a US Qualifying Lender;][3]

(c)	[with respect to a Canadian Tax Borrower:

(i)	a Canadian Qualifying Lender; or

(ii)	not a Canadian Qualifying Lender;][4]

(d)	[with respect to any Borrower (other than a UK Borrower, US Borrower or Canadian Tax Borrower)]:

(i)	a Qualifying Lender other than a Treaty Lender;

(ii)	a Treaty Lender; or

(iii)	not a Qualifying Lender.][5]

9.	[With respect to any UK Borrower, the Increase Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes;

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(iii)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.]*

10.

[With respect to any UK Borrower, the Increase Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [ 🌑 ]) and is tax resident in [ 🌑 ]*, so that interest payable to it by UK borrowers is generally subject to full exemption from UK withholding tax and requests that the Parent notify:

[3]	Delete as applicable.
[4]	Delete as applicable.
[5]	Delete as applicable.
[6]	Include if Increase Lender comes within paragraph (a)(ii) of the definition of UK Qualifying Lender in Clause 18.1 (Tax definitions)
*	[Insert jurisdiction of tax residence]

(a)	each UK Borrower which is a Party as a Borrower as at the Transfer Date; and

(b)	each UK Borrower which is an Additional Borrower which becomes an Additional Borrower after the Transfer Date,

11.	that it wishes that scheme to apply to the Facilities Agreement.][7]

12.

We refer to Clause 19.3 (Change of Senior Lender, Second Lien Lender, Permitted Senior Financing Creditor, Permitted Second Lien Financing Creditor or Permitted Parent Financing Creditor) of the Intercreditor Agreement:

In consideration of the Increase Lender being accepted as a Senior Lender for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement), the Increase Lender confirms that, as from the Increase Date, it intends to be party to the Intercreditor Agreement as a Senior Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a Senior Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

13.	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

14.	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

15.	This Agreement has been entered into on the date stated at the beginning of this Agreement.

[Note: The execution of this Increase Confirmation may not be sufficient for the Increase Lender to obtain the benefit of the Transaction Security in all jurisdictions. It is the responsibility of the Increase Lender to ascertain whether any other documents or other formalities are required to obtain the benefit of the Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.]

[7]	Include if the Increase Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Facilities Agreement

The Schedule

Relevant commitment/rights and obligations to be assumed by the increase Lender

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[Increase Lender]

By:

This Agreement is accepted as an Increase Confirmation for the purposes of the Facilities Agreement by the Agent, and as a Creditor/Agent Accession Undertaking for the purposes of the Intercreditor Agreement by the Security Agent and the Increase Date is confirmed as [ 🌑 ].

Agent

By:

Security Agent

By:

SCHEDULE 11

INCREMENTAL FACILITY INCREASE NOTICE

Part 1

Form of Incremental Facility Accession Certificate1

To: [ 🌑 ] as Agent, [ 🌑 ] as Security Agent

From: [ 🌑 ]

Date: [ 🌑 ]

PI UK Holdco II Limited – Senior Facilities Agreement dated [ 🌑 ] (the “Facilities Agreement”)

1.

We refer to the Facilities Agreement and to the Intercreditor Agreement (as defined in the Facilities Agreement). This agreement (the “Agreement”) shall take effect as an Accession Certificate for the purpose of the Facilities Agreement and as a Creditor/Agent Accession Undertaking for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement). Terms defined in the Facilities Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	The proposed Accession Effective Date is [ 🌑 ].

3.	On the Accession Effective Date the Acceding Lender becomes:

(a)	party to the relevant Finance Documents (other than the Intercreditor Agreement) as a Lender; and

(b)	party to the Intercreditor Agreement as a Senior Lender (as defined in the Intercreditor Agreement).

4.

The Acceding Lender agrees to assume all the rights and obligations of a Lender in relation to the Commitments specified in the Schedule to this Agreement (the “Schedule”) in accordance with the terms of the Facilities Agreement and the Intercreditor Agreement.

5.	The administrative details of the Acceding Lender for the purposes of the Facilities Agreement are set out in the Schedule.

6.	The Acceding Lender confirms that it is:

(a)	[with respect to a UK Borrower:

(i)	a UK Qualifying Lender other than a UK Treaty Lender;

(ii)	a UK Treaty Lender; or

(iii)	not a UK Qualifying Lender;][2]

(b)	[with respect to a US Borrower:

[1]	To be provided by an Acceding Lender in respect of Incremental Facility Commitments.
[2]	Delete as applicable. Each Acceding Lender is required to confirm which of these categories it falls within.

(i)	a US Qualifying Lender; or

(ii)	not a US Qualifying Lender;][3]

(c)	[with respect to a Canadian Tax Borrower:

(i)	a Canadian Qualifying Lender; or

(ii)	not a Canadian Qualifying Lender;][4]

(d)	[with respect to any Borrower (other than a UK Borrower, US Borrower or Canadian Tax Borrower)]:

(i)	a Qualifying Lender other than a Treaty Lender;

(ii)	a Treaty Lender; or

(iii)	not a Qualifying Lender.][5]

7.	[With respect to any UK Borrower, the Acceding Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes;

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(iii)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.][6]

8.

[With respect to any UK Borrower, the Acceding Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [ 🌑 ]) and is tax resident in [ 🌑 ]*, so that interest payable to it by UK borrowers is generally subject to full exemption from UK withholding tax and requests that the Parent notify:

(a)	each UK Borrower which is a Party as a Borrower as at the Transfer Date; and

[3]	Delete as applicable.
[4]	Delete as applicable.
[5]	Delete as applicable.
[6]	Include if Acceding Lender comes within paragraph (a)(ii) of the definition of UK Qualifying Lender in Clause 18.1 (Tax definitions)
*	[Insert jurisdiction of tax residence]

(b)	each UK Borrower which is an Additional Borrower which becomes an Additional Borrower after the Accession Effective Date,

that it wishes that scheme to apply to the Facilities Agreement.]7

9.

We refer to Clause 19.3 (Change of Senior Lender, Second Lien Lender Permitted Senior Financing Creditor, Permitted Second Lien Financing Creditor or Permitted Parent Financing Creditor) of the Intercreditor Agreement:

In consideration of the Acceding Lender being accepted as a Senior Lender for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement), the Acceding Lender confirms that, as from the Accession Effective Date, it intends to be party to the Intercreditor Agreement as a Senior Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a Senior Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

10.	This Accession Certificate takes effect as a deed notwithstanding that a party may execute it under hand.

11.	This Accession Certificate has been executed and delivered as a deed on the date stated at the beginning of this Accession Certificate.

12.	This Accession Certificate and any non-contractual obligations arising out if it are governed by English law.

[7]	Include if the Acceding Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Facilities Agreement

The Schedule

Commitment to be Assumed

Administrative details of the New Lender [insert details of Facility Office, address for notices and payment details etc.]

EXECUTED AS A DEED by [Acceding Lender]8

acting by [ 🌑 ]

and

[ 🌑 ]

This Agreement is accepted as an Accession Certificate for the purposes of the Facilities Agreement by the Agent, and as a Creditor/Agent Accession Undertaking for the purposes of the Intercreditor Agreement by the Security Agent and the Accession Effective Date is confirmed as [ 🌑 ].

acting under the authority of that company,

in the presence of:

Witness’s signature:

Name:	[ 🌑 ]

Address:	[ 🌑 ]

The Accession Effective Date is confirmed by the Agent as [ 🌑 ].

[Agent]

By:

As Agent

and for and on behalf of each of the parties to the Facilities Agreement (other than the Obligors and the Acceding Lender)

Acknowledged and agreed

By:

As Security Agent

and for and on behalf of each of the parties to the Facilities Agreement (other than the Obligors and the Acceding Lender)

[8]	Execution approach to be reviewed at the time of signing to ensure it is appropriate for the relevant Acceding Lender.

Part 2

Form of Incremental Facility Increase Notice1

To: [ 🌑 ] as Agent

From: PI UK Holdco II Limited (the “Company”)

[ 🌑 ] (the “Borrower”)

[ 🌑 ] (the “Lender”)

Date: [ 🌑 ]

PI UK Holdco II Limited – Senior Facilities Agreement dated [ 🌑 ] (the “Facilities Agreement”)

[To include all relevant terms and confirmations required in accordance with Clause 2.3 (Incremental Facility), including a certain funds period if applicable.]

[1]	To be provided by the Parent, Borrower(s) and Lenders(s) in respect of Incremental Facility Commitments.

SCHEDULE 12

GENERAL UNDERTAKINGS

Any capitalised terms used in this Schedule 12 that are not otherwise defined herein shall have the respective meanings given to them in Clause 1.1 (Definitions) of this Agreement. Unless expressly stated herein Clause references in this Schedule 12 are to the sections of this Schedule 12.

1.	DEFINITIONS

“Acquired Group” has the meaning given to that term in Clause 4(g)(i) of this Schedule.

“Applicable Indebtedness” has the meaning given to that term in the definition of Weighted Average Life to Maturity.

“Attributable Indebtedness” means, on any date, in respect of any Capitalised Lease of any Person, the capitalised amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with the relevant Accounting Principles as in effect on the date of this Agreement.

“Available Amount” means, as of any date of determination (the “Reference Date”), the sum of:

(a)

(i) the greater of $140,000,000 and 40% of LTM Consolidated EBITDA, plus (ii) 50% of Consolidated Net Income for the period (treated as one accounting period) from the first day of the Financial Quarter commencing immediately prior to the Initial Closing Date to the end of the most recent Financial Quarter ending prior to such Reference Date for which internal consolidated financial statements of the Parent are available (or, in the case such Consolidated Net Income is a deficit, minus 100% of such deficit); plus

(b)

(i) the amount of any Net Cash Proceeds, and the fair market value of property or assets or marketable securities, received in connection with Permitted Equity Issuances of the Parent (or issuances of debt securities that have been converted into or exchanged for Qualified Equity Interests of the Parent) or resulting from any Shareholder Indebtedness received by the Parent in each case from sources outside the Group and (ii) the amount of any Net Cash Proceeds and the fair market value of property or assets or marketable securities contributed to the capital of the Parent (and, in each case, excluding (i) any such Net Cash Proceeds or the fair market value of property or assets or marketable securities funded directly or indirectly from any proceeds of Senior Parent Liabilities (as defined in the Intercreditor Agreement), (ii) the proceeds of any Specified Equity Contribution made in accordance with paragraph (b) of Clause 27.2 (Financial Covenant) of this Agreement, (iii) Excluded Contributions and (iv) any amounts raised as cash contributions pursuant to Clause 4(ee) of this Schedule) during the period from and including the Initial Closing Date to and including the Reference Date; plus

(c)	to the extent not:

(i)	included in Clause (a) above; or

(ii)	already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment,

the aggregate amount of all dividends and other distributions received by the Parent or any Restricted Subsidiary from any Unrestricted Subsidiaries during the period from and including the Initial Closing Date to and including the Reference Date; plus

(d)	to the extent not:

(i)	included in Clause (a) above; or

(ii)	already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment,

the aggregate amount of all repayments of principal, and the fair market value of property or assets or marketable securities, received by the Parent or any Restricted Subsidiary in connection with any Unrestricted Subsidiaries during the period from and including the Initial Closing Date to and including the Reference Date in respect of loans or advances made by the Parent or any Restricted Subsidiary to such Unrestricted Subsidiaries; plus

(e)	to the extent not:

(i)	included in Clause (a) above;

(ii)	already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment; or

(iii)	required to be applied to prepay Indebtedness in accordance with Clause 12.2 (Net Cash Proceeds of Dispositions),

the aggregate amount of all Net Cash Proceeds (and any amount excluded from the definition thereof), and the fair market value of property or assets or marketable securities, received by the Parent or any Restricted Subsidiary:

(A)	in connection with:

(I)	the sale, transfer or other disposition of its ownership interest in any Unrestricted Subsidiary; or

(II)	the sale or other disposition (other than to the Parent or a Restricted Subsidiary) of Investments made by the Parent and its Restricted Subsidiaries pursuant to Clause 3(t) of this Schedule; and

(B)

from repurchases, redemptions or repayments of any Investments (including loans or advances that constituted Investments) from the Parent and its Restricted Subsidiaries made pursuant to Clause 3(t) of this Schedule by any Person (other than the Parent or any of its Restricted Subsidiaries), in each case, during the period from the Initial Closing Date to and including the Reference Date; plus

(f)

in the event that an Unrestricted Subsidiary (designated as such subsequent to the Initial Closing Date) is redesignated as a Restricted Subsidiary, all of the assets of such Unrestricted Subsidiary are transferred to the Parent or a Restricted Subsidiary, or such Unrestricted Subsidiary is merged or consolidated into the Parent or a Restricted Subsidiary, 100% of the amount received in cash and the fair market value of any property or marketable securities received by the Parent or any Restricted Subsidiary in respect of such redesignation, merger, consolidation or transfer of assets, excluding the amount of any Investment in such Unrestricted Subsidiary that constituted an Investment permitted under Clause 3(m) or 3(ff) of this Schedule; plus

(g)

the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Equity Interests, in each case, of the Parent or any Restricted Subsidiary thereof issued after the Initial Closing Date (other than Indebtedness or Disqualified Equity Interests issued to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Parent or any Restricted Subsidiary (other than to the extent such employee stock ownership plan or trust has been funded by the Parent or any Restricted Subsidiary)) that, in each case, has been converted into or exchanged for Equity Interests in the Parent or any direct or indirect parent of the Parent (other than Disqualified Equity Interests); plus

(h)	the aggregate amount of Waived Amounts; minus

(i)

the aggregate amount of any prepayment made in accordance with paragraph (c) of Clause 39.7 (Replacement of Lender) using the Available Amount, any Investment made after the Initial Closing Date pursuant to Clause 3(t) of this Schedule, any Restricted Payment made after the Initial Closing Date pursuant to Clause 7(k)(iii) of this Schedule or any payment made pursuant to Clause 12(d) of this Schedule, or any other use of the Available Amount in accordance with this Agreement, in each case during the period commencing on the Initial Closing Date and ending on the Reference Date (and, for purposes of this paragraph (i), without taking account of the intended usage of the Available Amount on such Reference Date in the contemplated transaction), in each case, in reliance on the Available Amount.

The fair market value of property or assets other than cash covered by the preceding paragraphs shall be the fair market value thereof as determined in good faith by a Responsible Officer.

“Available Restricted Payment Capacity Amount” means, without double counting, as of any date of determination:

(a)	the amount of Restricted Payments that may be made pursuant to Clauses 7(f), (i) and (k) of this Schedule; minus

(b)	the sum of the amount of the Available Restricted Payment Capacity Amount utilised by the Parent or any Restricted Subsidiary to:

(i)	incur Liens pursuant to Clause 2(xx) of this Schedule;

(ii)	make Investments pursuant to Clause 3(m) of this Schedule;

(iii)	incur Indebtedness pursuant to Clause 4(dd) of this Schedule; and

(iv)

make prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Lien Financings or Junior Financings prior to their scheduled maturity utilising the Available Restricted Payment Capacity Amount pursuant to Clause 12(g) of this Schedule; plus

(c)	the aggregate principal amount of Indebtedness prepaid prior to or substantially concurrently at such time, solely to the extent such Indebtedness:

(i)	was secured by Liens pursuant to pursuant to Clause 2(xx) of this Schedule; or

(ii)

was incurred pursuant to Clause 4(dd) of this Schedule and not secured pursuant to Clause 2(xx) of this Schedule (it being understood that the amount under this paragraph (c) shall only be available for use under Clauses 2(xx) and 4(dd) of this Schedule, as applicable).

“Capital Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalised under Capitalised Leases) by the Parent and the Restricted Subsidiaries during such period that, in conformity with the relevant Accounting Principles, are or are required to be included as capital expenditures on the consolidated statement of cash flows of the Parent and the Restricted Subsidiaries.

“Capitalised Leases” means all leases that have been or are required to be, in accordance with the relevant Accounting Principles (as in effect on the date of this Agreement), recorded as capitalised leases (and, for the avoidance of doubt, not a straight-line or operating lease); provided that for all purposes hereunder the amount of obligations under any Capitalised Lease shall be the amount thereof accounted for as a liability in accordance with the relevant Accounting Principles (as in effect on the date of this Agreement).

“Cash Management Bank” means any Person that provides any Cash Management Services.

“Cash Management Obligations” means obligations owed by the Parent or any Restricted Subsidiary to any Cash Management Bank in respect of or in connection with any Cash Management Services (including any Operating Facility Liabilities (as defined under the Intercreditor Agreement)).

“Cash Management Services” means any agreement or arrangement to provide any treasury and/or cash management services, including treasury, depository, overdraft, credit card processing, credit or debit card, stored value card, purchase or procurement card, electronic funds transfer, the collection of cheques and direct debits, cash pooling, automated clearinghouse transfer of funds and other cash management arrangements.

“Casualty Event” means any event that gives rise to the receipt by the Parent or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) in respect of the damage or destruction of such equipment, fixed assets or real property.

“Consolidated Current Assets” means, as at any date of determination, the Total Assets that may properly be classified on a consolidated balance sheet of the Parent as current assets in conformity with the relevant Accounting Principles, excluding cash and Cash Equivalent Investments, amounts related to current or deferred taxes based on income or profits, assets held for sale, loans (permitted) to third parties, pension assets, deferred bank fees and derivative financial instruments, any Settlement Assets and excluding the effects of adjustments pursuant to the relevant Accounting Principles resulting from the application of recapitalisation accounting or purchase accounting, as the case may be, in relation to the Transaction or any consummated acquisition.

“Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of the Parent and the Restricted Subsidiaries on a consolidated basis that may properly be classified on a consolidated balance sheet of the Parent as current liabilities in conformity with the relevant Accounting Principles, excluding (A) the current portion of any Funded Debt, (B) the current portion of interest, (C) accruals for current or deferred taxes based on income or profits, (D) accruals of any costs or expenses related to restructuring reserves, (E) revolving loans, swing line loans and letter of credit obligations under the Revolving Facility or any other revolving credit facility, (F) the current portion of any Attributable Indebtedness, (G) deferred revenue arising from cash receipts that are earmarked for specific projects, (H) liabilities in respect of unpaid earn-outs, (I) any Settlement Debt, Settlement Liabilities or any other liabilities in connection with Settlement Cash Balances or other Settlement Assets, (J) the current portion of any other long-term liabilities, and, furthermore, excluding the effects of adjustments pursuant to the relevant Accounting Principles resulting from the application of recapitalisation accounting or purchase accounting, as the case may be, in relation to the Transaction or any consummated acquisition and (K) Non-Cash Compensation Liabilities.

“Consolidated Depreciation and Amortisation Expense” means, with respect to any Person for any period, the total amount of depreciation and amortisation expense of such Person, including the amortisation of intangible assets, deferred financing fees or costs and capitalized fees, including, without limitation, the amortisation of capitalised fees related to any Factoring Financing and the amortisation of intangible assets and debt issuance costs, commissions, fees and expenses for such period on a consolidated basis and otherwise determined in accordance with the relevant Accounting Principles.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(a)	increased by (without duplication, and as determined in accordance with the relevant Accounting Principles to the extent applicable):

(i)

(A) provision for taxes based on income or profits or capital, plus federal, state, provincial, franchise, property or similar taxes and foreign withholding taxes and foreign unreimbursed value added taxes, of such Person for such period (including, in each case, penalties and interest related to such taxes or arising from tax examinations) deducted in computing Consolidated Net Income, (B) if the Parent is treated as a disregarded entity or partnership for US federal, state and/or local income tax purposes for such period or any portion thereof, the amount of distributions actually made to any Parent Entity in respect of such period in accordance with Clause 7(g)(x) of this Schedule, and (C) amounts paid to any Parent Entity in respect of taxes in accordance with Clause 7(g) of this Schedule, in each case, solely to the extent such amounts were deducted in computing Consolidated Net Income; plus

(ii)

(A) Fixed Charges for such period, (B) (v) non-cash rent expense, (w) net losses or any obligations on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, (x) bank fees and other financing fees, (y) costs of surety bonds in connection with financing activities and (z) any Consolidated Interest Expense not paid in cash and amounts excluded from Consolidated Interest Expense as set forth in the definition thereof) and (C) any net losses or any obligations in respect of any other Hedging Obligations or other derivative instruments entered into for non-speculative purposes; plus

(iii)	Consolidated Depreciation and Amortisation Expense of such Person for such period to the extent such depreciation and amortisation expenses were deducted in computing Consolidated Net Income; plus

(iv)	earn-out obligations incurred in connection with any acquisition or other Investment and paid or accrued during the applicable period, including any mark to market adjustments; plus

(v)

any expenses or charges related to any issuance or offering of Equity Interests, Investment, acquisition, Disposition, recapitalisation or the incurrence or repayment of Indebtedness (including, with respect to Indebtedness, a refinancing thereof) in each case (x) whether or not successful and (y) permitted to be incurred or made hereunder and any amendment or modification to the terms of any such transactions, including such fees, expenses or charges related to the Transaction, in each case, deducted in computing Consolidated Net Income; plus

(vi)

the amount of (x) any restructuring charge or reserve deducted in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with the Transactions and other Investments (including Permitted Acquisitions), the consolidation or closure of any office or facility and (y) cash expenses or charges relating to curtailments or modifications to pension and post retirement employee benefit plans deducted in such period in computing Consolidated Net Income; plus

(vii)

the amount of costs relating to signing, retention and completion bonuses, costs incurred in connection with any strategic initiatives, transition costs and costs incurred in connection with non-recurring product and intellectual property development, other business optimisation expenses (including costs and expenses relating to business optimisation programs), and new systems design and implementation costs and project start-up costs, costs associated with tax projects/audits and costs consisting of professional consulting or other fees relating to any of the foregoing, in each case, deducted in such period in computing Consolidated Net Income; plus

(viii)

any other non-cash charges, expenses or losses, including non-cash losses on the sale of assets and any write offs or write downs reducing such Consolidated Net Income for such period and any non-cash expense relating to the vesting of warrants (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (1) the Parent may determine not to add back such non-cash charge in the current period and (2) to the extent the Parent does decide to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortisation of a prepaid cash item that was paid in a prior period); plus

(ix)

the amount of any minority interest expense or non-controlling interest consisting of Restricted Subsidiary income attributable to minority equity interests of third parties in any non-wholly owned Restricted Subsidiary deducted in calculating Consolidated Net Income; plus

(x)

the amount of management, monitoring, consulting, transaction, advisory and other fees (including termination fees) and related indemnities and expenses paid or accrued in such period under any Investor Management Agreement or otherwise to the Sponsors, to the extent permitted under Clause 9 of this Schedule and deducted in such period in computing Consolidated Net Income; plus

(xi)

the amount of “run rate” cost savings, operating expense reductions and synergies (other than any of the foregoing related to Specified Transactions which foregoing related to Specified Transactions will, for the avoidance of doubt, be calculated in accordance Clause 14 of this Schedule) projected by the Parent in good faith to result from actions taken or expected to be taken no later than 36 months after the end of such period (including from any actions taken in whole or in part prior to the Initial Closing Date) (which “run rate” cost savings, operating expense reductions and synergies shall be calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realised on the first day of the period for which Consolidated EBITDA is being determined), net of the amount of actual benefits realised during such period from such actions; provided that (A) such cost savings, operating expense reductions and synergies are reasonably identifiable and factually supportable and (B) with respect to any period, no costs savings, operating expense reductions or synergies shall be added pursuant to this Clause (xi) to the extent duplicative of any costs savings, operating expense reductions or synergies that are included in Clause (vii) above or to any calculation made pursuant to Clause 14 of this Schedule with respect to such period; plus

(xii)

any costs or expenses incurred by the Parent, a Restricted Subsidiary or a Parent Entity to the extent paid by the Parent or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or stockholders agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Parent or net cash proceeds of issuance of Equity Interests of the Parent (other than Disqualified Equity Interests), in each case, solely to the extent that such cash proceeds are excluded from the calculation of the Available Amount; plus

(xiii)

any charges, fees, costs or expenses (including settlements, judgments and arbitral awards) incurred by the Parent or a Restricted Subsidiary relating to litigation or arbitration settled or determined prior to the Initial Closing Date; plus

(xiv)

accruals and reserves that are established or adjusted within 12 months after the Initial Closing Date and that are so required to be established or adjusted in accordance with the relevant Accounting Principles or as a result of adoption of modifications of accounting policies, to the extent such accruals or reserves either (x) will not require any cash outlays in such period or any future period or (y) are related to events occurring prior to the Initial Closing Date, including in respect of: (A) non-cash losses and expenses resulting from fair value accounting required by the applicable standard under the relevant Accounting Principles and related interpretations; and (B) non-cash charges for deferred tax asset valuation allowances; plus

(xv)

any non-cash (for such period and all other periods) compensation charge or expense, including any such charge or expense arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs, and any cash charges associated with the rollover, acceleration or pay-out of Equity Interests by, or to, management or other holders of Equity Interests of the Parent or any of the Restricted Subsidiaries in connection with the Transaction; plus

(xvi)	the amount of loss or discount on sale of receivables and related assets of the type specified in the definition of “Receivables Financing” incurred in connection with a Factoring Financing; plus

(xvii)

cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (b) below for any previous period and not added back; plus

(xviii)

any net losses, charges, expenses, costs or other payments (including all fees, expenses or charges related thereto) (i) from disposed, abandoned or discontinued operations, (ii) in respect of facilities no longer used or useful in the conduct of the business of the Parent or its Restricted Subsidiaries, abandoned, closed, disposed or discontinued operations and any losses on disposal of abandoned, closed or discontinued operations and (iii) attributable to business dispositions or asset dispositions (other than in the ordinary course of business) as determined in good faith by the Parent; plus

(xix)	any other adjustments, exclusions and add-backs reflected in the Base Case Model and the Information Memorandum; and

(b)	decreased by (without duplication, and as determined in accordance with the relevant Accounting Principles to the extent applicable):

(i)

any non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period (other than such cash charges that have been added back to Consolidated Net Income in calculating Consolidated EBITDA in accordance with this definition);

(ii)

any non-cash gains and income resulting from fair value accounting required by the applicable standard under the relevant Accounting Principles and related interpretations increasing Consolidated Net Income of such Person for such period; and

(iii)

any net gains (A) from disposed, abandoned or discontinued operations, (B) in respect of facilities no longer used or useful in the conduct of the business of the Parent or its Restricted Subsidiaries, abandoned, closed, disposed or discontinued operations and any gains on disposal of abandoned, closed or discontinued operations and (C) attributable to business dispositions or asset dispositions (other than in the ordinary course of business) as determined in good faith by the Parent.

“Consolidated Interest Expense” means, for any period (in each case, determined on the basis of the Accounting Principles), the consolidated interest expense of the Parent and its Restricted Subsidiaries, whether paid or accrued, plus or including (without duplication) any interest, costs and charges consisting of:

(c)	interest expense attributable to any Attributable Indebtedness;

(d)	amortisation of original issue discount (but not including deferred financing fees, debt issuance costs, commissions, fees and expenses);

(e)	non-cash interest expense;

(f)	costs associated with Hedging Obligations (excluding amortisation of fees or any non-cash interest expense attributable to the movement in mark-to-market valuation of such obligations);

(g)

all dividends or other distributions in respect of all Disqualified Equity Interests of the Parent and all Preferred Equity Interests of any Restricted Subsidiary, to the extent held by Persons other than the Parent or a subsidiary of the Parent;

(h)	the consolidated interest expense that was capitalised during such period; and

(i)

interest actually paid by the Parent or any Restricted Subsidiary under any Guarantee of Indebtedness or in respect of any Senior Parent Liabilities (as defined in the Intercreditor Agreement) or other obligation of any other Person including by way of dividend, payment in respect of a proceeds loan or otherwise, minus (i) accretion or accrual of discounted liabilities and any prepayment premium or penalty, (ii) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting in connection with the Transactions or any acquisition, (iii) interest with respect to Indebtedness of any Holding Company of such Person appearing upon the balance sheet of such Person solely by reason of push-down accounting under the Accounting Principles, (iv) any tax gross-up on any Indebtedness, which is included in interest expenses under the Accounting Principles. Consolidated Interest Expense shall not include any interest expense relating to Shareholder Indebtedness or any payment-in-kind interest (whether capitalised or accruing), (v) agency fees paid to the facility agents, security agents and other agents under this Agreement or other credit facilities or debt securities, (vi) any additional interest or liquidated damages with respect to failure to comply with any registration rights agreement owing with respect to any securities, (vii) costs associated with obtaining, unwinding or terminating (including at maturity) Hedging Obligations, (viii) penalties and interest relating to taxes, (ix) amortization or expensing of deferred financing fees, amendment and consent fees, debt issuance costs, commissions, fees, expenses and discounted liabilities and any other amounts of non-cash interest, (x) any expensing of bridge, commitment and other financing fees and any other fees related to the Transactions or any acquisitions after the Initial Closing Date, (xi) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Factoring Financing and (xii) any lease, rental or other expense in connection with a lease obligation (other than a Capital Lease).

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with the relevant Accounting Principles and before any reduction in respect of preferred stock dividends; provided, however, that, without duplication:

(a)

(i) any net after-tax extraordinary, exceptional, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) charges or expenses (including relating to multi-year strategic initiatives) and (ii) Transaction Expenses, restructuring and duplicative running costs, restructuring charges or reserves, relocation costs, start-up or initial costs for any project or new production line, division or new line of business, integration and facilities opening costs, facility consolidation and closing costs, severance costs and expenses, one-time charges (including compensation charges), payments made pursuant to the terms of change-in-control agreements that the Parent or a Restricted Subsidiary or a Parent Entity had entered into with employees of the Parent, a Restricted Subsidiary or a Parent Entity, costs relating to pre-opening, opening and conversion costs for facilities, losses, costs or cost inefficiencies related to facility or property disruptions or shutdowns, signing, retention and completion bonuses, recruiting costs, costs incurred in connection with any strategic initiatives, transition costs, nonrecurring litigation and arbitration fees, expenses, costs and charges, including settlement amounts, judgment amounts and arbitral awards, expenses in connection with one-time rate changes, costs incurred in connection with acquisitions and investments (including travel and out-of-pocket costs, professional fees for legal, accounting and other services, human resources costs (including relocation bonuses), management transition costs, advertising costs, losses associated with temporary decreases in work volume and expenses related to maintaining underutilized personnel) and non-recurring product and intellectual property development, other business optimization expenses or reserves (including costs and expenses relating to business optimization programs and new systems design and costs or reserves associated with improvements to IT and accounting functions, retention charges (including charges or expenses in respect of incentive plans), system establishment costs and implementation costs) and operating expenses attributable to the implementation of cost-savings initiatives, and curtailments or modifications to pension and post-retirement employee benefit plans, shall be excluded;

(b)

at the election of the Parent (in its sole and absolute discretion) with respect to any quarterly period, the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period, whether effected through a cumulative effect adjustment or a retroactive application, in each case in accordance with the relevant Accounting Principles;

(c)

effects of adjustments (including the effects of such adjustments pushed down to the Parent and its Restricted Subsidiaries) in such Person’s consolidated financial statements pursuant to the relevant Accounting Principles (including in the inventory (including any impact of changes to inventory valuation policy methods, including changes in capitalisation of variances), property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items thereof) resulting from the application of recapitalisation accounting or purchase accounting, as the case may be, in relation to the Transaction or any consummated acquisition or the amortisation or write-off of any amounts thereof, net of taxes, shall be excluded;

(d)

any net after-tax income (loss) from disposed, abandoned, transferred, closed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded;

(e)

any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments or the sale or other disposition of any Equity Interests of any Person in each case other than in the ordinary course of business, as determined in good faith by the Parent, shall be excluded;

(f)

the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided the Parent’s or any Restricted Subsidiary’s equity in the Net Income of such Person or Unrestricted Subsidiary shall be included in the Consolidated Net Income of the Parent up to the aggregate amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) by such Person or Unrestricted Subsidiary to the Parent or a Restricted Subsidiary in respect of such period (subject in the case of dividends, distributions or other payments made to a Restricted Subsidiary to the limitations contained in Clause (g) below);

(g)

solely for the purpose of determining the Available Amount and the calculation of Excess Cash Flow, the Net Income for such period of any Restricted Subsidiary (other than the Parent or any Guarantor) shall be excluded to the extent the declaration or payment of dividends or similar distributions by the Parent or such

Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders (other than restrictions in this Agreement or the Second Lien Facility Agreement or any other agreement relating to any other credit facility or debt securities), unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Parent will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) by such Restricted Subsidiary to the Parent or a Restricted Subsidiary thereof that is not itself subject to such limitations in respect of such period, to the extent not already included therein;

(h)

(i) any net unrealised gain or loss (after any offset) resulting in such period from obligations in respect of Swap Contracts (ii) any net gain or loss resulting in such period from currency translation gains or losses related to currency re-measurements of Indebtedness (including the net loss or gain (A) resulting from Swap Contracts for currency exchange risk and (B) resulting from intercompany Indebtedness) and all other foreign currency translation gains or losses, and (iii) any net after-tax income (loss) for such period attributable to the early extinguishment or conversion of (A) Indebtedness, (B) obligations under any Swap Contracts or (C) other derivative instruments, shall be excluded;

(i)

any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities and investments recorded using the equity method or as a result of a change in law or regulation, in each case pursuant to the relevant Accounting Principles, the amortisation of intangibles arising pursuant to the relevant Accounting Principles, shall be excluded;

(j)

any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any Investment, Permitted Acquisition or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement, to the extent actually reimbursed, or, so long as the Parent has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days), shall be excluded;

(k)

to the extent covered by insurance and actually reimbursed, or, so long as the Parent has made a determination that a reasonable basis exists that such amount will in fact be reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such 365 days), expenses, charges or losses with respect to liability or casualty events or business interruption shall be excluded;

(l)

any equity based or non-cash (for such period and all other periods) compensation charge or expense, including any such charge or expense arising from the grants of stock appreciation or similar rights, stock options, restricted stock, profits interests or other rights or equity or equity-based incentive programs (“equity incentives”) shall be excluded, and any cash charges associated with equity incentives or other long-term incentive compensation plans (including under deferred compensation arrangements of the Parent or any of its direct or indirect Parent Entities or

Subsidiaries), the rollover, acceleration or pay-out of Equity Interests by, or to, management, employees, other business partners of the Parent or its direct or indirect Parent Entities or Subsidiaries or other holders of Equity Interests of the Parent or any of the Restricted Subsidiaries, and any cash awards granted to employees of the Parent and its Subsidiaries in replacement for forfeited equity awards, shall be excluded;

(m)

any fees, expenses or charges incurred during such period, or any amortization thereof for such period, in connection with any acquisition, recapitalization, investment, asset sale, disposition, incurrence or repayment of Indebtedness (including such fees, expenses or charges related to the offering and issuance of any securities and the syndication and incurrence of any Facility, the Second Lien Facilities or any other credit facility), issuance of Equity Interests of the Parent or its direct or indirect Parent Entities, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of any securities and any Facility, Second Lien Facility or other credit facility) and including, in each case, any such transaction consummated on or prior to the Initial Closing Date and any such transaction undertaken but not completed, and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful or consummated, shall be excluded;

(n)

accruals and reserves that are established or adjusted in connection with the Transactions or within twelve months after the closing of any acquisition that are so required to be established or adjusted as a result of such acquisition in accordance with the Accounting Principles or changes as a result of modifications of accounting policies shall be excluded;

(o)	the following items shall be excluded:

(i)	any adjustments resulting from any recording of liabilities under guarantees at fair value;

(ii)

at the election of the Parent (in its sole and absolute discretion) with respect to any quarterly period, effects of adjustments to accruals and reserves during a prior period relating to any change in the methodology of calculating reserves for returns, rebates and other chargebacks; and

(iii)	earn-out, non-compete and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments shall be excluded;

(p)

if such Person is treated as a disregarded entity or partnership for US federal, state and/or local income tax purposes for such period or any portion thereof, the amount of distributions actually made to any direct or indirect parent company of such Person in respect of such period in accordance with Clause 7(g)(x) of this Schedule shall be included in calculating Consolidated Net Income as though such amounts had been paid as taxes directly by such Person for such period.

“Consolidated Secured Net Debt” means, as of any date of determination, (a) Consolidated Total Debt of the Parent and the Restricted Subsidiaries which is secured by a Lien on any of the Charged Property of the Parent or any Restricted Subsidiary minus (b) the aggregate amount of cash and Cash Equivalent Investments of the Parent and the Restricted Subsidiaries as of such date that is not Restricted.

“Consolidated Senior Secured Net Debt” means, as of any date of determination, (a) Consolidated Total Debt of the Parent and the Restricted Subsidiaries that ranks pari passu with (or which ranks ahead of) the Obligations in respect of the proceeds of any Transaction Security or which is secured by a first priority Lien on any of the Charged Property of the Parent or any Restricted Subsidiary (but not including any Consolidated Total Debt secured by such a Lien which is granted under the Transaction Security if that Consolidated Total Debt ranks behind the Senior Creditor Liabilities (as defined in the Intercreditor Agreement) in respect of the proceeds of Transaction Security) minus (b) the aggregate amount of cash and Cash Equivalent Investments of the Parent and the Restricted Subsidiaries as of such date that is not Restricted.

“Consolidated Total Debt” means, as of any date of determination, the aggregate principal amount of Indebtedness of the Parent and the Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with the relevant Accounting Principles (but excluding (i) any Settlement Debt and Settlement Liabilities or any other liabilities in connection with Settlement Cash Balances or other Settlement Assets which would be treated as Indebtedness of the Group and (ii) the effects of any discounting of Indebtedness resulting from the application of recapitalisation accounting or purchase accounting in connection with the Transaction, any Permitted Acquisition or any other Investment permitted hereunder), consisting of Indebtedness for borrowed money, unreimbursed obligations in respect of drawn letters of credit, Attributable Indebtedness or purchase money debt and debt obligations evidenced by bonds, debentures, loan agreements, promissory notes or similar instruments; provided that (to the extent otherwise included) Consolidated Total Debt shall not include Indebtedness in respect of:

(a)

any letter of credit (except to the extent of unreimbursed obligations in respect of such drawn letters of credit) or any bank guarantees (except to the extent of unreimbursed obligations in respect of any payments or disbursements made by a guarantee bank in respect of bank guarantees) provided that any unreimbursed obligations in respect of any drawn letters of credit and any unreimbursed obligations in respect of any payments or disbursements made by a guarantee bank in respect of bank guarantees shall not be counted as Consolidated Total Debt until five Business Days after such amount is drawn (it being understood that any borrowing, whether automatic or otherwise, to fund such reimbursement shall be counted);

(b)	the amount of any liability of pensions obligations and Indebtedness relating to pensions liabilities;

(c)

obligations and Indebtedness under any operating lease and the amount of any liability in respect of any finance or capital lease (including Attributable Indebtedness) which would not, in accordance with the relevant Accounting Principles (as in effect on the date of this Agreement), be treated as a finance or capital lease;

(d)	any amount in respect of Trade Instruments;

(e)	obligations under Hedging Agreements and Swap Contracts;

(f)

Shareholder Indebtedness, Investor Liabilities (as defined in the Intercreditor Agreement) and any other Indebtedness provided by a Parent Entity or other direct or indirect investor in the Parent to the Parent subordinated to the satisfaction of the Majority Lenders (acting reasonably);

(g)	any Factoring Financing; and

(h)	Unrestricted Subsidiaries.

“Consolidated Total Net Debt” means, as of any date of determination, (a) Consolidated Total Debt of the Parent and its Restricted Subsidiaries minus (b) the aggregate amount of cash and Cash Equivalent Investments of the Parent and the Restricted Subsidiaries as of such date that is not Restricted.

“Consolidated Working Capital” means, as at any date of determination, the excess of Consolidated Current Assets over Consolidated Current Liabilities; provided that increases or decreases in Consolidated Working Capital shall be calculated without regard to any changes in Consolidated Current Assets or Consolidated Current Liabilities as a result of (a) any reclassification in accordance with the relevant Accounting Principles of assets or liabilities, as applicable, between current and noncurrent or (b) the effects of purchase accounting.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Credit Agreement Refinancing Indebtedness” means any:

(a)	Permitted Pari Passu Secured Refinancing Debt;

(b)	Permitted Unsecured Refinancing Debt; or

(c)	any Indebtedness incurred pursuant to a Refinancing Amendment,

in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) after the Initial Closing Date in exchange for, or to extend, renew, replace or refinance, in whole or part, then existing Indebtedness of the Group (including Term Loans and Revolving Facility Loans or Revolving Facility Commitments), and related commitments or any then-existing Credit Agreement Refinancing Indebtedness (“Refinanced Debt”); provided that:

(i)

such exchanging, extending, renewing, replacing or refinancing Indebtedness is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt except by an amount equal to unpaid accrued interest, fees, premium (including call and tender premiums) thereon, defeasance costs, break costs and fees and expenses incurred (including OID, upfront fees and similar items) in connection with such exchanging, extending, renewing, replacing or refinancing Indebtedness, plus other reasonable and customary fees and expenses in connection with such exchange, modification, refinancing, refunding, renewal, replacement or extension;

(ii)

subject to the Permitted Earlier Maturity Indebtedness Exception, such Indebtedness (other than Customary Bridge Loans) has a later maturity than, and, in the case of Refinancing Term Loans, a Weighted Average Life to Maturity equal to or greater than, the Refinanced Debt;

(iii)

the other terms and conditions of such Indebtedness shall either, at the option of the Parent (in its sole and absolute discretion) (I) reflect market terms and conditions (taken as a whole) at the time of incurrence or issuance (as determined by the Parent) or (II) if not consistent with the terms of the Refinanced Debt being refinanced or replaced, not materially more restrictive (taken as a whole) to the Parent and its Restricted Subsidiaries (as determined by the Parent) than those applicable to the Refinanced Debt being refinanced or replaced (except for (x) pricing, premiums, fees, rate floors and prepayment and redemption terms and (y) covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of incurrence of such Indebtedness and it being understood that to the extent any financial maintenance covenant is added for the benefit of such Credit Agreement Refinancing Indebtedness in the form of (A) Refinancing Term Loans or refinancing notes or other debt securities (whether issued in a public offering, Rule 144A, private placement or otherwise), no consent shall be required from the Agent or any of the other Finance Parties to the extent that such financial maintenance covenant is also added for the benefit of each Facility remaining outstanding after the incurrence or issuance of such Credit Agreement Refinancing Indebtedness or (B) Credit Agreement Refinancing Indebtedness in the form of Other Revolving Facility Commitments or Other Revolving Facility Loans, no consent shall be required from the Agent or any of the other Finance Parties to the extent that such financial maintenance covenant (x) is also added for the benefit of any Revolving Facility that then benefits from a financial maintenance covenant and is remaining outstanding after the incurrence of such Other Revolving Facility Commitments or Other Revolving Facility Loans or (y) applies only to periods after the Latest Maturity Date of such Revolving Facility) (provided that a certificate of a Responsible Officer delivered to the Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Parent has determined in good faith that such terms and conditions satisfy the requirement of this paragraph (iii) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Agent notifies the Parent within such five Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees)), in each case, except for covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of incurrence of such Indebtedness;

(iv)

such Refinanced Debt shall be repaid, defeased or satisfied and discharged, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, on or around the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained;

(v)

in the case of Permitted Pari Passu Secured Refinancing Debt, such Indebtedness is subject to the terms and conditions of the Intercreditor Agreement as Senior Creditor Liabilities, Senior Notes Liabilities, Permitted Senior Financing Liabilities, or Second Lien Liabilities (as applicable and as defined in the Intercreditor Agreement);

(vi)

if such Refinanced Debt constitutes revolving loans, the revolving commitments in respect of which are not permanently cancelled on or around the date on which such modification, refinancing, refunding, replacement, renewal, or extension is consummated (such revolving loans, “Refinanced Revolving Debt”), and such Refinanced Revolving Debt is being modified, refinanced, refunded, replaced, renewed, or extended with long-term Indebtedness that does not constitute a revolving loan (“Term-Out Indebtedness”), the principal amount of such Term-Out Indebtedness incurred in a financial year, together with such other Term-Out Indebtedness incurred in the same financial year, (in each case, less any OID, if applicable) does not exceed an aggregate amount equal to $40,000,000 in such financial year except by an amount equal to unpaid accrued interest, fees, premium (including call and tender premiums) thereon, defeasance costs, and fees and expenses incurred (including OID, upfront fees and similar items), in connection with such modification, refinancing, refunding, replacement, renewal or extension and by an amount equal to any existing commitments unutilised thereunder; and

(vii)

in the case of Permitted Unsecured Refinancing Debt which would result in the aggregate principal amount of unsecured Indebtedness of the Group (other than intra-Group debt or Shareholder Indebtedness) for borrowed money being in excess of the greater of 40% of LTM Consolidated EBITDA and $160,000,000 the creditors of which are not party to the Intercreditor Agreement as Senior Parent Creditors (as defined in the Intercreditor Agreement), such Indebtedness is subject to the terms and conditions of the Intercreditor Agreement as Senior Parent Liabilities (as defined in the Intercreditor Agreement).

“Customary Bridge Loans” means customary bridge loans with a maturity date of no longer than one year; provided that (a) the Weighted Average Life to Maturity of any loan, note, security or other Indebtedness which is exchanged for or otherwise replaces such bridge loans is not shorter than the Weighted Average Life to Maturity of any series or tranche of then-existing Term Loans and (b) the final maturity date of any loan, note, security or other Indebtedness which is exchanged for or otherwise replaces such bridge loans is not earlier than the Latest Maturity Date of any Term Facility on the date of the issuance or incurrence thereof.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Parent or a Restricted Subsidiary in connection with a Disposition pursuant to Clause 6(j) of this Schedule that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Disposition).

“Disposition” or “Dispose” or “Disposal” means the sale, transfer, license tantamount to a sale, lease or other disposition (including any sale and leaseback transaction and any sale or issuance of Equity Interests in a Restricted Subsidiary) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that “Disposition” and “Dispose” shall not be deemed to include any issuance by Parent of any of its Equity Interests to another Person.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition:

(a)

matures or is mandatorily redeemable (other than solely for Qualified Equity Interests or Shareholder Indebtedness), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control, initial public offering or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control, initial public offering or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable (other than contingent obligations that by their terms survive) and the termination of the Commitments);

(b)

is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests or Shareholder Indebtedness and other than as a result of a change of control, initial public offering or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control, initial public offering or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable (other than contingent obligations that by their terms survive) and the termination of the Commitments), in whole or in part; or

(c)	is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests,

in each case, prior to the date that is 91 days after the Latest Maturity Date of the Loans at the time of issuance of such Equity Interests; provided that if such Equity Interests are issued to any employees, other service providers, directors, officers or members of management or pursuant to a plan for the benefit of employees, other service providers, directors, officers or members of management of the Parent or the Subsidiaries or by any such plan to such employees, other service providers, directors, officers or members of management, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Parent or the Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employees’, other service providers’, directors’, officers’ or management members’ termination, death or disability; provided, further, that only the portion of Equity Interests that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Equity Interests.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in, including any limited or general partnership interest and any limited liability company membership interest) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities, but excluding debt securities).

“Escrowed Proceeds” means the proceeds from the offering of any debt securities or other Indebtedness paid into escrow accounts with an independent escrow agent on the date of the applicable offering or incurrence pursuant to escrow arrangements that permit the release of amounts on deposit in such escrow accounts upon satisfaction of certain conditions or the occurrence of certain events. The term “Escrowed Proceeds” shall include any interest earned on the amounts held in escrow.

“Excess Cash Flow” means, for any period, an amount equal to the excess of:

(a)	the sum, without duplication, of:

(i)	Consolidated Net Income of the Parent for such period; plus

(ii)

an amount equal to the amount of all non-cash charges (including depreciation and amortisation) to the extent deducted in arriving at such Consolidated Net Income, but excluding any such non-cash charges representing an accrual or reserve for potential cash items in any future period and excluding amortisation of a prepaid cash item that was paid in a prior period; plus

(iii)

decreases in Consolidated Working Capital for such period (other than any such decreases arising from acquisitions or Dispositions by the Parent and the Restricted Subsidiaries completed during such period or the application of purchase accounting); plus

(iv)

an amount equal to the aggregate net non-cash loss on Dispositions by the Parent and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income; less

(v)	(to the extent otherwise included or included in Consolidated Net Income) the proceeds of any Disposition received during that period; over

(b)	the sum, without duplication, of:

(i)

an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income (but excluding any non-cash credit to the extent representing the reversal of an accrual or reserve described in Clause (a)(ii) above) and cash charges excluded by virtue of clauses (a) through (p) of the definition of “Consolidated Net Income”;

(ii)

the amount of Capital Expenditures or acquisitions of intellectual property made in cash during such period by the Parent or the Restricted Subsidiaries to the extent financed with (A) internally generated cash flow or (B) the proceeds of extensions of credit under the Revolving Facility or any other revolving credit facility, in each case, of the Parent and the Restricted Subsidiaries;

(iii)

an amount equal to the aggregate net non-cash gain on Dispositions by the Parent and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income and the net cash loss on Dispositions to the extent otherwise added to arrive at Consolidated Net Income;

(iv)

increases in Consolidated Working Capital for such period (other than any such increases arising from acquisitions or Dispositions by the Parent and the Restricted Subsidiaries completed during such period or the application of purchase accounting);

(v)

cash payments by the Parent and the Restricted Subsidiaries during such period in respect of long-term liabilities of the Parent and the Restricted Subsidiaries (other than Indebtedness) to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income;

(vi)

the amount of Investments and acquisitions made pursuant to Clause 3 of this Schedule (other than Clauses 3(a), 3(c) and 3(u)), to the extent that such Investments and acquisitions were financed with internally generated cash flow or borrowings under any revolving credit facility;

(vii)

the aggregate amount of expenditures actually made in cash by the Parent and the Restricted Subsidiaries from internally generated cash flow of the Parent and the Restricted Subsidiaries during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed (or exceed the amount that is expensed) during such period or are not deducted in calculating Consolidated Net Income;

(viii)	cash expenditures in respect of Swap Contracts during such financial year to the extent not deducted in arriving at such Consolidated Net Income;

(ix)	the aggregate amount of cash and Cash Equivalent Investments which are Restricted Assets;

(x)

the aggregate amount of cash and Cash Equivalent Investments of the Parent or any of its Restricted Subsidiaries deposited during such financial year into cash collateral accounts or other blocked accounts established for the benefit of customers or suppliers or other commercial counterparties (other than cash or Cash Equivalent Investments held in any such accounts to support any outstanding Indebtedness);

(xi)	the aggregate amount of cash and Cash Equivalent Investments which is Restricted and attributable to internally generated cash flow; and

(xii)	any payment of cash to be amortized or expensed over a future period and recorded as a long-term asset,

provided that, with respect to clauses (b)(ii), (v), (vi) and (vii), at the option of the Parent (in its sole and absolute discretion), (1) the amount shall also include any amount committed to be paid pursuant to a binding contract in any subsequent period so long as to the extent such amount is not actually paid as committed in such subsequent period, such amount shall be added back in calculating Excess Cash Flow for such subsequent period and (2) the amount shall also include any payment made after such period and prior to the date on which the Excess Cash Flow calculation is due so long as such amount will not be deducted in subsequent periods.

“Excluded Contribution” means the cash, Cash Equivalent Investments or other assets (valued at their fair market value) received by the Parent after the Initial Closing Date from (without duplication):

(a)	capital contributions in respect of Qualified Equity Interests,

(b)

dividends, distributions, fees and other payments (1) from Unrestricted Subsidiaries and any of their Subsidiaries, (2) received in respect of any minority investments and (3) from any joint ventures that are not Restricted Subsidiaries, and

(c)

the sale (other than to a Subsidiary of the Parent or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Qualified Equity Interests of the Parent (or any direct or indirect parent of the Parent to the extent contributed as common Equity Interests to the Parent), in each case designated as Excluded Contributions pursuant to a certificate of a Responsible Officer on or promptly after the date such capital contributions, payments or sales of Qualified Equity Interests are made; provided that no Specified Equity Contribution may be designated as an Excluded Contribution.

“Excluded Disposition” means any Disposition other than a Disposition made after the Initial Closing Date to a person who is not a member of the Group which is made pursuant to (a) Clause 6(f) of this Schedule or (b) Clause 6(j) of this Schedule.

“Factoring Disposition” means any Disposition described in Clause 6(t) of this Schedule.

“Factoring Financing” means any Receivables Financing of a Receivables Subsidiary which is in the aggregate economically fair and reasonable (as determined in good faith by Parent and it being understood that the relevant financing terms, covenants, termination events and other provisions may subsequently be modified so long as such modifications are, at the time of any such modification, in the aggregate economically fair and reasonable) and may include Standard Securitization Undertakings; provided that to the extent such financing is provided with recourse for credit risk to any Obligor, the maximum aggregate amount of receivables which have been so sold or Disposed of and which remain outstanding (other than as a result of a default by the relevant debtor or invalidity of such Disposal) on a recourse basis shall not exceed the greater of $55,000,000 and 15% of LTM Consolidated EBITDA. The grant of a security interest in any accounts receivable of Parent or any Restricted Subsidiary (other than a Receivables Subsidiary) to secure any Indebtedness shall not be deemed a “Factoring Financing”.

“Financial Quarter” means the period commencing on the day after one Quarter Date and ending on the next Quarter Date.

“First Lien Net Leverage Ratio” means, with respect to any Relevant Period, the ratio of (a) Consolidated Senior Secured Net Debt of the Parent and the Restricted Subsidiaries as of the last day of such Relevant Period to (b) Consolidated EBITDA of the Parent and the Restricted Subsidiaries for such Relevant Period.

“Fixed Charge Coverage Ratio” means, with respect to any Relevant Period, the ratio of (x) the aggregate amount of Consolidated EBITDA of the Parent and its Restricted Subsidiaries for such Relevant Period to (y) Fixed Charges of the Parent and its Restricted Subsidiaries for such Relevant Period.

“Fixed Charges” means, for any period, the sum, without duplication, of:

(a)	the Consolidated Interest Expense paid in cash with respect to Indebtedness for borrowed money and Receivables Fees for such period; plus

(b)

all cash dividends paid (excluding items eliminated in consolidation) on or in respect of all Disqualified Equity Interests of the Parent or any series of Preferred Equity Interests of any Restricted Subsidiary, other than dividends on Equity Interests payable to the Parent or a Restricted Subsidiary.

“Funded Debt” means, in respect of any Person, all third-party Indebtedness of such Person for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.

“Governmental Authority” means the government of any nation, or of any political subdivision thereof, whether state, regional, provincial, territorial, municipal or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, without duplication, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the primary obligor) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect:

(a)	to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation;

(b)

to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation;

(c)

to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation; or

(d)

entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided that the term Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Initial Closing Date or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term Guarantee as a verb has a corresponding meaning.

“Hedging Agreement” has the meaning given to that term in the Intercreditor Agreement.

“Hedging Obligations” means, in respect of any Person, the obligations of such Person pursuant to any Swap Contract.

“Incremental Equivalent Debt” means one or more series of notes or loans, in each case, whether issued in a public offering, Rule 144A or other private placement in lieu of the foregoing or otherwise, “mezzanine” loans or notes or subordinated loans or notes, which Indebtedness (x) if the Indebtedness is secured on a pari passu basis with Facility B, is incurred by the Parent or any Obligor, (y) if the Indebtedness constitutes Junior Lien Financing, is incurred by any member of the Group that is permitted to incur Permitted Second Lien Financing Debt (as defined in the Intercreditor Agreement) and (z) if the Indebtedness constitutes Junior Financing, is incurred by the Parent or any other Person permitted to be designated as a Senior Parent Debt Issuer (as defined in the Intercreditor Agreement) (but, for the avoidance of doubt, which, subject to the terms of the Intercreditor Agreement, may be guaranteed by the Parent or any Obligor) pursuant to an indenture, loan agreement, credit agreement, note purchase agreement or otherwise; provided that:

(a)

as at the time of incurrence, the aggregate principal amount of all Incremental Equivalent Debt then outstanding would not (when taken together with any Incremental Facility Commitments and Incremental Second Lien Facility Commitments then outstanding or established substantially simultaneously with such Incremental Equivalent Debt) cause the Permitted Incremental Available Amount to be exceeded;

(b)	any such Incremental Equivalent Debt shall not be subject to any Guarantee by any member of the Group other than an Obligor;

(c)	in the case of any Incremental Equivalent Debt:

(i)

(if separate security agreements are necessary or desirable in addition to the Transaction Security Documents) the security agreements relating to such Incremental Equivalent Debt shall be substantially the same as the Transaction Security Documents (with such differences as are appropriate to reflect the nature of such Incremental Equivalent Debt and are otherwise reasonably satisfactory to the Agent (acting reasonably)); and

(ii)

if such Incremental Equivalent Debt is secured on assets constituting Charged Property, it shall be subject to the terms of the Intercreditor Agreement and, if it is unsecured or not secured on the Charged Property, it shall be subject to the terms of the Intercreditor Agreement if required by the penultimate paragraph of Clause 4;

(d)

subject to paragraph (g) of Clause 14 (Calculations) of this Schedule, no Event of Default shall have occurred and be continuing or would exist immediately after giving effect to such incurrence, as at any relevant date of determination;

(e)

any Incremental Equivalent Debt (other than Customary Bridge Loans) (A) ranking pari passu with Facility B in respect of the proceeds of any Transaction Security (other than as set forth in sub-clause (B) below), subject to the Permitted Earlier Maturity Indebtedness Exception, will not have a Weighted Average Life to Maturity earlier than the original Termination Date applicable to Facility B (only as long as any of the original Facility B Commitments remain in place and not taking into account any nominal amortisations (if applicable) in respect of senior secured term loans) and will not have a termination date earlier than the original Termination Date applicable to Facility B, and (B) any Incremental Equivalent Debt that is in the form of senior secured revolving facility loans will not have a termination date earlier than the original Termination Date applicable to the Initial Revolving Facility (only for so long as any of the Initial Revolving Facility Commitments remain in place and, for the avoidance of doubt, the foregoing reference to termination date shall not include the maturity of any such senior secured revolving facility loans at the end of any applicable interest period);

(f)

subject to paragraphs (e) above and (g) below, the amortization, pricing, rate floors, discounts, fees, premiums and optional prepayment and redemption provisions applicable to such Incremental Equivalent Debt shall be determined by the Parent and the holders of such Incremental Equivalent Debt; and

(g)

in the case of any Incremental Equivalent Debt (other than Customary Bridge Loans) that is (i) in the form of senior secured term loan ranking pari passu with Facility B in respect of the proceeds of any Transaction Security, (ii) scheduled to mature prior to the date that is two years after the relevant Termination Date (as in effect on the Initial Closing Date) in respect of the corresponding Loans described in the table below (the “Relevant MFN Loans”) based on the currency of such Incremental Equivalent Debt, (iii) denominated in any of the currencies described in the table below and (iv) incurred or established prior to the date falling six calendar months after the Initial Closing Date and, the aggregate Yield in respect of such Incremental Equivalent Debt does not exceed 1.00% per annum higher than the aggregate Yield applicable to such Relevant MFN Loans on the Initial Closing Date (unless the Yield applicable to those Facility B Loans on the Initial Closing Date is offered to be increased to the extent necessary so that the Yield for such Incremental Equivalent Debt does not exceed 1.00% per annum above the increased Yield for such Facility B Loans on the Initial Closing Date):

Relevant MFN Loans	Currency of Incremental Equivalent Debt
Facility B1 Loans	USD
Facility B2 Loans	EUR

provided that:

(i)

if any Incremental Equivalent Debt includes a EURIBOR, LIBOR or other base rate floor that is higher than the EURIBOR, LIBOR or other base rate floor applicable to the Relevant MFN Loans, such differential between EURIBOR, LIBOR or other base rate floors, as applicable, shall be included in the calculation of aggregate Yield for the purposes of this paragraph (g) but only to the extent an increase in the EURIBOR, LIBOR or other base rate floor applicable to such Relevant MFN Loans would cause an increase in the interest rate then in effect thereunder, and in such case the EURIBOR, LIBOR or other base rate floor (but not the Margin) applicable to the Relevant MFN Loans shall be increased to the extent of such differential between applicable EURIBOR, LIBOR or other base rate floors as the case may be; and

(ii)	this paragraph shall not apply to any Incremental Equivalent Debt that is:

(A)	in a principal amount equal to or less than the MFN Threshold; or

(B)	incurred in connection with a Permitted Acquisition or an Investment permitted under the Finance Documents.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following:

(a)	all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)

the maximum amount (after giving effect to any prior drawings or reductions that may have been reimbursed) of all letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c)	net obligations of such Person under any Swap Contract;

(d)

all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable and accrued expenses payable in the ordinary course of business, (ii) any earn-out obligation until such obligation is not paid after becoming due and payable and (iii) accruals for payroll and other liabilities accrued in the ordinary course of business);

(e)

indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)	all Attributable Indebtedness;

(g)	all obligations of such Person in respect of Disqualified Equity Interests;

if and to the extent that the foregoing would constitute indebtedness or a liability in accordance with relevant Accounting Principles; provided that Indebtedness of any direct or indirect parent of the Parent appearing on the balance sheet of the Parent solely by reason of push-down accounting under the relevant Accounting Principles shall be excluded; and

(h)	all Guarantees of such Person in respect of any of the foregoing (other than by endorsement of negotiable instruments for collection in the ordinary course of business).

For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Debt; (B) in the case of the Parent and its Restricted Subsidiaries, exclude intercompany loans and advances having a term not exceeding 364 days (inclusive of any roll over or extensions of terms) and made in the ordinary course of business; (C) exclude obligations under or in respect of operating leases or sale lease-back transactions (except any resulting Capitalised Leases) or any Factoring Financing; (D) exclude any Shareholder Indebtedness and (E) exclude any Indebtedness in respect of put/call options entered into to commit (subject to customary conditions being satisfied) to make a Permitted Acquisition or Investment. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of paragraph (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value (as determined by such Person in good faith) of the property encumbered thereby as determined by such Person in good faith.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognised standing that is, in the good faith judgment of the Parent, qualified to perform the task for which it has been engaged and that is independent of the Parent and its Affiliates.

“Investment” means, as to any Person, the acquisition or investment by such Person, whether by means of:

(a)	the purchase or other acquisition (including without limitation by merger or otherwise) of Equity Interests of another Person;

(b)

a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of the Parent and the Restricted Subsidiaries, intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business); or

(c)

the purchase or other acquisition (in one transaction or a series of transactions, including without limitation by merger or otherwise) of all or substantially all of the property and assets of another Person or assets constituting a business unit, line of business or division of such Person.

For purposes of covenant compliance, the amount of any Investment at any relevant time shall be the amount actually invested (measured at the time made), without adjustment for subsequent changes in the value of such Investment, net of any repayments, return representing a return of capital, redemption or sale with respect to such Investment.

“Investor Management Agreement” means any monitoring agreement by and among the Sponsors, or certain of their respective management companies associated with them or their respective advisors or one of their respective Affiliates and Parent or an Affiliate of the Parent, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

“IPO Market Capitalisation” means an amount equal to (i) the total number of issued and outstanding shares of common stock or common equity interests of the entity which is the subject of the relevant initial public offering at the time of closing of the such initial public offering multiplied by (ii) the price per share at which such shares of common stock or common equity interests are sold in such initial public offering.

“IP Rights” means patents, patent rights, trademarks, service marks, trade names, domain names, copyrights, technology, software, know-how database rights, design rights, rights of privacy and publicity, licenses and other intellectual property rights.

“Joint Venture means (a) any Person which would constitute an “equity method investee” of the Parent or any of the Restricted Subsidiaries and (b) any Person in whom the Company or any of the Restricted Subsidiaries beneficially owns any Equity Interest that is not a Restricted Subsidiary (other than an Unrestricted Subsidiary).

“Junior Financing” has the meaning specified in Clause 12 of this Schedule.

“Junior Financing Documentation” means any documentation governing any Junior Financing or Junior Lien Financing.

“Junior Lien Financing” has the meaning specified in Clause 12 of this Schedule.

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Refinancing Term Loan, any Refinancing Term Commitment, any Other Revolving Facility Loan, any Other Revolving Facility Commitments, any Extended Term Loan, any Extended Revolving Facility Commitment or any Incremental Facility.

“LCT Election” has the meaning specified in Clause 14 of this Schedule.

“LCT Test Date” has the meaning specified in Clause 14 of this Schedule.

“Lien” means, with respect to any asset, any mortgage, pledge, hypothecation, assignment, security transfer, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever in respect of that asset (including any conditional sale or other title retention agreement and any Capitalised Lease in the nature of a security interest and having substantially the same economic effect as any of the foregoing); provided that in no event shall an operating lease in and of itself be deemed a Lien.

“Limited Condition Transaction” means (a) the consummation of any transaction in connection with any acquisition or similar Investment (including the assumption or incurrence of Indebtedness), (b) the making of any Restricted Payment and/or (c) the making of any Restricted Debt Payment.

“LTM Consolidated EBITDA” means, on any day:

(a)	Consolidated EBITDA as stated in the most recently delivered Compliance Certificate; or

(b)

if no Compliance Certificate has yet been delivered under this Agreement, Consolidated EBITDA as determined by the Parent for the most recently ended Relevant Period for which the Parent has sufficient available information so as to be able to determine Consolidated EBITDA, provided that in the event any indebtedness, loan, investment, disposal, guarantee, payment or other transaction is committed, incurred or made (or, as the case may be, not made) by any member of the Group based on the amount of the LTM Consolidated EBITDA as at any particular date, that indebtedness, loan, investment, disposal, guarantee, payment, non-payment or other transaction shall not constitute, or be deemed to constitute, or result in, a breach of any provision of the Finance Documents if there is a subsequent change in the amount of the LTM Consolidated EBITDA.

“Market Capitalisation” means an amount equal to (i) the total number of issued and outstanding shares of common stock or common equity interests of the entity which is the subject of the relevant initial public offering on the date of the declaration of the relevant dividend multiplied by (ii) the arithmetic mean of the closing prices per share of such common stock or common equity interests for the 30 consecutive trading days immediately preceding the date of declaration of such dividend.

“Net Cash Proceeds” means:

(a)	with respect to the Disposition of any asset by the Parent or any of the Restricted Subsidiaries or any Casualty Event, the excess, if any, of:

(i)

the sum of cash and Cash Equivalent Investments received in connection with such Disposition or Casualty Event (including any cash and Cash Equivalent Investments received by way of deferred payment pursuant to, or by monetisation of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of the Parent or any of the Restricted Subsidiaries) over

(ii)	the sum of:

(A)

the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and required to be repaid in connection with such Disposition or Casualty Event (other than Indebtedness under the Finance Documents, Credit Agreement Refinancing Indebtedness and any other Indebtedness permitted to be secured by the Charged Property on a basis pari passu with the Obligations, and to the extent such payment is not permitted hereunder, any Indebtedness permitted to be secured by the Charged Property on a basis junior to the Obligations);

(B)

the out-of-pocket fees and expenses (including attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by the Parent or such Restricted Subsidiary in connection with such Disposition or Casualty Event and restoration costs following a Casualty Event;

(C)

taxes (including Restricted Payments in respect thereof pursuant to Clause 7(g) of this Schedule) paid or reasonably estimated to be payable in connection therewith (including taxes imposed on the distribution or repatriation of any such Net Cash Proceeds);

(D)

in the case of any Disposition or Casualty Event by a non-wholly owned Restricted Subsidiary, the pro-rata portion of the Net Cash Proceeds thereof (calculated without regard to this Clause (D)) attributable to minority interests and not available for distribution to or for the account of the Parent or a wholly owned Restricted Subsidiary as a result thereof; and

(E)

any reserve for adjustment in respect of (x) the sale price of such asset or assets established in accordance with the relevant Accounting Principles and (y) any liabilities associated with such asset or assets and retained by the Parent or any Restricted Subsidiary after such sale or other disposition thereof, including pension and other postemployment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, it being understood that “Net Cash Proceeds” shall include the amount of any reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in this Clause (E);

provided that (x) no net cash proceeds calculated in accordance with the foregoing realised in a single transaction or series of related transactions shall constitute Net Cash Proceeds unless such net cash proceeds shall exceed $50,000,000 and (y) no such net cash proceeds shall constitute Net Cash Proceeds under this Clause (a) in any financial year until the aggregate amount of all such net cash proceeds in such financial year (and received after the date of this Agreement) shall exceed $100,000,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Cash Proceeds under this Clause (a)); and

(b)

(i) with respect to the incurrence or issuance of any permitted Indebtedness by the Parent or any Restricted Subsidiary or any Permitted Equity Issuance by the Parent, the excess, if any, of (A) the sum of the cash and Cash Equivalent Investments received in connection with such incurrence or issuance over (B) all taxes paid or reasonably estimated to be payable as a result thereof and fees (including investment banking fees and underwriting discounts), commissions, costs and other out-of-pocket expenses and other customary expenses, incurred by the Parent or such Restricted Subsidiary in connection with such incurrence or issuance; and

(ii)	with respect to any Permitted Equity Issuance by any Parent Entity, the amount of cash from such Permitted Equity Issuance contributed to the capital of the Parent or a Restricted Subsidiary.

For purposes of calculating the amount of Net Cash Proceeds, fees, commissions and other costs and expenses payable to any Borrower or any Restricted Subsidiary shall be disregarded.

“Net Income” means, with respect to any Person, the net income (loss) of such Person (including, without limitation, investment and interest income from any Settlement Cash Balances to which such Person is beneficially entitled), determined in accordance with the relevant Accounting Principles.

“Non-Cash Compensation Liabilities” means any non-cash liabilities recorded in connection with stock-based awards, partnership interest-based awards, awards of profits interests, deferred compensation awards and similar incentive based compensation awards or arrangements.

“Not Otherwise Applied” means, with reference to any amount of net cash proceeds of any transaction or event that is proposed to be applied to a particular use or transaction, that such amount has not previously been (and is not simultaneously being) applied to anything other than that such particular use or transaction.

“Obligations” means all:

(a)

advances to, and debts, liabilities, obligations, covenants and duties of, any Obligor arising under any Finance Document or otherwise with respect to any Utilisation, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees and expenses that accrue;

(b)	for purposes of the Transaction Security Documents only, obligations of any Obligor arising under any Hedging Agreement; and

(c)	for purposes of the Transaction Security Documents only, obligations arising under any Secured Cash Management Agreement.

Without limiting the generality of the foregoing, the Obligations of the Obligors under the Finance Documents include the obligation (including guarantee obligations) to pay principal, interest, commissions, reimbursement obligations, charges, expenses, fees, indemnities and other amounts payable by any Obligor under any Finance Document.

“OID” means original issue discount.

“Parent Entity” means any Holding Company of the Parent that directly or indirectly owns equity of the Parent.

“Permitted Acquisitions” means the purchase or other acquisition by the Parent or any of its Restricted Subsidiaries of (i) property and assets or businesses of any Person or of assets constituting a business unit, a line of business or division of such Person or (ii) equity interests in a Person, where such property, assets, business or Person are, in each case, similar, related or complementary to the business of the Group or an extension, development or expansion of, the businesses in which the Group is engaged following the Transaction on the Initial Closing Date and, in respect of paragraph (ii) above, that upon the consummation thereof, such Person will be a Restricted Subsidiary of the Parent (including as a result of a merger or consolidation).

“Permitted Earlier Maturity Indebtedness Exception” means, with respect to any Incremental Term Facility Loans, any Incremental Equivalent Debt, any Extended Term Loans, any Incremental Second Lien Facility Loans, any Extended Loans (as defined in the Second Lien Facility Agreement), any Permitted Ratio Debt, any Credit Agreement Refinancing Indebtedness and any Permitted Refinancing that an amount not exceeding USD 350,000,000 (or its equivalent in other currencies) of the aggregate principal amount of such Indebtedness (the “Specified Debt”) may have a maturity date that is earlier than the original Termination Date applicable to Facility B or the Second Lien Facility (as applicable), and a Weighted Average Life to Maturity that is shorter than the Facility B Loans or the Latest Maturity Date of any Term Loans outstanding at the time such Specified Debt is incurred or issued.

“Permitted Equity Issuance” means any sale or issuance of any Qualified Equity Interests of the Parent or any Restricted Subsidiary, in each case to the extent not restricted hereunder.

“Permitted First Lien Debt” means any Credit Agreement Refinancing Indebtedness incurred or established pursuant to Clause 4(h) of this Schedule and/or Incremental Equivalent Debt, in each case incurred by the Parent or any Obligor:

(a)	which is (and at the time of incurrence is):

(i)	secured by the Charged Property on a pari passu basis with the Obligations (but without regard to the control of remedies);

(ii)	not secured by any property or assets of the Parent or any Restricted Subsidiary other than the Charged Property; and

(iii)	not guaranteed by any Subsidiaries other than the Guarantors; and

(b)

with respect to which the security agreements and guarantees relating to such Indebtedness have terms not more favourable to the respective creditors than the terms of the Transaction Security Documents and the Guarantee (with such differences as are reasonably satisfactory to the Agent).

“Permitted Holding Company Activity” means:

(a)

providing administrative services, strategy, legal, accounting, treasury, financial, banking, management and support services to its Affiliates (including, without limitation, the management of its Subsidiaries and its Subsidiaries’ assets, acting as the head of a tax group, providing payroll, IT, audit, compliance and similar services, providing healthcare and benefits, fulfilling periodic reporting requirements and secondment of employees), the incurrence of obligations and liabilities arising by operation of law or that are typical or incidental to the activities of a holding company and the ownership of assets and the incurrence and payment of costs, fees, taxes and expenses in connection with such services and activities;

(b)

incurring any Indebtedness and, in the case of the Company, loans from the Parent, and in the case of the Parent, Shareholder Indebtedness and making any loan, in each case, not prohibited by the terms of this Agreement;

(c)

conducting any activities reasonably incidental to the incurrence of such Indebtedness and, in the case of the Company, loans from the Parent, and in the case of the Parent, Shareholder Indebtedness, including the servicing, purchase, redemption, amendment, exchange, refinancing or retirement and the performance of the terms and conditions thereof, the granting of Liens to secure such Indebtedness or otherwise, in each case, not prohibited by the terms of this Agreement;

(d)

entering into, and activities undertaken with the purpose of fulfilling its obligations or exercising its rights under the Acquisition Documents, the Finance Documents, the Second Lien Finance Documents, the Intercreditor Agreement (or any additional intercreditor agreement), the Transaction Security Documents, any finance document relating to Indebtedness not prohibited to be incurred under this Agreement and any related finance, security or other document to the extent party thereto;

(e)

the ownership of (i) cash and Cash Equivalent Investments, (ii) shares or other equity or debt securities of the Company or any other Person that is permitted to be its direct Subsidiary under the terms of this Agreement, which in the case of the Parent shall be limited to the Company, (iii) other property and assets for the purpose of transferring such property and asset to any Parent Entity or other Person as permitted or not prohibited under the terms of this Agreement and (iv) any other property or asset it owns on the Initial Closing Date;

(f)

paying dividends, making distributions and other payments or disposals as permitted or not prohibited under the terms of this Agreement, including without limitation, any Restricted Payment permitted pursuant to Clause 7 of this Schedule;

(g)	performing activities substantially consistent with activities performed prior to the date of this Agreement;

(h)

entering into and performing any rights or obligations in respect of (i) contracts and agreements with its officers, directors, employees, consultants or any Person who directly or indirectly holds capital stock of the Parent, the issuance, offering and sale of such capital stock to such Persons, including compliance with applicable regulatory and other obligations in connection therewith and any purchase, repurchase, redemption, or the performance of the terms and conditions of an exercise of rights in respect of such capital stock, (ii) subscription or purchase agreements for securities or preferred equity certificates, public offering rights agreements, voting and other shareholder agreements, escrow agreements, engagement letters, underwriting agreements, dealer manager agreements, solicitation agency agreements, agreements with rating agencies and other agreements in respect of securities or any offering, issuance or sale thereof and (iii) engagement letters and reliance letters in respect of legal, accounting and advice or reports received or commissioned by it, in each case, in relation to transactions which are not prohibited under the terms of this Agreement;

(i)

in respect of the Parent only, the issuance, offering and sale of shares, other equity securities and debt securities (in each case to the extent not prohibited by the terms of this Agreement), including compliance with applicable regulatory and other obligations in connection therewith and (after a Listing of the Parent or a Parent Entity) undertaking any activities to the extent consistent with the activities of a listed company in the course of its business as a listed company or to comply with the requirements of any applicable authority and/or stock exchange;

(j)	pursuant to or in connection with the Transaction, including the entry into, exercise of its rights and performance of obligations under the Transaction Documents;

(k)	acting in the manner specifically contemplated in the Tax Structure Memorandum;

(l)

the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance and performance of activities relating to its officers, directors, managers and employees and those of its Subsidiaries);

(m)	providing indemnification to officers, managers and directors;

(n)

granting Transaction Security, Security in respect of any Indebtedness not prohibited by the terms of this Agreement (including in respect of any Indebtedness incurred by any Holding Company of the Parent) and any other Security in a manner not expressly prohibited under the terms of this Agreement and providing related Guarantees (in each case, provided that the creditors or beneficiaries (or, in either case, an agent, trustee or other creditor representative on their behalf) of such Indebtedness, Guarantees and/or Security have acceded to the Intercreditor Agreement), and other Guarantees to the extent consistent with the activities of a holding company in the ordinary course of its business as a holding company of the Group; and

(o)	any activities incidental to the foregoing.

“Permitted Intercompany Activities” means any transactions (a) between or among the Parent and its Restricted Subsidiaries that are entered into in the ordinary course of business of the Parent and its Restricted Subsidiaries and, in the good faith judgment of the Parent are necessary or advisable in connection with the ownership or operation of the business of the Group, including, but not limited to, (i) payroll, cash management, purchasing, insurance and hedging arrangements, (ii) management, technology and licensing arrangements and (iii) customer loyalty and rewards programs and (b) between or among the Parent, its Restricted Subsidiaries and any captive insurance subsidiaries.

“Permitted Pari Passu Secured Refinancing Debt” means any secured Indebtedness incurred by the Parent or any Obligor (or, in the case of Second Lien Liabilities, any other Person permitted to incur Permitted Second Lien Financing Debt (as defined in the Intercreditor Agreement)) after the Initial Closing Date in the form of one or more series of secured notes or loans; provided that:

(a)	such Indebtedness constitutes Permitted First Lien Debt or Second Lien Liabilities (as defined in the Intercreditor Agreement);

(b)	such Indebtedness constitutes Credit Agreement Refinancing Indebtedness; and

(c)

such Indebtedness (other than Customary Bridge Loans) does not mature or have scheduled amortisation or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (other than customary offers to repurchase upon a change of control, asset sale or casualty event and customary acceleration rights after an event of default and, in the case of Indebtedness incurred as loans, such payments or obligations substantially similar to those contained in the Finance Documents) prior to the Latest Maturity Date at the time such Indebtedness is incurred.

Permitted Pari Passu Secured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor so long as the Registered Equivalent Notes are subject to the Intercreditor Agreement.

“Permitted Ratio Debt” means Indebtedness of the Parent or any Restricted Subsidiary incurred after the Initial Closing Date; provided that:

(a)

such Indebtedness (other than Customary Bridge Loans), subject to the Permitted Earlier Maturity Indebtedness Exception, (x) does not mature prior to the date that is at least six months after the Latest Maturity Date at the time of incurrence of such Indebtedness; and (y) the Weighted Average Life to Maturity of such Indebtedness is at least six months greater than the Weighted Average Life to Maturity of the Term Loans as of the time such Indebtedness is incurred; and

(b)	immediately after giving effect thereto and to the use of the proceeds thereof:

(i)	no Event of Default shall exist or result therefrom; and

(ii)	in respect of any such Indebtedness:

(A)

which is secured on a pari passu lien basis or junior lien basis to the Second Lien Facility and which would be included in the calculation of the Total Secured Net Leverage Ratio, the Total Secured Net Leverage Ratio as of the last day of the most recently ended Relevant Period for which internal consolidated financial statements are available is less than or equal to 6.75:1.00 (calculated on a Pro Forma Basis for the incurrence and use of such Indebtedness and as if such Permitted Ratio Debt were outstanding and fully drawn or utilised on the last day of such Relevant Period); or

(B)

which is unsecured or not secured by the Charged Property and would not be included in the calculation of the First Lien Net Leverage Ratio or the Total Secured Net Leverage Ratio, at the option of the Parent (in its sole and absolute discretion), either:

(1)

the Total Net Leverage Ratio as of the last day of the most recently ended Relevant Period for which internal consolidated financial statements are available is less than or equal to 6.75:1.00 (calculated on a Pro Forma Basis for the incurrence and use of such Permitted Ratio Debt and as if such Permitted Ratio Debt was outstanding and fully drawn or utilised on the last day of such Relevant Period); or

(2)

the Fixed Charge Coverage Ratio as of the last day of the most recently ended Relevant Period for which internal consolidated financial statements are available is equal to or greater than 2.00:1.00 (calculated on a Pro Forma Basis for the incurrence and use of such Permitted Ratio Debt and as if such Permitted Ratio Debt was outstanding and fully drawn or utilised on the last day of such Relevant Period).

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, replacement, renewal or extension of any Indebtedness of such Person after the Initial Closing Date; provided that:

(a)

the principal amount (or accreted value, if applicable) thereof (less any OID, if applicable) does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, replaced, renewed or extended except by an amount equal to unpaid accrued interest, fees, premium (including call and tender premiums) thereon, defeasance costs, and fees and expenses incurred (including OID, upfront fees and similar items), in connection with such modification, refinancing, refunding, replacement, renewal or extension and by an amount equal to any existing commitments unutilised thereunder;

(b)

other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Clauses 4(a) and 4(e) of this Schedule or Customary Bridge Loans, subject to the Permitted Earlier Maturity Indebtedness Exception, such modification, refinancing, refunding, replacement, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, replaced, renewed or extended;

(c)	if such Indebtedness being modified, refinanced, refunded, replaced, renewed, or extended is Junior Lien Financing or Junior Financing:

(i)

to the extent such Indebtedness being modified, refinanced, refunded, replaced, renewed, or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, replacement, renewal, or extension is subordinated in right of payment to the Obligations on terms, taken as a whole, at least as favourable (as determined by the Parent) to the Lenders, in all material respects, as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, replaced, renewed or extended;

(ii)	to the extent such Indebtedness being modified, refinanced, refunded, replaced, renewed, or extended is secured by Liens, such Liens are permitted by, and subject to, the Intercreditor Agreement; and

(iii)

such modification, refinancing, refunding, replacement, renewal or extension is incurred by the Person who is the obligor of the Indebtedness being modified, refinanced, refunded, replaced, renewed or extended and no additional obligors become liable for such Indebtedness except to the extent such Person will be a guarantor of such Permitted Refinancing and guaranteed the Indebtedness being modified, refinanced, refunded, replaced, renewed or extended (or such guarantee would have otherwise been permitted under Clause 4 of this Schedule);

(d)

in the case of any Permitted Refinancing in respect of Permitted Pari Passu Secured Refinancing Debt, such Indebtedness is subject to the terms and conditions of the Intercreditor Agreement as Senior Creditor Liabilities, Senior Notes Liabilities, Permitted Senior Financing Liabilities or Second Lien Liabilities (as applicable and each as defined in the Intercreditor Agreement) and in the case of any Permitted Refinancing in respect of Incremental Equivalent Debt, such Indebtedness is subject to the terms and conditions of the Intercreditor Agreement which were applicable to such Incremental Equivalent Debt; and

(e)

if such Indebtedness being modified, refinanced, refunded, replaced, renewed, or extended constitutes Refinanced Revolving Debt, and such Refinanced Revolving Debt is being modified, refinanced, refunded, replaced, renewed, or extended with Term-Out Indebtedness, the principal amount of such Term-Out Indebtedness incurred in a financial year, together with such other Term-Out Indebtedness incurred in the same financial year, (in each case, less any OID, if applicable) does not exceed an aggregate amount equal to $40,000,000 in such financial year except by an amount equal to unpaid accrued interest, fees, premium (including call and tender premiums) thereon, defeasance costs, and fees and expenses incurred (including OID, upfront fees and similar items), in connection with such modification, refinancing, refunding, replacement, renewal or extension and by an amount equal to any existing commitments unutilised thereunder.

“Permitted Transaction” means:

(a)	any disposal required, indebtedness incurred, guarantee, indemnity, security or quasi-security given, or other transaction arising, under or in accordance with the Transaction Documents;

(b)	any merger, reorganisation, dissolution or liquidation permitted by Clause 5 of this Schedule;

(c)

the Transaction and any payments or other transaction contained in the Tax Structure Memorandum (and any intermediate steps or actions necessary to implement the transactions described in the Tax Structure Memorandum provided they could not reasonably be expected to be materially adverse to the interests of the Lenders (taken as a whole) under the Finance Documents), and any steps, payments or transactions in connection with the funding of the Facilities in this Agreement and the Second Lien Facility under the Second Lien Facility Agreement;

(d)	any transfers, movements and/or write-downs of Settlement Cash Balances or other Settlement Assets in the ordinary course of trading;

(e)	the grant of a royalty free sub-licensable perpetual software licence to Pi Jersey Topco Limited in relation to the software platform used to provide Asia Gateway services to merchants; and

(f)

any payment or other transaction permitted by the Majority Lenders other than any payment or transaction that would otherwise require the consent of all the Lenders or the Super Majority Lenders pursuant to any provision of the Finance Documents or which is a Structural Adjustment.

“Permitted Unsecured Debt” means all Credit Agreement Refinancing Indebtedness incurred pursuant to Clause 4(h) of this Schedule which is (and at the time of incurrence is):

(a)	not secured by any property or assets of the Parent or any Restricted Subsidiary; and

(b)	not guaranteed by any Subsidiaries other than the Guarantors.

“Permitted Unsecured Refinancing Debt” means any unsecured Indebtedness incurred by the Parent (at any time at which the Parent is not a TLB Borrower) or any other Person permitted to be designated as a Senior Parent Debt Issuer (defined in the Intercreditor Agreement) after the Initial Closing Date in the form of one or more series of unsecured notes or loans; provided that (i) such Indebtedness constitutes Permitted Unsecured Debt, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness and (iii) such Indebtedness does not mature or have scheduled amortisation prior to the date that is 180 days after the Latest Maturity Date at the time such Indebtedness is incurred (other than customary offers to repurchase upon a change of control, asset sale or casualty event and customary acceleration rights after an event of default). Permitted Unsecured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership (including any exempted limited partnership), Governmental Authority or other entity.

“Preferred Equity Interests”, as applied to Equity Interests of any Person, means Equity Interests of any class or classes (however designated) which is preferred as to payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Equity Interests of any other class of such Person.

“Pro Forma Basis” and “Pro Forma Effect” mean, with respect to compliance with any test or covenant or calculation hereunder, the determination or calculation of such test, covenant or ratio (including in connection with Specified Transactions) in accordance with Clause 14 of this Schedule.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Quarter Date” means each of 31 December, 31 March, 30 June and 30 September or such other dates which correspond to the quarter end dates within the Financial Year.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person who is not a Restricted Subsidiary, in connection with a Factoring Disposition.

“Receivables Financing” means any transaction or series of transactions that may be entered into by the Parent or any Subsidiary of the Parent pursuant to which the Parent or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Parent or any of its Subsidiaries) or (b) any other person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Parent or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging Obligations entered into by the Parent or any such Subsidiary in connection with such accounts receivable.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Factoring Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means a wholly owned Restricted Subsidiary of the Parent (or another person formed for the purposes of engaging in a Factoring Financing with the Parent in which the Parent or any Subsidiary of the Parent makes an Investment and to which the Parent or any Subsidiary of the Parent transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Parent and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the board of directors of the Parent as a Receivables Subsidiary and:

(a)

no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Parent or any other Subsidiary of the Parent (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) has recourse to or obligates the Parent or any other Subsidiary of the Parent in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Parent or any other Subsidiary of the Parent, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(b)

with which neither the Parent nor any other Subsidiary of the Parent has any material contract, agreement, arrangement or understanding other than on terms which the Parent reasonably believes to be no less favourable to the Parent or such Subsidiary than those that might be obtained at the time from persons that are not Affiliates of the Parent; and

(c)

to which neither the Parent nor any other Subsidiary of the Parent has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the board of directors of the Parent shall be evidenced to the Agent by delivering to the Agent a certified copy of the resolutions of the board of directors of the Parent giving effect to such designation and an officer’s certificate certifying that such designation complied with the foregoing conditions.

“Relevant Period” means each period of four consecutive Financial Quarters ending on a Quarter Date (which for the avoidance of doubt may include periods prior to the Initial Closing Date).

“Refinanced Revolving Debt” has the meaning given to that term in the definition of “Credit Agreement Refinancing Indebtedness”.

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act, substantially identical notes (having the same Guarantees, obligors and collateral (if any)) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Responsible Officer” means the CEO, president, senior vice president, senior vice president (finance), vice president, CFO, treasurer, manager of treasury activities or assistant treasurer or other similar officer or Person performing similar functions of an Obligor, any company secretary, assistant secretary or other authorised signatory of an Obligor. Any document delivered hereunder that is signed by a Responsible Officer of an Obligor shall be conclusively presumed to have been authorised by all necessary corporate, partnership and/or other action on the part of such Obligor and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Obligor. Unless otherwise specified, all references herein to a “Responsible Officer” shall refer to a Responsible Officer of the Group.

“Restricted” means, when referring to cash or Cash Equivalent Investments of the Parent or any of its Restricted Subsidiaries, that such cash or Cash Equivalent Investments:

(a)

appear (or would be required to appear) as “restricted” on a consolidated balance sheet of such person (unless such appearance is related to the Finance Documents (or the Liens created thereunder) or other Indebtedness permitted under this Schedule which is permitted to be secured); or

(b)	are subject to any Lien (other than as contemplated by paragraph (a) above or Liens permitted by Clause 2 of this Schedule).

“Restricted Debt Payment” has the meaning given to that term in Clause 12 of this Schedule.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Parent or any Restricted Subsidiary, any payment in respect of any Shareholder Indebtedness of the Parent, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, any such Shareholder Indebtedness, or on account of any return of capital, to the Parent’s or a Restricted Subsidiary’s stockholders, partners or members (or the equivalent persons thereof) (including the Investors).

“Secured Cash Management Agreement” means any Cash Management Obligations permitted under the terms of this Schedule that is entered into by and between any Obligor and any Cash Management Bank which has acceded to the Intercreditor Agreement as an Operating Facility Lender (as defined in the Intercreditor Agreement).

“Shareholder Indebtedness” means any loan or other debt financing (as the case may be) provided to the Parent by any Investor (in its capacity as such) or Parent Entity or other person (which, in each case, has become a party to the Intercreditor Agreement) which is subordinated as Investor Liabilities (as applicable and as defined in and pursuant to the Intercreditor Agreement) or (if not subordinated as Investor Liabilities) on terms satisfactory to the Agent (acting reasonably). For the avoidance of doubt, any Indebtedness owed to any

Person in its capacity as an Affiliated Lender or Affiliated Debt Fund (in each case, under and as defined in the Finance Documents) shall not constitute Shareholder Indebtedness for any purpose hereunder unless such Indebtedness constitutes Investor Liabilities (as applicable and as defined in the Intercreditor Agreement).

“Specified Transaction” means any Investment that results in a Person becoming a Restricted Subsidiary, any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, any Disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Parent, any Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person or any Disposition of a business unit, line of business or division of the Parent or a Restricted Subsidiary, in each case whether by merger, consolidation, amalgamation or otherwise, or any incurrence or repayment of Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes), Restricted Payment, Subsidiary designation, Incremental Facility Loan, or other event that by the terms of this Agreement requires a test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect”.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Parent or any Subsidiary of the Parent which the Parent has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps (including any swaps relating to raw materials), commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in Clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognised dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Term-Out Indebtedness” has the meaning given to that term in the definition of “Credit Agreement Refinancing Indebtedness”.

“Total Assets” means the total assets of the Parent and the Restricted Subsidiaries on a consolidated basis in accordance with the relevant Accounting Principles, as shown on the most recent balance sheet of the Parent delivered pursuant to Clause 25.2 (Financial Statements) of this Agreement.

“Total Net Leverage Ratio” means, with respect to any Relevant Period, the ratio of (a) Consolidated Total Net Debt of the Parent and the Restricted Subsidiaries as of the last day of such Relevant Period to (b) Consolidated EBITDA of the Parent and the Restricted Subsidiaries for such Relevant Period.

“Total Secured Net Leverage Ratio” means, with respect to any Relevant Period, the ratio of (a) Consolidated Secured Net Debt of the Parent and the Restricted Subsidiaries as of the last day of such Relevant Period to (b) Consolidated EBITDA of the Parent and the Restricted Subsidiaries for such Relevant Period.

“Transaction” or “Transactions” means, collectively:

(a)	the funding of the Term Loans, the Revolving Facility Loans and the Second Lien Facility;

(b)	the consummation of the Acquisition;

(c)	the Permitted Transactions and any other transactions in connection with the foregoing (including, without limitation, as contemplated in Clause 3 (Purpose) of this Agreement);

(d)	the repayment and cancellation of certain existing financing arrangements (including the Existing Debt) and the release of related guarantees and security in connection therewith;

(e)	the Merger and Debt Pushdown;

(f)	the repayment of certain intragroup debts and other steps as set out in the Tax Structure Memorandum; and

(g)	the payment of the fees, costs, expenses and Taxes in connection with any of the foregoing.

“Transaction Expenses” means any fees, costs, expenses or Taxes incurred or paid by the Parent or any of its Restricted Subsidiaries in connection with the Transaction, this Agreement, the other Finance Documents and the Second Lien Finance Documents and the transactions contemplated hereby and thereby.

“Unrestricted Subsidiary” means (a) any Subsidiary of the Parent designated by the board of directors of the Parent as an Unrestricted Subsidiary pursuant to Clause 15 of this Schedule, and (b) any Subsidiary of an Unrestricted Subsidiary, in each case, until such Person ceases to be an Unrestricted Subsidiary of the Parent in accordance with Clause 15 of this Schedule or ceases to be a Subsidiary of the Parent.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining instalment, sinking fund, serial maturity or other required scheduled payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness; provided that for purposes of determining the Weighted Average Life to Maturity of any Refinanced Debt or any Indebtedness that is being modified, refinanced, refunded, renewed, replaced or extended (the “Applicable Indebtedness”), the effects of any prepayments made on such Applicable Indebtedness prior to the date of the applicable modification, refinancing, refunding, renewal, replacement or extension shall be disregarded.

Negative Covenants

2.	LIENS

The Parent shall not, nor shall the Parent permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)

Liens created pursuant to any Finance Document, any Second Lien Finance Document, Liens created pursuant to any Security Document (as defined in the Intercreditor Agreement) and Liens securing Indebtedness permitted under Clause 4(a);

(b)	Liens on cash cover for any Ancillary Facility or for Ancillary Outstandings or for any letter of credit;

(c)

(i) Liens existing on the date of this Agreement or the Initial Closing Date and, to the extent securing Indebtedness or other obligations in a principal amount outstanding exceeding $10,000,000, listed on Schedule 16 (Existing Liens); provided that Schedule 16 (Existing Liens) will be deemed to include any Lien notified by the Parent to the Agent after the date of this Agreement but prior to the Initial Closing Date; and (ii) any modifications, replacements, renewals, refinancings, or extensions of any of the foregoing; provided that (A) the Lien does not extend to any additional property other than (x) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Clause 4 of this Schedule, and (y) proceeds and products thereof, and (B) the replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens, to the extent constituting Indebtedness, is permitted by Clause 4 of this Schedule;

(d)

Liens for Taxes, assessments or governmental charges (i) that are not yet due and payable or (ii) that are not overdue for a period of more than 60 days or if more than 60 days overdue that are being contested in good faith and by appropriate actions for which appropriate reserves have been established to the extent required in accordance with the relevant Accounting Principles;

(e)

statutory or common law Liens of landlords, sub-landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens, or other customary Liens in favour of landlords, so long as, in each case, such Liens secure amounts not overdue for a period of more than 60 days or, if more than 60 days overdue:

(i)	no other action has been taken to enforce such Lien; or

(ii)	such Lien is being contested in good faith and by appropriate actions for which appropriate reserves have been established in accordance with the relevant Accounting Principles;

(f)	pledges, deposits or Liens:

(i)	in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, health, disability or other employee benefits;

(ii)

in the ordinary course of business securing liability for reimbursement or indemnification obligations of insurance carriers providing property, casualty or liability insurance to any member of the Group or any other insurance or self-insurance arrangements; and

(iii)

in respect of letters of credit or bank guarantees that have been posted by either the Parent or any Restricted Subsidiaries to support the payments of the items set forth in clauses (i) and (ii) above;

(g)	pledges, deposits or Liens:

(i)

in connection with the performance of bids, tenders, trade contracts, works, governmental contracts and leases (other than Indebtedness for borrowed money), statutory or regulatory obligations, surety, warranty obligations, stay, customs, bid and appeal bonds, performance bonds and return of money bonds, performance and completion guarantees, agreements with utilities, reimbursement of advance payment obligations, performance obligations and other obligations of a like nature (including those to secure health, safety and environmental obligations) in the ordinary course of business or consistent with past practice; and

(ii)	in respect of letters of credit or bank guarantees that have been posted to support payment or performance of the items set forth in clause (i) of this paragraph (g);

(h)

easements, servitudes, rights-of-way, restrictions (including zoning, building and similar restrictions), encroachments, protrusions, covenants, conditions, variations in area of measurement, declarations on or with respect to the use of property, matters of record affecting title, liens restricting or prohibiting access to or from lands abutting on controlled access highways or covenants affecting the use to which lands may be put, permits and other similar encumbrances and minor title defects, imperfection or irregularity and oil, gas and other mineral interests, reservations, royalty interests and leases affecting real property;

(i)	Liens arising from judgments or orders for the payment of money (or appeal or other surety bonds relating thereto) not constituting an Event of Default;

(j)

(i) Liens securing obligations in respect of leases (including any finance lease, operating lease and Capitalised Lease) permitted or not prohibited under Clause 4 of this Schedule and in respect of Indebtedness permitted under Clause 4(e) of this Schedule provided that (A) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, replacements thereof and additions and accessions to such property and the proceeds and the products thereof and customary security deposits and (B) such Liens do not at any time extend to or cover any assets (except for additions and accessions to such assets, the proceeds and products thereof and customary security deposits) other than the assets subject to, or acquired, constructed, repaired or improved with the proceeds of such Indebtedness; provided that, in the case of each of sub-clause (A) and (B), individual financings provided by one lender may be cross collateralised to other financings provided by such lender or its Affiliates and (ii) Liens on assets of Restricted Subsidiaries that are not Obligors or on assets that do not constitute Charged Property, in each case, securing Indebtedness of such Restricted Subsidiaries permitted pursuant to Clause 4 of this Schedule;

(k)

(i) leases, licenses, subleases or sublicenses (including with respect to intellectual property and software) granted to others in the ordinary course of business which do not (A) interfere in any material respect with the business of the Parent and the Restricted Subsidiaries, taken as a whole, or (B) secure any Indebtedness for borrowed money and (ii) the rights reserved or vested in any Person by the terms of any lease, license, sublease, sublicense, franchise, grant or permit held by the Parent or any Restricted Subsidiary or by a statutory provision, to terminate any such lease, license, sublease, sublicense, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(l)

Liens (i) in favour of customs and revenue authorities arising as a matter of law or regulation or contractual arrangements in the ordinary course of business to secure payment of customs duties in connection with the importation of goods, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business, (iii) on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or such other goods and (iv) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

(m)

Liens in favour of a banking or other financial institution arising as a matter of common or statutory law encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and including rights of set-off or netting or charges arising by operation of law or by contract by virtue of the provision to any member of the Group of clearing bank or similar facilities or overdraft facilities and arising under the standard commercial terms and conditions of such bank or other financial institution and any lien arising under the general terms and conditions of such banks or other financial institutions (including arising by any treasury and/or cash management, cash pooling, netting or setting off arrangement);

(n)

Liens (i) on advances of cash or Cash Equivalent Investments (A) in favour of the seller of any property to be acquired in an Investment permitted pursuant to Clauses 3(f), 3(i), 3(m), 3(r), 3(t) and 3(bb) of this Schedule to be applied against the purchase price for such Investment or (B) in connection with Investments permitted pursuant to Clause 3(g) or (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Clause 6 of this Schedule, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien or on the date of any contract for such Investment or Disposition;

(o)

Liens on property of (and Equity Interests in) any Restricted Subsidiary securing Indebtedness of such Restricted Subsidiary incurred pursuant to Clauses 4(b)(i), 4(g)(i) (only in respect of property of (and Equity Interests in) the Acquired Group (as defined in Clause 4(g)(i) of this Schedule)), 4(n) and 4(t) of this Schedule (but in each case not in respect of assets of and Equity Interests in any Restricted Subsidiary that constitutes Charged Property);

(p)

Liens (i) (other than on assets constituting Charged Property) in favour of the Parent or a Restricted Subsidiary securing Indebtedness permitted under Clause 4 of this Schedule and (ii) in favour of the Parent or any other Obligor;

(q)

Liens existing on property at the time of its acquisition after the Initial Closing Date or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary after the Initial Closing Date (other than pursuant to the designation of an Unrestricted Subsidiary as a Restricted Subsidiary); provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to or cover any other property of the Parent or any Restricted Subsidiary other than the Person(s) acquired and/or formed to make such acquisitions and Subsidiaries of such Person(s) (other than the proceeds or products thereof and other than after-acquired property of such acquired Restricted Subsidiary (it being understood and agreed that individual financings by any lender may be cross-collateralised to other financings provided by such lender or its Affiliates)), and (iii) the Indebtedness secured thereby is permitted under Clauses 4(e), 4(g) or 4(n) of this Schedule;

(r)

any interest or title of a lessor, sub-lessor, licensor or sub-licensor or secured by a lessor’s, sub-lessor’s, licensor’s or sub-licensor’s interest under leases or subleases (other than Capitalised Leases) or licenses or sublicenses entered into by the Parent or any of the Restricted Subsidiaries in the ordinary course of business;

(s)

Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Parent or any of the Restricted Subsidiaries in the ordinary course of business;

(t)

Liens deemed to exist in connection with Investments in repurchase agreements under Clause 3 of this Schedule and initial deposits and margin deposits and similar Liens attaching to other margin, clearing, commodity trading, brokerage or similar accounts and not for speculative purposes;

(u)	to the extent constituting Liens, Dispositions expressly permitted under Clause 6 of this Schedule and Investments expressly permitted under Clause 3 of this Schedule;

(v)	Liens that are contractual rights of set-off or pledge:

(i)	relating to the establishment of depository relations with banks or other deposit-taking financial institutions not given in connection with the issuance of Indebtedness;

(ii)

relating to pooled deposit, automatic clearing house accounts or sweep accounts of the Parent or any of the Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Parent or any of the Restricted Subsidiaries; or

(iii)	relating to purchase orders and other agreements entered into with customers or suppliers of the Parent or any of the Restricted Subsidiaries in the ordinary course of business;

(w)	Liens solely on any cash earnest money deposits made by the Parent or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(x)	ground leases or subleases in respect of real property on which facilities owned or leased by the Parent or any of its Restricted Subsidiaries are located;

(y)

Liens evidenced by the making of public filings, registrations or agreements, in each case, relating to leases permitted under this Agreement, and other precautionary statements, filings or agreements;

(z)	Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(aa)	customary rights of first refusal and tag, drag and similar rights in joint venture agreements entered into in the ordinary course of business;

(bb)	customary Liens of an indenture trustee on money or property held or collected by it to secure fees, expenses and indemnities owing to it by any obligor under an indenture;

(cc)

any encumbrance or restriction (including put and call arrangements) with respect to Equity Interests of any Joint Venture, Restricted Subsidiary that is not wholly owned or similar arrangement pursuant to any Joint Venture, non-wholly owned Restricted Subsidiary or similar agreement and not for Indebtedness for borrowed money, other than Indebtedness of such Restricted Subsidiary (to the extent otherwise permitted hereunder) and of the Joint Venture;

(dd)

Liens on the Charged Property securing obligations in respect of Indebtedness permitted under Clauses 4(f), 4(g)(ii), 4(h) (to the extent constituting Permitted Pari Passu Secured Refinancing Debt and any Permitted Refinancing thereof), 4(m)(ii) (in respect of Secured Cash Management Agreements only), 4(n) and 4(r) of this Schedule (or, in each case, any Permitted Refinancing in respect thereof) that are, in each case, subject to the Intercreditor Agreement; provided that any such Liens securing obligations in respect of Indebtedness permitted under Clauses 4(g)(ii) and 4(n) shall only be permitted to the extent such Indebtedness complies with the requirements of paragraphs (b) to (g) of the proviso to the definition of “Incremental Equivalent Debt” (to the extent applicable);

(ee)

(i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which normal operation of the business materially complies, and (ii) any zoning, order, decree, restriction, condition, permit or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property and all rights of condemnation or eminent domain that does not materially interfere with the ordinary conduct of the business of the Parent and its Restricted Subsidiaries, taken as a whole;

(ff)

the modification, replacement, renewal, refinancing or extension of any Lien permitted by clause (j) or (p) of this Clause 2; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed or refinanced by Indebtedness permitted under Clause 4 of this Schedule, and (B) proceeds and products thereof (it being understood and agreed that individual financings by any lender may be cross-collateralised to other financings provided by such lender or its Affiliates), and (ii) the replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens is, if constituting Indebtedness, permitted by Clause 4 of this Schedule;

(gg)

junior priority Liens in respect of Indebtedness permitted under Clause 4(g)(ii), 4(h) (to the extent constituting Permitted Unsecured Refinancing Debt and any Permitted Refinancing thereof), 4(n), 4(r) and 4(u) of this Schedule;

(hh)

(i) deposits of cash with the owner or lessor of premises leased or operated by the Parent or any of the Restricted Subsidiaries and (ii) cash collateral on deposit with banks or other financial institutions issuing letters of credit (or backstopping such letters of credit) or other equivalent bank guarantees issued naming as beneficiaries the owners or lessors of premises leased or operated by the Parent or any of the Restricted Subsidiaries, in each case in the ordinary course of business of the Parent and such Restricted Subsidiaries to secure the performance of the Parent’s or such Restricted Subsidiary’s obligations under the terms of the lease for such premises;

(ii)

Liens on cash or Cash Equivalent Investments used to defease or to satisfy and discharge Indebtedness of the Parent or the Restricted Subsidiaries; provided that such defeasance or satisfaction and discharge is not prohibited hereunder;

(jj)	Liens securing Swap Contracts Incurred in accordance with Clause 4(f) of this Schedule;

(kk)	Liens on accounts receivable and related assets incurred in connection with a Factoring Financing;

(ll)

Liens securing obligations in respect of letters of credit, bank guarantees, bankers acceptances, warehouse receipts or similar obligations permitted to be incurred pursuant to Clauses 4(p), 4(q) and 4(aa) of this Schedule and covering the property (or the documents of title in respect of such property) financed by such letters of credit, bank guarantees, bankers acceptances, warehouse receipts or similar obligations and the proceeds and products thereof;

(mm)

Liens on goods or inventory and the proceeds thereof the purchase, shipment or storage price of which is financed by a documentary letter of credit, bank guarantee or bankers’ acceptance issued or created for the account of the Parent or any Restricted Subsidiary to facilitate the purchase, shipment or storage of such inventory or goods;

(nn)	Liens securing Indebtedness or other obligations in an aggregate principal amount at any time outstanding not to exceed the greater of 30% of LTM Consolidated EBITDA and $115,000,000;

(oo)	Liens arising solely by operation of law and in the ordinary course of business;

(pp)	Liens constituting or the granting of which is a Permitted Transaction;

(qq)

Liens (including cash collateral) which are necessary to secure obligations of the Group under the membership regulations or other related membership documents of any Card Scheme or required for sponsorship agreements or required for the benefit of any Regulated Entity;

(rr)	Liens on the Equity Interests of Unrestricted Subsidiaries;

(ss)	licenses of patents, trademarks and other intellectual property rights granted by the Parent or any of its Restricted Subsidiaries in the ordinary course of business;

(tt)

Liens arising pursuant to an order of attachment or injunction restraining disposal of assets or similar legal process arising in connection with court proceedings which are contested by any member of the Group in good faith by appropriate proceedings;

(uu)

Liens (including any bonds or cash advance) created pursuant to a court order or judgment or as security for costs arising pursuant to court proceedings being contested by the relevant member of the Group in good faith by appropriate proceedings;

(vv)

Liens arising in connection with tax, deferral arrangements, tax exemptions, development opportunities or tenders and/or the fulfilment of contractual commitments in connection with the foregoing (but not in respect of Indebtedness for borrowed money) and/or other incentives or exemptions in the ordinary course of business or in connection with the business of the Group or consistent with past practice;

(ww)

Liens on Escrowed Proceeds for the benefit of the related holders of debt securities or other Indebtedness (or the underwriters or arrangers thereof) or on cash set aside at the time of the incurrence of any Indebtedness or Cash Equivalent Investments purchased with such cash, in either case to the extent such cash or Cash Equivalent Investments prefund the payment of interest on such Indebtedness and are held in escrow accounts or similar arrangement to be applied for such purpose; and

(xx)

Liens with respect to property or assets of the Parent or any of its Restricted Subsidiaries securing obligations in an aggregate principal amount at the time of incurrence of such Liens not to exceed the Available Restricted Payment Capacity Amount.

For the avoidance of doubt, this Clause 2 is subject to paragraph (g) of Clause 14 (Calculations) of this Schedule.

3.	INVESTMENTS

The Parent shall not, nor shall the Parent permit any Restricted Subsidiary to make or hold any Investments, except:

(a)	Investments in assets that are Cash Equivalent Investments or were Cash Equivalent Investments when made;

(b)

loans, promissory notes or advances to future, present or former officers, directors, members of management, employees, independent contractors and consultants of the Parent or any of the Restricted Subsidiaries (or any direct or indirect parent thereof) (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of a member of the Group or any direct or indirect parent thereof directly from such issuing entity; provided that, to the extent such loans or advances are made in cash, the amount of such loans and advances used to acquire such Equity Interests shall be contributed to a member of the Group in cash and (iii) for any other purpose, in an aggregate principal amount outstanding not to exceed $20,000,000 at any time;

(c)	Investments:

(i)

by the Parent or any Restricted Subsidiary that is an Obligor in the Parent or any other Obligor, provided that any downstream Investment made by the Parent by way of loan or capital contribution (including for Equity Interests) (A) may only be made to the Company and (B) is subject to Transaction Security to the extent applicable;

(ii)	by any non-Obligor in any other non-Obligor that is a Restricted Subsidiary;

(iii)	by any non-Obligor in the Parent or any Restricted Subsidiary that is an Obligor;

(iv)	by any Obligor in any non-Obligor that is a Restricted Subsidiary;

(v)

in or relating to a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other person in connection with a Factoring Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Factoring Financing, any contribution of replacement or substitute assets to such subsidiary, or any related Indebtedness in connection therewith;

(d)

Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof and other credits to suppliers, in each case, in the ordinary course of business;

(e)

Investments consisting of Liens, Indebtedness, Guarantees, fundamental changes, Dispositions and Restricted Payments permitted under Clause 2 of this Schedule, Clause 4 (other than Clause 4(d)) of this Schedule, Clause 5 (other than 5(c)(i)(B) or 5(d)) of this Schedule, Clause 6 (other than Clause 6(d)(ii) or 6(e)) of this Schedule, Clause 7 (other than Clause 7(d)) of this Schedule and Clause 12 of this Schedule, respectively, provided that any downstream Investment made by the Parent by way of loan or capital contribution (including for Equity Interests) (A) may only be made to the Company and (B) is subject to Transaction Security to the extent applicable;

(f)

Investments existing on the Initial Closing Date or made pursuant to legally binding commitments in existence on the Initial Closing Date and any modification, replacement, renewal, reinvestment or extension of any of the foregoing; provided that the amount of any Investment permitted pursuant to this paragraph (f) is not increased from the amount of such Investment on the Initial Closing Date except pursuant to the terms of such Investment as of the Initial Closing Date or as otherwise permitted by another Clause of this Clause 3;

(g)	Investments in Swap Contracts and Cash Management Services, in each case, of the type permitted under Clause 4 of this Schedule;

(h)	promissory notes and other non-cash consideration that is permitted to be received in connection with Dispositions permitted by Clause 6 of this Schedule;

(i)	Permitted Acquisitions;

(j)

Investments in the ordinary course of business consisting of endorsements for collection or deposit (or similar provisions of law) and customary trade arrangements with customers consistent with past practices (or similar provisions of law);

(k)

Investments (including debt obligations and Equity Interests) received (i) in connection with the bankruptcy workout, recapitalisation or reorganisation of suppliers and customers or in settlement of delinquent obligations of, or other disputes with or judgments against, customers and suppliers arising in the ordinary course of business, (ii) upon the foreclosure or other transfer of title, in each case, with respect to any secured Investment, (iii) as a result of the settlement, compromise or resolution of litigation, arbitration or other disputes or (iv) in settlement of debts created in the ordinary course of business;

(l)

loans and advances to the Parent, any other direct or indirect Holding Company of the Parent or any Restricted Subsidiary in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), payments not otherwise prohibited by this Agreement and Restricted Payments to the extent permitted to be made to the Parent, such Holding Company or such Restricted Subsidiary in accordance with Clause 7 of this Schedule;

(m)

Investments by the Parent or any Restricted Subsidiary that do not exceed in the aggregate at any time outstanding the sum of (i) the greater of 40% of LTM Consolidated EBITDA and $160,000,000 (in each case, net of any return in respect thereof, including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts); plus (ii) the Available Restricted Payment Capacity Amount;

(n)	advances of payroll payments to directors, officers, employees, members of management and consultants in the ordinary course of business;

(o)

Investments to the extent that payment for such Investments is made with Qualified Equity Interests of the Parent or any Holding Company of the Parent, as applicable, and/or proceeds of any Qualified Equity Interests or Shareholder Indebtedness;

(p)

Investments held by a Restricted Subsidiary acquired after the Initial Closing Date or of a Person merged into, amalgamated with or consolidated into a Borrower or a Restricted Subsidiary in accordance with Clause 5 of this Schedule to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(q)

Guarantees by the Parent or any of the Restricted Subsidiaries of leases (other than Capitalised Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(r)

Investments made by any Restricted Subsidiary that is not an Obligor (excluding Investments in or in relation to the Parent) to the extent such Investments are financed with the proceeds received by such Restricted Subsidiary from an Investment in such Restricted Subsidiary made pursuant to Clauses 3(m), 3(s), 3(t), 3(bb), 3(ee) and 3(gg) of this Schedule;

(s)	Investments in the amount of any Excluded Contributions to the extent Not Otherwise Applied;

(t)	any Investment by the Parent or a Restricted Subsidiary in an amount not exceeding the Available Amount;

(u)

Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client and customer contracts and loans or advances made to, and guarantees with respect to obligations of, distributors, suppliers, licensors and licensees in the ordinary course of business;

(v)	unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that they are permitted to remain unfunded under applicable Law;

(w)

Investments by the Parent or a Restricted Subsidiary in any Subsidiary in connection with reorganisations and related activities related to tax planning; provided that (i) after giving effect to any such reorganisation and related activities, the security interest of the Security Agent in the Charged Property, taken as a whole, is not materially impaired; (ii) after giving effect to such Investment, the Parent shall otherwise be in compliance with Clause 13 of this Schedule and (iii) any such Investment will not result in a breach of Clause 25 of this Schedule;

(x)	Investments consisting of licensing of intellectual property pursuant to joint marketing arrangements with other Persons;

(y)

Investments consisting of, or to finance purchases and acquisitions of, inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property in the ordinary course of business;

(z)

Investments by the Parent or a Restricted Subsidiary in any Subsidiary or any Joint Venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

(aa)

Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;

(bb)

any Investment by the Parent or a Restricted Subsidiary provided that the Total Net Leverage Ratio as of the last day of the most recently ended Financial Quarter for which internal consolidated financial statements are available, after giving Pro Forma Effect to such Investment, is less than or equal to 6.00:1.00;

(cc)

Investments consisting of the issuance or transfer of Equity Interests of the Parent to any former, current or future director, manager, officer, employee or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatee or distributes of any of the foregoing) of the Parent or any of its Restricted Subsidiaries upon the exercise or settlement of stock appreciation or similar rights, stock options, restricted stock, restricted stock units or other rights or equity incentive programs;

(dd)	Investments constituting or the making of which is a Permitted Transaction;

(ee)

Investments by the Parent or a Restricted Subsidiary in Joint Ventures, taken together with all other Investments made pursuant this paragraph (ee) and at any time outstanding, in aggregate amount at the time of such Investment (net of any distributions, dividends, payments or other returns in respect of such Investments), without giving effect to subsequent changes in value, not to exceed the greater of 30% of LTM Consolidated EBITDA and $105,000,000;

(ff)

Investments by the Parent or a Restricted Subsidiary in Unrestricted Subsidiaries, taken together with all other Investments made pursuant this paragraph (ff) and at any time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities (until such proceeds are converted to Cash Equivalents), in an aggregate amount at the time of such Investment (net of any distributions, dividends, payments or other returns in respect of such Investments), without giving effect to subsequent changes in value, not to exceed the greater of 20% of LTM Consolidated EBITDA and $70,000,000;

(gg)

Investments by the Parent or a Restricted Subsidiary in Persons engaged in similar business as the Parent and the Restricted Subsidiaries, taken together with all other Investments made pursuant this paragraph (gg) and at any time outstanding, in aggregate amount at the time of such Investment (net of any distributions, dividends, payments or other returns in respect of such Investments), without giving effect to subsequent changes in value, not to exceed the greater of 40% of LTM Consolidated EBITDA and $160,000,000; provided, however, that if any Investment pursuant to this paragraph (gg) is made in any Person that is not a Restricted Subsidiary of the Parent at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such investment shall thereafter be deemed to have been made pursuant to paragraph (c) above and shall cease to have been made pursuant to this paragraph (gg);

(hh)

Investments by the Parent or a Restricted Subsidiary in the amount of any Restricted Payment permitted by Clause 7 of this Schedule (but without double counting for Investments made pursuant to this paragraph (hh) and Restricted Payments made pursuant to Clause 7);

(ii)	Permitted Intercompany Activities; and

(jj)	any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of Clause 9 of this Schedule.

For the avoidance of doubt, this Clause 3 is subject to paragraph (g) of Clause 14 (Calculations) of this Schedule.

4.	INDEBTEDNESS

The Parent shall not, nor shall the Parent permit any Restricted Subsidiary to create, incur, assume or suffer to exist any Indebtedness or issue any Disqualified Equity Interest, other than:

(a)	Indebtedness arising under:

(i)	the Finance Documents;

(ii)	the Second Lien Finance Documents on or prior to the Final Closing Date plus any additional Indebtedness arising under the Second Lien Finance Documents pursuant to:

(A)	clause 2.2 (Increase) of the original form of the Second Lien Facility Agreement;

(B)	clause 2.3 (Incremental Facility) of the original form of the Second Lien Facility Agreement; and/or

(C)	any Incremental Equivalent Debt (as defined in the original form of the Second Lien Facility Agreement),

provided that, in the case of clause (B) or (C) above, the incurrence of any portion of such Indebtedness that is incurred pursuant to paragraph (a) of the definition of “Permitted Incremental Available Amount” in the original form of the Second Lien Facility Agreement (the “Second Lien Cash Capped Incremental Amount”) (provided that the provisions of the original form of the Second Lien Facility Agreement shall govern the determination as to whether any such incurrence has occurred pursuant to the Second Lien Cash Capped Incremental Amount) would not, as of the date of such incurrence, cause the maximum amount in paragraph (a) of the definition of “Permitted Incremental Available Amount” in this Agreement (the “First Lien Cash Capped Incremental Amount”) (provided that the provisions of this Agreement shall govern the determination as to whether any such incurrence has occurred pursuant to the First Lien Cash Capped Incremental Amount) to be exceeded; and

(iii)	any Permitted Refinancing of any Indebtedness incurred pursuant to clause (i) or (ii) above;

(b)

(i) Indebtedness existing, or pursuant to binding commitments existing, on the Initial Closing Date (including, prior to the Initial Closing Date, the Existing Debt) and any Permitted Refinancing thereof and (ii) intercompany Indebtedness outstanding on the Initial Closing Date and any refinancing thereof;

(c)

Guarantees by the Parent and the Restricted Subsidiaries in respect of Indebtedness or other obligations of the Parent or any of the Restricted Subsidiaries otherwise permitted hereunder; provided that (i) if the Indebtedness being Guaranteed is by its express terms subordinated to the Obligations, such Guarantee shall be subordinated to the guarantee of the Obligations pursuant to the Intercreditor Agreement or on terms, taken as a whole, at least as favourable to the Lenders, in all material respects, as those contained in the subordination of such Indebtedness and (ii) any such Guarantee of Junior Lien Financing or Junior Financing shall be subject to the Intercreditor Agreement (or be subordinated on terms, taken as a whole, at least as favourable to the Lenders, in all material respects, as those contained therein) or be otherwise permitted as an Investment under Clause 3 (other than Clause 3(e) or 3(g)) of this Schedule;

(d)

Indebtedness of the Parent or any of the Restricted Subsidiaries owing to the Parent or any other Restricted Subsidiary (or issued or transferred to any direct or indirect parent of an Obligor which is substantially contemporaneously transferred to an Obligor or any Restricted Subsidiary of an Obligor) to the extent constituting an Investment permitted by Clause 3 of this Schedule;

(e)

(i) (A) Attributable Indebtedness relating to any transaction, (B) other Indebtedness (including Capitalised Leases) of the Parent or any of the Restricted Subsidiaries financing the acquisition, lease, construction, repair, replacement or improvement of fixed or capital assets, so long as such Indebtedness is incurred substantially concurrently with, or within 270 days after, the applicable acquisition, lease, construction, repair, replacement or improvement, provided that the aggregate principal amount of such Indebtedness at any time outstanding and incurred pursuant to this sub-paragraph (i)(B) shall not exceed the greater of 30% of LTM Consolidated EBITDA and $105,000,000 and (C) Indebtedness arising out of any sale-leaseback transactions permitted by Clause 6(f) of this Schedule; and (ii) any Permitted Refinancing of any Indebtedness incurred under the foregoing; provided that Capitalised Leases incurred by the Parent or any Restricted Subsidiary pursuant to this paragraph (e) in connection with a sale-leaseback transaction shall not be subject to the foregoing limitation so long as the proceeds of such sale-leaseback transaction are used by the Parent or such Restricted Subsidiary to permanently repay outstanding Term Loans under this Agreement or other Indebtedness that is secured by pari passu Liens on the Charged Property;

(f)

Indebtedness in respect of Swap Contracts (including Hedging Agreements); provided that such obligations are (or were) entered into by such Person in the ordinary course of business, and not for purposes of speculation;

(g)	Indebtedness:

(i)

of any Person that becomes a Restricted Subsidiary after the Initial Closing Date (other than pursuant to the designation of an Unrestricted Subsidiary as a Restricted Subsidiary), which Indebtedness is existing at the time such Person becomes a Restricted Subsidiary and is not incurred in contemplation of such Person becoming a Restricted Subsidiary, that is non-recourse to the Parent and the other Restricted Subsidiaries (other than any Subsidiary of such Person that is a Subsidiary on the date such Person becomes a Restricted Subsidiary, together with the relevant Restricted Subsidiary, the “Acquired Group”) and, in each case, any Permitted Refinancing of any Indebtedness under this Clause (g)(i) so long as on the date on which such Person becomes a Restricted Subsidiary (after giving Pro Forma Effect thereto) and provided no Event of Default has occurred and is continuing as at the relevant date of determination of compliance, the aggregate principal amount of such Indebtedness at any time outstanding and incurred pursuant to this Clause (g)(i) shall not exceed the sum of (A) an amount equal to the greater of 20% of LTM Consolidated EBITDA or $70,000,000 (when combined with, and without duplication of, Indebtedness outstanding under Clause 4(g)(ii)(B)(I) of this Schedule), plus (B) an unlimited amount if, at the Parent’s option (in its sole and absolute discretion), either (1)(I) the Total Net Leverage Ratio, calculated on a Pro Forma Basis, is equal to or less than 6.75:1.00 as of the last day of the most recently ended Financial Quarter for which internal consolidated financial statements are available or (II) the Total Net Leverage Ratio, calculated on a Pro Forma Basis, is equal to or less than immediately prior to the date on which such Person became a Restricted Subsidiary or (2)(I) the Fixed Charge Coverage Ratio as of the last day of the most recently ended Financial Quarter for which internal consolidated financial statements are available is equal to or greater than 2.00:1.00 or (II) the Fixed Charge Coverage Ratio is equal to or greater than immediately prior to the date on which such Person became a Restricted Subsidiary; and

(ii)

of the Parent or any Restricted Subsidiary incurred or assumed, including any amount resulting from a Permitted Refinancing thereof, in contemplation of any Permitted Acquisition, Investment or other acquisition or investment permitted under this Agreement so long as:

(A)	no Event of Default shall have occurred and be continuing or would exist immediately after giving effect to such incurrence or assumption;

(B)

on the date of such Permitted Acquisition, Investment or other acquisition or investment, after giving Pro Forma Effect to the incurrence or assumption of such Indebtedness pursuant to this Clause (g)(ii), the aggregate principal amount of such Indebtedness at any time outstanding and incurred pursuant to this Clause (g)(ii) shall not exceed the sum of (I) an amount equal to the greater of 20% of LTM Consolidated EBITDA or $70,000,000 (when combined with, and without duplication of, Indebtedness outstanding under Clause 4(g)(i)(A) of this Schedule), plus (II) an unlimited amount (x) if such Indebtedness is secured on a pari passu lien basis with Facility B and would be included in the calculation of the First Lien Net Leverage Ratio, either (i) the First Lien Net Leverage Ratio, calculated on a Pro Forma Basis, is equal to or less than 5.30:1.00 as of the last day of the most recently ended Financial Quarter for which internal consolidated financial statements are available, or (ii) the First Lien Net Leverage Ratio, calculated on a Pro Forma Basis, is equal to or less than immediately prior to the date of such Permitted Acquisition, Investment or other acquisition or investment, (y) if such Indebtedness is secured on a pari passu lien basis with or a junior lien basis to the Second Lien Facility and would not be included in the calculation of the First Lien Net Leverage Ratio but would be included in the calculation of the Total Secured Net Leverage Ratio, (i) the Total Secured Net Leverage Ratio, calculated on a Pro Forma Basis, is equal to or less than 6.75:1.00 as of the last day of the most recently ended Financial Quarter for which internal consolidated financial statements are available, or (ii) the Total Secured Net Leverage Ratio, calculated on a Pro Forma Basis, is equal to or less than immediately prior to the date of such Permitted Acquisition, Investment or other acquisition or investment, or (z) if such Indebtedness is unsecured or is not secured by the Charged Property and would not be included in the calculation of the First Lien Net Leverage Ratio or in the calculation of the Total Secured Net Leverage Ratio, at the Parent’s option (in its sole and absolute discretion) either (1) the higher of (i) the Total Net Leverage Ratio, calculated on a Pro Forma Basis, is equal to or less than 6.75:1.00 as of the last day of the most recently ended Financial Quarter for which internal consolidated financial statements are available or (ii) the Total Net Leverage Ratio, calculated on a Pro Forma Basis, immediately prior to the incurrence thereof or (2) the lesser of (i) the Fixed Charge Coverage Ratio, calculated on a Pro Forma Basis, as of the last day of the most recently ended Financial Quarter for which internal consolidated financial statements are available is equal to or greater than 2.00:1.00 or (ii) the Fixed Charge Coverage Ratio, calculated on a Pro Forma Basis, is equal to or greater than immediately prior to the incurrence thereof;

(C)

(I) if such Indebtedness is incurred in reliance of sub-clause (B)(II)(x) above, it shall comply with paragraph (e) of the definition of “Incremental Equivalent Debt” and (II) if such Indebtedness is incurred in reliance on clause (B)(II)(y) or (B)(II)(z) above, subject to the Permitted Earlier Maturity Indebtedness Exception, the maturity date and Weighted Average Life to Maturity of such Indebtedness (other than Customary Bridge Loans) is at least six months after the Latest Maturity Date as of the time of incurrence of such Indebtedness and at least six months longer than the Weighted Average Life to Maturity of the Term Loans as of the time of incurrence of such Indebtedness; and

(D)

the amount of Indebtedness outstanding of Restricted Subsidiaries that are non-Obligors pursuant to this Clause (g)(ii), when combined with, and without duplication of, Indebtedness outstanding of Restricted Subsidiaries that are non-Obligors under Clause 4(u) of this Schedule and, in each case, outstanding at such time does not exceed the greater of 40% of LTM Consolidated EBITDA and $140,000,000 in the aggregate at any time outstanding;

(h)	Credit Agreement Refinancing Indebtedness and any Permitted Refinancing thereof;

(i)

Indebtedness representing deferred compensation to current, future or former officers, directors, employees, members of management or consultants of the Parent (or any direct or indirect Holding Company thereof) and the Restricted Subsidiaries incurred in the ordinary course of business (including any modification, refinancing, refunding, replacement, renewal or extension of such Indebtedness);

(j)

Indebtedness to future, present or former officers, directors, employees, members of management and consultants, their respective estates, executors, administrators, heirs, family members, legatees, distributees, spouses, former spouses, domestic partners and former domestic partners of the Parent or any Restricted Subsidiary to finance the purchase or redemption of Equity Interests of the Parent or any Holding Company of the Parent, in each case, permitted by Clause 7 of this Schedule;

(k)

Indebtedness incurred by the Parent or any of the Restricted Subsidiaries in a Permitted Acquisition, any other Investment expressly permitted hereunder or any Disposition, in each case to the extent constituting obligations under non-compete agreements, consulting agreements, indemnification obligations or obligations in respect of purchase price (including earn-outs) or other similar deferred purchase price arrangements or adjustments;

(l)

Indebtedness consisting of obligations of the Parent and the Restricted Subsidiaries under incentive, non-compete, consulting, deferred compensation or other similar arrangements with current, future or former officers, directors, employees, members of management and consultants incurred by such Person in connection with the Transactions, Permitted Acquisitions or any other Investment expressly permitted hereunder or not restricted hereunder or Disposition of any business, assets or Subsidiary permitted hereunder;

(m)

(i) Indebtedness arising from the honouring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its incurrence or as soon as reasonably practicable thereafter and (ii) Cash Management Obligations (including pursuant to Secured Cash Management Agreements and other Indebtedness in respect of cash pooling arrangements), netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and other cash management and similar arrangements and any Guarantees thereof;

(n)	Indebtedness of the Parent and the Restricted Subsidiaries in an aggregate principal amount at any time outstanding not to exceed the greater of 40% of LTM Consolidated EBITDA and $160,000,000;

(o)	Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(p)

Indebtedness incurred by the Parent or any of the Restricted Subsidiaries in respect of Trade Instruments and any letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business or consistent with past practice, including in respect of workers compensation, unemployment insurance and other social security legislation, health, disability or other employee benefits or property, casualty or liability insurance or other insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims or other reimbursement-type obligations in the ordinary course of business;

(q)

Guarantees, indemnities and other obligations (including in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business or consistent with past practice) in respect of (including to support payments or performance of) bids, tenders, trade contracts, works, governmental contracts and leases, leases, statutory obligations, surety, warranty obligations, stay, customs, bid, and appeal bonds, performance bonds and return of money bonds, performance and completion guarantees, agreements with utilities, reimbursement of advance payment obligations, performance obligations and other obligations of a like nature and other contractual obligations in the ordinary course of business or consistent with past practice (including those to secure health, safety and environmental obligations), in each case in the ordinary course of business or consistent with past practice (including for the benefit of any Regulated Entity);

(r)	(i) Incremental Equivalent Debt and (ii) any Permitted Refinancing thereof;

(s)	Shareholder Indebtedness;

(t)	Indebtedness under local credit facilities in an aggregate principal amount not to exceed, at any time outstanding, the greater of $50,000,000 and 15% of LTM Consolidated EBITDA;

(u)

Permitted Ratio Debt and any Permitted Refinancing thereof; provided that the aggregate amount of any such Indebtedness incurred by Restricted Subsidiaries that are non-Obligors pursuant to this Clause (u) would not, when combined with, and without duplication of, Indebtedness assumed or incurred by Restricted Subsidiaries that are non-Obligors pursuant to Clause 4(g)(ii) of this Schedule and, in each case, outstanding at such time, exceed the greater of 40% of LTM Consolidated EBITDA and $140,000,000;

(v)	Indebtedness arising from or incurred in connection with Factoring Financing arrangements permitted by this Schedule;

(w)

unsecured Indebtedness in respect of obligations of the Parent or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money;

(x)	Indebtedness in respect of letters of credit or bank guarantees;

(y)

Indebtedness constituting or the incurrence of which is a Permitted Transaction and/or is permitted pursuant to Clause 3 of this Schedule (including any modification, refinancing, refunding, replacement, renewal or extension of such Indebtedness);

(z)

Indebtedness in respect of any bankers’ acceptance supporting trade payables, warehouse receipts or similar facilities entered into in the ordinary course of business (including any modification, refinancing, refunding, replacement, renewal or extension of such Indebtedness);

(aa)	Guarantees and counter-indemnities in respect of performance bonds (or similar);

(bb)

Indebtedness arising in connection with tax, deferral arrangements, tax exemptions, development opportunities, tenders, fulfilment of contractual commitments and/or other incentives or exemptions in the ordinary course of business or in connection with the business of the Group or consistent with past practice;

(cc)	Permitted Intercompany Activities (to the extent constituting Indebtedness);

(dd)	Indebtedness in an amount not to exceed the Available Restricted Payment Capacity Amount;

(ee)

Indebtedness of the Parent and/or any Restricted Subsidiary in an aggregate outstanding principal amount not to exceed 200% of the amount of Net Cash Proceeds received by the Parent from (i) the issuance or sale of Qualified Equity Interests or (ii) any cash contribution to its common equity with the Net Cash Proceeds from the issuance and sale by any Parent Entity of its Qualified Equity Interests or a contribution to the common equity of any Parent Entity after the date of this Agreement, in each case, (A) other than any Net Cash Proceeds received from the sale of Capital Stock to, or contributions from, the Parent or any of its Restricted Subsidiaries, (B) to the extent the relevant Net Cash Proceeds have not otherwise been applied to make Investments, Restricted Payments or Restricted Debt Payments hereunder, (C) other than Excluded Contributions and (D) other than Specified Equity Contributions);

(ff)	customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business; and

(gg)	all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in the Clauses above.

Further, neither the Parent nor any Restricted Subsidiary will incur (1) unsecured Indebtedness for borrowed money or Indebtedness for borrowed money that is not secured by the Charged Property, in either case, pursuant to clauses (g)(ii), (h), (n), (r), (u) or (ee) in a principal amount which is in excess of the greater of 40% of LTM Consolidated EBITDA and $140,000,000 when aggregated with all other such unsecured Indebtedness or Indebtedness that is not secured by the Charged Property incurred pursuant to clauses (g)(ii), (h), (n), (r), (u) or (ee) unless such Indebtedness is Senior Parent Liabilities (as defined in the Intercreditor Agreement) and the holders (or a representative for the holders) of such Indebtedness become a party to the Intercreditor Agreement or (2) Indebtedness for borrowed money that is secured on the Charged Property unless the holders of such Indebtedness become a party to the Intercreditor Agreement.

The accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness, the payment of dividends on Disqualified Equity Interests in the form of additional shares of Disqualified Equity Interests, accretion or amortisation of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Indebtedness for purposes of this Clause 4 of this Schedule. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a consolidated balance sheet of the Parent dated such date prepared in accordance with the relevant Accounting Principles.

For the avoidance of doubt, this Clause 4 is subject to paragraph (g) of Clause 14 (Calculations) of this Schedule.

5.	FUNDAMENTAL CHANGES

The Parent shall not, nor shall the Parent permit any Restricted Subsidiary (other than any dormant entity or in respect of any dormant entity) to merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favour of any Person, except that:

(a)

any Restricted Subsidiary (other than a TLB Borrower) may merge or consolidate with (i) any TLB Borrower provided that (A) the relevant TLB Borrower shall be the continuing or surviving Person or the continuing or surviving Person shall expressly assume the obligations of such TLB Borrower under the Finance Documents in a manner reasonably acceptable to the Agent and (B) such merger or consolidation does not result in such TLB Borrower ceasing to be organised in Delaware or Luxembourg (as applicable) and (C) such merger or consolidation will not result in a breach of Clause 25 of this Schedule or (ii) any one or more other Restricted Subsidiaries (other than a TLB Borrower); provided that when any Restricted Subsidiary that is an

Obligor is merging with another Restricted Subsidiary, (A) an Obligor shall be the continuing or surviving Person or, to the extent constituting an Investment, such Investment must be permitted by Clause 3 of this Schedule and (B) the Guarantor and Security Coverage Requirement shall, subject to the Agreed Security Principles, be satisfied after giving effect to such merger or consolidation;

(b)

(i) any Restricted Subsidiary that is not an Obligor may merge or consolidate with or into any other Restricted Subsidiary that is not an Obligor, (ii) any Restricted Subsidiary that is an Obligor (other than any TLB Borrower) may merge or consolidate with or into any other Restricted Subsidiary (other than any TLB Borrower) that is an Obligor as long as, subject to the Agreed Security Principles, the Guarantor and Security Coverage Requirement shall be satisfied after giving effect to such merger or consolidation and (iii) any Restricted Subsidiary (other than a Borrower) may liquidate or dissolve or any Borrower or any Restricted Subsidiary may change its legal form (but not its jurisdiction of formation (unless, in respect of a Restricted Subsidiary formed in a State of the United States, the new jurisdiction of formation after such change is a State of the United States), its centre of main interests (as that term is used in Article 3(1) of the Regulation) or its residence for Tax purposes) if the Parent determines in good faith that such action is in the best interests of the Parent and the Restricted Subsidiaries and is not materially disadvantageous to the Lenders (taken as a whole) in respect of the Finance Documents;

(c)

any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to any Borrower or another Restricted Subsidiary; provided that if the transferor in such a transaction is an Obligor, then (i) (A) the transferee must be an Obligor or (B) such Investment must be an Investment permitted by Clause 3 of this Schedule (other than Clause 3(e)) or a Disposition permitted by Clause 6 of this Schedule (other than Clause 6(e)) and (ii) the Guarantor and Security Coverage Requirement shall, subject to the Agreed Security Principles, be satisfied after giving effect to such merger or consolidation;

(d)

so long as no Event of Default exists or would result therefrom at the time of entry into a definitive agreement with respect thereto, any Restricted Subsidiary (other than the Company) may merge, amalgamate or consolidate with any other Person (other than the Parent) in order to effect an Investment permitted pursuant to Clause 3 of this Schedule (other than Clause 3(e)); provided that (i) if a Borrower is a party to the transaction effected pursuant to this paragraph (d) (A) such Borrower shall be the continuing or surviving Person or the continuing or surviving Person shall expressly assume the obligations of such Borrower under the Finance Documents in a manner reasonably acceptable to the Agent and (B) such transaction shall not result in such Borrower ceasing to be organised under its jurisdiction of incorporation, and (ii) the Guarantor and Security Coverage Requirement shall (subject to the Agreed Security Principles) be satisfied after giving effect to such merger or consolidation;

(e)	so long as no Event of Default exists or would result therefrom, the Company or (in the case of (ii) only) the Parent may:

(i)

merge, amalgamate or consolidate with any other Restricted Subsidiary; provided that (A) the Company shall be the continuing or surviving corporation and (B) such merger, amalgamation or consolidation will not result in a breach of Clause 25 of this Schedule; or

(ii)

change its legal form if the Company or the Parent (as applicable) determines that such action is in its best interests and such change is not materially prejudicial to the interests of the Finance Parties (taken as a whole) under the Finance Documents;

provided that neither Company nor Parent shall cease to be incorporated under the laws of England;

(f)

a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Clause 6 of this Schedule (other than Clause 6(e)) shall be permitted;

(g)

a merger, dissolution, liquidation, consolidation, reorganisation or Disposition which is implemented to comply with any applicable law or regulation or the views, guidance, approval or interpretation of such laws or regulation by any Relevant Regulator (including all intermediate steps or actions necessary to implement the same) shall be permitted;

(h)

a merger, dissolution, liquidation, consolidation or Disposition which is expressly contemplated in the Tax Structure Memorandum, including, without limitation, the Merger and the Debt Pushdown, shall be permitted;

(i)	the Borrowers and other Restricted Subsidiaries may consummate any Permitted Transaction; and

(j)	the Parent and its Restricted Subsidiaries may consummate Permitted Intercompany Activities.

6.	DISPOSITIONS

The Parent shall not, nor shall the Parent permit any Restricted Subsidiary to make any Disposition or enter into any agreement to make any Disposition, except:

(a)

Dispositions of obsolete, non-core, damaged, worn out, used or surplus property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful or economically practicable to maintain in the conduct of the business of the Parent and the Restricted Subsidiaries;

(b)	Dispositions of (i) inventory, (ii) equipment and goods held for sale in the ordinary course of business and (iii) immaterial assets (considered in the aggregate) in the ordinary course of business;

(c)

Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement or any other property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement or any other property;

(d)

Dispositions of property among the Parent and the Restricted Subsidiaries; provided that if the transferor of such property is an Obligor (i) the transferee thereof must be an Obligor or (ii) if such transaction constitutes an Investment, such Investment must be an Investment permitted by Clause 3 (other than Clause 3(e) of this Schedule) or (iii) the consideration paid in connection therewith shall be cash or Cash Equivalent Investments paid contemporaneously with the consummation of the transaction and (A) shall be in an amount not less than the fair market value of the property disposed of or (B) the aggregate fair market value of the property sold, leased, licensed, transferred or otherwise disposed by Obligors to those Restricted Subsidiaries that are not Obligors in any financial year shall not exceed the greater of 15% of LTM Consolidated EBITDA and $55,000,000 (plus any unused amount permitted by this sub-paragraph (iii) for any financial year that may be carried forward and utilised in the immediately succeeding financial year));

(e)

Dispositions permitted by Clause 3 (other than Clause 3(e)), Clause 5 (other than Clauses 5(c) and 5(e)) and Clause 7 (other than Clause 7(d)) and Liens permitted by Clause 2 (other than Clause 2(n)(ii)) of this Schedule;

(f)

Dispositions with respect to real property built or acquired by the Parent or any Restricted Subsidiary, including pursuant to sale-leaseback transactions; provided that the fair market value of all property so Disposed of after the Initial Closing Date shall not exceed the greater of $70,000,000 and 20% of LTM Consolidated EBITDA;

(g)

Dispositions, liquidations or use of (i) Cash Equivalent Investments and (ii) other current assets that were Cash Equivalent Investments when the original Investment in such assets was made and which thereafter fail to satisfy the definition of “Cash Equivalent Investments”;

(h)

(i) leases, subleases, licenses or sublicenses (including the provision of software under an open source license), in each case in the ordinary course of business and which do not materially and adversely interfere with the business of the Parent and the Restricted Subsidiaries, taken as a whole and (ii) Dispositions of IP Rights that do not materially and adversely interfere with the business of the Parent or any of its Restricted Subsidiaries (or Dispositions that avoid such interference by granting to the Parent or any of its Restricted Subsidiaries a license or other ownership rights to use such IP Rights);

(i)	transfers of property subject to Casualty Events;

(j)

Dispositions of property not otherwise permitted under this Clause 6; provided that (i) at the time of such Disposition (other than any such Disposition made pursuant to a commitment entered into at a time when no Event of Default exists), no Event of Default shall exist or would result from such Disposition; and (ii) with respect to any Disposition pursuant to this Clause (i) for a purchase price in an amount exceeding the greater of $55,000,000 and 15% of LTM Consolidated EBITDA, the Parent or any of the Restricted Subsidiaries shall receive not less than 75% of such consideration in the form of cash or Cash Equivalent Investments; provided, however, that for the purposes of this Clause (ii), (A) any liabilities (as shown on the Parent’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Parent or such Restricted Subsidiary that are assumed by the transferee with respect to the applicable Disposition or for which the Parent and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities or other obligations or assets received by the Parent or such Restricted Subsidiary from such transferee that are converted by the Parent or such Restricted Subsidiary into cash or Cash Equivalent Investments (to the extent of the cash or Cash Equivalent Investments received) within one hundred eighty (180) days following the closing of the applicable Disposition and (C) any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate fair market value as determined by the Parent in good faith, taken together with all other Designated Non-Cash Consideration received pursuant to this Clause (C) that is at that time outstanding, in an amount not exceeding the greater of $90,000,000 and 25% of LTM Consolidated EBITDA, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash;

(k)

Dispositions of Investments in Joint Ventures or any Subsidiary that is not wholly owned to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture or similar parties set forth in joint venture arrangements and/or similar binding arrangements;

(l)	Dispositions or discounts without recourse of accounts receivable in connection with the collection, compromise or settlement thereof or in bankruptcy or similar proceedings;

(m)	any issuance or sale of Equity Interests in, or sale of Indebtedness or other securities of, an Unrestricted Subsidiary;

(n)	any exchange of like property for use in any business conducted by the Parent or any of the Restricted Subsidiaries that is not in contravention of Clause 8 of this Schedule;

(o)	the unwinding of any Swap Contract;

(p)

sales or other dispositions by the Parent or any Restricted Subsidiary of assets in connection with the closing or sale of an office in the ordinary course of business of the Parent and the Restricted Subsidiaries, which consist of leasehold interests in the premises of such office, the equipment and fixtures located at such premises and the books and records relating exclusively and directly to the operations of such office; provided that as to each and all such sales and closings, (i) no Event of Default shall result therefrom and (ii) such sale shall be on commercially reasonable prices and terms in a bona fide arm’s length transaction;

(q)	the lapse or abandonment in the ordinary course of business of any registrations or applications for registration of any immaterial IP Rights;

(r)	any Disposition by reason of the exercise of termination rights under any lease, sublease, license, sublicense, concession or other agreement;

(s)	any surrender or waiver of contractual rights or the settlement, release, recovery on or surrender of contractual rights or other claims of any kind;

(t)

the discount or other disposal of inventory, accounts receivable or notes receivable or the conversion of accounts receivable to notes receivable or Investments permitted hereunder, (including, for the avoidance of doubt, factoring of accounts receivables and (i) the sale, conveyance, contribution or other transfer of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” to a Receivables Subsidiary in a Factoring Financing or in factoring or similar transactions and (ii) a transfer, collection and/or compromise of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” (or a fractional undivided interest therein) by a Receivables Subsidiary in a Factoring Financing);

(u)

any Disposition of property or assets of the Parent or any Restricted Subsidiary or sale or issuance of Equity Interests of any Restricted Subsidiary, which assets or Equity Interests so Disposed have an aggregate fair market value of less than the greater of $25,000,000 and 5% of LTM Consolidated EBITDA in the aggregate for any financial year;

(v)

any grant, license or Disposition in the ordinary course of business and/or in connection with any tender or contractual arrangements entered into in connection with the business of the Group of patents, trademarks, knowhow or any other intellectual property, including, but not limited to, grants of franchises or licenses, franchise or license master agreements, area development agreements and/or other tender or contractual arrangements entered into in connection with the business of the Group or consistent with past practice;

(w)	Dispositions required to be made to comply with the order of any Governmental Authority, Relevant Regulator or applicable Law;

(x)	the sale of motor vehicles and information technology equipment purchased at the end of an operating lease and resold thereafter;

(y)	Dispositions constituting or the making of which is a Permitted Transaction;

(z)

Dispositions (including, but not limited to, the disposal of any shares in or business, undertakings or divisions of any member of the Group) in accordance with, and pursuant to, the provisions of any Card Scheme articles of association or membership regulations;

(aa)	Dispositions of real property and related assets in the ordinary course of business in connection with relocation activities for directors, officers, members of management, employees or consultants;

(bb)	any Disposition of stores in the ordinary course of business;

(cc)	the PMSL Disposal;

(dd)	[reserved];

(ee)	Permitted Intercompany Activities;

(ff)

Dispositions of assets acquired pursuant to or in order to effect a Permitted Acquisition which assets are not used or useful to the core or principal business of the Parent and the Restricted Subsidiaries;

(gg)

any swap of assets in exchange for services or other assets of comparable or greater value or usefulness to the business of the Parent and its Subsidiaries as a whole, as determined in good faith by the management of the Parent; and

(hh)	Dispositions contemplated as of the date of this Agreement and listed on Schedule 17 (Dispositions),

provided that any Disposition of any property pursuant to Clauses 6(f) and 6(j) of this Schedule, shall be for not less than the fair market value of such property at the time of such Disposition as determined by the Parent in good faith. For the avoidance of doubt, this Clause 6 is subject to paragraph (g) of Clause 14 (Calculations) of this Schedule.

To the extent any Charged Property is Disposed of as expressly permitted by this Clause 6 to any Person other than any Obligor, such Charged Property shall be sold free and clear of the Liens created by the Finance Documents, and, if requested by the Parent or the Agent, the Agent and the Security Agent shall (and are authorised and instructed to) take any actions deemed appropriate in order to effect the foregoing.

To the extent that any Borrower is Disposed of in a manner not prohibited by this Agreement to any Person other than a member of the Group, such Borrower shall resign as a Borrower in accordance with the terms of this Agreement on or prior to the date of such Disposal.

7.	RESTRICTED PAYMENTS

The Parent shall not, nor shall the Parent permit any Restricted Subsidiary to declare or make, directly or indirectly, any Restricted Payment, except:

(a)

each Restricted Subsidiary may make Restricted Payments to the Parent and to the other Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to the Parent and any other Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

(b)

the Parent and each of the Restricted Subsidiaries may declare and make dividend payments or other distributions payable solely in the form of Equity Interests (other than Disqualified Equity Interests not otherwise permitted by Clause 4 of this Schedule) of such Person, provided that, to the extent there is any distribution or dividend payment by way of issuance of Equity Interests in the Parent or in a Restricted Subsidiary whose Equity Interests are subject to the Transaction Security, such Equity Interests issued to a member of the Group or any shareholder of the Parent shall also be subject to the Transaction Security as soon as reasonably practicable after issuance and subject to the Agreed Security Principles;

(c)	Restricted Payments made in the form of reimbursements of fees and expenses paid by the recipient of such Restricted Payment (if any) in connection with the consummation of the Transactions;

(d)

to the extent constituting Restricted Payments, the Parent and the Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Clause 3 (other than Clause 3(e)), Clause 4 (other than Clause 4(j)) Clause 5, Clause 6 (other than Clause 6(e)) or Clauses 9(a) to 9(aa) or 9(cc) (but excluding 9(j) and 9(v) of this Schedule);

(e)

redemptions, repurchases, retirements or other acquisitions of Equity Interests in the Parent or any of the Restricted Subsidiaries (other than the Company) deemed to occur upon exercise of stock options or warrants or similar rights if such Equity Interests represent a portion of the exercise price of such options or warrants or similar rights;

(f)

the Parent and the Restricted Subsidiaries may make Restricted Payments in order to finance, refinance or reimburse the payment of and/or may pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of the Parent (or any Parent Entity) and/or Indebtedness, in each case, held by or owing to any Management Equityholders and/or future, present or former officers, directors, employees, members of management and consultants, their respective estates, executors, administrators, heirs, family members, legatees, distributees, spouses, former spouses, domestic partners and former domestic partners of the Parent (or any Parent Entity) or any of its Restricted Subsidiaries in connection with the death, disability, retirement, exit or termination of employment of any such Person (or a breach of any non-compete or other restrictive covenant or confidentiality obligations of any such Person at any time after such Person’s disability, retirement, exit or termination of employment) and/or the exercise of drag, tag, put, call or other similar rights by or in respect of any Management Shareholder or any such person, provided that the aggregate amount of such Restricted Payments made by the Parent under this paragraph (f) together with the aggregate amount of loans and advances to the Parent made pursuant to Clause 3(l) of this Schedule in lieu of Restricted Payments permitted by this paragraph (f), shall not exceed the greater of $50,000,000 and 10% of LTM Consolidated EBITDA in any calendar year, such amount being increased to the greater of $60,000,000 and 15% of LTM Consolidated EBITDA subsequent to the consummation of a Qualified IPO (with unused amounts in any calendar year being permitted to be carried over to succeeding calendar years subject to a maximum of the greater of $100,000,000 and 20% of LTM Consolidated EBITDA in any calendar year or the greater of $120,000,000 and 30% of LTM Consolidated EBITDA subsequent to the consummation of a Qualified IPO, respectively); provided that such amount may be increased by an amount not to exceed (i) the cash proceeds received by the Parent from the sale of Equity Interests (other than Disqualified Equity Interests, Excluded Contributions or Specified Equity Contributions) of the Parent or any Parent Entity (to the extent contributed in cash to the Parent) to any Management Equityholders and/or future, present or former employee, officer, director, member of management or consultant (or the estates, executors, administrators, heirs, family members, legatees, distributees, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) of the Parent and its Restricted Subsidiaries or any Parent Entity, plus (ii) the cash proceeds of key man life insurance policies (or similar) which are received by the Parent or the Restricted Subsidiaries; plus (iii) the amount of any cash bonuses otherwise payable to employees, officers, directors, managers, consultants or independent contractors of the Parent or its Restricted Subsidiaries or any direct or indirect parent of the Parent that are foregone in return for the receipt of Equity Interests; provided that the Parent may elect to apply all or any portion of the aggregate increase contemplated by clauses (i), (ii) and (iii) above in any Financial Year; and provided further that cancellation of Indebtedness owing to the Parent or any Restricted Subsidiary from any Management Equityholder and/or future, present or former employee, officer, director, member of management or consultant (or the estates, executors, administrators, heirs, family members, legatees, distributees, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) of the Parent or any Parent Entity or any Restricted Subsidiary in connection with a repurchase of Equity Interests of the Parent or any Parent Entity will not be deemed to constitute a Restricted Payment for purposes of this Clause 7 or any other provision of this Agreement; provided that the amount available under this paragraph (f) shall be reduced, without duplication, on a dollar-for-dollar basis by the Available Restricted Payment Capacity Amount utilized to incur Liens under Clause 2(xx) of this Schedule, make Investments pursuant to Clause 3(m) of this Schedule and incur Indebtedness pursuant to Clause 4(dd) (in each case, as provided in the definition of the Available Restricted Payment Capacity Amount) to the extent such Liens, Investments or Indebtedness, as applicable, were incurred in reliance on any Available Restricted Payment Capacity Amount based solely on the availability under this paragraph (f);

(g)	the Parent and the Restricted Subsidiaries may make Restricted Payments to any Parent Entity or other applicable party (as appropriate):

(i)

the proceeds of which shall be used to allow any Parent Entity to pay operating costs and expenses of any Parent Entity incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business, attributable to the ownership or operations by the Parent Entity of the Parent and its Subsidiaries, any costs, expenses and liabilities incurred by the Parent Entity in connection with any litigation or arbitration attributable to the ownership or operations of the Parent and its Subsidiaries, Transaction Expenses and any reasonable and customary indemnification claims made by directors, managers or officers of such parent attributable to the ownership or operations of the Parent and its Subsidiaries;

(ii)

the proceeds of which shall be used to allow any Parent Entity to pay fees and expenses required to maintain the corporate or legal existence of the Parent Entity, Parent or the Restricted Subsidiary and to pay any Taxes of the Parent Entity, Parent or the Restricted Subsidiary;

(iii)

the proceeds of which shall be used to allow any Parent Entity to pay costs, fees and expenses related to any equity or debt offering by the Parent permitted by this Agreement (whether or not successful);

(iv)

the proceeds of which (A) shall be used to pay customary salary, bonus, severance and other benefits payable to, and indemnities provided on behalf of, directors, officers, employees, members of management and consultants of the Parent Entity or any Restricted Subsidiary or Parent and any payroll, social security or similar Taxes in connection therewith to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Parent and its Subsidiaries or (B) shall be used to make payments permitted under Clause 9 of this Schedule (but only to the extent such payments would have been permitted under Clause 7(d) of this Schedule);

(v)

the proceeds of which will be used to make payments due or expected to be due to cover social security, medicare, withholding and other taxes payable in connection with any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Parent or any Restricted Subsidiary;

(vi)	in an amount in order to permit such Parent Entity to make payments permitted by Clause 12 of this Schedule;

(vii)

the proceeds of which shall be used to pay cash, in lieu of issuing fractional shares, in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of any Parent Entity; provided, however, that any such payment, loan, advance, dividend or distribution shall not be for the purpose of evading any limitation of this covenant or otherwise to facilitate any dividend or other return of capital to the holders of such Capital Stock (as determined in good faith by a Responsible Officer or the board of directors of the Parent);

(viii)

to the extent permitted by the Intercreditor Agreement, in amounts required for a Parent Entity to pay interest on Indebtedness the proceeds of which have been contributed to the Group and that has been guaranteed by, or is otherwise considered Indebtedness of, the Group or any of its Restricted Subsidiaries incurred in accordance with Clause 4 of this Schedule, including in respect of any liabilities constituting Senior Parent Liabilities (as defined under the Intercreditor Agreement);

(ix)	[reserved]; and/or

(x)

for any taxable period ending after the date on which BidCo acquires all of the shares in the Target (A) in which the Parent is treated as a partnership or disregarded entity for US federal income tax purposes, tax distributions to any direct or indirect owner or owners of equity of the Parent in an aggregate amount for such taxable period not to exceed the Tax Amount (where the “Tax Amount” is the Highest Owner Tax Amount divided by the proportionate economic ownership interest in the Parent of the owner receiving the greatest proportionate allocation of estimated net taxable income attributable to the Parent in the applicable tax period, and the “Highest Owner Tax Amount” is, with respect to such owner receiving the greatest proportionate allocation of estimated net taxable income attributable to the Parent in the applicable tax period (or portion thereof) to which such payment relates (as a result of the application of Section 704(c) of the Code or otherwise), (i) the aggregate taxable income of the Parent allocated to such owner (calculated by excluding the tax consequences resulting from any Code Section 743(b) adjustment) in such applicable taxable period (or portion thereof), multiplied by (ii) the highest combined marginal federal, state and/or local income tax rate applicable to an individual or corporation residing in California or New York, New York (whatever is highest for the relevant period)); and (B) with respect to any taxable period in which the Parent or any of its Subsidiaries is a member of a group of companies, fiscal consolidation or fiscal unity for the purposes of Tax that includes the Parent and/or its Subsidiaries (a “Tax Group”) and whose common parent is a direct or indirect parent of the Parent, payments the proceeds of which will be used to pay the portion of any Taxes of such Tax Group for such taxable period that are attributable to the Parent and/or its Restricted Subsidiaries or, to the extent of any cash amounts actually received from its Unrestricted Subsidiaries for such purpose, to such Unrestricted Subsidiaries; provided that, for each taxable period, the amount of such payments made in respect of such taxable period pursuant to this sub-clause (B) in the aggregate shall not exceed the amount of such Taxes that the Parent and/or its applicable Subsidiaries would have been required to pay in the absence of the Tax Group; provided, further, that any distributions under this clause (x) with respect to any taxable period may be made in instalments during the course of the taxable period using reasonable estimates of the anticipated aggregate amount of distributions for such taxable period, with any excess of aggregate instalments with respect to any such taxable period over the actual amount of distributions permitted for such taxable period reducing any distributions under this clause (x) with respect to the immediately subsequent taxable period (and, to the extent such excess is not fully absorbed in the immediately subsequent taxable period, the following period(s));

(h)

the Parent or any of the Restricted Subsidiaries may pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof, any Permitted Acquisition or any exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests;

(i)

for so long as no Default has occurred and is continuing (or would result therefrom), the declaration and payment by the Parent of, or loans, advances, dividends or distributions to any Parent Entity to pay, dividends on the common stock or common Equity Interests of the Parent or any Parent Entity following a Listing of the Parent or any Parent Entity, in an amount not to exceed in any fiscal year the greater of (i) 6% of the Net Cash Proceeds received by the Parent from such Listing or contributed to the equity of the Parent or contributed as Shareholder Indebtedness to the Parent and (ii) following the first Listing by the Parent or any Parent Entity, an amount equal to the greater of (I) 6% of the Market Capitalisation and (II) 6% of the IPO Market Capitalisation; provided that the amount available under this paragraph (i) shall be reduced, without duplication, on a dollar-for-dollar basis by the Available Restricted Payment Capacity Amount utilized to incur Liens under Clause 2(xx) of this Schedule, make Investments pursuant to Clause 3(m) of this Schedule and incur Indebtedness pursuant to Clause 4(dd) (in each case, as provided in the definition of the Available Restricted Payment Capacity Amount) to the extent such Liens, Investments or Indebtedness, as applicable, were incurred in reliance on any Available Restricted Payment Capacity Amount based solely on the availability under this paragraph (i);

(j)

redemptions, repurchases, retirements or other acquisitions of Equity Interests (i) deemed to occur on the exercise of options by the delivery of Equity Interests in satisfaction of the exercise price of such options or (ii) in consideration of withholding or similar Taxes payable by any future, present or former officer, employee, director, member of management or consultant (or their respective estates, executors, administrators, heirs, family members, legatees, distributees, spouses, former spouses, domestic partners and former domestic partners), including deemed repurchases in connection with the exercise of stock options;

(k)

in addition to the foregoing Restricted Payments and so long as no Default shall have occurred and be continuing or would result therefrom, the Parent and the Restricted Subsidiaries may make additional Restricted Payments in an aggregate amount not to exceed the sum of (i) an aggregate amount at any time outstanding not to exceed, when combined with the aggregate principal amount of prepayments of Indebtedness pursuant to Clause 12(j) of this Schedule, the greater of $125,000,000 and 35% of LTM Consolidated EBITDA; plus (ii) an unlimited amount, so long as immediately after giving effect to such Restricted Payment, the Total Net Leverage Ratio as of the last day of the most recently ended Financial Quarter for which internal consolidated financial statements are available is less than or equal to 5.75:1.00 (calculated on a Pro Forma Basis) and satisfaction of such test shall be evidenced by a certificate from a Responsible Officer demonstrating such satisfaction calculated in reasonable detail; plus (iii) an amount not to exceed the Available Amount at such time; provided that the amount available under this paragraph (k) shall be reduced, without duplication, on a dollar-for-dollar basis by the Available Restricted Payment Capacity Amount utilized to incur Liens under Clause 2(xx) of this Schedule, make Investments pursuant to Clause 3(m) of this Schedule and incur Indebtedness pursuant to Clause 4(dd) (in each case, as provided in the definition of the Available Restricted Payment Capacity Amount) to the extent such Liens, Investments or Indebtedness, as applicable, were incurred in reliance on any Available Restricted Payment Capacity Amount based solely on the availability under this paragraph (k);

(l)	Restricted Payments in:

(i)	the amount of any Excluded Contributions; or

(ii)

without duplication with clause (i), an amount equal to the Net Cash Proceeds from a Disposition in respect of property or assets acquired after the Initial Closing Date, if the acquisition of such property or assets was financed with Excluded Contributions, in each case, to the extent Not Otherwise Applied;

(m)

(i) the redemption, repurchase, retirement, payment, discharge or other acquisition of any Equity Interests and/or Shareholder Indebtedness (“Retired Capital Stock”) of the Parent or any Parent Entity in exchange for, or out of the proceeds of, the substantially concurrent sale or issue of, Equity Interests and/or Shareholder Indebtedness of the Parent or any Parent Entity, respectively, or contributions to the equity capital of the Parent (other than any Disqualified Equity Interests or any Equity Interests sold to a Restricted Subsidiary of the Parent) (collectively, including any such contributions, “Refunding Capital Stock”) and (ii) the declaration and payment of dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Parent) of Refunding Capital Stock;

(n)	Restricted Payments constituting or which are a Permitted Transaction or are made in accordance with the Tax Structure Memorandum;

(o)

Restricted Payments to the Investors (or any of them) or any Holding Company in respect of or in order to finance, refinance or reimburse the Investors (or any of them) or any Holding Company in respect of any payment made or to be made or transaction conducted or to be conducted by the Investors (or any of them) or any Holding Company on behalf of the Parent or the Group, provided that the Parent or other member of the Group is or would at that time have been permitted to make or enter into such payment or transaction pursuant to this Schedule;

(p)

the distribution, as a dividend or otherwise, of shares of Equity Interests of, or Indebtedness owed to the Parent or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are cash and/or Cash Equivalent Investments);

(q)

Restricted Payments for the purposes of or arising in connection with purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Factoring Financing and the payment or distribution of Receivables Fees; and/or

(r)	Restricted Payments from the proceeds of the PMSL Disposal.

For the avoidance of doubt, this Clause 7 is subject to paragraph (g) of Clause 14 (Calculations) of this Schedule.

8.	CHANGE IN NATURE OF BUSINESS

The Parent shall not, nor shall the Parent permit any Restricted Subsidiary to engage in any business of a materially different nature from those lines of business conducted by the Parent and the Restricted Subsidiaries on the Initial Closing Date or any business not reasonably related, complementary, synergistic or ancillary thereto or reasonable extensions thereof (including any geographic expansion of the business).

9.	TRANSACTIONS WITH AFFILIATES

The Parent shall not, nor shall the Parent permit any Restricted Subsidiary to enter into any transaction of any kind with any Affiliate of the Parent involving payment in excess of $25,000,000; provided that the foregoing restriction shall not apply to:

(a)	transactions between or among the Parent or any of the Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction;

(b)

transactions on terms substantially as favourable to the Parent or such Restricted Subsidiary as would be obtainable by the Parent or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate (as reasonably determined by the Parent);

(c)

(i) the Transaction and the payment of fees and expenses (including the Transaction Expenses) related to the Transaction and (ii) the existence of, or the performance by the Parent or any Restricted Subsidiary of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Initial Closing Date, and, in each case, any amendment thereto or similar transactions, agreements or arrangements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Parent or any Restricted Subsidiary of its obligations under, any future amendment to any such existing transaction, agreement or arrangement or under any similar transaction, agreement or arrangement entered into after the Initial Closing Date shall only be permitted by this Clause 9(c)(ii) to the extent that the terms of any such existing transaction, agreement or arrangement, taken as a whole, or new transaction, agreement or arrangement are not otherwise more disadvantageous to the Lenders in any material respect than the original transaction, agreement or arrangement as in effect on the Initial Closing Date;

(d)

the issuance of Equity Interests of the Parent (or any direct or indirect parent) to any Person (including any officer, director, employee, member of management or consultant of the Parent or any of the Restricted Subsidiaries or any Parent Entity);

(e)	[reserved];

(f)

employment and severance arrangements between the Parent and the Restricted Subsidiaries and their respective directors, officers, employees, members of management or consultants in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements;

(g)

the licensing of trademarks, copyrights or other IP Rights in the ordinary course of business to permit the commercial exploitation of IP Rights between or among Affiliates of the Parent and the Restricted Subsidiaries;

(h)

the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, future, present or former directors, officers, employees, members of management and consultants of the Parent and the Restricted Subsidiaries or any Parent Entity in the ordinary course of business to the extent attributable to the ownership or operation of the Parent and the Restricted Subsidiaries;

(i)	payments and advances to management (including Management Equityholders) in the ordinary course;

(j)	Restricted Payments permitted under Clause 7 of this Schedule;

(k)

customary payments by the Parent and any of the Restricted Subsidiaries made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), which payments are approved by the majority of the members of the board of directors or a majority of the disinterested members of the board of directors of the Parent in good faith (which, for the avoidance of doubt, may include payments to Affiliates of the Investors);

(l)

transactions in which the Parent or any of the Restricted Subsidiaries, as the case may be, delivers to the Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Parent or such Restricted Subsidiary from a financial point of view or meets the requirements of Clause (b) of this Clause 9;

(m)

the issuance or transfer of Equity Interests (other than Disqualified Equity Interests) of the Parent to any Permitted Holder or to any former, current or future director, officer, employee, member of management or consultant (or their respective estates, executors, administrators, heirs, family members, legatees, distributees, spouses, former spouses, domestic partners and former domestic partners) of the Parent, any Restricted Subsidiary or any direct or indirect parent of any of the foregoing thereof to the extent otherwise permitted by this Agreement and to the extent such issuance or transfer would not give rise to a Change of Control;

(n)

any contribution or investment by any Permitted Holder in the capital or securities of the Parent or any Restricted Subsidiary (and payment of reasonable out-of-pocket expenses incurred by the Permitted Holders in connection therewith);

(o)

payments to or from, and transactions with, Joint Ventures (to the extent any such Joint Venture is only an Affiliate as a result of Investments by the Parent and the Restricted Subsidiaries in such Joint Venture), non-wholly owned Subsidiaries and Unrestricted Subsidiaries in the ordinary course of business to the extent otherwise permitted under Clause 3 of this Schedule;

(p)

the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration (i) such payment would have complied with the provisions of this Agreement and (ii) no Event of Default occurred and was continuing;

(q)

payments or loans (or cancellation of loans) or advances to employees, officers, directors, members of management or consultants (or the estates, executors, administrators, heirs, family members, legatees, distributes, spouse, former spouse, domestic partner or former domestic partner or any of the foregoing) of the Parent, any direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, consulting arrangements, severance arrangements, stock option plans and other similar arrangements with such employees, officers, directors, members of management or consultants (or the estates, executors, administrators, heirs, family members, legatees, distributes, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing);

(r)

transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement, which are fair to the Parent and its Restricted Subsidiaries, in the reasonable determination of the board of directors or the senior management of the Parent, or are on terms at least as favourable as might reasonably have been obtained at such time from an unaffiliated party;

(s)	the entering into of any tax sharing agreement or arrangement to the extent payments under such agreement or arrangement would otherwise be permitted under Clause 7 of this Schedule;

(t)	any contribution to the capital of the Parent or any of its Restricted Subsidiaries;

(u)

transactions permitted under Clause 5 and/or Clause 6 of this Schedule solely for the purpose of reorganising to facilitate any initial public offering of securities of the Parent or any Parent Entity or forming a Parent Entity;

(v)

transactions between the Parent or any Restricted Subsidiary and any Person, a director of which is also a director of the Parent or any Parent Entity; provided, however, that such director abstains from voting as a director of the Parent or such direct or indirect parent, as the case may be, on any matter involving such other Person;

(w)	the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business;

(x)

the issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the board of directors of the Parent or any Parent Entity in good faith;

(y)	transactions which are Permitted Transactions;

(z)

investments by the Permitted Holders in debt facilities and debt securities of the Parent or any of its Restricted Subsidiaries (and payment of reasonable out-of-pocket expenses incurred by the Permitted Holders in connection therewith) (including, without limitation, any Debt Purchase Transaction not otherwise prohibited by this Agreement);

(aa)

transactions undertaken in good faith (as certified by a Responsible Officer) for the purpose of improving the consolidated tax efficiency of the Parent and its Restricted Subsidiaries and not for the purpose of circumventing any covenant set forth in this Agreement; provided that, after giving effect to any such transactions, the security interest of the Security Agent in the Charged Property, taken as a whole, is not materially impaired and after giving effect to such transactions, the Parent shall otherwise be in compliance with Clause 13 of this Schedule;

(bb)	pledges of Equity Interests of Unrestricted Subsidiaries;

(cc)	Investments permitted under Clause 4;

(dd)

customary payments by the Parent and any of its Restricted Subsidiaries to the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), which payments are approved by the majority of the members of the board of directors or managers or a majority of the disinterested members of the board of directors or managers of the Parent, in good faith;

(ee)	Permitted Intercompany Activities; and

(ff)	any transaction effected as part of a Factoring Financing.

10.	BURDENSOME AGREEMENTS

The Parent shall ensure that no Restricted Subsidiary shall enter into any material Contractual Obligation (other than this Agreement, any other Finance Document, the Second Lien Finance Documents or as permitted pursuant to this Agreement or any other Finance Document (including in respect of additional Indebtedness which is not prohibited by the terms of this Agreement)) that limits the ability of (x) any Restricted Subsidiary that is not an Obligor to make Restricted Payments to (directly or indirectly), or to make or repay loans or advances to, any Obligor, or to guarantee the Obligations of any Obligor under the Finance Documents or (y) any Obligor to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lenders with respect to the Facilities and the Obligations under the Finance Documents to the extent such Liens are required pursuant to this Agreement; provided that the foregoing clauses (x) and (y) shall not apply to Contractual Obligations that:

(a)

are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such Contractual Obligations were not entered into in contemplation of such Person becoming a Restricted Subsidiary;

(b)	represent Indebtedness of a Restricted Subsidiary that is not an Obligor that is permitted by Clause 4 of this Schedule;

(c)

are required by or pursuant to applicable Law or regulation or any order or judgment or a court of competent jurisdiction or a decision of any relevant governmental, banking, taxation or other regulatory authority, governmental agency or similar body;

(d)

are customary restrictions that arise in connection with (i) any Lien permitted by Clause 2 of this Schedule or any document in connection therewith provided that such restriction relates only to the property subject to such Lien or (ii) any Disposition permitted by Clause 6 of this Schedule applicable pending such Disposition solely to the assets subject to such Disposition;

(e)

are customary provisions in joint venture agreements and other similar agreements applicable to Joint Ventures and non-wholly owned Subsidiaries permitted under Clause 3 of this Schedule and applicable solely to such Person;

(f)	are customary restrictions on leases, subleases, licenses, sublicenses and other similar agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto;

(g)

comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Clause 4 of this Schedule to the extent that such restrictions apply only to the property or assets securing such Indebtedness;

(h)	are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Restricted Subsidiary;

(i)	are customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(j)	are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(k)	arise in connection with cash or other deposits permitted under Clause 2 of this Schedule;

(l)

apply by reason of any applicable Law, rule, regulation or order or are required by any Governmental Authority having jurisdiction over a Restricted Subsidiary’s status (or the status of any Subsidiary of such Restricted Subsidiary);

(m)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(n)	are entered into in the ordinary course of business, consistent with past practice, or in connection with pensions obligations;

(o)

are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Clause 4 of this Schedule but solely to the extent any negative pledge relates to the property financed by such Indebtedness;

(p)	are effected in connection with a Factoring Financing, provided that such restrictions apply only to assets of the type specified in the definition of “Receivables Financing”; or

(q)

any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (q) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Parent, no more restrictive in any material respect with respect to such restrictions than those contained in restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

11.	FINANCIAL COVENANT

(a)

Subject to paragraph (b) below, the Parent shall not permit the First Lien Net Leverage Ratio in respect of each Relevant Period (calculated as at the last day of such Relevant Period in accordance with paragraph (b) below and as set out in the applicable Compliance Certificate for such Relevant Period) to exceed 9.00:1.00.

(b)

Notwithstanding the foregoing, this Clause 11 shall be in effect (and shall only be in effect) when the principal amount of the Revolving Facility Loans (excluding any amounts utilised to fund OID flex) outstanding exceeds 40% of the Total Revolving Facility Commitments on a Quarter Date (the “Revolving Facility Financial Covenant Condition”), calculated on that Quarter Date (commencing with the first Quarter Date occurring after the date falling at least nine months after the Final Closing Date).

12.	PREPAYMENTS, ETC. OF INDEBTEDNESS; CERTAIN AMENDMENTS

The Parent shall not, nor shall the Parent permit any Restricted Subsidiary to prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled principal, interest, mandatory prepayments, fees, expenses and indemnification obligations and any “AHYDO” payment shall be permitted to the extent not prohibited by the Intercreditor Agreement) (i) Second Lien Liabilities (as defined in the Intercreditor Agreement) (any such Indebtedness described under this clause (i), “Junior Lien Financing”) or (ii) Senior Parent Liabilities (as defined in the Intercreditor Agreement) or any Indebtedness of an Obligor that is, to the extent not otherwise prohibited by this Agreement or the Intercreditor Agreement, subordinated to the Obligations in accordance with the Intercreditor Agreement (other than Indebtedness among and between the Parent and/or its Restricted Subsidiaries and Shareholder Indebtedness) (any such Indebtedness described under this clause (ii), “Junior Financing”), or make any payments of principal in violation of any subordination terms of any Junior Financing Documentation in respect thereof (each a “Restricted Debt Payment”), except:

(a)	the refinancing thereof with the proceeds of, or in exchange for, any Permitted Refinancing;

(b)

the prepayment, redemption, repurchase, defeasance, exchange, conversion, acquisition or retirement or other acquisition of any Junior Lien Financing or Junior Financing in exchange or return for, or out of the proceeds of, the substantially concurrent issue or sale of, Equity Interests of the Parent (or any Parent Entity) or contributions to the equity capital of the Parent (other than any Disqualified Equity Interests);

(c)

the prepayment of Indebtedness of the Parent or any Restricted Subsidiary owed to the Parent or a Restricted Subsidiary or the prepayment of any other Junior Financing with the proceeds of any other Junior Lien Financing or Junior Financing otherwise permitted by Clause 4 of this Schedule;

(d)

prepayments, redemptions, repurchases, defeasances and other payments in respect of Junior Lien Financings (a “Junior Lien Payment”) prior to their scheduled maturity so long as (i) immediately after giving effect to such Junior Lien Payment on a Pro

Forma Basis, the Total Net Leverage Ratio as of the last day of the most recently ended Financial Quarter for which internal consolidated financial statements are available is less than or equal to 6.25:1.00 (or, if there is a pro rata prepayment of the Facilities, the Total Net Leverage Ratio as of the last day of the most recently ended Financial Quarter for which internal consolidated financial statements are available is less than or equal to 6.50:1.00), (ii) the Majority Lenders consent to such Junior Lien Payment, (iii) such Junior Lien Payment is funded directly or indirectly with any disposal proceeds not required to be applied in prepayment of the Facilities, any Retained Excess Cash Flow or the proceeds of any Indebtedness permitted hereunder; provided that any Junior Lien Payment funded with the proceeds of any Indebtedness that ranks pari passu with the Facilities may only be made if the Total Net Leverage Ratio as of the last day of the most recently ended Financial Quarter for which internal consolidated financial statements are available is less than or equal to 6.25:1.00 (or, if there is a pro rata prepayment of the Facilities, the Total Net Leverage Ratio as of the last day of the most recently ended Financial Quarter for which internal consolidated financial statements are available is less than or equal to 6.50:1.00) or (iv) any Junior Lien Payment is made in accordance with the provisions set out in paragraph (e) of Clause 12.4 (Application of prepayments);

(e)

prepayments, redemptions, repurchases, defeasances and other payments in respect of Junior Lien Financings or Junior Financings prior to their scheduled maturity so long as (i) immediately after giving effect to such prepayments, redemptions, repurchases, defeasances or other payments on a Pro Forma Basis, the Total Net Leverage Ratio as of the last day of the most recently ended Financial Quarter for which internal consolidated financial statements are available is less than or equal to 5.75:1.00 or (ii) the Majority Lenders consent to such prepayment, redemption, repurchase, defeasance or other payment in respect of such Junior Lien Financing or Junior Financing;

(f)

prepayments, redemptions, repurchases, defeasances and other payments in respect of Junior Lien Financings or Junior Financings prior to their scheduled maturity in an amount not to exceed the Available Amount at such time;

(g)

prepayments, redemptions, repurchases, defeasances and other payments in respect of Junior Lien Financings or Junior Financings prior to their scheduled maturity in an amount not to exceed the Available Restricted Payment Capacity Amount at such time;

(h)

the prepayment, redemption, repurchase, defeasance, exchange, acquisition or retirement or other acquisition of any Junior Lien Financing or Junior Financing of the Parent or any Restricted Subsidiary in the amount of any Excluded Contributions to the extent Not Otherwise Applied;

(i)	prepayments, redemptions, repurchases, defeasances and other payments using any Waived Amount;

(j)

the prepayment, redemption, repurchase, defeasance, exchange, conversion, acquisition or retirement or other acquisition of any Junior Lien Financing or Junior Financing in an aggregate principal amount at any time outstanding not to exceed, when combined with Restricted Payments made pursuant to Clause 7(k)(i) of this Schedule, the greater of $125,000,000 and 35% of LTM Consolidated EBITDA;

(k)	as permitted by the Intercreditor Agreement (including without limitation the conversion of any Junior Lien Financing or Junior Financing to Equity Interests); or

(l)	in the amount of any Restricted Payment permitted by Clause 7 of this Schedule.

For the avoidance of doubt, this Clause 12 is subject to paragraph (g) of Clause 14 (Calculations) of this Schedule.

13.	COVENANT TO GUARANTEE OBLIGATIONS AND GIVE SECURITY AND FURTHER ASSURANCES

(a)	Subject to the Agreed Security Principles, the Parent shall procure that:

(i)

following the Final Closing Date, each member of the Group which is a Material Subsidiary as at the Final Closing Date and that is incorporated in a Security Jurisdiction shall no later than the date which is 90 days after (but not including) the Final Closing Date accede as an Additional Guarantor (to the extent still then a member of the Group);

(ii)

by reference to each Compliance Certificate delivered with the Annual Financial Statements (commencing with the Annual Financial Statements in respect of the first full Financial Year ending after the Final Closing Date), the Guarantor and Security Coverage Requirement shall be satisfied in accordance with the Agreed Security Principles within 120 days of the date on which such Compliance Certificate is delivered to the Agent; and

(iii)

by reference to each Compliance Certificate delivered with the Annual Financial Statements (commencing with the Annual Financial Statements in respect of the first full Financial Year ending after the Final Closing Date), each member of the Group which has become a Material Subsidiary and that is incorporated in a Security Jurisdiction shall as soon as reasonably practicable (and in any event within 90 days of the date on which such Compliance Certificate is delivered to the Agent) accede as an Additional Guarantor in accordance with the Agreed Security Principles.

(b)

Subject to the Agreed Security Principles, each Obligor shall (and the Parent shall ensure that each relevant member of the Group will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)):

(i)

to perfect the Security created or intended to be created under or evidenced by the Transaction Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law; and/or

(ii)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.

(c)

Subject to the Agreed Security Principles, each Obligor shall (and the Parent shall ensure that each member of the Group shall) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Finance Documents.

(d)	Notwithstanding anything set out to the contrary above, any other term of this Agreement or any other Finance Document, no Regulated Entity or other member of the Group will be required:

(i)

to give a guarantee or grant Security where, in the good faith judgment of the directors of the Parent, the creation of Security, the giving of a guarantee and/or otherwise becoming an Obligor under the Finance Documents could materially increase the regulatory capital requirements pursuant to any applicable law or regulation or the views, guidance or interpretation of the applicable law or regulation of any Relevant Regulator, or materially adversely affect the solvency capital requirements, of the Restricted Group (or any member thereof) pursuant to any applicable law or regulation applicable to such member of the Restricted Group; or

(ii)	to create Security over or otherwise encumber any Restricted Asset (including, without limitation, any bank accounts which contain or are reasonably likely to contain any Restricted Assets).

14.	CALCULATIONS

(a)

Notwithstanding anything to the contrary herein, the Fixed Charge Coverage Ratio, the Total Net Leverage Ratio, the Total Secured Net Leverage Ratio and the First Lien Net Leverage Ratio and Consolidated EBITDA shall be calculated in the manner prescribed by this Clause 14; provided that notwithstanding anything to the contrary in Clauses (b), (c) or (d) of this Clause 14, when calculating the First Lien Net Leverage Ratio for the purposes of (i) Clause 12.3 (Excess Cash Flow) or (ii) determining actual compliance (and not pro forma compliance, compliance on a Pro Forma Basis or determining compliance giving Pro Forma Effect to a transaction) with Clause 11 of this Schedule, Specified Transactions that occurred subsequent to the end of the applicable Relevant Period shall not be given pro forma effect except to the extent set forth in paragraphs (a)(i) and (a)(iii) of Clause 12.3 (Excess Cash Flow). Consolidated EBITDA shall be calculated with reference to the Parent and its Restricted Subsidiaries for purposes of calculating compliance with any covenant determined by reference to Consolidated EBITDA.

(b)

For the purposes of calculating the Total Net Leverage Ratio, the Total Secured Net Leverage Ratio, the First Lien Net Leverage Ratio, the Fixed Charge Coverage Ratio or compliance with any covenant determined by reference to Consolidated EBITDA, Specified Transactions (and the incurrence or repayment of any Indebtedness in connection therewith) that have been made (i) during the applicable Relevant Period or (ii) subsequent to such Relevant Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Relevant Period. If since the beginning of any applicable Relevant Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into any Restricted Subsidiary since the beginning of such Relevant Period shall have made any Specified Transaction that would have required adjustment pursuant to this Clause 14, then the Total Net Leverage Ratio, the Total Secured Net Leverage Ratio, the First Lien Net Leverage Ratio and the Fixed Charge Coverage Ratio and Consolidated EBITDA shall be calculated to give pro forma effect thereto in accordance with this Clause 14.

(c)

Whenever pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a Responsible Officer and may include, for the avoidance of doubt, the amount of “run rate” cost savings and synergies projected by the Parent in good faith to be realised as a result of specified actions taken, committed to be taken or expected to be taken (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realised on the first day of such period and as if such cost savings, operating expense reductions and synergies were realised during the entirety of such period) relating to such Specified Transaction and run rate means the full recurring benefit for a period that is associated with any action taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken, net of the amount of actual benefits realised during such period from such actions; provided that (i) such amounts are reasonably identifiable, quantifiable and factually supportable in the good faith judgment of the Parent, (ii) such actions are taken, committed to be taken or expected to be taken no later than 36 months after the date of such Specified Transaction and (iii) no amounts shall be added pursuant to this Clause (c) to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA, whether through a pro forma adjustment or otherwise, with respect to such period; provided, further, that at the election of the Parent (in its sole and absolute discretion), such amounts shall not be required to be determined for any Specified Transaction to the extent the aggregate consideration paid in connection with such Specified Transaction was equal to or less than $25,000,000.

(d)

In the event that the Parent or any Restricted Subsidiary incurs (including by assumption or guarantees) or repays (including by repurchase, redemption, repayment, retirement or extinguishment) any Indebtedness included in the calculations of the Total Net Leverage Ratio, the Total Secured Net Leverage Ratio, the First Lien Net Leverage Ratio or the Fixed Charge Coverage Ratio, as the case may be (in each case, other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes), (i) during the applicable Relevant Period or (ii) subsequent to the end of the applicable Relevant Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then the Total Net Leverage Ratio, the Total Secured Net Leverage Ratio, the First Lien Net Leverage Ratio and the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the last day of the applicable Relevant Period; provided that (A) in the case of any incurrence of Indebtedness or establishment of any revolving credit or delayed draw commitments, a borrowing of the maximum amount of Indebtedness available under such revolving credit or delayed draw commitments (and any other undrawn revolving credit or delayed draw commitments already in existence shall be disregarded), and (B) the cash proceeds (and any resulting cash and Cash Equivalent Investments) of such incurred Indebtedness shall be excluded from amounts that may be netted in the calculation of pro forma Total Net Leverage Ratio, pro forma Total Secured Net Leverage Ratio or pro forma First Lien Net Leverage Ratio. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date such calculation is being made had been the applicable rate for the entire period (taking into account any Swap Contract applicable to such Indebtedness). Interest on a Capitalised Lease shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer to be the rate of interest implicit in such Capitalised Lease in accordance with the relevant Accounting Principles. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on

Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a LIBOR interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Parent may designate.

(e)

On and after the date pro forma effect is to be given to a Permitted Acquisition or Investment and on which the Parent or any Restricted Subsidiary is incurring Indebtedness, which Permitted Acquisition or Investment has yet to be consummated but for which a definitive agreement governing such Permitted Acquisition or Investment has been executed and remains in effect, such pro forma effect shall be deemed to continue at all times thereafter for purposes of determining ratio-based conditions and baskets until such Permitted Acquisition or Investment is consummated or such definitive agreement is terminated.

(f)	Without prejudice to the rights of the Group under paragraphs (a), (b), (c) and (d) above:

(i)

for the purposes of Clause 11 (Financial covenant) and the determination of the Total Net Leverage Ratio, the Total Secured Net Leverage Ratio, the First Lien Net Leverage Ratio and the Fixed Charge Coverage Ratio, the exchange rates used in the calculation of Consolidated EBITDA shall be the weighted average exchange rates for the relevant period as determined by the Parent; and

(ii)

for the purposes of Clause 11 (Financial covenant) and the determination of Consolidated Total Debt, Consolidated Senior Secured Net Debt and Consolidated Total Net Debt in respect of any period, the exchange rates used for the determination of Consolidated Total Debt, Consolidated Senior Secured Net Debt and Consolidated Total Net Debt for that relevant period shall be (A) in relation to Indebtedness for which the Group has entered into cross currency swaps, the rate at which such swap has been entered into and (B) in relation to all other Indebtedness, the exchange rate used in the calculation of Consolidated EBITDA or calculated in accordance with paragraph (i) above.

(g)

Notwithstanding anything to the contrary herein, to the extent that the terms of this Agreement require (i) compliance with any financial ratio or test (including, without limitation, Clause 11 (Financial Covenant), any First Lien Net Leverage Ratio test, any Total Net Leverage Ratio test, any Total Secured Net Leverage Ratio test or any Fixed Charge Coverage Ratio test) and/or any cap expressed as a percentage of Consolidated EBITDA in connection with the incurrence of Indebtedness, the issuance of Disqualified Equity Interests, the creation of Liens, the making of any Disposition, the making of an Investment, the making of a Restricted Payment, the designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary or the repayment of Indebtedness or Disqualified Equity Interests, (ii) the absence of a Default or Event of Default (or any type of Default or Event of Default) as a condition, (iii) compliance with any provision of this Agreement which requires compliance with any representations and warranties set forth herein or (iv) satisfaction of all other conditions precedent to the incurrence of Indebtedness, the issuance of Disqualified Equity Interests, the creation of Liens, the making of any Disposition, the making of an Investment, the making of a Restricted Payment, the designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary or the repayment of Indebtedness or Disqualified Equity Interests, in each case in connection with a Limited Condition Transaction, the determination of such ratio or other provisions, determination of whether any Default or Event of Default has occurred, is continuing or would result therefrom, determination of compliance with any representations or warranties or the satisfaction of any other conditions shall, at the election of the Parent (the Parent’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election,” which LCT Election may be in respect of one or more of clauses (i), (ii), (iii) and (iv) above), be deemed to be the date the definitive agreements (or other relevant definitive documentation) for such Limited Condition Transaction are entered into (the “LCT Test Date”). If on a Pro Forma Basis after giving effect to such Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence or issuance of Indebtedness or Disqualified Equity Interests and the use of proceeds thereof), with such ratios and other provisions calculated as if such Limited Condition Transaction or other transactions had occurred at the beginning of the most recent Relevant Period ending prior to the LCT Test Date, the Parent could have taken such action on the relevant LCT Test Date in compliance with the applicable ratios or other provisions, such provisions shall be deemed to have been complied with. For the avoidance of doubt, if any of such ratios are exceeded as a result of fluctuations in such ratio including due to fluctuations in Consolidated EBITDA of the Parent or the person subject to such acquisition or investment, at or prior to the consummation of the relevant transaction or action, such ratios will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the relevant transaction or action is permitted to be consummated or taken; provided that if such ratios improve as a result of such fluctuations, such improved ratios may be utilized. In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of determining compliance with any provision which requires that no Default, Event of Default or specified Event of Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition shall, at the option of the Parent, be deemed satisfied, so long as no Default, Event of Default or specified Event of Default, as applicable, exists on the date the definitive agreements for such Limited Condition Transaction are entered into.

15.	DESIGNATION OF SUBSIDIARIES

(a)

The board of directors of the Parent may at any time designate (or re-designate) any Restricted Subsidiary as an Unrestricted Subsidiary or designate (or re-designate, as the case may be) any Unrestricted Subsidiary as a Restricted Subsidiary; provided that:

(i)	immediately before and after such designation (or re-designation), no Event of Default shall have occurred and be continuing; and

(ii)	the Investment resulting from the designation of such Subsidiary as an Unrestricted Subsidiary as described in paragraph (b) below is permitted by Clause 3 of this Schedule.

(b)

The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Parent therein at the date of designation in an amount equal to the fair market value as determined by the Parent in good faith of the Parent’s or a Restricted Subsidiary’s (as applicable) Investment therein.

(c)

The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time and a return on any Investment by the Parent in Unrestricted Subsidiaries pursuant to paragraph (b) above in an amount equal to the fair market value as determined by the Parent in good faith at the date of such designation of the Parent’s or a Restricted Subsidiary’s (as applicable) Investment in such Subsidiary.

16.	[RESERVED]

Affirmative Covenants

17.	AUTHORISATIONS AND CONSENTS

Each Obligor will promptly apply for, obtain and promptly renew from time to time and maintain in full force and effect all Authorisations and consents and comply with the terms of all such Authorisations and consents, and promptly make and renew from time to time all such filings, as may be required under any applicable law or regulation to enable it to enter into, and perform its obligations under the Finance Documents to which it is party and to:

(a)

carry out the transactions contemplated by the Finance Documents to which it is a party and to ensure that, subject to the Legal Reservations and Perfection Requirements, its obligations under the Finance Documents to which it is party are valid, legally binding and enforceable and each of the Transaction Security Documents to which it is party constitutes valid security ranking, subject to the Legal Reservations and Perfection Requirements, in accordance with its terms; and

(b)	carry on its business save to the extent failure to do so would not reasonably be expected to have a Material Adverse Effect.

18.	PARI PASSU RANKING

Each Obligor will ensure that at all times any unsecured and unguaranteed claims of a Finance Party (other than any member of the Group which has entered into a Notifiable Debt Purchase Transaction) against it under each of the Finance Documents rank at least pari passu with all its other present and future unsecured and unsubordinated creditors except creditors whose claims are mandatorily preferred by laws of general application.

19.	PENSION SCHEMES

The Parent and each Material Subsidiary will ensure that all pension schemes for the time being operated by them are fully funded to the extent required by law or otherwise comply with the requirements of any material law applicable in the jurisdiction in which the relevant pension scheme is maintained, in each case, where failure to do so would reasonably be expected to have a Material Adverse Effect.

20.	CENTRE OF MAIN INTERESTS

No Obligor incorporated in the European Union shall without the prior written consent of the Agent or unless otherwise required for genuine tax benefit reasons deliberately cause or allow its “centre of main interests” (as that term is used in Article 3(1) of the Regulation) to change.

21.	CORPORATE RATING

The Parent shall, for so long as such ratings continue to be generally available to the Group, use reasonable endeavours to maintain a corporate credit rating from Moody’s Investors Service Limited and Standard & Poor’s Rating Services.

22.	TAXES

The Parent shall, and shall ensure that its Restricted Subsidiaries shall pay, discharge or otherwise satisfy, as the same shall become due and payable, all of its obligations and liabilities in respect of Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property within the time period allowed under applicable law without imposing material penalties, except, in each case, to the extent:

(a)

any such tax, assessment, charge or levy is being contested in good faith and by appropriate actions for which appropriate reserves have been established in accordance with the relevant Accounting Principles; or

(b)	the failure to pay or discharge the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

23.	MAINTENANCE OF INSURANCE

The Parent shall, and shall ensure that its Restricted Subsidiaries shall, maintain insurance with respect to its material assets and business against loss or damage of the kinds customarily insured against by Persons located in the same jurisdiction and engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Parent and the Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons as may reasonably be available in the insurance market.

For the avoidance of doubt and notwithstanding anything in the Finance Documents to the contrary, no member of the Group shall be required to maintain any key man life insurance (or similar) or to ensure than any insurance arrangements include any loss payee endorsements (or similar) or arrangements in favour of the Finance Parties.

24.	COMPLIANCE WITH LAWS

The Parent shall, and shall ensure that the Obligors shall, comply in all material respects with their respective constitutional documents and the requirements of all laws and all orders, writs, injunctions and decrees of any Governmental Authority applicable to it or to its business or property, except, in each case, in instances in which:

(a)	such compliance would result in a violation of, conflict with, or liability under Regulation (EC) No 2271/96 or any applicable anti-boycott statute;

(b)	such requirement of Law, order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or

(c)	the failure to comply therewith would not reasonably be expected individually or in the aggregate to have a Material Adverse Effect.

25.	HOLDING COMPANIES

Neither the Parent nor the Company shall trade, carry on any business, own any assets or incur any liabilities except for a Permitted Holding Company Activity.

26.	PEOPLE WITH SIGNIFICANT CONTROL REGIME

Each Obligor shall (and the Parent shall ensure that each other member of the Group will):

(a)

within the relevant timeframe, comply with any notice it receives pursuant to Part 21A of the Companies Act 2006 from any company incorporated in the United Kingdom whose shares are the subject of the Transaction Security; and

(b)	promptly provide the Security Agent with a copy of that notice, in each case, after it receives such notice.

27.	CONDUCT OF OFFER AND/OR SCHEME

(a)

Subject to any confidentiality, regulatory, legal or other restrictions relating to the supply of such information, BidCo will keep the Agent informed as to any material developments in relation to the Acquisition and, in particular, (1) will from time to time if the Agent reasonably requests, give the Agent reasonable details as to the current level of acceptances for any Offer, and (2) deliver to the Agent copies of each Press Release, Offer Document, any written agreement between BidCo and the Target with respect to the Scheme, any other Scheme Document, all other material announcements and documents published or delivered pursuant to the Offer or Scheme (other than the cash confirmation) and all material legally binding agreements entered into by BidCo in connection with an Offer or Scheme.

(b)

Unless otherwise agreed by the Majority Lenders, BidCo shall not waive or amend any term or condition relating to the Acquisition from that set out in the Rule 2.7 Announcement where it would be materially adverse to the interests of the Lenders (taken as a whole) under the Finance Documents except to the extent required by the Takeover Code, the Takeover Panel or the Court or any applicable law, regulation or regulatory body; provided that it is hereby understood and agreed that any change in the purchase price (or amendment to any written agreement related thereto) in connection with the Acquisition shall not be deemed to be materially adverse to the interests of the Lenders (taken as a whole) under the Finance Documents.

(c)

Unless otherwise agreed by the Super Majority Lenders, if the Acquisition is effected by way of the Offer, BidCo shall not reduce the Minimum Acceptance Threshold, and shall not, where it would be materially adverse to the interests of the Lenders (taken as a whole) under the Finance Documents, treat as satisfied any other condition involving an assessment regarding the acceptability or otherwise to BidCo of any material condition imposed by any regulatory body if the failure to comply with such condition would entitle BidCo to lapse the Offer under Rule 13.5(a) pursuant to the Takeover Code except to the extent required by the Takeover Code, the Takeover Panel, the Court or any other applicable law, regulation or regulatory body.

(d)

BidCo shall comply in all material respects with the Takeover Code, subject to waivers granted by or requirements of the Takeover Panel or the requirements of the Court, and all relevant authorisations, laws and regulations and the requirements, rules and regulations of all applicable regulatory authorities and bodies relating to the Acquisition and shall not take or permit any steps as a result of which any member of the Group is obliged to make a mandatory offer under Rule 9 of the Takeover Code.

(e)	BidCo shall:

(i)

if the Acquisition is being effected by way of an Offer, procure (except to the extent prevented by law, regulation or a court) that the Target is delisted from the Official List of the United Kingdom Listing Authority and re-register the Target as a private limited company in each case within 60 days of the later of (i) the initial Utilisation Date and (ii) the date on which the Offer is declared or becomes unconditional in all respects provided that BidCo has at that time acquired Target Shares carrying 75% or more of the voting rights attributable to the capital of the Target which are then exercisable at a general meeting of the Target;

(ii)

if the Acquisition is being effected by way of an Offer, and to the extent BidCo owns or controls not less than 90% of the voting rights of the Target Shares the subject of the Offer, use reasonable efforts to, as soon as legally possible, (A) give notice to all other shareholders of the Target under section 154 of the Act and (B) purchase their Target Shares on or before the Squeeze-Out Date under section 154 of the Act; and

(iii)

if the Acquisition is being effected by way of the Scheme, use all reasonable endeavours to de-list it from the Official List of the United Kingdom Listing Authority within 30 days of the date on which the Scheme has become effective.

(f)

Except to the extent required by the Takeover Code, the Takeover Panel or the Court, BidCo shall not, without the prior consent of the Majority Lenders, modify the Rule 2.7 Announcement (except as permitted by sub-paragraph (b) above unless prohibited by sub-paragraph (c) above) from the version delivered to the Agent pursuant to Part 1 (Conditions Precedent to the Signing Date) of Schedule 2 (Conditions Precedent) in any manner which would be materially adverse to the interests of the Lenders (taken as a whole) under the Finance Documents or otherwise contrary to the terms of this Agreement.

(g)

BidCo shall not make any public statement which refers to the Finance Documents and the financing of the Scheme or Offer without the consent of the Majority Lenders (not to be unreasonably withheld or delayed) unless required to do so by law or regulation or by the Takeover Code, the Takeover Panel or the Court.

28.	POST-CLOSING DATE UNDERTAKINGS

(a)	BidCo shall deliver to the Security Agent an executed share pledge agreement over its shares in the Target no later than 10 Business Days after the Final Closing Date.

(b)	To the extent the Debt Pushdown has not occurred within 45 days after the Final Closing Date, the Company shall comply with its obligations under paragraph (e) of Clause 2.6 (Debt Pushdown).

SCHEDULE 13

FORMS OF NOTIFIABLE DEBT PURCHASE TRANSACTION NOTICE

Part 1

Form of Notice on entering into Notifiable Debt Purchase Transaction

To:    [ ● ] as Agent

From:    [The Lender]

Dated:    [ ● ]

PI UK Holdco II Limited – Senior Facilities Agreement dated [ ● ] (the “Facilities Agreement”)

1.

We refer to paragraph (a) of Clause 28.15 (Notifiable Debt Purchase Transactions) of the Facilities Agreement. Terms defined in the Facilities Agreement have the same meaning in this notice unless given a different meaning in this notice.

2.	We have entered into a Notifiable Debt Purchase Transaction.

3.	The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to the amount of our Commitment(s) as set out below.

Commitment	Amount of our Commitment to which Notifiable Debt Purchase Transaction relates (EUR/USD/GBP)

[Facility B1 Commitment]	[insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]

[Facility B2 Commitment]	[insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]

[Incremental Facility Commitment]	[insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]

[Lender]

By:

Part 2

Form of Notice on Termination of Notifiable Debt Purchase Transaction

Notifiable Debt Purchase Transaction ceasing to be with a member of the Group / Affiliated Lender

To:    [ ● ] as Agent

From:    [The Lender]

Dated:    [ ● ]

PI UK Holdco II Limited – Senior Facilities Agreement dated [ ● ] (the “Facilities Agreement”)

1.

We refer to paragraph (a) of Clause 28.15 (Notifiable Debt Purchase Transactions) of the Facilities Agreement. Terms defined in the Facilities Agreement have the same meaning in this notice unless given a different meaning in this notice.

2.	A Notifiable Debt Purchase Transaction which we entered into and which we notified you of in a notice dated [ ● ] has [terminated]/ [ceased to be with a member of the Group].

3.	The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to the amount of our Commitment(s) as set out below.

Commitment	Amount of our Commitment to which Notifiable Debt Purchase Transaction relates (EUR/USD/GBP)

[Facility B1 Commitment]	[insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]

[Facility B2 Commitment]	[insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]

[Incremental Facility Commitment]	[insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]

[Lender]

By:

The Parent

By:

Name: [ ● ]

SCHEDULE 14

FORM OF RESIGNATION LETTER

To:    [ ● ] as Agent

From:    [resigning Obligor] and PI UK Holdco II Limited

Dated:    [ ● ]

Dear Sirs

PI UK Holdco II Limited – Senior Facilities Agreement dated [ ● ] (the “Facilities Agreement”)

1.

We refer to the Facilities Agreement. This is a Resignation Letter. Terms defined in the Facilities Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2.

Pursuant to [Clause 29.3 (Resignation of a Borrower)]/[Clause 29.5 (Resignation of a Guarantor)], we request that [resigning Obligor] be released from its obligations as a [Borrower]/[Guarantor] under the Facilities Agreement and the Finance Documents (other than the Intercreditor Agreement).

3.	We confirm that:

(a)	no Default is continuing or would result from the acceptance of this request; and

(b)	[this request is given in relation to a Disposition of [resigning Obligor] permitted (or not prohibited) pursuant to Schedule 12 (General Undertakings) of the Facilities Agreement;][1]

(c)	[the Disposal Proceeds have been or will be applied in accordance with Clause 12.2 (Net Cash Proceeds of Dispositions);][2]

(d)	[[resigning Obligor] is not a Material Subsidiary that is incorporated in a Security Jurisdiction;]

(e)	[ ● ].[3]

4.	This Resignation Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

[Parent]	[resigning Obligor]

By:	By:

[1]	Insert where resignation only permitted in case of a Third Party Disposal.
[2]	Amend as appropriate, eg to reflect agreed procedure for payment of proceeds into a specified account.
[3]	Insert any other conditions required by the Facilities Agreement.

SCHEDULE 15

FORM OF SUBSTITUTE AFFILIATE LENDER DESIGNATION NOTICE

To:    [ ● ] as Agent); and

[[ ● ] as Security Agent]

for itself and each of the other parties to the Facilities Agreement [and the Intercreditor Agreement] referred to below.

Cc:    PI UK Holdco II Limited

From:    [Designating Lender] (the “Designating Lender”)

Dated:    [ ● ]

Dear Sirs

PI UK Holdco II Limited – Senior Facilities Agreement dated [ ● ] (the “Facilities Agreement”)

1.	We refer to the Facilities Agreement [and to the Intercreditor Agreement]. Terms defined in the Facilities Agreement have the same meaning in this Designation Notice.

2.

We hereby designate our Affiliate details of which are given below as a Substitute Affiliate Lender in respect of any [Term/Revolving][1] Loans required to be advanced to [specify name of borrower or refer to all borrowers in a particular jurisdiction etc] (“Designated Loans”).

3.	The details of the Substitute Affiliate Lender are as follows:

(a)	Name: [ ● ]

(b)	Facility Office: [ ● ]

(c)	Fax Number: [ ● ]

(d)	Attention: [ ● ]

(e)	Jurisdiction of Incorporation: [ ● ]

4.

By countersigning this notice below the Designated Affiliate Lender agrees to become a Designated Affiliate Lender in respect of Designated Loans as indicated above and agrees to be bound by the terms of the Facilities Agreement [and the Intercreditor Agreement] accordingly.

5.	This Designation Notice [and any non-contractual obligations arising out of or in connection with it] [is/are] governed by English law.

[1]	Specify relevant category of Loans as applicable.

For and on behalf of

[Designating Lender]

We acknowledge and agree to the terms of the above.

For and on behalf of

[Substitute Affiliate Lender]

We acknowledge the terms of the above.

For and on behalf of

The [Agent] and the [Security Agent]

Dated

SCHEDULE 16

EXISTING LIENS

None.

SCHEDULE 17

DISPOSITIONS

None.

Signatories to Senior Facilities Agreement

The Parent

For and on behalf of

PI UK HOLDCO II LIMITED

/s/ Gregory Blank

By: Gregory Blank

Title: Director

The Company

For and on behalf of

PI UK HOLDCO III LIMITED

/s/ Gregory Blank

By: Gregory Blank

Title: Director

[Signature page to Senior Facilities Agreement]

Signatories to Senior Facilities Agreement

The Original TLB Borrowers

For and on behalf of

PI LUX FINCO S.À R.L.

/s/ Tony Whiteman & Emanuela Brero

By: Tony Whiteman & Emanuela Brero

Title: Authorised Signatories

[Signature page to Senior Facilities Agreement]

Signatories to Senior Facilities Agreement

For and on behalf of

PI US MERGERCO, INC.

/s/ Christopher Striano

By: Christopher Striano

Title: President

[Signature page to Senior Facilities Agreement]

Signatories to Senior Facilities Agreement

The Original RCF Borrower

For and on behalf of

PI UK BIDCO LIMITED

/s/ Gregory Blank

By: Gregory Blank

Title: Director

[Signature page to Senior Facilities Agreement]

Signatories to Senior Facilities Agreement

The Original Guarantors

For and on behalf of

PI UK HOLDCO II LIMITED

/s/ Gregory Blank

By: Gregory Blank

Title: Director

For and on behalf of

PI UK HOLDCO III LIMITED

/s/ Gregory Blank

By: Gregory Blank

Title: Director

For and on behalf of

PI UK BIDCO LIMITED

/s/ Gregory Blank

By: Gregory Blank

Title: Director

[Signature page to Senior Facilities Agreement]

Signatories to Senior Facilities Agreement

For and on behalf of

PI LUX FINCO S.À R.L.

/s/ Tony Whiteman & Emanuela Brero

By: Tony Whiteman & Emanuela Brero

Title: Authorised Signatories

[Signature page to Senior Facilities Agreement]

Signatories to Senior Facilities Agreement

For and on behalf of

PI US MERGERCO, INC.

/s/ Christopher Striano

By: Christopher Striano

Title: President

For and on behalf of

PI US BORROWERCO, LLC

/s/ Christopher Striano

By: Christopher Striano

Title: President

[Signature page to Senior Facilities Agreement]

Signatories to Senior Facilities Agreement

The Arrangers

For and on behalf of:

CREDIT SUISSE AG, LONDON BRANCH

/s/ R. Pavithran

Name: R. Pavithran

Title: Director

/s/ E. Trocha

Name: E. Trocha

Title: Director

[Signature page to Senior Facilities Agreement]

Signatories to Senior Facilities Agreement

For and on behalf of:

CREDIT SUISSE SECURITIES (USA) LLC

/s/ Robert Kobre

Name: Robert Kobre

Title: Managing Director

[Signature page to Senior Facilities Agreement]

Signatories to Senior Facilities Agreement

For and on behalf of:

JEFFERIES FINANCE LLC

/s/ John Koehler

Name: John Koehler

Title: Senior Vice President

[Signature page to Senior Facilities Agreement]

Signatories to Senior Facilities Agreement

For and on behalf of:

MORGAN STANLEY BANK INTERNATIONAL LIMITED

/s/ Alyssa Simon

Name: Alyssa Simon

Title: Authorised Signatory

[Signature page to Senior Facilities Agreement]

Signatories to Senior Facilities Agreement

For and on behalf of:

BMO CAPITAL MARKETS CORP.

/s/ Bryan Rolfe

Name: Bryan Rolfe

Title: Managing Director

[Signature page to Senior Facilities Agreement]

Signatories to Senior Facilities Agreement

For and on behalf of:

DEUTSCHE BANK AG, LONDON BRANCH

/s/ Altaf Bux

Name: Altaf Bux

Title: Managing Director

/s/ Jeremy Selway

Name: Jeremy Selway

Title: Managing Director

[Signature page to Senior Facilities Agreement]

Signatories to Senior Facilities Agreement

The Bookrunners

For and on behalf of:

CREDIT SUISSE AG, LONDON BRANCH

/s/ R. Pavithran

Name: R. Pavithran

Title: Director

/s/ E. Trocha

Name: E. Trocha

Title: Director

[Signature page to Senior Facilities Agreement]

Signatories to Senior Facilities Agreement

For and on behalf of:

CREDIT SUISSE SECURITIES (USA) LLC

/s/ Robert Kobre

Name: Robert Kobre

Title: Managing Director

[Signature page to Senior Facilities Agreement]

Signatories to Senior Facilities Agreement

For and on behalf of:

JEFFERIES FINANCE LLC

/s/ John Koehler

Name: John Koehler

Title: Senior Vice President

[Signature page to Senior Facilities Agreement]

Signatories to Senior Facilities Agreement

For and on behalf of:

MORGAN STANLEY BANK INTERNATIONAL LIMITED

/s/ Alyssa Simon

Name: Alyssa Simon

Title: Authorized Signatory

[Signature page to Senior Facilities Agreement]

Signatories to Senior Facilities Agreement

For and on behalf of:

BMO CAPITAL MARKETS CORP.

/s/ Bryan Rolfe

Name: Bryan Rolfe

Title: Managing Director

[Signature page to Senior Facilities Agreement]

Signatories to Senior Facilities Agreement

For and on behalf of:

DEUTSCHE BANK AG, LONDON BRANCH

/s/ Altaf Bux

Name: Altaf Bux

Title: Managing Director

/s/ Jeremy Selway

Name: Jeremy Selway

Title: Managing Director

[Signature page to Senior Facilities Agreement]

Signatories to Senior Facilities Agreement

The Co-Managers

For and on behalf of:

BLACKSTONE HOLDINGS FINANCE CO. L.L.C.

/s/ Matthew B. Skurbe

Name: Matthew B. Skurbe

Title: Managing Director & Treasurer

[Signature page to Senior Facilities Agreement]

Signatories to Senior Facilities Agreement

For and on behalf of:

THE BLACKSTONE GROUP INTERNATIONAL PARTNERS LLP

/s/ GWJ Bailchache

Name: GWJ Bailchache

Title: Authorised Signatory

[Signature page to Senior Facilities Agreement]

The Lenders

For and on behalf of:

CREDIT SUISSE AG, LONDON BRANCH

/s/ R. Pavthran

Name: R. Pavthran

Title: Director

/s/ E. Trocha

Name: E. Trocha

Title: Director

[Signature page to Senior Facilities Agreement]

Signatories to Senior Facilities Agreement

For and on behalf of:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

/s/ Vipul Dhadda

Name: Vipul Dhadda

Title: Authorized Signatory

/s/ Karim Rahitmoola

Name: Karim Rahitmoola

Title: Authorized Signatory

[Signature page to Senior Facilities Agreement]

Signatories to Senior Facilities Agreement

For and on behalf of:

JEFFERIES FINANCE LLC

/s/ John Koehler

Name: John Koehler

Title: Senior Vice President

[Signature page to Senior Facilities Agreement]

Signatories to Senior Facilities Agreement

For and on behalf of:

MORGAN STANLEY SENIOR FUNDING INC.

/s/ Jennifer Defazio

Name: Jennifer Defazio

Title: Authorized Signatory

[Signature page to Senior Facilities Agreement]

Signatories to Senior Facilities Agreement

For and on behalf of:

BANK OF MONTREAL, LONDON BRANCH

/s/ Tom Woolger

Name: Tom Woolger

Title: MD

/s/ Jean-Jacques van Helton

Name: Jean-Jacques van Helton

Title: Chief Risk Officer Europe

[Signature page to Senior Facilities Agreement]

Signatories to Senior Facilities Agreement

For and on behalf of:

DEUTSCHE BANK AG, LONDON BRANCH

/s/ Altaf Bux

Name: Altaf Bux

Title: Managing Director

/s/ Jeremy Selway

Name: Jeremy Selway

Title: Managing Director

[Signature page to Senior Facilities Agreement]

Signatories to Senior Facilities Agreement

The Agent

For and on behalf of

CREDIT SUISSE AG, LONDON BRANCH

/s/ Ian Croft

Name: Ian Croft

Title: Assistant Vice President Operations

/s/ Steve Martin

Name: Steve Martin

Title: Vice President

[Signature page to Senior Facilities Agreement]

Signatories to Senior Facilities Agreement

The Security Agent

For and on behalf of

CREDIT SUISSE AG, LONDON BRANCH

/s/ Ian Croft

Name: Ian Croft

Title: Assistant Vice President Operations

/s/ Steve Martin

Name: Steve Martin

Title: Vice President

[Signature page to Senior Facilities Agreement]